Filed Pursuant to Rule 424(b)(3)
                                                     Registration No: 333-126255


                                       TTM

                            TRAVELERS TARGET MATURITY

TTM, Travelers Target Maturity, is a deferred annuity Contract ("Contract") that provides a guaranteed fixed rate of return for your investment if you do not surrender your Contract before the Guarantee Period ends. Generally, if you do surrender your Contract before the Guarantee Period ends, your Cash Value will be subject to a market value adjustment and surrender charges.

This prospectus explains:

       o   the Contract (single purchase payment)

       o   The Travelers Insurance Company and Separate Account MGA

       o   The Travelers Life and Annuity Company and Separate Account MGA II

       o   the Guarantee Periods and Interest Rates

       o   Surrenders

       o   Surrender Charges

       o   Market Value Adjustment

       o   Death Benefit

       o   Annuity Payments

       o   other aspects of the Contract

This Contract is issued by The Travelers Insurance Company or The Travelers Life and Annuity Company. The Travelers Life and Annuity Company does not solicit or issue insurance products in the state of New York. Refer to your Contract for the name of your issuing company. Both companies are located at One Cityplace , Hartford, Connecticut 06103-3415. Travelers Distribution LLC, One Cityplace, Hartford, Connecticut 06103-3415, is the principal underwriter and distributor of the Contracts.

THIS PROSPECTUS IS ACCOMPANIED BY THE FOLLOWING REPORTS: THE QUARTERLY REPORT ON FORM 10-Q FOR THE TRAVELERS INSURANCE COMPANY FOR THE PERIOD ENDED MARCH 31, 2005; THE ANNUAL REPORT ON FORM 10-K FOR THE TRAVELERS INSURANCE COMPANY FOR THE PERIOD ENDED DECEMBER 31, 2004; AND THE ANNUAL REPORT ON FORM 10-K FOR THE TRAVELERS LIFE AND ANNUITY COMPANY FOR THE PERIOD ENDED DECEMBER 31, 2004.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR THE ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

MUTUAL FUNDS, ANNUITIES AND INSURANCE PRODUCTS ARE NOT DEPOSITS OF ANY BANK, AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.



         THE TRAVELERS INSURANCE COMPANY PROSPECTUS DATED JULY 18, 2005

       THE TRAVELERS LIFE AND ANNUITY COMPANY PROSPECTUS DATED MAY 2, 2005

                                TABLE OF CONTENTS

Special Terms........................................    3      Investments by the Company........................    13
Prospectus Summary...................................    4      Amendment of the Contracts........................    14
The Insurance Companies..............................    5      Assignment of the Contracts.......................    14
The Contracts........................................    5      Distribution of the Contracts.....................    14
   Application and Purchase Payment..................    5      Federal Tax Considerations........................    14
   Right to Cancel...................................    6         General........................................    14
Guarantee Periods....................................    7         Section 403 (b) Plans and Arrangements.........    15
Establishment of Guaranteed Interest Rates...........    8         Qualified Pension and Profit-Sharing Plans.....    15
Surrenders...........................................    8         Individual Retirement Annuities................    16
   General...........................................    8         Roth IRAs......................................    16
   Surrender Charge..................................    8         Section 457 Plans..............................    17
   Special Surrenders................................    9         Nonqualified Annuities.........................    17
   Market Value Adjustment...........................    9         The Employee Retirement Income Security
   Waiver of Surrender Charge........................    9           Act of 1974..................................    18
   Guarantee Period Exchange Option..................   10         Federal Income Tax Withholding.................    18
   Premium Taxes.....................................   10         Tax Advice.....................................    19
Death Benefit........................................   10         Puerto Rico Tax Considerations................`    19
Annuity Period.......................................   12         Non-Resident Aliens............................    19
   Election of Annuity Commencement Date                        Available Information.............................    20
     and Form of Annuity.............................   12      Incorporation of Certain Documents by
   Change of Annuity Commencement Date or                          Reference......................................    20
     Annuity Option..................................   12      Legal Opinion.....................................    20
   Annuity Options...................................   12      Experts...........................................    21
   Annuity Payment...................................   13      Appendix A........................................   A-1
   Death of Annuitant after Annuity                             Appendix B........................................   B-1
     Commencement Date...............................   13      Financial Statements

                                  SPECIAL TERMS
--------------------------------------------------------------------------------

IN THIS PROSPECTUS THE FOLLOWING TERMS HAVE THE INDICATED MEANINGS:

ACCOUNT VALUE -- The Purchase Payment plus all interest earned, minus all surrenders, surrender charges and applicable premium tax previously deducted.

ANNUITANT -- The person upon whose life the Contract is issued.

ANNUITY COMMENCEMENT DATE -- The date on which annuity payments are to start. The date may be designated in the Contract or elected by the Owner.

BENEFICIARY -- The person entitled to receive benefits under the Contract in case of the death of the Annuitant or the Owner, or joint Owner, as applicable.

CASH SURRENDER VALUE -- The Cash Value less surrender charges and any applicable premium tax.

CASH VALUE -- The Account Value at the end of a Guarantee Period or the Market Adjusted Value before the end of a Guarantee Period.

COMPANY (WE, US, OUR) -- The Travelers Insurance Company or the Travelers Life and Annuity Company, depending on the state where your Contract is issued.

CONTINGENT ANNUITANT -- The person named prior to the Contract Date by the Owner who, upon the Annuitant's death (prior to the Annuity Commencement Date) becomes the Annuitant. All rights and benefits provided by the Contract then continue to be in effect. Applicable to nonqualified Contracts only.

CONTRACT -- For a group Contract, the certificate evidencing a participating interest in the group annuity Contract. Any reference in this Prospectus to Contract includes the underlying group annuity Contract. See Appendix A. For an individual Contract, the individual annuity Contract.

CONTRACT DATE -- The effective date of participation under the group annuity Contract as designated in the certificate, or the date of issue of an individual annuity Contract.

CONTRACT YEAR -- A continuous twelve-month period beginning on the Contract Date and each anniversary thereof.

FREE WITHDRAWAL AMOUNT -- The interest credited in the previous Contract Year that is not subject to a surrender charge or a market value adjustment.

GUARANTEE PERIOD -- The period for which either an initial or subsequent Guaranteed Interest Rate is credited.

GUARANTEED INTEREST RATE -- The annual effective interest rate credited during the Guarantee Period.

HOME OFFICE -- The principal executive offices of The Travelers Insurance Company or The Travelers Life and Annuity Company located at One Cityplace, Hartford, Connecticut 06103-3415 (Attention: Annuity Services).

MARKET VALUE ADJUSTMENT -- The Market Value Adjustment reflects the relationship, at the time of surrender, between the then-current Guaranteed Interest Rate for a Guarantee Period equal to the duration left in your Guarantee Period, and the Guaranteed Interest Rate that applies to your Contract.

MATURITY VALUE -- The accumulated value of a Purchase Payment at the Guaranteed Interest Rate at the end of the Guarantee Period selected, minus all surrenders, surrender charges and premium taxes previously deducted.

OWNER (YOU, YOURS) -- For an individual Contract, the person or entity to whom the individual Contract is issued. Joint Owners, who share in ownership rights and any benefits or payments, may be named in nonqualified Contracts. For a group contract, the person or entity to whom the certificate under a group annuity Contract is issued.

PURCHASE PAYMENT -- The premium payment applied to the Contract less premium taxes if applicable.

                               PROSPECTUS SUMMARY
--------------------------------------------------------------------------------

Travelers Target Maturity is a single purchase payment modified guaranteed annuity contract available to eligible individuals. Modified Guaranteed Annuities offer a guaranteed fixed rate of return on your principal investment if you do not surrender your Contract before the Guarantee Period ends. If you do surrender your Contract before the end of the Guarantee Period, generally your Cash Value is subject to a Market Value Adjustment and Surrender Charge.

The Contract is offered by either The Travelers Insurance Company or The Travelers Life and Annuity Company ("the Company," "We" or "Us"). Both companies are indirect wholly-owned subsidiaries of Citigroup. The Travelers Life and Annuity Company does not solicit or issue insurance products in the state of New York. Refer to your Contract for the name of your issuing company. The Contract is available only in those states where it has been approved for sale.

You may select an initial Guarantee Period from those available from the Company. Currently, we offer Guarantee Periods up to ten years. Interest on the Purchase Payment is credited on a daily basis and so compounded in the Guaranteed Interest Rate. (See "Guarantee Periods" and "Establishment of Guaranteed Interest Rates".)

At the end of each Guarantee Period, a subsequent Guarantee Period of one year will automatically begin unless you elect another duration within thirty days before the Guarantee Period ends.

You may surrender your Contract, but the Cash Value may be subject to a Surrender Charge and/or a Market Value Adjustment. A full or partial surrender made prior to the end of a Guarantee Period will be subject to a Market Value Adjustment. The surrender charge may be deducted from any surrender made before the end of the seventh Contract Year. The surrender charge is computed as a percentage of the Cash Value being surrendered.

                  CONTRACT YEAR               CHARGE AS A PERCENTAGE
            IN WHICH SURRENDER IS MADE            OF CASH VALUE
            ---------------------------       ----------------------
                        1                              7%
                        2                              6%
                        3                              5%
                        4                              4%
                        5                              3%
                        6                              2%
                        7                              1%
                    Thereafter                         0%

There is no surrender charge for full or partial surrenders: (1) at the end of an initial Guarantee Period of at least three years, or (2) at the end of any other Initial Guarantee Period if the surrender occurs on or after the fifth Contract Year. We may waive surrender charges in certain instances. (See "Surrenders -- Waiver of Surrender Charge".)

There is no Market Value Adjustment if you surrender at the end of a guarantee period. Any such surrender request must be in writing and received by us within 30 days before the Guarantee Period ends. You may request any interest that has been credited during the prior Contract Year. No surrender charge or Market Value Adjustment will be imposed on such interest payments; however, all applicable premium taxes will be deducted. Any such surrender may also be subject to federal and state taxes. (See "Surrenders" and "Federal Tax Considerations".)

The Market Value Adjustment reflects the relationship between the current Guaranteed Interest Rate for the time left in the Guarantee Period at surrender and the Guaranteed Interest Rate that applies to your Contract. The Market Value Adjustment amount primarily depends on the interest rates the Company receives on its investments when the current Guaranteed Interest Rates are established. The Market Value Adjustment is sensitive, therefore, to changes in interest rates. It is possible that the amount you receive upon surrender may be less than your original Purchase Payment if interest rates increase. It is also possible that if interest rates decrease, the amount you receive upon surrender may be more than your original Purchase Payment plus accrued interest.

On the Annuity Commencement Date specified by you, the Company will make either a lump sum payment or start to pay a series of payments based on the Annuity Options you select. (See "Annuity Period".)

The Contract may provide for a death benefit that is the Account Value on the date we receive written notification of death. If the Annuitant dies before the Annuity Commencement Date with no designated Contingent Annuitant surviving, or if the Owner dies before the Annuity Commencement Date with the Annuitant surviving, we will pay the death benefit to the Beneficiary. We calculate the death benefit as of the date the Home Office receives written notification of due proof of death. (See "Death Benefit".)

We will deduct any applicable premium taxes from the Cash Value either upon death, surrender, annuitization, or at the time the Purchase Payment is made to the Contract. (See "Surrenders Premium Taxes".)

                             THE INSURANCE COMPANIES
--------------------------------------------------------------------------------

Refer to your contract for the name of your issuing company.

The Travelers Insurance Company is a stock insurance company chartered in 1863 in the state of Connecticut and has been continuously engaged in the insurance business since that time. The Company is licensed to conduct life insurance business in all states of the United States, the District of Columbia, Puerto Rico, Guam, the U.S. and British Virgin Islands and the Bahamas. The Company is an indirect wholly-owned subsidiary of MetLife, Inc. The Company's home office is located at One Cityplace, Hartford, Connecticut 06103-3415.

The Travelers Life and Annuity Company is a stock insurance company chartered in 1973 in Connecticut and continuously engaged in the insurance business since that time. It is licensed to conduct life insurance business in all states of the United States (except New York), the District of Columbia and Puerto Rico. The Company is an indirect wholly-owned subsidiary of MetLife, Inc. The Company's Home Office is located at One Cityplace, Hartford, Connecticut 06103-3415.

On July 1, 2005, Citigroup Inc. completed the sale of its life and annuity businesses to MetLife, Inc. The sale included The Travelers Insurance Company ("TIC") and The Travelers Life and Annuity Company ("TLAC"), the insurance companies that issue the annuity contract described in this prospectus. Also as part of the transaction, TIC distributed its ownership of Primerica Life Insurance Company and certain other assets, including shares of Citigroup preferred stock, to Citigroup Inc.

As a result of the transaction, TIC and TLAC are now wholly-owned subsidiaries of MetLife, Inc., a publicly traded company. MetLife, Inc., through its subsidiaries and affiliates, is a leading provider of insurance and other financial services to individual and institutional customers.

Further, as a result of the transaction, TIC and TLAC are no longer affiliates of Citigroup Inc., Citicorp Investment Services, Inc., Citigroup Global Markets Inc., or PFS Investments, Inc. All references in the prospectus to such affiliation are deleted. These entities will continue to offer contracts they previously offered while affiliates of TIC and TLAC, as well as other contracts offered by MetLife, Inc.

The transaction does not affect the terms or conditions of your annuity contract, and TIC or TLAC remain fully responsible for their respective contractual obligations to annuity contract owners.

TIC and TLAC has filed a report on Form 8-K with additional information about the transaction. The filing can be found at the SEC's Internet website at http://www.sec.gov.

                                  THE CONTRACTS
--------------------------------------------------------------------------------

APPLICATION AND PURCHASE PAYMENT

For the Company to issue a Contract to you, you must:

       o   complete an application or an order to purchase

       o   include your minimum Purchase Payment of at least $5,000 and

       o   submit both to our Home Office for approval.

The Company may:

       o   accept Purchase Payments up to $1 million without prior approval

       o contact you or your agent if the application or order form is not properly completed

       o return your entire application or order form and Purchase Payment if not properly completed.

RIGHT TO CANCEL

Generally, you may return your Contract to us at our Home Office within 10 days (7 days for IRAs) of delivery of your Contract. Depending on your state, we will return your Purchase Payment or Cash Value. Please refer to your Contract for any additional information.

                                GUARANTEE PERIODS
--------------------------------------------------------------------------------

You will select the duration of the Guarantee Period and corresponding declared Guaranteed Interest Rate. Your Purchase Payment will earn interest at the Guaranteed Interest Rate during the entire Guarantee Period. All interest earned will be credited daily; this compounding effect is reflected in the Guaranteed Interest Rate.

             EXAMPLE OF COMPOUNDING AT THE GUARANTEED INTEREST RATE

Beginning Account Value:      $50,000
Guarantee Period:             5 years
Guaranteed Interest Rate:     5.50% Annual Effective Rate

                                                                            END OF CONTRACT YEAR
                                                ------------------------------------------------------------------------------
                                                   YEAR 1          YEAR 2          YEAR 3         YEAR 4           YEAR 5
                                                --------------  --------------  -------------- --------------  ---------------
Beginning Account Value......................   $   50,000.00
X (1 + Guaranteed Interest Rate).............           1.055
                                                --------------
                                                $   52,750.00
                                                ==============
Account Value at end of Contract Year 1......                   $   52,750.00
X (1 + Guaranteed Interest Rate).............                           1.055
                                                                --------------
                                                                $   55,651.25
                                                                ==============
Account Value at end of Contract Year 2......                                   $   55,651.25
X (1 + Guaranteed Interest Rate).............                                           1.055
                                                                                --------------
                                                                                $   58,712.07
                                                                                ==============
Account Value at end of Contract Year 3......                                                  $   58,712.07
X (1 + Guaranteed Interest Rate).............                                                          1.055
                                                                                               --------------
                                                                                               $   61,941.23
                                                                                               ==============
Account Value at end of Contract Year 4......                                                                  $    61,941.23
X (1 + Guaranteed Interest Rate).............                                                                           1.055
                                                                                                               ---------------
                                                                                                               $    65,348.00
                                                                                                               ===============
Account Value at end of Guarantee Period
(i.e. Maturity Value)........................                                                                  $    65,348.00
                                                                                                               ===============

Total Interest Credited in Guarantee Period -- $65,348.00 - $50,000.00 = $15,348.00
Account Value at end of Guarantee Period -- $50,000.00 + $15,348.00 = $65,348.00


THE ABOVE EXAMPLE ASSUMES NO SURRENDERS, DEDUCTIONS FOR PREMIUM TAXES, OR PRE-AUTHORIZED PAYMENT OF INTEREST DURING THE ENTIRE FIVE-YEAR PERIOD. A MARKET VALUE ADJUSTMENT OR SURRENDER CHARGE MAY APPLY TO ANY SUCH INTERIM SURRENDER (SEE "SURRENDERS"). THE HYPOTHETICAL GUARANTEED INTEREST RATES ARE ILLUSTRATIVE ONLY AND ARE NOT INTENDED TO PREDICT FUTURE GUARANTEED INTEREST RATES TO BE DECLARED UNDER THE CONTRACT. ACTUAL GUARANTEED INTEREST RATES DECLARED FOR ANY GIVEN TIME MAY BE MORE OR LESS THAN THOSE SHOWN.

We will notify you about subsequent Guarantee Periods near the end of your current Guarantee Period. At the end of a Guarantee Period:

       o you may elect a subsequent Guarantee Period by telephone or in writing

       o your Account Value will be transferred to the new Guarantee Period at the Guaranteed Interest Rate offered at that time

       o if you do not make any election, we will automatically transfer the Account Value into a 1-year Guarantee Period, which you may transfer out of into a new Guarantee Period with no transfer, surrender or Market Value Adjustment charge

                   ESTABLISHMENT OF GUARANTEED INTEREST RATES
--------------------------------------------------------------------------------

When you purchase your Contract, you will know the Guaranteed Interest Rate for the Guarantee Period you choose. We will send you a confirmation showing the amount of your Purchase Payment and the applicable Guaranteed Interest Rate. After the end of each calendar year, we will send you a statement that will show:

       o   your Account Value as of the end of the preceding year

       o   all transactions regarding your Contract during the year

       o   your Account Value at the end of the current year

       o   the Guaranteed Interest Rate being credited to your Contract.

The Company has no specific formula for determining Guaranteed Interest Rates in the future. The Guaranteed Interest Rates will be declared from time to time as market conditions dictate. (See "Investments by the Company".) In addition, the Company may also consider various other factors in determining Guaranteed Interest Rates for a given period, including regulatory and tax requirements, sales commissions, administrative expenses, general economic trends and competitive factors.

THE COMPANY WILL MAKE THE FINAL DETERMINATION AS TO GUARANTEED INTEREST RATES TO BE DECLARED. WE CANNOT PREDICT NOR CAN WE GUARANTEE FUTURE GUARANTEED INTEREST RATES.

                                   SURRENDERS
--------------------------------------------------------------------------------

GENERAL

You may make a full or partial surrender at any time, subject to the surrender charges described below. In the case of all surrenders, the Cash Value and Maturity Value will be reduced.

Upon request, we will inform you of the amount payable upon a full or partial surrender. Any full, partial or special surrender may be subject to tax. (See "Federal Tax Considerations".)

We may defer payment of any surrender up to six months from the date we receive your notice of surrender or the period permitted by state insurance law, if less. If we defer payment for more than 30 days, we will pay interest of at least 3.5% per annum on the amount deferred.

Participants in Section 403 (b) tax-deferred annuity plans may not make surrenders from certain amounts before the earliest of age 59 1/2, separation from service, death, disability or hardship. (See "Federal Tax Considerations --
Section 403 (b) Plans and Arrangements".)

SURRENDER CHARGE

There are no front-end sales charges. A surrender charge may be assessed on surrenders made before the end of the seventh Contract Year. The surrender charge is computed as a percentage of the Cash Value being surrendered.

                  CONTRACT YEAR               CHARGE AS A PERCENTAGE
            IN WHICH SURRENDER IS MADE             OF CASH VALUE
            ---------------------------       ----------------------
                        1                              7%
                        2                              6%
                        3                              5%
                        4                              4%
                        5                              3%
                        6                              2%
                        7                              1%
                    Thereafter                         0%

SPECIAL SURRENDERS

No surrender charge or Market Value Adjustment will apply for full or partial surrenders taken: (1) at the end of an Initial Guarantee Period of at least three years in duration; or (2) at the end of any other Initial Guarantee Period if the surrender occurs on or after the fifth Contract Year. However, Guarantee Periods initiated through the Guaranteed Period Exchange Option will be subject to the surrender charges based on the original Contract Date. (See "Guarantee Period Exchange Option".)

We will not assess a surrender charge if your Account Value is applied to elect an annuity option on the Annuity Commencement Date (except if the Fifth Option is elected within the First Contract Year). A Market Value Adjustment will be applied if the Annuity Commencement Date is not at the end of a Guarantee Period. To elect an annuity option, you must notify us at least 30 days before your Annuity Commencement Date.

In addition, for all full or partial surrenders, no surrender charge or Market Value Adjustment will apply to any interest credited during the previous Contract Year. Any such surrender may, however, be subject to federal or state taxes.

If you participate in our Minimum Distribution Program, any payments that satisfy the maximum requirements for the Minimum Distribution Program will not be subject to the Market Value Adjustment or surrender charge. Systematic withdrawals outside our Minimum Distribution Program are subject to a surrender charge and a Market Value Adjustment to the extent that the payments exceed the interest earned during the prior Contract Year.

Any payments may be subject to federal or state taxes.

MARKET VALUE ADJUSTMENT

The amount payable on a full or partial surrender made before the end of any Guarantee Period may be adjusted up or down by the Market Value Adjustment.

The Market Value Adjustment is the relationship between the then-current Guaranteed Interest Rate for a Guarantee Period equal to the time left in your Guarantee Period, and the Guaranteed Interest Rate that applies to your Contract.

Generally, if your Guaranteed Interest Rate is lower than the applicable current Guaranteed Interest Rate, then the Market Value Adjustment will result in a lower payment upon surrender. Conversely, if your Guaranteed Interest Rate is higher than the applicable current Guaranteed Interest Rate, the Market Value Adjustment will result in a higher payment upon surrender.

The Market Value Adjustment amount primarily depends on the level of interest rates on the Company's investments when the current Guaranteed Interest Rates are established. The Market Adjusted Value is sensitive, therefore, to changes in current interest rates. It is possible that the amount you receive upon surrender would be less than the original Purchase Payment if interest rates increase. It is also possible that if interest rates decrease, the amount you receive upon surrender may be more than the original Purchase Payment plus accrued interest.

The formula for calculating the Market Value Adjustment is shown in Appendix B, which also contains an additional illustration of the application of the Market Value Adjustment.

WAIVER OF SURRENDER CHARGE

The surrender charge may be waived if:

       (a) distributions are applied to any one of the annuity options (except if the Fifth Option is elected within the first Contract Year) or

       (b) the Owner or Annuitant dies and payment of a death benefit is made to the Beneficiary.

GUARANTEE PERIOD EXCHANGE OPTION

Once each Contract Year after the first year, you may elect to transfer from your current Guarantee Period into a new Guarantee Period of a different duration and at the then-current Guaranteed Interest Rate. A Market Value Adjustment will be applied to your current Account Value at the time of transfer. There will be no surrender charge for this exchange. However, surrender charges will continue to be based on time elapsed from the original Contract Date. We reserve the right to charge a fee of up to $50 for such transfers, but do not impose a transfer charge as of the date of this prospectus.

PREMIUM TAXES

Certain state and local governments impose premium taxes. These taxes currently range from 0% to 5.0%, depending upon jurisdiction. The Company is responsible for paying these taxes and will determine the method used to recover premium tax expenses incurred. The Company will deduct any applicable premium taxes from the Cash Value either upon death, surrender, annuitization, or at the time the Purchase Payment is made to the Contract, but no earlier than when the Company has a tax liability under state law.

RESTRICTIONS ON FINANCIAL TRANSACTIONS

Federal laws designed to counter terrorism and prevent money laundering might, in certain circumstances, require us to block a contract owner's ability to make certain transactions and thereby refuse to accept any request for transfers, withdrawals, surrenders, or death benefits, until the instructions are received from the appropriate regulator. We may also be required to provide additional information about you and your contract to government regulators.

                                  DEATH BENEFIT
--------------------------------------------------------------------------------

For nonqualified Contracts, IRAs and individual Section 403 (b) Contracts, the Death Benefit is the Account Value on the date we receive written notification of due proof of death. There is no death benefit payable under group contracts issued to tax qualified plans under Sections 403 (b) (ERISA only), 457 or 401
(k).

PAYMENT OF PROCEEDS

The process of paying death benefit proceeds before the maturity date under various situations for nonqualified contracts is summarized in the charts below. The charts do not encompass every situation and are merely intended as a general guide. More detailed information is provided in your Contract. Generally, the person (s) receiving the benefit may request that the proceeds be paid in a lump sum, or be applied to one of the settlement options available under the Contract.

------------------------------------ ------------------------- ------------------------------------- ------------------
     BEFORE THE MATURITY DATE,           THE COMPANY WILL                                             MANDATORY PAYOUT
       UPON THE DEATH OF THE           PAY THE PROCEEDS TO:    UNLESS...                                RULES APPLY*
------------------------------------ ------------------------- ------------------------------------- ------------------
OWNER (WHO IS NOT THE ANNUITANT)     The Beneficiary (ies),    Unless the Beneficiary is the         Yes
(WITH NO JOINT OWNER)                or if none, to the        Contract Owner's spouse and the
                                     Contract Owner's estate.  spouse elects to continue the
                                                               contract as the new owner rather
                                                               than receive the distribution.
------------------------------------ ------------------------- ------------------------------------- ------------------
OWNER (WHO IS THE ANNUITANT) (WITH   The Beneficiary (ies),    Unless the Beneficiary is the         Yes
NO JOINT OWNER)                      or if none, to the        Contract Owner's spouse and the
                                     Contract Owner's estate.  spouse elects to continue the
                                                               contract as the new owner rather
                                                               than receive the distribution.
------------------------------------ ------------------------- ------------------------------------- ------------------

----------------------------------- ------------------------- ------------------------------------- ------------------
    BEFORE THE MATURITY DATE,           THE COMPANY WILL                                             MANDATORY PAYOUT
      UPON THE DEATH OF THE           PAY THE PROCEEDS TO:    UNLESS...                                RULES APPLY*
----------------------------------- ------------------------- ------------------------------------- ------------------
JOINT OWNER (WHO IS NOT THE         The surviving joint       Unless the surviving joint owner is   Yes
ANNUITANT)                          owner.                    the spouse and elects to continue
                                                              the Contract.
----------------------------------- ------------------------- ------------------------------------- ------------------
JOINT OWNER (WHO IS THE ANNUITANT)  The surviving joint       Unless the surviving joint owner is   Yes
                                    owner.                    the Contract Owner's spouse and the
                                                              spouse elects to continue the
                                                              Contract.

                                                              Or, unless there is a Contingent
                                                              Annuitant the Contingent Annuitant
                                                              becomes the Annuitant and the
                                                              proceeds will be paid to the
                                                              surviving joint owner. If the
                                                              surviving joint owner is the
                                                              spouse, the spouse may elect to
                                                              continue the Contract.
----------------------------------- ------------------------- ------------------------------------- ------------------
ANNUITANT (WHO IS NOT THE           The Beneficiary (ies),    Unless, the Beneficiary is the        Yes
CONTRACT OWNER)                     or if none, to the        Contract Owner's spouse and the
                                    Contract Owner.           spouse elects to continue the
                                                              Contract as the new owner rather
                                                              than receive the distribution.

                                                              Or, unless there is a Contingent
                                                              Annuitant. Then, the Contingent
                                                              Annuitant becomes the Annuitant and
                                                              the Contract continues in effect
                                                              (generally using the original
                                                              Maturity Date). The proceeds will
                                                              then be paid upon the death of the
                                                              Contingent Annuitant or owner.
----------------------------------- ------------------------- ------------------------------------- ------------------
ANNUITANT (WHO IS THE CONTRACT      See death of "owner who                                         Yes
OWNER)                              is the Annuitant" above.
----------------------------------- ------------------------- ------------------------------------- ------------------
ANNUITANT (WHERE OWNER IS A         The Beneficiary (ies)                                           Yes (Death of
NONNATURAL PERSON/TRUST)            (e.g. the trust).                                               Annuitant is
                                                                                                    treated as death
                                                                                                    of the owner in
                                                                                                    these
                                                                                                    circumstances.)
----------------------------------- ------------------------- ------------------------------------- ------------------
CONTINGENT ANNUITANT (ASSUMING      No death proceeds are     N/A
ANNUITANT IS STILL ALIVE)           payable; Contract
                                    continues.
----------------------------------- ------------------------- ------------------------------------- ------------------
BENEFICIARY                         No death proceeds are                                           N/A
                                    payable; Contract
                                    continues.
----------------------------------- ------------------------- ------------------------------------- ------------------
CONTINGENT BENEFICIARY              No death proceeds are                                           N/A
                                    payable; Contract
                                    continues.
----------------------------------- ------------------------- ------------------------------------- ------------------

--------------

 * Certain payout rules of the Internal Revenue Code (IRC) are triggered upon the death of any Owner. Non-spousal Beneficiaries (as well as spousal beneficiaries who choose not to assume the contract) must begin taking distributions based on the Beneficiary's life expectancy within one year of death or take a complete distribution of contract proceeds within 5 years of death.

DEATH PROCEEDS AFTER THE MATURITY DATE

If any owner or the Annuitant dies on or after the maturity date, the Company will pay the Beneficiary a death benefit consisting of any benefit remaining under the annuity or income option then in effect.

                                 ANNUITY PERIOD
--------------------------------------------------------------------------------

ELECTION OF ANNUITY COMMENCEMENT DATE AND FORM OF ANNUITY

You can select an Annuity Commencement Date at the time you apply for a Contract. If no date is elected, for nonqualified Contracts, the automatic default age is 90. For qualified Contracts, the automatic default age is 70 1/2. Within 30 days before your Annuity Commencement Date, you may elect to have all or a portion of your Cash Surrender Value paid in a lump sum on your Annuity Commencement Date. Or, at least 30 days before the Annuity Commencement Date, you may elect to have your Cash Value or a portion thereof (less applicable premium taxes, if any) distributed under any of the Annuity Options described below. If Option 5 "Payments for a Designated Period" is elected in the first contract year, the Cash Surrender Value will be applied.

If no option is elected for nonqualified Contracts, the Cash Value will be applied on the Annuity Commencement Date under the Second Option to provide a life annuity with 120 monthly payments certain. For qualified Contracts, the Cash Value will be applied to Option 4, to provide a joint and last life annuity. This Contract may not be surrendered once annuity payments begin, except with respect to Option 6.

CHANGE OF ANNUITY COMMENCEMENT DATE OR ANNUITY OPTION

You may change the Annuity Commencement Date at any time as long as such change is made in writing and is received by us at least 30 days prior to the scheduled Annuity Commencement Date. Once an Annuity Option has begun, it may not be changed.

ANNUITY OPTIONS

Any one of the following Annuity Options may be elected. Annuity payments may be available on a monthly, quarterly, semiannual or annual basis. The minimum amount that may be applied to Annuity Options is $2,000 unless we consent to a smaller amount.

OPTION 1 -- LIFE ANNUITY -- NO REFUND: The Company will make annuity payments during the lifetime of the Annuitant ending with the last payment before death. This option offers the maximum periodic payment, since there is no assurance of a minimum number of payments or provision for a death benefit for beneficiaries.

OPTION 2 -- LIFE ANNUITY WITH 120, 180 OR 240 MONTHLY PAYMENTS ASSURED: The Company will make monthly annuity payments during the lifetime of the Annuitant, with the agreement that if, at the death of that person, payments have been made for less than 120, 180 or 240 months as elected, we will continue making payments to the Beneficiary during the remainder of the period.

OPTION 3 -- CASH REFUND LIFE ANNUITY: The Company will make monthly annuity payments during the lifetime of the Annuitant. Upon the death of the Annuitant, the Beneficiary will receive a payment equal to the Cash Value applied to this option on the Annuity Commencement Date minus the dollar amount of annuity payments already paid.

OPTION 4 -- JOINT AND LAST SURVIVOR LIFE ANNUITY -- NO REFUND: The Company will make regular annuity payments during the lifetime of the Annuitant and a second person. When either person dies, we will continue making payments to the survivor. No further payments will be made following the death of the survivor.

OPTION 5 -- PAYMENTS FOR A DESIGNATED PERIOD: We will make periodic payments guaranteed for the number of years selected which may be from five to thirty years.

OPTION 6 -- ANNUITY PROCEEDS SETTLEMENT OPTION: Proceeds from the Death Benefit may be left with the Company for a period not to exceed five years from the date of the Owner's or Annuitant's death prior to the Annuity Commencement Date. The proceeds will remain in the same Guarantee Period and continue to earn the same Guaranteed Interest Rate as at the time of death. If the Guarantee Period ends before the end of the five-year period, the Beneficiary may elect a new Guarantee Period with a duration not to exceed the time remaining in the period of five years from the date of the Owner's or Annuitant's death. Full or partial surrenders may be made at any time. In the event of surrenders, the remaining Cash Value will equal the proceeds left with the Company, minus any surrender charge and applicable premium tax, plus any interest earned. A Market Value Adjustment will be applied to all surrenders except those occurring at the end of a Guarantee Period.

The Tables in the Contract reflect guaranteed dollar amounts of monthly payments for each $1,000 applied under the first five Annuity Options listed above. Under Options 1, 2 or 3, the amount of each payment will depend upon the age (and, for nonqualified Contracts, sex) of the Annuitant at the time the first payment is due. Under Option 4, the amount of each payment will depend upon the payees' ages at the time the first payment is due (and, for nonqualified Contracts, the sex of both payees).

The Tables for Options 1, 2, 3 and 4 are based on the 1983 Individual Annuitant Mortality Table A with ages set back one year and a net investment rate of 3% per annum. The table for Option 5 is based on a net investment rate of 3% per annum. If mortality appears more favorable and interest rates so justify, at our discretion, we may apply other tables which will result in higher payments for each $1,000 applied under one or more of the first five Annuity Options.

ANNUITY PAYMENT

The first payment under any Annuity Option will be made on the Annuity Commencement Date. Subsequent payments will be made in accordance with the manner of payment selected and are based on the first payment date.

The option elected must result in a payment at least equal to the minimum payment amount according to Company rules then in effect. If at any time payments are less than the minimum payment amount, the Company has the right to change the frequency to an interval resulting in a payment at least equal to the minimum. If any amount due is less than the minimum per year, the Company may make other arrangements that are equitable to the Annuitant.

Once annuity payments have begun, no surrender of the annuity benefit (including benefits under Option 5) can be made for the purpose of receiving a lump-sum settlement.

DEATH OF ANNUITANT AFTER ANNUITY COMMENCEMENT DATE

If the Annuitant dies after the Annuity Commencement Date, any amount payable as a death benefit will be distributed at least as rapidly as under the method of distribution in effect.

                           INVESTMENTS BY THE COMPANY
--------------------------------------------------------------------------------

We must invest our assets according to applicable state laws regarding the nature, quality and diversification of investments that may be made by life insurance companies. In general, these laws permit investments, within specified limits and subject to certain qualifications, in federal, state and municipal obligations, corporate bonds, preferred and common stocks, real estate mortgages, real estate and certain other investments. Purchase Payments made to Contracts issued by the Travelers Insurance Company are invested in Separate Account MGA, and purchase payments made to contracts issued by the Travelers Life and Annuity Company are invested in Separate Account MGA II. Both Separate Account MGA and MGA II are non-unitized separate accounts and are not chargeable with liabilities arising out of any other business that the Company may conduct. Owners do not share in the investment performance of assets allocated to the Separate Accounts. The obligations under the Contract are independent of the investment performance of the Separate Accounts and are the obligations of the Company.

In establishing Guaranteed Interest Rates, the Company will consider the yields on fixed income securities that are part of the Company's current investment strategy for the Contracts at the time that the Guaranteed Interest Rates are established. (See "Establishment of Guaranteed Interest Rates".) The current investment strategy for the Contracts is to invest in fixed income securities, including public bonds, privately placed bonds, and mortgages, some of which may be zero coupon securities. While this generally describes our investment strategy, we are not obligated to follow any particular strategy except as may be required by federal and state laws.

                           AMENDMENT OF THE CONTRACTS
--------------------------------------------------------------------------------

We reserve the right to amend the Contracts to comply with applicable federal or state laws or regulations. We will notify you in writing of any such amendments.

                           ASSIGNMENT OF THE CONTRACTS
--------------------------------------------------------------------------------

Our rights as evidenced by a Contract may be assigned as permitted by applicable law. An assignment will not be binding upon us until we receive notice from you in writing. We assume no responsibility for the validity or effect of any assignment. You should consult your tax adviser regarding the tax consequences of an assignment.

                          DISTRIBUTION OF THE CONTRACTS
--------------------------------------------------------------------------------

Travelers Distribution LLC ("TDLLC"), an affiliate of the Company, is the principal underwriter of the Contracts. TDLLC is registered with the Securities and Exchange Commission under the Act as a broker-dealer, and is a member of the National Association of Securities Dealers, Inc. The Contract is offered through both affiliated and non-affiliated broker dealers.

The principal underwriter enters into selling agreements with certain broker-dealers registered under the Act. Under the selling agreements such broker-dealers may offer Contracts to persons who have established an account with the broker-dealer. In addition, the Company may offer certificates to members of certain other eligible groups. The Company will pay a maximum commission of 7% of the Purchase Payment for the sale of a Contract. Tower Square Securities, Inc., an affiliate of the Company, receives greater compensation for selling the contract than nonaffiliated broker-dealers.

From time to time, the Company may offer customers of certain broker-dealers special Guaranteed Interest Rates and negotiated commissions. In addition, the Company may offer Contracts to members of certain other eligible groups through trusts or otherwise. Also, we may pay additional compensation or permit other promotional incentives in cash, credit or other compensation for, among other things, training, marketing or services provided.

                           FEDERAL TAX CONSIDERATIONS
--------------------------------------------------------------------------------

GENERAL

The Company is taxed as a life insurance company under Subchapter L of the Code. Generally, amounts credited to a contract are not taxable until received by the Contract Owner, participant or Beneficiary, either in the form of annuity payments or other distributions. Tax consequences and limits are described further below for each annuity program. The following general discussion of the federal income tax consequences related to your investment in this Contract is not intended to cover all situations, and is not meant to provide legal or tax advice. Because of the complexity of the law and the fact that the tax results will vary depending upon many factors, you should consult with your tax and/or legal advisor regarding the tax implications of purchasing this Contract based upon your individual situation.

Congress has recognized the value of saving for retirement by providing certain tax benefits for annuities. The Internal Revenue Code ("Code") governs how earnings on your investment in the Contract are ultimately taxed, depending upon the type of Contract, Qualified or Non-qualified, and the manner in which the money is distributed, as briefly described below. In analyzing the benefits of tax deferral it is important to note that the Jobs and Growth Tax Relief Reconciliation Act of 2003 reduced the marginal tax rates on long-term capital gains and dividends to 5% and 15%. The reduced rates apply during 2003 through 2008, and thereafter will increase to prior levels. Earnings under annuity Contracts, like interest payable as fixed investments (notes, bonds, etc.), continue to be taxed as ordinary income (top rate of 35%).

NOTE TO PARTICIPANTS IN QUALIFIED PLANS INCLUDING 401, 403 (B), 457 AS WELL AS IRA OWNERS:

While annual plan contribution limits may be increased from time to time by Congress and the IRS for federal income tax purposes, these limits must be adopted by each state for the higher limits to be effective at a state income tax level. In other words, permissible contribution limit for income tax purposes may be different at the federal level from your state's income tax laws. Please consult your employer or tax adviser regarding this issue.

SECTION 403 (B) PLANS AND ARRANGEMENTS

Purchase Payments for a tax-deferred annuity contract (including salary reduction contributions) may be made by an employer for employees under annuity plans adopted by public educational organizations and certain organizations which are tax exempt under Section 501 (c) (3) of the Code. Within statutory limits ($14,000 in 2005, $15,000 in 2006), such salary reduction contributions are not currently includable in the gross income of the participants. Additional "catch-up contributions" may be made by individuals age 50 or over. Increases in the value of the Contract attributable to these Purchase Payments are similarly not subject to current taxation. Instead, both the contributions to the tax-sheltered annuity and the income in the Contract are taxable as ordinary income when distributed.

An additional tax of 10% will apply to any taxable distribution received by the participant before the age of 59 1/2, except when due to death, disability, or as part of a series of payments for life or life expectancy, or made after the age of 55 with separation from service. There are other statutory exceptions that may apply in certain situations.

Amounts attributable to salary reductions made to a tax-sheltered annuity and income thereon may not be withdrawn prior to attaining the age of 59 1/2, separation from service, death, total and permanent disability, or in the case of hardship as defined by federal tax law and regulations. Hardship withdrawals are available only to the extent of the salary reduction contributions and not from the income attributable to such contributions. These restrictions do not apply to assets held generally as of December 31, 1988.

Distributions must begin by April 1st of the calendar year following the later of the calendar year in which the participant attains the age of 70 1/2 or the calendar year in which the Participant retires. Certain other mandatory distribution rules apply at the death of the participant.

Certain distributions, including most partial or full redemptions or "term-for-years" distributions of less than 10 years, are eligible for direct rollover to another 403 (b) contract, certain qualified plans or to an Individual Retirement Arrangement (IRA) without federal income tax or withholding.

To the extent an eligible rollover distribution is not directly rolled over to another 403 (b) contract, an IRA or eligible qualified contract, 20% of the taxable amount must be withheld. In addition, current tax may be avoided on eligible rollover distributions which were not directly transferred to a qualified retirement program if the participant makes a rollover to a qualified retirement plan or IRA within 60 days of the distribution.

Distributions in the form of annuity payments are taxable to the participant or Beneficiary as ordinary income in the year of receipt, except that any distribution that is considered the participant's "investment in the Contract" is treated as a return of capital and is not taxable.

QUALIFIED PENSION AND PROFIT-SHARING PLANS

Like most other contributions made under a qualified pension or profit-sharing trust described in Section 401 (a) of the Code and exempt from tax under Section 501 (a) of the Code, a Purchase Payment made by an employer (including salary reduction contributions under Section 401(k) of the Code) is not currently taxable to the participant and increases in the value of a contract are not subject to taxation until received by a participant or Beneficiary. For 2005, the applicable limits are $42,000 for total contributions and $14,000 for salary reduction contributions made pursuant to Code Section 401(k). Additional "catch-up contributions" may be made by individuals age 50 or over.

Distributions in the form of annuity payments are taxable to the participant or Beneficiary as ordinary income in the year of receipt, except that any distribution that is considered the participant's "investment in the contract" is treated as a return of capital and is not taxable. Certain eligible rollover distributions including most partial and full surrenders or term-for-years distributions of less than 10 years are eligible for direct rollover to an eligible retirement plan or to an IRA without federal income tax withholding.

If a distribution that is eligible for rollover is not directly rolled over to another qualified retirement plan or IRA, 20% of the taxable amount must be withheld. In addition, current tax may be avoided on eligible rollover distributions that were not directly transferred to a qualified retirement program if the participant makes a rollover contribution to a qualified retirement plan or IRA within 60 days of the distribution.

Distributions must begin by April Ist of the calendar year following the later of the calendar year in which you attain age 70 1/2 or the calendar year in which you retire, except that if you are a 5% owner as defined in Code Section 416(i) (1) (B), distributions must begin by April Ist of the calendar year following the calendar year in which you attain age 70 1/2. Certain other mandatory distribution rules apply on the death of the participant.

An additional tax of 10% will apply to any taxable distribution received by the participant before the age of 59 1/2, except by reason of death, disability or as part of a series of payments for life or life expectancy, or at early retirement at or after the age of 55. There are other statutory exceptions which may apply in certain situations. Amounts attributable to salary reduction contributions under Code Section 401(k) and income thereon may not be withdrawn prior to severance from employment, death, total and permanent disability, attainment of age 59 1/2, or in the case of hardship.

INDIVIDUAL RETIREMENT ANNUITIES

To the extent of earned income for the year and not exceeding the applicable limit for the taxable year, an individual may make deductible contributions to an individual retirement annuity (IRA). The applicable limit ($2,000 per year prior to 2002) has been increased by the Economic Growth and Tax Relief Reconciliation Act of 2001 ("EGTRRA"). The limit is $3,000 for calendar years 2002-2004, $4,000 for calendar years 2005-2007, and will be indexed for inflation in years subsequent to 2008. (Note: The minimum Purchase Payment allowed for this Contract is $5,000.) Additional "catch-up contributions" may be made to an IRA by individuals age 50 or over. There are certain limits on the deductible amount based on the adjusted gross income of the individual and spouse based on their participation in a retirement plan. If an individual is married and the spouse is not employed, the individual may establish IRAs for the individual and spouse. Purchase Payments may then be made annually into IRAs for both spouses in the maximum amount of 100% of earned income up to a combined limit based on the individual limits outlined above.

Partial or full distributions are treated as ordinary income, except that amounts contributed after 1986 on a non-deductible basis are not includable in income when distributed. An additional tax of 10% will apply to any taxable distribution from the IRA that is received by the participant before the age of 59 1/2 except by reason of death, disability or as part of a series of payments for life or life expectancy. Distributions must commence by April 1st of the calendar year after the close of the calendar year in which the individual attains the age of 70 1/2. Certain other mandatory distribution rules apply on the death of the individual. The individual must maintain personal and tax return records of any non-deductible contributions and distributions.

Section 408 (k) of the Code provides for the purchase of a Simplified Employee Pension (SEP) plan. A SEP is funded through an IRA with an annual employer contribution limit of $40,000 for each participant.

ROTH IRAS

Effective January 1, 1998, Section 408A of the Code permits certain individuals to contribute to a Roth IRA. Eligibility to make contributions is based upon income, and the applicable limits vary based on marital status and/or whether the contribution is a rollover contribution from another IRA or an annual contribution. Contributions to a Roth IRA, which are subject to certain limitations, (similar to the annual limits for traditional IRAs), are not deductible and must be made in cash or as a rollover or transfer from another Roth IRA or other IRA. A conversion of "traditional" IRA to a Roth IRA may be subject to tax and other special rules apply. You should consult a tax adviser before combining any converted amounts with other Roth IRA contributions, including any other conversion amounts from other tax years.

Qualified distributions from a Roth IRA are tax-free. A qualified distribution requires that the Roth IRA has been held for at least 5 years, and the distribution is made after age 59 1/2, on death or disability of the owner, or for a limited amount ($10,000) for a qualified first time home purchase for the owner or certain relatives. Income tax and a 10% penalty tax may apply to distributions made (1) before age 59 1/2 (subject to certain exceptions) or (2) during five taxable years starting with the year in which the first contribution is made to the Roth IRA.

SECTION 457 PLANS

Section 457 of the Code allows employees and independent contractors of state and local governments and tax-exempt organizations to defer a portion of their salaries or compensation to retirement years without paying current income tax on either the deferrals or the earnings on the deferrals. Such deferrals are subject to limits similar to those applicable to 403(b) and 401(k) plans.

The Owner of contracts issued under Section 457 plans by non-governmental employers is the employer or a contractor of the participant and amounts may not be made available to participants (or beneficiaries) until separation from service, retirement or death or an unforeseeable emergency as determined by Treasury Regulations. The proceeds of annuity contracts purchased by Section 457 plans are subject to the claims of general creditors of the employer or contractor. A different rule applies with respect to Section 457 plans that are established by governmental employers. The contract must be for the exclusive benefit of the plan participants (and their beneficiaries), and the governmental employer (and their creditors) must have no claim on the contract.

Distributions must begin by April 1st of the calendar year following the later of the calendar year in which the participant attains the age of 70 1/2 or the calendar year in which the participant retires. Certain other mandatory distribution rules apply upon the death of the participant.

All distributions from plans that meet the requirements of Section 457 of the Code are taxable as ordinary income in the year paid or made available to the participant or Beneficiary.

NONQUALIFIED ANNUITIES

Individuals may purchase tax-deferred annuities without any limits. The Purchase Payment receives no tax benefit, deduction or deferral, but taxes on the increases in the value of the Contract are generally deferred until distribution. Generally, if an annuity is owned other than by an individual, the owner will be taxed each year on the increase in the value of the Contract. An exception applies for Purchase Payments made before March 1, 1986. In addition, for Contracts issued after April 22, 1987, all deferred increases in value will be includable annually in the income of an Owner when that Owner transfers the Contract without adequate considerations.

The federal tax law requires nonqualified annuity contracts issued on or after January 19, 1985 to meet minimum mandatory distribution requirements upon the death of the Contract Owner. Failure to meet these requirements will cause the succeeding Contract Owner or Beneficiary to lose the tax benefits associated with annuity contracts, i.e., primarily the tax deferral prior to distribution. The distribution required depends upon whether an Annuity Option is elected or whether the succeeding Owner is the surviving spouse. Contracts will be administered by the Company in accordance with these rules.

If two or more nonqualified annuity contracts are purchased from the same insurer within the same calendar year, such annuity contracts will be aggregated for federal income tax purposes. As a result, distributions from any of them will be taxed based upon the amount of income in all of the same calendar year series of annuities. This will generally have the effect of causing taxes to be paid sooner on the deferred gain in the contracts.

Those receiving partial distributions made before annuitization of a contract will generally be taxed on an income-first basis to the extent of income in the Contract. Certain pre-August 14, 1982 deposits into a nonqualified annuity contract that have been placed in the Contract by means of a tax-deferred exchange under Section 1035 of the Code may be withdrawn first without income tax liability. This information on deposits must be provided to the Company by the other insurance company at the time of the exchange. There is income in the Contract generally to the extent the Cash Value exceeds the investment in the Contract. The investment in the Contract is equal to the amount of premiums paid less any amount received previously that was excludable from gross income. Any direct or indirect borrowing against the value of the Contract or pledging of the Contract as security for a loan will be treated as a cash withdrawal under the tax law.

With certain exceptions, the law will impose an additional tax if a Contract Owner makes a withdrawal of any amount under the Contract that is allocable to an investment made after August 13, 1982. The amount of the additional tax will be 10% of the amount includable in income by the Contract Owner because of the withdrawal. The additional tax will not be imposed if the amount is received on or after the Contract Owner reaches the age of 59 1/2, or if the amount is one of a series of substantially equal periodic payments made for life or life expectancy of the taxpayer. The additional tax will not be imposed if the withdrawal or partial surrender follows the death or disability of the Contract Owner.

Code Section 1035 provides that, if certain conditions are met, no gain or loss is recognized when an annuity contract is received in exchange for a life, endowment, or annuity contract. Since different annuity contract have different expenses, fees, and benefits, a tax-free exchange could result in your investment becoming subject to higher or lower fees and expenses.

THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974

Under the Employee Retirement Income Security Act of 1974 ("ERISA"), as amended, certain special provisions may apply to the Contract if the Owner of a Section 403 (b) plan Contract or the owner of a contract issued to certain qualified plans requests that the Contract be issued to conform to ERISA or if the Company has notice that the Contract was issued pursuant to a plan subject to ERISA.

ERISA requires that certain Annuity Options, withdrawals or other payments and any application for a loan secured by the Contract may not be made until the Participant has filed a Qualified Election with the plan administrator. Under certain plans, ERISA also requires that a designation of a Beneficiary other than the participant's spouse be deemed invalid unless the participant has filed a Qualified Election.

A Qualified Election must include either the written consent of the Participant's spouse, notarized or witnessed by an authorized plan representative, or the participant's certification that there is no spouse or that the spouse cannot be located.

The Company intends to administer all contracts to which ERISA applies in a manner consistent with the direction of the plan administrator regarding the provisions of the plan, in accordance with applicable law. Because these requirements differ according to the plan, a person contemplating the purchase of an annuity contract should consider the provisions of the plan.

FEDERAL INCOME TAX WITHHOLDING

The portion of a distribution that is taxable income to the recipient will be subject to federal income tax withholding, generally pursuant to Section 3405 of the Code. The application of this provision is summarized below.

       1. ELIGIBLE ROLLOVER DISTRIBUTION FROM SECTION 403(B) PLANS OR ARRANGEMENTS, FROM QUALIFIED PENSION AND PROFIT-SHARING PLANS, OR FROM 457 PLANS SPONSORED BY GOVERNMENTAL ENTITIES

             There is a mandatory 20% tax withholding for plan distributions that are eligible for rollover to an IRA or to another retirement plan but that are not directly rolled over. A distribution made directly to a participant or Beneficiary may avoid this result if:

             (a) a periodic settlement distribution is elected based upon a life or life expectancy calculation, or

             (b) a complete term-for-years settlement distribution is elected for a period of ten years or more, payable at least annually, or

             (c) a minimum required distribution as defined under the tax law is taken after the attainment of the age of 70 1/2 or as otherwise required by law.

             A distribution including a rollover that is not a direct rollover will require the 20% withholding, and the 10% additional tax penalty on premature withdrawals may apply to any amount not added back in the rollover. The 20% withholding may be recovered when the participant or Beneficiary files a personal income tax return for the year if a rollover was completed within 60 days of receipt of the funds, except to the extent that the participant or spousal Beneficiary is otherwise underwithheld or short on estimated taxes for that year.

       2.    OTHER NON-PERIODIC DISTRIBUTIONS (FULL OR PARTIAL REDEMPTIONS)

             To the extent not subject to the mandatory 20% withholding as described in (1) above, the portion of a nonperiodic distribution which constitutes taxable income will be subject to federal income tax withholding, to the extent such aggregate distributions exceed $200 for the year, unless the recipient elects not to have taxes withheld. If an election to opt out of withholding is not provided, 10% of the taxable portion of the distribution will be withheld as federal income tax; provided that the recipient may elect any other percentage. Election forms will be provided at the time distributions are requested. This form of withholding applies to all annuity programs.

       3. PERIODIC DISTRIBUTIONS (DISTRIBUTIONS PAYABLE OVER A PERIOD GREATER THAN ONE YEAR)

             The portion of a periodic distribution that constitutes taxable income will be subject to federal income tax withholding under the wage withholding tables as if the recipient were married claiming three exemptions. A recipient may elect not to have income taxes withheld or have income taxes withheld at a different rate by providing a completed election form. Election forms will be provided at the time distributions are requested. This form of withholding applies to all annuity programs.

Recipients who elect not to have withholding made are liable for payment of federal income tax on the taxable portion of the distribution. All recipients may also be subject to penalties under the estimated tax payment rules if withholding and estimated tax payments are not sufficient.

Recipients who do not provide a social security number or other taxpayer identification number will not be permitted to elect out of withholding. Additionally, United States citizens residing outside of the country, or U.S. legal residents temporarily residing outside the country, are subject to different withholding rules and cannot elect out of withholding.

TAX ADVICE

Because of the complexity of the law and the fact that the tax results will vary according to the factual status of the individual involved, a person contemplating purchase of an annuity contract and/or an Owner, participant or Beneficiary who may make elections under a contract should consult with a qualified tax or legal adviser prior to such purchase or the making of an election. It should be understood that the foregoing description of the federal income tax consequences under these contracts is not exhaustive and that special rules are provided with respect to situations not discussed here. It should be understood that if a tax benefited plan loses its exempt status, employees could lose some of the tax benefits described. For further information, a qualified tax adviser should be consulted.

PUERTO RICO TAX CONSIDERATIONS

The Puerto Rico Internal Revenue Code of 1994 (the "1994 Code") taxes distributions from non-qualified annuity contracts differently than in the U.S. Distributions that are not in the form of an annuity (including partial surrenders and period certain payments) are treated under the 1994 Code first as a return of investment. Therefore, no taxable income is recognized for Puerto Rico tax purposes until the cumulative amount paid exceeds your tax basis. The amount of income on annuity distributions (payable over your lifetime) is also calculated differently under the 1994 Code. Since Puerto Rico residents are also subject to U.S. income tax on all income other than income sourced to Puerto Rico, and the Internal Revenue Service issued guidance in 2004 which indicated that the income from an annuity contract issued by a U.S. life insurer would be considered U.S. source income, the timing of recognition of income from an annuity contract could vary between the two jurisdictions. Although the 1994 Code provides a credit against the Puerto Rico income tax for U.S. income taxes paid, an individual may not get full credit because of the timing differences. You should consult with a personal tax adviser regarding the tax consequences of purchasing an annuity contract and/or any proposed distribution, particularly a partial distribution or election to annuitize.

NON-RESIDENT ALIENS

Distributions to non-resident aliens ("NRAs") are subject to special and complex tax and withholding rules under the Code with respect to U.S. source income, some of which are based upon the particular facts and circumstances of the Contract Owner, the beneficiary and the transaction itself. As stated above, the IRS has taken the position that income from the Contract received by NRAs is considered U.S. source income. In addition, Annuity Payments to NRAs in many countries are exempt from U.S. tax (or subject to lower rates) based upon a tax treaty, provided that the Contract Owner complies with the applicable requirements. NRAs should seek guidance from a tax adviser regarding their personal situation.

                              AVAILABLE INFORMATION
--------------------------------------------------------------------------------

The Company files reports and other information with the Securities and Exchange Commission ("Commission"), as required by law. You may read and copy this information and other information at the following locations:

       o public reference facilities of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C.,

       o the Commission's Regional Offices located at 233 Broadway, New York, New York 10279,

       o the Commission's Regional Offices located at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661.

Under the Securities Act of 1933, each Company has filed with the Commission a registration statement (the "Registration Statement") relating to the Contracts offered by this prospectus. This prospectus has been filed as a part of the Registration Statement and does not contain all of the information set forth in the Registration Statement and the exhibits, and reference is hereby made to such Registration Statement and exhibits for further information relating to the Company and the Contracts. The Registration Statement and the exhibits may be inspected and copied as described above. Although the Company furnishes certificate and contract holders with the annual reports on Form 10-K for the year ended December 31, 2004 the Company does not plan to furnish subsequent financial reports.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
--------------------------------------------------------------------------------

The latest Quarterly Report on Form 10-Q for the period ended March 31, 2005 for The Travelers Insurance Company has been filed with the Commission. This Report is incorporated by reference into this Prospectus and a copy must accompany this Prospectus. The Travelers Insurance Company filed its Form 10-Q via Edgar File No. 33-03094 on May 13, 2005.

The latest Annual Report on Form 10-K for the period ended December 31, 2004 for both The Travelers Insurance Company and The Travelers Life and Annuity Company have been filed with the Commission. Each report is incorporated by reference into this Prospectus and a copy must accompany this Prospectus.

The Forms 10-K for the period ended December 31, 2004 contain additional information about the Company, including audited financial statements for the Company's latest fiscal year. Each Company filed its Form 10-K on March 30, 2005. The Travelers Insurance Company filed its Form 10-K via Edgar File No. 33-03094. The Travelers Life and Annuity Company filed its Form 10-K via Edgar File No. 33-58677.

If requested, the Company will furnish, without charge, a copy of any and all of the documents incorporated by reference, other than exhibits to those documents (unless such exhibits are specifically incorporated by reference in those documents). You may direct your requests to The Travelers Insurance Company, One Cityplace, Hartford, Connecticut 06103-3415, Attention: Annuity Services. The telephone number is (800) 842-9368. You may also obtain copies of any documents, incorporated by reference into this prospectus by accessing the Commission's website (http: //www.sec.gov).

                                  LEGAL OPINION
--------------------------------------------------------------------------------

Legal matters in connection with federal laws and regulations affecting the issue and sale of the Contracts described in this prospectus and the organization of the Company, its authority to issue such Contracts under Connecticut law and the validity of the forms of the Contracts under Connecticut law have been passed on by the Deputy General Counsel of the Company.

                                     EXPERTS
--------------------------------------------------------------------------------

THE TRAVELERS INSURANCE COMPANY

The consolidated financial statements and schedules of The Travelers Insurance Company and subsidiaries as of December 31, 2004 and 2003, and for each of the years in the three-year period ended December 31, 2004, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, also incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit reports covering The Travelers Insurance Company and subsidiaries refer to changes in the Company's methods of accounting for certain nontraditional long-duration contracts and for separate accounts in 2004, for variable interest entities in 2003, and for goodwill and intangible assets in 2002.

THE TRAVELERS LIFE AND ANNUITY COMPANY

The financial statements and schedules of The Travelers Life and Annuity Company as of December 31, 2004 and 2003, and for each of the years in the three-year period ended December 31, 2004, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, also incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit reports covering The Travelers Life and Annuity Company refer to changes in the Company's methods of accounting for certain nontraditional long-duration contracts and for separate accounts in 2004 and for goodwill and intangible assets in 2002.

                       THIS PAGE INTENTIONALLY LEFT BLANK.

                                   APPENDIX A
--------------------------------------------------------------------------------

Plans eligible to purchase the Contract are pension and profit sharing plans qualified under Section 401 (a) of the Internal Revenue Code, Section 403 (b) ERISA plans, and eligible state deferred compensation plans under Section 457 of the Code ("Qualified Plans").

To apply for a group annuity contract, the trustee or other applicant must complete an application or purchase order for the Group Annuity Contract and make a Purchase Payment. A group annuity contract will then be issued to the applicant. While no Certificates are issued, each Purchase Payment and the Account established thereby, are confirmed to the Contract Owner. Each account will have its own optional Guarantee Period and Guaranteed Interest Rate. Surrenders under the Group Annuity Contract may be made at the election of the Contract Owner, from the Account established under the Contract. Account surrenders are subject to the same limitations, adjustments and charges as surrenders made under a certificate (see "Surrenders"). Surrender Values may be taken in cash or applied to purchase annuities for the Contract Owners' Qualified Plan participants.

Because there are no individual participant accounts, the qualified group annuity contract issued in connection with a Qualified Plan does not provide for death benefits. Annuities purchased for Qualified Plan participants may provide for a payment upon the death of the Annuitant depending on the option chosen (see "Annuity Options"). Additionally, since there are no Annuitants prior to the actual purchase of an Annuity by the Contract Owner, the provisions regarding the Annuity Commencement Date are not applicable.

                       THIS PAGE INTENTIONALLY LEFT BLANK.

                                   APPENDIX B
--------------------------------------------------------------------------------

MARKET VALUE ADJUSTMENT

The application of a Market Value Adjustment may adjust up or down your account value. The following describes the amount the Market Value Adjustment applies to:

Maturity Value  =  [(CURRENT ACCOUNT VALUE-FI)X(1+iG)(t/365)]

                          --                              --
                          |                       1        |
Market Adjusted Value  =  | (MATURITY VALUE)X------------- |
                          |                  (1+iC)(t/365) |
                          --                              --

           o where: "FI" is the available free interest credited for the Previous Certificate Year, "iG" is the Guaranteed Credited rate as stated on the contract specification page, "iC" is the Guaranteed Interest Rate for a Guarantee period of "t" days, where "t" is the number of days remaining in the Guarantee Period adjusted for leap years.

The total amount available to customers, prior to any charges or premium taxes, is: Market Adjusted Value + Free Interest.

The current Guaranteed Interest Rate is declared periodically by the Company and is based on the rate (straight line interpolation between whole years) which the Company is then paying on premiums paid under this class of Contracts with the same maturity date as the Purchase Payment to which the formula is being applied.

                    ILLUSTRATION OF A MARKET VALUE ADJUSTMENT

Purchase Payment:             $50,000.00
Guarantee Period:             5 years
Guaranteed Interest Rate:     5.50% Effective Annual Rate

The following examples illustrate how the Market Value Adjustment may affect the values of your Contract. In these examples, a Purchase Payment of $50,000 was made to the Contract. After one year of the guarantee period, the Account Value (i.e., the Purchase Payment plus accumulated interest) would be $52,750.

The Market Adjusted Value is calculated based on your then current Account Value less any available free interest, and is based on a rate the Company is crediting at the time on new Purchase Payments of the same term-to-maturity as the time remaining in your Guarantee Period. One year after the Purchase Payment was made, you would have four years remaining in the five-year Guarantee Period.

EXAMPLE OF A NEGATIVE MARKET VALUE ADJUSTMENT

A negative Market Value Adjustment results when interest rates have increased since the date the Purchase Payment was made. Assume interest rates have increased one year after the Purchase Payment and the Company is crediting 7.00% for a four-year Guarantee Period.

The Maturity Value would be:

         $61,941.23  =  ($52,750.00 - $2,750) X (1 + .055)(4)

The Market Adjusted Value would be:

                        --                       --
                        |                  1      |
         $47,254.67  =  | ($61,941.23)X---------- |
                        |              (1+.07)(4) |
                        --                       --

Total amount available, prior to charges and premium taxes:

         $50,004.67  =  $47,254.67 + $2,750.00

EXAMPLE OF A POSITIVE MARKET VALUE ADJUSTMENT

A positive Market Value Adjustment results when interest rates have decreased since the date the Purchase Payment was made. Assume interest rates have decreased one year after the Purchase Payment and the Company is crediting 3.50% for a four-year Guarantee Period.

The Maturity Value would be:

         $61,941.23  =  ($52,750.00 - $2,750) X (1 + .055)(4)

The Market Adjusted Value would be:

                        --                        --
                        |                   1      |
         $53,978.21  =  | ($61,941.23)X----------- |
                        |              (1+.035)(4) |
                        --                        --

Total amount available, prior to charges and premium taxes:

         $56,728.21  =  $53,978.21 + $2,750.00

These examples illustrate what may happen when interest rates increase or decrease from the beginning of a Guarantee Period. A particular Market Value Adjustment may have a greater or lesser impact than that shown in these examples, depending on how much interest rates have changed since the beginning of a Guarantee Period and the amount of time remaining to maturity. In addition, a surrender charge may be assessed on surrenders made before the Purchase Payment has been under the Contract for five years.

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           ---------------------------

                                    FORM 10-Q

             X    QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(D) OF
            ---     THE SECURITIES EXCHANGE ACT OF 1934
                      FOR THE QUARTERLY PERIOD ENDED MARCH 31, 2005

                                 OR

            ---   TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                    THE SECURITIES EXCHANGE ACT OF 1934

            FOR THE TRANSITION PERIOD FROM ___________ TO ___________

                           ---------------------------

                         COMMISSION FILE NUMBER 33-03094

                           ---------------------------

                         THE TRAVELERS INSURANCE COMPANY
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

             CONNECTICUT                                    06-0566090
     (State or other jurisdiction of                     (I.R.S. Employer
      incorporation or organization)                    Identification No.)

                 ONE CITYPLACE, HARTFORD, CONNECTICUT 06103-3415
               (Address of principal executive offices) (Zip Code)

                                 (860) 308-1000
              (Registrant's telephone number, including area code)


Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

                     Yes     X                 No
                        -----------              -----------

Indicate by checkmark whether the registrant is an accelerated filer (as defined in Exchange Act Rule 12b-2).

                     Yes                       No     X
                        -----------              -----------

As of the date hereof, there were outstanding 40,000,000 shares of common stock, par value $2.50 per share, of the registrant, all of which were owned by Citigroup Insurance Holding Corporation, an indirect wholly owned subsidiary of Citigroup Inc.

                            REDUCED DISCLOSURE FORMAT

The registrant meets the conditions set forth in General Instruction H(1)(a) and
(b) of Form 10-Q and is therefore filing this Form 10-Q with the reduced disclosure format.

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
                                TABLE OF CONTENTS

PART I - FINANCIAL INFORMATION                                                                   PAGE
                                                                                                 ----

ITEM 1.  FINANCIAL STATEMENTS

Condensed Consolidated Statements of Income for the
three months ended March 31, 2005 and 2004 (unaudited)..............................................3

Condensed Consolidated Balance Sheets as of March 31, 2005 (unaudited) and
December 31, 2004...................................................................................4

Condensed Consolidated Statements of Changes in
Shareholder's Equity for the three months ended March 31, 2005 and 2004 (unaudited).................5

Condensed Consolidated Statements of Cash Flows for the
three months ended March 31, 2005 and 2004 (unaudited)..............................................6

Notes to Condensed Consolidated Financial Statements (unaudited)....................................7

ITEM 2.  MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS......................................................18

ITEM 3.  QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK................................23

ITEM 4.  CONTROLS AND PROCEDURES...................................................................23

PART II - OTHER INFORMATION


ITEM 6.  EXHIBITS..................................................................................24

Signatures.........................................................................................25

Exhibit 31.01......................................................................................26

Exhibit 31.02......................................................................................27

Exhibit 32.01......................................................................................28

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                                   (UNAUDITED)
                                 ($ IN MILLIONS)


                                                                                     THREE MONTHS ENDED
                                                                                            MARCH 31,
--------------------------------------------------------------------------------------------------------
                                                                                    2005            2004
                                                                                    ----            ----
REVENUES
Premiums                                                                            $492            $480
Net investment income                                                                841             834
Realized investment gains                                                             62              13
Fee income                                                                           228             182
Other revenues                                                                        22              39
--------------------------------------------------------------------------------------------------------
     Total Revenues                                                                1,645           1,548
--------------------------------------------------------------------------------------------------------
BENEFITS AND EXPENSES
Current and future insurance benefits                                                430             430
Interest credited to contractholders                                                 347             310
Amortization of deferred acquisition costs                                           172             142
General and administrative expenses                                                  133             131
--------------------------------------------------------------------------------------------------------
     Total Benefits and Expenses                                                   1,082           1,013
--------------------------------------------------------------------------------------------------------
Income from operations before federal income taxes                                   563             535
Federal income taxes                                                                 171             130
--------------------------------------------------------------------------------------------------------
Net Income                                                                          $392            $405
========================================================================================================



            See Notes to Condensed Consolidated Financial Statements.

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 ($ IN MILLIONS)


                                                                         MARCH 31, 2005     DECEMBER 31, 2004
                                                                           (UNAUDITED)
---------------------------------------------------------------------------------------------------------------
ASSETS
Investments (including $2,911 and $2,468 subject to securities
   lending agreements)                                                       $59,893             $61,423
Separate and variable accounts                                                31,328              31,327
Reinsurance recoverables                                                       4,640               4,667
Deferred acquisition costs                                                     5,083               4,949
Other assets                                                                   3,447               3,477
---------------------------------------------------------------------------------------------------------------
     Total Assets                                                           $104,391            $105,843
---------------------------------------------------------------------------------------------------------------
LIABILITIES
Contractholder funds                                                         $33,736             $34,101
Future policy benefits and claims                                             16,891              16,808
Separate and variable accounts                                                31,328              31,327
Other liabilities                                                              8,686               9,302
---------------------------------------------------------------------------------------------------------------
     Total Liabilities                                                        90,641              91,538
---------------------------------------------------------------------------------------------------------------
SHAREHOLDER'S EQUITY
Common stock, par value $2.50; 40 million shares authorized,
     issued and outstanding                                                      100                 100
Additional paid-in capital                                                     5,448               5,449
Retained earnings                                                              7,101               7,159
Accumulated other changes in equity from nonowner sources                      1,101               1,597
---------------------------------------------------------------------------------------------------------------
     Total Shareholder's Equity                                               13,750              14,305
---------------------------------------------------------------------------------------------------------------
     Total Liabilities and Shareholder's Equity                             $104,391            $105,843
===============================================================================================================



            See Notes to Condensed Consolidated Financial Statements.

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
      CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDER'S EQUITY
                                   (UNAUDITED)
                                 ($ IN MILLIONS)


                                                                                     THREE MONTHS ENDED
                                                                                          MARCH 31,
-------------------------------------------------------------------------------------------------------
COMMON STOCK                                                                         2005          2004
-------------------------------------------------------------------------------------------------------
Balance, beginning of period                                                         $100          $100
Changes in common stock                                                                --            --
-------------------------------------------------------------------------------------------------------
Balance, end of period                                                               $100          $100
=======================================================================================================
-------------------------------------------------------------------------------------------------------
ADDITIONAL PAID-IN CAPITAL
-------------------------------------------------------------------------------------------------------
Balance, beginning of period                                                       $5,449        $5,446
Stock option tax benefit (expense)                                                     (1)            2
-------------------------------------------------------------------------------------------------------
Balance, end of period                                                             $5,448        $5,448
=======================================================================================================
-------------------------------------------------------------------------------------------------------
RETAINED EARNINGS
-------------------------------------------------------------------------------------------------------
Balance, beginning of period                                                       $7,159        $6,451
Net income                                                                            392           405
Dividends to parent                                                                  (450)         (467)
----------------------------------------------------------------------- ----------------- -------------
Balance, end of period                                                             $7,101        $6,389
=======================================================================================================
-------------------------------------------------------------------------------------------------------
ACCUMULATED OTHER CHANGES
IN EQUITY FROM NONOWNER SOURCES
-------------------------------------------------------------------------------------------------------
Balance, beginning of period                                                       $1,597        $1,360
Foreign currency translation, net of tax                                               --            --
Unrealized gains (losses), net of tax                                                (558)          454
Derivative instrument hedging activity gains (losses),
    net of tax                                                                         62           (19)
-------------------------------------------------------------------------------------------------------
Balance, end of period                                                             $1,101        $1,795
=======================================================================================================
-------------------------------------------------------------------------------------------------------
SUMMARY OF CHANGES IN EQUITY
FROM NONOWNER SOURCES
-------------------------------------------------------------------------------------------------------
Net income                                                                           $392          $405
Other changes in equity from nonowner sources                                        (496)          435
-------------------------------------------------------------------------------------------------------
Total changes in equity from nonowner sources                                       $(104)         $840
=======================================================================================================
-------------------------------------------------------------------------------------------------------
TOTAL SHAREHOLDER'S EQUITY
-------------------------------------------------------------------------------------------------------
Balance, beginning of period                                                      $14,305       $13,357
Changes in nonowner sources                                                          (104)          840
Dividends                                                                            (450)         (467)
Changes in additional paid-in capital                                                  (1)            2
-------------------------------------------------------------------------------------------------------
Balance, end of period                                                            $13,750       $13,732
=======================================================================================================



            See Notes to Condensed Consolidated Financial Statements.

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                           INCREASE (DECREASE) IN CASH
                                   (UNAUDITED)
                                 ($ IN MILLIONS)


                                                                                 THREE MONTHS ENDED
                                                                                      MARCH 31,
                                                                                --------------------
                                                                                 2005          2004
----------------------------------------------------------------------------------------------------
NET CASH PROVIDED BY OPERATING ACTIVITIES                                        $674          $568
----------------------------------------------------------------------------------------------------
CASH FLOWS FROM INVESTING ACTIVITIES
     Proceeds from maturities of investments
              Fixed maturities                                                  1,361         1,550
              Equity securities                                                    11            73
              Mortgage loans                                                      141            85
     Proceeds from sales of investments
              Fixed maturities                                                  2,282         1,364
              Equity securities                                                    74            40
              Mortgage Loans                                                       10            --
              Real estate held for sale                                            10             6
     Purchases of investments
              Fixed maturities                                                 (3,584)       (3,784)
              Equity securities                                                   (63)          (34)
              Mortgage loans                                                     (262)         (140)
     Policy loans, net                                                            192            10
     Short-term securities (purchases) sales, net                                 126        (1,205)
     Other investment (purchases) sales, net                                      (18)          260
     Securities transactions in course of settlement, net                         (87)        1,029
----------------------------------------------------------------------------------------------------
     Net cash provided by (used in) investing activities                          193          (746)
----------------------------------------------------------------------------------------------------
CASH FLOWS FROM FINANCING ACTIVITIES
     Contractholder fund deposits                                               1,697         2,014
     Contractholder fund withdrawals and maturities                            (2,066)       (1,359)
     Dividends to parent company                                                 (450)         (467)
----------------------------------------------------------------------------------------------------
     Net cash provided by (used in) financing activities                         (819)          188
----------------------------------------------------------------------------------------------------
Net increase in cash                                                               48            10
Cash at beginning of period                                                       246           149
----------------------------------------------------------------------------------------------------
Cash at end of period                                                            $294          $159
====================================================================================================
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
     Income taxes paid (received)                                                $281           $(9)
====================================================================================================



            See Notes to Condensed Consolidated Financial Statements.

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)


1.   BASIS OF PRESENTATION

     The Travelers Insurance Company (TIC, together with its subsidiaries, the Company), is a wholly owned subsidiary of Citigroup Insurance Holding Corporation (CIHC), an indirect wholly owned subsidiary of Citigroup Inc. (Citigroup), a diversified global financial services holding company whose businesses provide a broad range of financial services to consumer and corporate customers around the world. The consolidated financial statements include the accounts of the Company and its insurance and non-insurance subsidiaries on a fully consolidated basis. The primary insurance entities of the Company are TIC and its subsidiaries, The Travelers Life and Annuity Company (TLAC), Primerica Life Insurance Company (Primerica Life), and its subsidiaries, Primerica Life Insurance Company of Canada, CitiLife Financial Limited (CitiLife) and National Benefit Life Insurance Company
     (NBL). Significant intercompany transactions and balances have been eliminated. The Company consolidates entities deemed to be variable interest entities when the Company is determined to be the primary beneficiary under Financial Accounting Standards Board (FASB) Interpretation No. 46, "Consolidation of Variable Interest Entities" (FIN
     46).

     On January 31, 2005, Citigroup announced its intention to sell its Life Insurance and Annuities business, which includes TIC, TLAC and certain other businesses, to MetLife, Inc. (MetLife). Primerica Life and its subsidiaries will remain part of Citigroup. See Note 8.

     The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and benefits and expenses during the reporting period. Actual results could differ from those estimates.

     In the opinion of management, the interim financial statements reflect all normal recurring adjustments necessary for a fair presentation of results for the periods reported. The accompanying condensed consolidated financial statements should be read in conjunction with the consolidated financial statements and related notes included in the Company's Annual Report on Form 10-K for the year ended December 31, 2004. The condensed consolidated balance sheet as of December 31, 2004 was derived from the audited balance sheet included in the Form 10-K. Certain financial information that is normally included in annual financial statements prepared in accordance with GAAP, but is not required for interim reporting purposes, has been condensed or omitted. Certain prior year amounts have been reclassified to conform to the 2005 presentation.

2.   ACCOUNTING STANDARDS

     CHANGES IN ACCOUNTING PRINCIPLES

     ACCOUNTING AND REPORTING BY INSURANCE ENTERPRISES FOR CERTAIN NONTRADITIONAL LONG-DURATION CONTRACTS AND FOR SEPARATE ACCOUNTS

     On January 1, 2004, the Company adopted the Accounting Standards Executive Committee of the American Institute of Certified Public Accountants Statement of Position 03-1, "Accounting and Reporting by Insurance Enterprises for Certain Nontraditional Long-Duration Contracts and for Separate Accounts" (SOP 03-1). The main components of SOP 03-1 provide guidance on accounting and reporting by insurance enterprises for separate account presentation, accounting for an insurer's interest in a separate account, transfers to a separate account, valuation of certain liabilities, contracts with death or other benefit features, contracts that provide annuitization benefits, and sales inducements to contract holders.

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
                                   (CONTINUED)


     The following summarizes the more significant aspects of the Company's adoption of SOP 03-1:

     SEPARATE ACCOUNT PRESENTATION. SOP 03-1 requires separate account products to meet certain criteria in order to be treated as separate account products. For products not meeting the specified criteria, these assets and liabilities are included in the reporting entities' general account.

     The Company's adoption of SOP 03-1 resulted in the consolidation on the Company's balance sheet of approximately $500 million of investments previously held in separate and variable account assets and approximately $500 million of contractholder funds previously held in separate and variable account liabilities.

     VARIABLE ANNUITY CONTRACTS WITH GUARANTEED MINIMUM DEATH BENEFIT FEATURES. For variable annuity contracts with guaranteed minimum death benefit features (GMDB), SOP 03-1 requires the reporting entity to categorize the contract as either an insurance or investment contract based upon the significance of mortality or morbidity risk. SOP 03-1 provides explicit guidance for calculating a reserve for insurance contracts, and provides that the reporting entity does not hold reserves for investment contracts (i.e., there is no significant mortality risk).

     The Company determined that the mortality risk on its GMDB features was not a significant component of the overall variable annuity product, and accordingly continued to classify these products as investment contracts. Prior to the adoption of SOP 03-1, the Company held a reserve of approximately $8 million to cover potential GMDB exposure. This reserve was released during the first quarter of 2004 as part of the implementation of SOP 03-1. The Company evaluates new issues of variable products to determine that mortality risk on GMDB features is insignificant.

     RESERVING FOR UNIVERSAL LIFE AND VARIABLE UNIVERSAL LIFE CONTRACTS. SOP 03-1 requires that a reserve, in addition to the account balance, be established for certain insurance benefit features provided under universal life (UL) and variable universal life (VUL) products if the amounts assessed against the contract holder each period for the insurance benefit feature are assessed in a manner that is expected to result in profits in earlier years and losses in subsequent years from the insurance benefit function.

     The Company's UL and VUL products were reviewed to determine if an additional reserve is required under SOP 03-1. The Company determined that SOP 03-1 applied to some of its UL and VUL contracts with these features and established an additional reserve of approximately $1 million.

     SALES INDUCEMENTS TO CONTRACT HOLDERS. SOP 03-1 provides, prospectively, that sales inducements provided to contract holders meeting certain criteria are capitalized and amortized over the expected life of the contract as a component of benefit expense. During the first three months of 2005 and 2004, the Company capitalized sales inducements of approximately $17.8 million and $7.0 million, respectively, in accordance with SOP 03-1. These inducements relate to bonuses on certain products offered by the Company. For the three months ended March 31, 2005 and 2004, amortization of these capitalized amounts was insignificant.

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
                                   (CONTINUED)


     CONSOLIDATION OF VARIABLE INTEREST ENTITIES

     On January 1, 2004, the Company adopted Financial Accounting Standards Board (FASB) Interpretation No. 46, "Consolidation of Variable Interest Entities (revised December 2003)," (FIN 46-R), which includes substantial changes from the original FIN 46. Included in these changes, the calculation of expected losses and expected residual returns has been altered to reduce the impact of decision maker and guarantor fees in the calculation of expected residual returns and expected losses. In addition, the definition of a variable interest has been changed in the revised guidance. The effect of adopting FIN 46-R on the Company's consolidated balance sheet was immaterial. See Note 3.

     FIN 46 and FIN 46-R change the method of determining whether certain entities, including securitization entities, should be included in the Company's condensed consolidated financial statements. An entity is subject to FIN 46 and FIN 46-R and is called a variable interest entity (VIE) if it has (1) equity that is insufficient to permit the entity to finance its activities without additional subordinated financial support from other parties, or (2) equity investors that cannot make significant decisions about the entity's operations or that do not absorb the expected losses or receive the expected returns of the entity. All other entities are evaluated for consolidation under Statement of Financial Accounting Standards (SFAS) No. 94, "Consolidation of All Majority-Owned Subsidiaries" (SFAS 94). A VIE is consolidated by its primary beneficiary, which is the party involved with the VIE that has a majority of the expected losses or a majority of the expected residual returns or both.

     For any VIEs that must be consolidated under FIN 46 that were created before February 1, 2003, the assets, liabilities, and noncontrolling interests of the VIE are initially measured at their carrying amounts with any difference between the net amount added to the balance sheet and any previously recognized interest being recognized as the cumulative effect of an accounting change. If determining the carrying amounts is not practicable, fair value at the date FIN 46 first applies may be used to measure the assets, liabilities, and noncontrolling interests of the VIE. In October 2003, FASB announced that the effective date of FIN 46 was deferred from July 1, 2003 to periods ending after December 15, 2003 for VIEs created prior to February 1, 2003. TIC elected to implement the provisions of FIN 46 in the 2003 third quarter, resulting in the consolidation of VIEs increasing both total assets and total liabilities by approximately $407 million. The implementation of FIN 46 encompassed a review of numerous entities to determine the impact of adoption and considerable judgment was used in evaluating whether or not a VIE should be consolidated.

     FUTURE APPLICATION OF ACCOUNTING STANDARDS

     OTHER-THAN-TEMPORARY IMPAIRMENTS OF CERTAIN INVESTMENTS

     On September 30, 2004, the FASB voted unanimously to delay the effective date of Emerging Issues Task Force (EITF) No. 03-1, "The Meaning of Other-Than-Temporary Impairment and its Application to Certain Investments" (EITF 03-1). The delay applies to both debt and equity securities and specifically applies to impairments caused by interest rate and sector spreads. In addition, the provisions of EITF 03-1 that have been delayed relate to the requirements that a company declare its intent to hold the security to recovery and designate a recovery period in order to avoid recognizing an other-than-temporary impairment charge through earnings.

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
                                   (CONTINUED)


     The FASB will be issuing proposed implementation guidance related to this topic. Once issued, the Company will evaluate the impact of adopting EITF 03-1. The disclosures required by EITF 03-1 are included in Note 3.

     STOCK-BASED COMPENSATION

     In December 2004, the FASB issued SFAS No. 123 (Revised 2004), "Share-Based Payment" (SFAS 123-R), which replaces the existing SFAS 123 and supersedes APB 25. SFAS 123-R requires companies to measure and record compensation expense for stock options and other share-based payment based on the instruments' fair value. SFAS 123-R is effective for interim and annual reporting periods beginning after June 15, 2005. The Company will adopt SFAS 123-R on January 1, 2006 by using a modified prospective approach. For unvested stock-based awards granted before January 1, 2003 (APB 25 awards), the Company will expense the fair value of the awards as at the grant date over the remaining vesting period. The impact of recognizing compensation expense for the unvested APB 25 awards is expected to be immaterial. The Company continues to evaluate other aspects of adopting SFAS 123-R.

3.   INVESTMENTS

     FIXED MATURITIES

     The amortized cost and fair value of investments in fixed maturities were as follows:

        -----------------------------------------------------------------------------------------------------------------
                                                                                     GROSS           GROSS
        MARCH 31, 2005                                              AMORTIZED      UNREALIZED      UNREALIZED      FAIR
        ($ IN MILLIONS)                                               COST           GAINS           LOSSES        VALUE
        -----------------------------------------------------------------------------------------------------------------
        AVAILABLE FOR SALE:
             Mortgage-backed securities - CMOs and
             pass-through securities                                  $8,989           $215            $53         $9,151
             U.S. Treasury securities and obligations of
             U.S. Government and government agencies and
             authorities                                               1,867             99              3          1,963
             Obligations of states, municipalities and
             political subdivisions                                      365             49             --            414
             Debt securities issued by foreign governments               795             56              1            850
             All other corporate bonds                                25,805          1,089            166         26,728
             Other debt securities                                     7,345            293             46          7,592
             Redeemable preferred stock                                  157             46              2            201
        -----------------------------------------------------------------------------------------------------------------
                 Total Available For Sale                            $45,323         $1,847           $271        $46,899
        ------------------------------------------------------------------------------------------------------------------

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
                                   (CONTINUED)


        -----------------------------------------------------------------------------------------------------------------
                                                                                     GROSS           GROSS
        DECEMBER 31, 2004                                           AMORTIZED      UNREALIZED      UNREALIZED      FAIR
        ($ IN MILLIONS)                                               COST           GAINS           LOSSES        VALUE
        -----------------------------------------------------------------------------------------------------------------
        AVAILABLE FOR SALE:
             Mortgage-backed securities - CMOs and
             pass-through securities                                  $8,568           $311             $9         $8,870
             U.S. Treasury securities and obligations of
             U.S. Government and government agencies and
             authorities                                               2,143            106             --          2,249
             Obligations of states, municipalities and
             political subdivisions                                      364             41              1            404
             Debt securities issued by foreign governments
                                                                         847             81              1            927
             All other corporate bonds                                25,603          1,466             40         27,029
             Other debt securities                                     7,613            421             14          8,020
             Redeemable preferred stock                                  176             41              1            216
        -----------------------------------------------------------------------------------------------------------------
                 Total Available For Sale                            $45,314         $2,467            $66        $47,715
        -----------------------------------------------------------------------------------------------------------------

     AGING OF GROSS UNREALIZED LOSSES ON AVAILABLE FOR SALE

     The aging of gross unrealized losses on fixed maturity investments is as follows:

                                                                                                     TOTAL FIXED MATURITIES
                                                                                                      WITH UNREALIZED LOSS
                                                                     TOTAL FIXED MATURITIES           TOTALING 20% OR MORE
        ---------------------------------------------------------------------------------------------------------------------
        MARCH 31, 2005                                              AMORTIZED      UNREALIZED       AMORTIZED      UNREALIZED
        ($ IN MILLIONS)                                               COST            LOSS             COST           LOSS
        ---------------------------------------------------------------------------------------------------------------------
        Six months or less                                           $12,742           $208            $13             $3
        Greater than six months to nine months                           437             11             --             --
        Greater than nine months to twelve months                        740             24             --             --
        Greater than twelve months                                       612             28             --             --
                                                                     -------           ----            ---             --
            Total                                                    $14,531           $271            $13             $3
                                                                     =======           ====            ===             ==

        ---------------------------------------------------------------------------------------------------------------------
                                                                                                     TOTAL FIXED MATURITIES
                                                                                                      WITH UNREALIZED LOSS
                                                                     TOTAL FIXED MATURITIES           TOTALING 20% OR MORE
        ---------------------------------------------------------------------------------------------------------------------
        DECEMBER 31, 2004                                           AMORTIZED      UNREALIZED       AMORTIZED      UNREALIZED
        ($ IN MILLIONS)                                               COST            LOSS             COST           LOSS
        ---------------------------------------------------------------------------------------------------------------------
        Six months or less                                            $4,435            $31             $1            $--
        Greater than six months to nine months                         1,029             14             --             --
        Greater than nine months to twelve months                        215              5             --             --
        Greater than twelve months                                       597             16             --             --
                                                                      ------          -----           ----           ----
            Total                                                     $6,276            $66           $  1           $ --
                                                                      ======            ===           ====           ====

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
                                   (CONTINUED)


     NET REALIZED CAPITAL GAINS (LOSSES)

                                                    FOR THE THREE MONTHS
                                                       ENDED MARCH 31,
                                                    --------------------
     ($ IN MILLIONS)                                 2005         2004
                                                    --------------------
     NET REALIZED CAPITAL GAINS (LOSSES)
          BY ASSET CLASS:
          Fixed maturities                             $9          $40
          Equities                                     32            8
          Derivatives:
             Guaranteed minimum withdrawal
               benefit derivatives, net                (1)          (5)
             Other derivatives                         15          (34)
          Other                                         7            4
                                                      ---          ---
              Total                                   $62          $13
                                                      ===          ===

     DOLLAR ROLLS

     The Company participates in dollar roll repurchase transactions as a way to generate investment income. These transactions involve the sale of mortgage-backed securities with the agreement to repurchase substantially the same securities from the same counterparty. Cash is received from the sale, which is invested in the Company's short-term money market pool. The cash is returned at the end of the roll period when the mortgage-backed securities are repurchased. The Company will generate additional investment income based upon the difference between the sale and repurchase prices.

     These transactions are recorded as secured borrowings. The mortgage-backed securities remain recorded as assets. The cash proceeds are reflected in short-term investments and a liability is established to reflect the Company's obligation to repurchase the securities at the end of the roll period. This liability is classified as other liabilities in the condensed consolidated balance sheets and fluctuates based upon the timing of the repayments. The liability balances were $49 million and $0 at March 31, 2005 and December 31, 2004, respectively.

     VARIABLE INTEREST ENTITIES

     The following table represents the carrying amounts and classification of consolidated assets that are collateral for VIE obligations. These two VIEs are a collateralized debt obligation and a real estate joint venture.

              ($ IN MILLIONS)                            MARCH 31, 2005     DECEMBER 31, 2004
                                                         --------------     -----------------
              Investments                                     $372                 $386
              Cash                                               5                    9
              Other                                              2                    2
                                                              ----                 ----
              Total assets of consolidated VIEs               $379                 $397
                                                              ====                 ====

     The debt holders of these VIEs have no recourse to the Company. The Company's maximum exposure to loss is limited to its investment of approximately $8 million.

     The Company regularly becomes involved with VIEs through its investment activities. This involvement is generally restricted to small passive debt and equity investments.

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
                                   (CONTINUED)


4.   OPERATING SEGMENTS

     The Company has two reportable business segments that are separately managed due to differences in products, services, marketing strategy and resource management. The business of each segment is maintained and reported through separate legal entities within the Company. The management groups of each segment report separately to the Company's ultimate parent, Citigroup.

     TRAVELERS LIFE & ANNUITY (TLA) core offerings include retail annuities, individual life insurance, corporate owned life insurance (COLI) and institutional annuity insurance products distributed by TIC and TLAC principally under the Travelers Life & Annuity name. The retail annuities products offered include fixed and variable deferred annuities and payout annuities. The individual life insurance products include term, universal and variable life insurance. The COLI product is a variable universal life product distributed through independent specialty brokers. The institutional annuity products include institutional pensions, including guaranteed investment contracts (GICs), payout annuities, group annuities sold to employer-sponsored retirement and savings plans and structured settlements and funding agreements.

     The PRIMERICA business segment consolidates the business of Primerica Life, Primerica Life Insurance Company of Canada, CitiLife and NBL. The Primerica business segment offers individual life products, primarily term insurance, to customers through a sales force of approximately 104,000 agents. A great majority of the domestic licensed sales force works on a part-time basis.

     For a detailed description of accounting policies of the segments, see the Company's Annual Report on Form 10-K for the year ended December 31, 2004. The amount of investments in equity method investees and total expenditures for additions to long-lived assets other than financial instruments, long-term customer relationships of a financial institution, mortgage and other servicing rights, and deferred tax assets, were not material.

                                    FOR THE THREE MONTHS ENDED
                                             MARCH 31,

     ($ IN MILLIONS)                     2005        2004
                                         ----        ----
     REVENUES BY SEGMENT
     TLA                                $1,187      $1,105
     Primerica                             458         443
                                        ------      ------
     Total Revenues                     $1,645      $1,548
                                        ======      ======

     NET INCOME BY SEGMENT
     TLA                                $  270      $  281
     Primerica                             122         124
                                        ------      ------
     Net Income                         $  392      $  405
                                        ======      ======

                                     AT MARCH 31,        AT DECEMBER 31,
                                        2005                  2004
                                        ----                  ----
     ASSETS BY SEGMENT
     TLA                              $ 94,274              $ 95,824
     Primerica                          10,117                10,019
                                      --------              --------
     Total Assets                     $104,391              $105,843
                                      ========              ========

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
                                   (CONTINUED)


The following table contains key segment measurements:

BUSINESS SEGMENT INFORMATION:

FOR THE THREE MONTHS ENDED                                                  2005                              2004
                                                             -------------------------------------------------------------------
MARCH 31, ($ IN MILLIONS)                                           TLA           PRIMERICA            TLA          PRIMERICA
--------------------------------------------------------------------------------------------------------------------------------
Premiums                                                           $153              $339             $155             $325
Net investment income                                               762                79              750               84
Interest credited to contractholders                                347                --              310               --
Amortization of deferred acquisition costs                          106                66               79               63
Capitalized deferred acquisition costs                              200                89              177               83
Federal income taxes                                                111                60               80               50

The majority of the annuity business and a substantial portion of the life business written by TLA are accounted for as investment contracts, with the result that the deposits collected are reported as liabilities and are not included in revenues. Deposits represent an operating statistic integral to managing TLA operations, which management uses for measuring business volumes, and may not be comparable to similarly captioned measurements used by other life insurance companies. For the three months ended March 31, 2005 and 2004, deposits collected amounted to $2.9 billion and $3.2 billion, respectively.

The Company's revenue was derived almost entirely from U.S. domestic business. Revenue attributable to foreign countries was insignificant.

The Company had no transactions with a single customer representing 10% or more of its revenue.

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
                                   (CONTINUED)


5.   DEPOSIT FUNDS AND RESERVES

At March 31, 2005 and December 31, 2004, the Company had $48.0 billion and $48.2 billion of life and annuity deposit funds and reserves, respectively, as follows:

     ($ IN MILLIONS)                                 MARCH 31, 2005       DECEMBER 31, 2004
                                                     --------------       -----------------
  Subject to discretionary withdrawal:
    With fair value adjustments                         $ 7,511                $ 7,541
    Subject to surrender charges                          5,000                  4,852
    Surrenderable without charge                          8,069                  8,105
                                                        -------                -------
    Total                                               $20,580                $20,498

  Not subject to discretionary withdrawal:              $27,412                $27,730
                                                        -------                -------
    Total                                               $47,992                $48,228
                                                        =======                =======

There are $503 million and $519 million of life insurance reserves included in surrenderable without charge at March 31, 2005 and December 31, 2004, respectively. The life insurance risks would have to be underwritten again if transferred to another carrier, which is considered a significant deterrent for long-term policyholders. Insurance liabilities that are surrendered or withdrawn from the Company are reduced by outstanding policy loans and related accrued interest prior to payout.

Included in contractholder funds and in the preceding table are GICs totaling $13.9 billion. The scheduled maturities for these GICs are as follows:

         ($ IN MILLIONS)                  FIXED GIC          VARIABLE GIC          TOTAL
                                        ---------------------------------------------------
         2005 remaining                    $   895              $ 3,145           $ 4,040
         2006                                1,862                  733             2,595
         2007                                1,540                   --             1,540
         2008                                1,371                   --             1,371
         2009                                1,431                   --             1,431
         2010 and thereafter                 2,952                   --             2,952
                                             -----            ---------             -----

              Total                        $10,051              $ 3,878           $13,929
                                           =======               ======           =======

6.   SHAREHOLDER'S EQUITY

Statutory capital and surplus of the Company was $7.9 billion at December 31, 2004. The Company is subject to various regulatory restrictions that limit the maximum amount of dividends available to be paid to its parent without prior approval of insurance regulatory authorities. A maximum of $908 million is available by the end of the year 2005 for such dividends without prior approval of the State of Connecticut Insurance Department, depending upon the amount and timing of the payments. TLAC may not pay a dividend to TIC without such approval. Primerica may pay up to $263 million to TIC in 2005 without prior approval of the Commonwealth of Massachusetts Insurance Department. The Company paid dividends of $302 million and $148 million, totaling $450 million, to its parent on January 3, 2005 and March 30, 2005, respectively. Due to the timing of the payment, the January 3, 2005 dividend was considered extraordinary. The State of Connecticut Insurance Department approved this extraordinary dividend.

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
                                   (CONTINUED)


As discussed in Note 1, Citigroup has agreed to sell the Company, including TLAC, to MetLife. The State of Connecticut Insurance Department requires prior approval for any dividends for a period of two years following a change in control. Accordingly, any dividends from the Company or TLAC during that period would require prior approval from the State of Connecticut Insurance Department. As discussed in Note 8, the State of Connecticut has approved an extraordinary dividend of certain restructuring transactions contemplated to occur prior to the sale to MetLife.

7.   COMMITMENTS AND CONTINGENCIES

LITIGATION

In August 1999, an amended putative class action complaint captioned LISA MACOMBER, ET AL. VS. TRAVELERS PROPERTY CASUALTY CORPORATION, ET AL. was filed in New Britain, Connecticut Superior Court against the Company, its parent corporation, certain of the Company's affiliates (collectively TLA), and the Company's former affiliate, Travelers Property Casualty Corporation. The amended complaint alleges Travelers Property Casualty Corporation purchased structured settlement annuities from the Company and spent less on the purchase of those structured settlement annuities than agreed with claimants; and that commissions paid to brokers of structured settlement annuities, including an affiliate of the Company, were paid, in part, to Travelers Property Casualty Corporation. The amended complaint was dismissed and following an appeal by the plaintiff in September 2002 the Connecticut Supreme Court reversed the dismissal of several of the plaintiff's claims. On May 26, 2004, the Connecticut Superior Court certified a nation wide class action involving the following claims against TLA: violation of the Connecticut Unfair Trade Practice Statute, unjust enrichment and civil conspiracy. On June 15, 2004, the Defendants, including TLA, appealed the Connecticut Superior Court's May 26, 2004 class certification order.

In 2003 and 2004, several issues in the mutual fund and variable insurance product industries have come under the scrutiny of federal and state regulators. Like many other companies in our industry, the Company has received a request for information from the Securities and Exchange Commission (SEC) and a subpoena from the New York Attorney General regarding market timing and late trading. During 2004 the SEC requested additional information about the Company's variable product operations on market timing, late trading and revenue sharing, and the SEC, the National Association of Securities Dealers and the New York Insurance Department have made inquiries into these issues and other matters associated with the sale and distribution of insurance products. In addition, like many insurance companies and agencies, in 2004 and 2005 the Company received inquiries from certain state Departments of Insurance regarding producer compensation and bidding practices. The Company is cooperating fully with all of these requests and is not able to predict their outcomes.

In addition, the Company is a defendant or co-defendant in various other litigation matters in the normal course of business. These include civil actions, arbitration proceedings and other matters arising in the normal course of business out of activities as an insurance company, a broker and dealer in securities or otherwise.

In the opinion of the Company's management, the ultimate resolution of these legal and regulatory proceedings would not be likely to have a material adverse effect on the Company's consolidated financial condition or liquidity, but, if involving monetary liability, may be material to the Company's operating results for any particular period.

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
                                   (CONTINUED)


OTHER

The Company is a member of the Federal Home Loan Bank of Boston (the Bank), and in this capacity has entered into a funding agreement (the agreement) with the Bank where a blanket-lien has been granted to collateralize the Bank's deposits. The Company maintains control of these assets, and may use, commingle, encumber or dispose of any portion of the collateral as long as there is no event of default and the remaining qualified collateral is sufficient to satisfy the collateral maintenance level. The agreement further states that upon any event of default, the Bank's recovery is limited to the amount of the member's outstanding funding agreement. The amount of the Company's liability for funding agreements with the Bank as of March 31, 2005 is $1.1 billion, included in contractholder funds. The Company holds $60.3 million of common stock of the Bank, included in Investments.

The Company has provided a guarantee on behalf of Citicorp International Life Insurance Company, Ltd. (CILIC), an affiliate. This guarantee takes effect if CILIC cannot pay claims because of insolvency, liquidation or rehabilitation. The agreement was terminated as of December 31, 2004, but does not affect policies previously guaranteed. Life insurance coverage in force under this guarantee at March 31, 2005 is $466 million. The Company does not hold any collateral related to this guarantee.

8.   METLIFE, INC. TRANSACTION

On January 31, 2005, Citigroup announced that it had agreed to sell TIC, including TLAC and certain other domestic and international insurance businesses (the Life Insurance and Annuity Businesses) to MetLife pursuant to an Acquisition Agreement (the Agreement). The transaction is subject to certain regulatory approvals, as well as other customary conditions to closing. Citigroup currently anticipates that the intended sale would be completed during this summer.

The sale contemplates the following restructuring transactions which have not been reflected within the financial statements:

1. All TIC's membership in Keeper Holdings LLC, which holds an interest in CitiStreet;

2. All TIC's shares of Citigroup Series YYY and YY preferred stock, and all dividends with respect thereto;

3. All TIC's shares of American Financial Life Insurance Company stock, and all earnings with respect thereto;

4. All TIC's shares of Primerica Life Insurance Company stock, and all earnings with respect thereto;

5. All TIC's obligations in the amount of $74 million and the related assets (including deferred tax assets) in the amount of $74 million associated with the Connecticut River Plaza lease;

6. All owned intellectual property and all trademarks used in connection with products offered only by or through the Company. This includes, but is not limited to, the "umbrella" trademark and umbrella design trademark, and any trademarks which include the terms "citi," "Citi," the arc design and the blue wave design;

7. All TIC's net obligations in the amount of $452 million related to non-qualified employee benefit plans (including retiree welfare, pension, long-term disability, workers compensation and deferred compensation obligations) and associated assets consisting of $294 million in invested assets and other assets and a deferred tax asset of $158 million; and

8. TIC's rights in respect to the future earnings or adverse development related to long-term care accounts.

The aforementioned restructuring transactions require prior approval or notice to the state of domicile. The State of Connecticut Insurance Department has approved the dividend of all TIC's ownership interests and obligations as included above.

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES


ITEM 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Management's narrative analysis of the results of operations is presented in lieu of Management's Discussion and Analysis of Financial Condition and Results of Operations (MDA), pursuant to General Instruction H (2)(a) of Form 10-Q. This MDA should be read in conjunction with the MDA included in the Company's Annual Report on Form 10-K for the year ended December 31, 2004.

The Company's Annual Report on Form 10-K, its quarterly reports on Form 10-Q, and all amendments to these reports are available on the Travelers Life & Annuity website at HTTP://WWW.TRAVELERSLIFE.COM by selecting the "Financial Information" page and selecting "SEC Filings."

CONSOLIDATED OVERVIEW ($ IN MILLIONS)

                                                              FOR THE THREE MONTHS ENDED
                                                                       MARCH 31,
                                                                  2005          2004
                                                                  ----          ----
       Revenues                                                  $1,645        $1,548
       Insurance benefits and interest credited                     777           740
       Operating expenses                                           305           273
                                                                 ------        ------
                Income before taxes                                 563           535
       Income taxes                                                 171           130
                                                                 ------        ------
       Net income                                                $  392        $  405
                                                                 ======        ======

The Travelers Insurance Company (TIC, together with its subsidiaries, the Company), is comprised of two business segments, Travelers Life & Annuity (TLA) and Primerica. Net income decreased 3% to $392 million for the quarter ended March 31, 2005 from $405 million in the prior year quarter. Net income by segment was:

                                        FOR THE THREE MONTHS
                                           ENDED MARCH 31,
       ($ IN MILLIONS)                     2005       2004
                                           ----       ----
       TLA                                 $270       $281
       Primerica                            122        124
                                           ----       ----
                                           $392       $405
                                           ====       ====

On January 31, 2005, Citigroup announced that it had agreed to sell its Life Insurance and Annuity businesses, including the Company, to MetLife, Inc. (MetLife). The transaction is subject to certain domestic and international regulatory approvals, as well as other customary conditions to closing. The Company's Primerica segment and certain other assets will remain with Citigroup. The transaction is expected to close this summer. For additional information regarding this transaction see Note 8 of Notes to Condensed Consolidated Financial Statements.

TLA core offerings include retail annuities, individual life insurance, corporate owned life insurance (COLI) and institutional annuity insurance products distributed by TIC and The Travelers Life and Annuity Company (TLAC) principally under the Travelers Life & Annuity name. The Company has a license from The St. Paul Travelers Companies, Inc. to use the names "Travelers Life & Annuity," "The Travelers Insurance Company," "The Travelers Life and Annuity Company" and related names in connection with the Company's business. Among the range of retail annuity products offered are fixed and variable deferred annuities and payout annuities. Individual life insurance products offered include term, universal and variable life insurance. The COLI product is a variable universal life product distributed through independent specialty brokers. The institutional annuity products include institutional pensions, including guaranteed investment contracts (GICs), payout annuities, group annuities sold to employer-sponsored retirement and savings plans and structured settlements and funding agreements.

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES


The Primerica business segment offers individual life products, primarily term insurance, to customers through a sales force of approximately 104,000 agents. A great majority of the domestic licensed sales force works on a part-time basis.

The following discussion presents in more detail each business segment's performance.

TRAVELERS LIFE & ANNUITY

       FOR THE THREE MONTHS ENDED MARCH 31,             2005       2004
       ($ IN MILLIONS)                                  ----       ----

       Revenues                                        $1,187     $1,105
       Insurance benefits and interest credited           632        597
       Operating expenses                                 174        147
                                                       ------     ------
             Income before taxes                          381        361
       Income taxes                                       111         80
                                                       ------     ------
       Net income                                      $  270     $  281
                                                       ======     ======

Net income of $270 million in the first quarter of 2005 decreased 4% from $281 million in the first quarter of 2004. The decrease reflects lower retained investment margins, and higher expenses due to an increase in the amortization of deferred acquisition costs (DAC) and the absence of lower prior year tax benefits related to a $23 million adjustment to the dividends received deduction. This decrease was partially offset by higher realized investment gains and higher fees from asset-based charges related to business volume increases.

Net investment income (NII) increased $12 million to $762 million for the first quarter of 2005 from $750 million in the first quarter of 2004. This increase was driven by a larger invested asset base related to business volume growth, partially offset by lower yields.

The majority of the annuity business and a substantial portion of the life business written by TLA are accounted for as investment contracts, with the result that the deposits collected are reported as liabilities. Deposits represent an operating statistic used for measuring business volumes, which management of the Company uses to manage the life insurance and annuities operations, and may not be comparable to similarly captioned measurements used by other life insurance companies. The following table shows net written premiums and deposits by product type for each of the quarters ended March 31, 2005 and 2004.

                                                        2005                          2004
                                                        ----                          ----
($ IN MILLIONS)                                 Premiums     Deposits         Premiums    Deposits
                                                --------     --------         --------    --------
Retail annuities
    Fixed                                         $ --        $  176            $ --       $  148
    Variable                                        --         1,238              --        1,217
    Individual payout                               27            19               6            8
                                                    --        ------            ----       ------
Total retail annuities                              27         1,433               6        1,373
Institutional annuities                             97         1,016             118        1,459
Individual life insurance:
    Direct periodic premiums & deposits             33           299              35          254
    Single premium deposits                         --           197              --          169
    Reinsurance                                    (13)          (32)            (12)         (26)
                                                  ----        ------            ----       ------
Total individual life insurance                     20           464              23          397
Other                                                9            --               8           --
                                                  ----        ------            ----       ------
                      Total                       $153        $2,913            $155       $3,229
                                                  ====        ======            ====       ======

Retail annuity deposits of $1.4 billion in the first quarter of 2005 increased 4% from the first quarter of 2004, reflecting improved fixed annuity sales. Retail annuity account balances were $37.1 billion at March 31, 2005, up from $34.0 billion at March 31, 2004. This increase reflects equity market growth in variable annuity

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES


investments of $2.2 billion subsequent to March 31, 2004, and $2.0 billion of net sales over the previous twelve months, due to sales growth and lower surrender rates.

Institutional annuities deposits (excluding the Company's employee pension plan deposits) decreased 30% in the first quarter of 2005 to $1.0 billion from the comparable period of 2004, reflecting reduction in fixed rate GIC sales compared to the prior year quarter, as potential customers assessed the concentration risk associated with the proposed MetLife transaction. Institutional annuities premiums decreased 18% to $97 million in the three months ended March 31, 2005 versus the prior year period. Institutional annuity account balances and benefits reserves reached $27.5 billion at March 31, 2005, up 7% from $25.7 billion at March 31, 2004. This volume growth reflects an increase in GIC and payout institutional annuities benefit reserves over the last 12 months.

Deposits for the individual life insurance business for the first quarter of 2005 increased 17% to $464 million from the 2004 first quarter, primarily due to an increase of $28 million in universal life single deposits and a $45 million increase in direct periodic premium deposits. Life insurance in force was $102.7 billion at March 31, 2005, up from $100.8 billion at December 31, 2004.

TLA insurance benefits and interest credited increased 6% to $632 million for the three months ended March 31, 2005 from $597 million in the prior year period, primarily related to higher business volumes.

In the first quarter of 2005, TLA operating expenses of $174 million increased 18% from $147 million in the prior year quarter, primarily due to DAC amortization. The amortization of capitalized DAC is a significant component of TLA expenses and totaled $106 million and $79 million for the three months ended March 31, 2005 and 2004, respectively. The increase in amortization was primarily driven by business volume growth and an increased amortization rate resulting from adjustments made in the prior year.

TLA OUTLOOK

TLA should benefit from growth in the aging population which is becoming more focused on the need to accumulate adequate savings for retirement, to protect these savings and to plan for the transfer of wealth to the next generation. TLA is well positioned to take advantage of the favorable long-term demographic trends through its strong financial position, widespread brand name recognition and broad array of competitive life, annuity, retirement and estate planning products sold through established distribution channels.

TLA's business is significantly affected by movements in the U.S. equity and fixed income credit markets. U.S. equity and credit market events can have both positive and negative effects on the deposit, revenue and policy retention performance of the business. A sustained weakness in the equity markets will decrease revenues and earnings in variable annuity products. Declines in credit quality of issuers will have a negative effect on earnings. The retail annuities business is interest rate and equity market sensitive. TLA's variable annuities offer products with guaranteed features that are equity market sensitive. The guaranteed minimum death benefit feature pays benefits when at the time of death of a contractholder the account value is below the guaranteed amount. Another guaranteed feature offered is a guaranteed minimum withdrawal benefit, which is considered an embedded derivative. Exposure increases with the decline in equity markets and exposure decreases with equity market growth. This creates earnings volatility because the embedded derivative is marked to market through income. TLA has entered into an alternative hedging strategy to reduce the earnings volatility.

Citigroup, the Company's ultimate parent, has agreed to sell its Life Insurance and Annuities business to MetLife, Inc. TIC and TLA are included in Citigroup's Life Insurance and Annuities business. The transaction is expected to close this summer. At that time TLA, after giving effect to certain dispositions to be effected prior to the closing, will become part of MetLife, Inc. See Note 8 of Notes to Condensed Consolidated Financial Statements. MetLife has filed with the Insurance Department of the State of Connecticut (the "Department") a Form A Statement Regarding the Acquisition of Control of or Merger with a Domestic Insurer, dated March 7,

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES


2005 (the "Form A"), seeking the approval of the Department to acquire control of the Company and TLAC. The Form A includes MetLife's post-acquisition business plan and financial projections for the Company and TLAC after the Closing Date (the "Business Plan"). Pursuant to the Business Plan, the Company would generally cease issuing certain institutional annuity and other products immediately following the Closing Date, including funding agreements and guaranteed investment contracts. Both the Company and TLAC will generally phase out the remaining products that they currently issue by the end of 2006.

Due to the proposed transaction, there may be a negative impact on institutional annuity sales in 2005, in particular fixed rate GICs, as potential customers assess the concentration risk associated with the combination of MetLife, Inc. and TLA.

Federal and state regulators have focused on, and continue to devote substantial attention to, the mutual fund and variable insurance product industries. As a result of publicity relating to widespread perceptions of industry abuses, there have been numerous proposals for legislative and regulatory reforms, including mutual fund governance, new disclosure requirements concerning mutual fund share classes, commission breakpoints, revenue sharing, advisory fees, market timing, late trading, portfolio pricing, annuity products, hedge funds, producer compensation and other issues. It is difficult to predict at this time whether changes resulting from new laws and regulations will affect the industries or the Company's businesses, and, if so, to what degree.

The statements above are forward-looking statements within the meaning of the Private Securities Litigation Reform Act. See "Forward-Looking Statements" on page 22.

PRIMERICA

     FOR THE THREE MONTHS ENDED MARCH 31,            2005       2004
     ($ IN MILLIONS)                                 ----       ----

     Revenues                                        $458       $443
     Insurance benefits                               145        143
     Operating expenses                               131        126
                                                     ----       ----
         Income before taxes                          182        174
     Income taxes                                      60         50
                                                     ----       ----
     Net income                                      $122       $124
                                                     ====       ====

Net income of $122 million in the first quarter of 2005 decreased 2% from $124 million in the first quarter of 2004, reflecting unfavorable NII, partially offset by favorable premium income. NII decreased 6% to $79 million in the first quarter of 2005 from the prior year quarter, primarily related to decreased income from private equities and lower yields.

Total life insurance in force reached $553.1 billion at March 31, 2005, up from $545.4 billion at December 31, 2004, reflecting good in-force policy retention and higher volume of sales. The face amount of new term life insurance sales was $20.8 billion for the three-month period ended March 31, 2005, compared to $20.6 billion for the prior year period.

The amortization of capitalized DAC, which increased slightly to $66 million in the first quarter of 2005 over the prior year amount of $63 million, is a significant component of Primerica's expenses. All of Primerica's DAC is associated with traditional life products, which are amortized in relation to anticipated premiums. Amortized DAC has remained level as a percentage of direct premiums.

Earned premiums net of reinsurance were $339 million in the first quarter of 2005 compared to $325 million in the prior year period, including $323 million and $308 million, respectively, for Primerica individual term life policies.

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES


PRIMERICA OUTLOOK

Citigroup, the Company's ultimate parent, has agreed to sell its Life Insurance and Annuities business to MetLife, Inc. TIC, Primerica's direct parent, is included in Citigroup's Life Insurance and Annuities business. As described in
Note 8 of Notes to Condensed Consolidated Financial Statements, Primerica and its subsidiaries will remain part of Citigroup.

INSURANCE REGULATIONS

Risk-based capital requirements are used as minimum capital requirements by the National Association of Insurance Commissioners and the states to identify companies that merit further regulatory action. At December 31, 2004, the Company had adjusted capital in excess of amounts requiring any regulatory action.

The Company is subject to various regulatory restrictions that limit the maximum amount of dividends available to be paid to its parent without prior approval of insurance regulatory authorities. A maximum of $908 million is available by the end of the year 2005 for such dividends without prior approval of the State of Connecticut Insurance Department, depending upon the amount and timing of the payments. TLAC may not pay a dividend to TIC without such approval. Primerica may pay up to $263 million to TIC in 2005 without prior approval of the Commonwealth of Massachusetts Insurance Department. The Company paid dividends of $302 million and $148 million, totaling $450 million, to its parent on January 3, 2005 and March 30, 2005, respectively. Due to the timing of the payment, the January 3, 2005 dividend was considered extraordinary. The State of Connecticut Insurance Department approved this extraordinary dividend. This statement is a forward-looking statement within the meaning of the Private Securities Litigation Reform Act. See "Forward-Looking Statements" on this page.

As discussed in Note 1 of Notes to Condensed Consolidated Financial Statements, Citigroup has agreed to sell the Company, including TLAC, to MetLife. The State of Connecticut Insurance Department requires prior approval for any dividends for a period of two years following a change in control. Accordingly, any dividends from the Company or TLAC during that period would require prior approval from the State of Connecticut Insurance Department. As discussed in
Note 8 of Notes to Condensed Consolidated Financial Statements, the State of Connecticut has approved an extraordinary dividend of certain restructuring transactions contemplated to occur prior to the sale to MetLife.

FUTURE APPLICATIONS OF ACCOUNTING STANDARDS

See Note 2 of Notes to Condensed Consolidated Financial Statements for a discussion of recently issued accounting pronouncements.

FORWARD-LOOKING STATEMENTS

Certain of the statements contained herein that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act. The Company's actual results may differ materially from those included in the forward-looking statements. Forward-looking statements are typically identified by the words "believe," "expect," "anticipate," "intend," "estimate," "may increase," "predict," and similar expressions or future or conditional verbs such as "will," "should," "would," and "could." These forward-looking statements involve risks and uncertainties including, but not limited to, regulatory matters, the resolution of legal proceedings, the potential impact of a decline in credit quality of investments on earnings and the contemplated sale of Citigroup's other Life Insurance and Annuities businesses to MetLife, and related transactions.

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES


ITEM 3.  QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

SENSITIVITY ANALYSIS

Sensitivity analysis is defined as the measurement of potential loss in future earnings, fair values or cash flows of market-sensitive instruments resulting from one or more selected hypothetical changes in interest rates and other market rates or prices over a selected time. In the Company's sensitivity analysis model, a hypothetical change in market rates is selected that is expected to reflect reasonably possible near-term changes in those rates. The term "near-term" means a period of time going forward up to one year from the date of the financial statements. Actual results may differ from the hypothetical change in market rates assumed in this report, especially since this sensitivity analysis does not reflect the results of any actions that would be taken by the Company to mitigate such hypothetical losses in fair value.

For invested assets, duration modeling is used to calculate changes in fair values. Durations on invested assets are adjusted for call, put and reset features. Portfolio durations are calculated on a market value weighted basis, including accrued investment income, using trade date holdings as of March 31, 2005 and December 31, 2004. The current duration of invested assets as of March 31, 2005 is 4.6 years. The sensitivity analysis model used by the Company produces a loss in fair value of interest rate sensitive invested assets of approximately $2.3 billion and $2.4 billion based on a 100 basis point increase in interest rates as of March 31, 2005 and December 31, 2004, respectively.

Liability durations are determined consistently with the determination of liability fair values. Where fair values are determined by discounting expected cash flows, the duration is the percentage change in the fair value for a 100 basis point change in the discount rate. Where liability fair values are set equal to surrender values, option-adjusted duration techniques are used to calculate changes in fair values. The duration of liabilities as of March 31, 2005 is 5.0 years. The sensitivity analysis model used by the Company produces a decrease in fair value of interest rate sensitive insurance policy and claims reserves of approximately $1.8 billion and $1.9 billion based on a 100 basis point increase in interest rates as of March 31, 2005 and December 31, 2004, respectively. Based on the sensitivity analysis model used by the Company, the net loss in fair value of market sensitive instruments, including non-financial instrument liabilities, as a result of a 100 basis point increase in interest rates as of March 31, 2005 and December 31, 2004 is not material.

ITEM 4.  CONTROLS AND PROCEDURES

DISCLOSURE CONTROLS AND PROCEDURES

The Company's management, with the participation of the Company's Chief Executive Officer and Chief Financial Officer, has evaluated the effectiveness of the Company's disclosure controls and procedures (as such term is defined in Rules 13a-15(e) and 15d-15(e) under the Securities Exchange Act of 1934, as amended ("Exchange Act")) as of the end of the period covered by this report. Based on such evaluation, the Company's Chief Executive Officer and Chief Financial Officer have concluded that, as of the end of such period, the Company's disclosure controls and procedures are effective in recording, processing, summarizing and reporting, on a timely basis, information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act.

INTERNAL CONTROL OVER FINANCIAL REPORTING

There have not been any changes in the Company's internal control over financial reporting (as such term is defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) during the fiscal quarter to which this report relates that have materially affected, or are reasonably likely to materially affect, the Company's internal control over financial reporting.

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES


                           PART II - OTHER INFORMATION


ITEM 6.  EXHIBITS


     EXHIBIT NO.     DESCRIPTION
     -----------     -----------

       2. Acquisition Agreement, dated as of January 31, 2005, by and between Citigroup Inc. and MetLife, Inc., incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K of Citigroup Inc. dated January 31, 2005 and filed February 4, 2005 (File No. 1-9924).

       3.01 Charter of The Travelers Insurance Company (the "Company"), as effective October 19, 1994, incorporated by reference to
                     Exhibit 3.01 to the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1994 (File No. 33-33691) (the "Company's September 30, 1994 10-Q").

       3.02 By-laws of the Company, as effective October 20, 1994, incorporated by reference to Exhibit 3.02 to the Company's September 30, 1994 10-Q.

       31.01+        Certification of chief financial officer pursuant to
                     Section 302 of the Sarbanes-Oxley Act of 2002.

       31.02+        Certification of chief executive officer pursuant to
                     Section 302 of the Sarbanes-Oxley Act of 2002.

       32.01+ Certification pursuant to 18 U.S.C. Section 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.



---------------------------

+Filed herewith

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES


                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                      THE TRAVELERS INSURANCE COMPANY
                                      -------------------------------
                                                 (Registrant)


Date  May 13, 2005         /s/ Glenn D. Lammey
    ----------------       -----------------------------------------------------

                           Glenn D. Lammey
                           Senior Executive Vice President,
                           Chief Financial Officer and Chief Accounting Officer (Principal Financial Officer and Principal Accounting Officer)

                                                                   Exhibit 31.01


                                 CERTIFICATIONS


  I, Glenn D. Lammey, certify that:

1. I have reviewed this quarterly report on Form 10-Q of The Travelers Insurance Company;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4. The registrant's other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the registrant and have:

     a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

     b) Evaluated the effectiveness of the registrant's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

     c) Disclosed in this report any change in the registrant's internal control over financial reporting that occurred during the registrant's most recent fiscal quarter (the registrant's fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant's internal control over financial reporting; and

5. The registrant's other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant's auditors and the audit committee of the registrant's board of directors (or persons performing the equivalent functions):

     a) All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant's ability to record, process, summarize and report financial information; and

     b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal control over financial reporting.


Date:  May 13, 2005


/s/ Glenn D. Lammey
---------------------------------
Glenn D. Lammey
Chief Financial Officer

                                                                   Exhibit 31.02


                                 CERTIFICATIONS


  I, George C. Kokulis, certify that:

1. I have reviewed this quarterly report on Form 10-Q of The Travelers Insurance Company;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4. The registrant's other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the registrant and have:

     a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

     b) Evaluated the effectiveness of the registrant's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

     c) Disclosed in this report any change in the registrant's internal control over financial reporting that occurred during the registrant's most recent fiscal quarter (the registrant's fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant's internal control over financial reporting; and

5. The registrant's other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant's auditors and the audit committee of the registrant's board of directors (or persons performing the equivalent functions):

     a) All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant's ability to record, process, summarize and report financial information; and

     b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal control over financial reporting.


Date:  May 13, 2005


/s/ George C. Kokulis
---------------------------------
George C. Kokulis
Chief Executive Officer

                                                                   Exhibit 32.01


                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


In connection with the Quarterly Report on Form 10-Q of The Travelers Insurance Company (the "Company") for the quarter ended March 31, 2005, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), George C. Kokulis, as Chief Executive Officer of the Company, and Glenn D. Lammey, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. ss.1350, as adopted pursuant to ss.906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.




/s/ George C. Kokulis
---------------------------------

George C. Kokulis
Chief Executive Officer
May 13, 2005

/s/ Glenn D. Lammey
---------------------------------

Glenn D. Lammey
Chief Financial Officer
May 13, 2005



This certification accompanies each Report pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of ss.18 of the Securities Exchange Act of 1934, as amended.



A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              --------------------

                                    FORM 10-K

          X       ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(D) OF
         ---        THE SECURITIES EXCHANGE ACT OF 1934

                   FOR THE FISCAL YEAR ENDED DECEMBER 31, 2004

                                       OR

         ---      TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                    THE SECURITIES EXCHANGE ACT OF 1934

           FOR THE TRANSITION PERIOD FROM ____________ TO ____________

                              --------------------

                         COMMISSION FILE NUMBER 33-03094

                              --------------------

                         THE TRAVELERS INSURANCE COMPANY
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

               CONNECTICUT                                  06-0566090
     (State or other jurisdiction of                     (I.R.S. Employer
      incorporation or organization)                    Identification No.)

                 ONE CITYPLACE, HARTFORD, CONNECTICUT 06103-3415
               (Address of principal executive offices) (Zip Code)

                                 (860) 308-1000
              (Registrant's telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act: None
Securities registered pursuant to Section 12(g) of the Act: None

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

                     Yes     X                 No
                        -----------              -----------

Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K.

                     Yes     X                 No
                        -----------              -----------

Indicate by checkmark whether the registrant is an accelerated filer (as defined in Exchange Act Rule 12b-2).

                     Yes                       No     X
                        -----------              -----------

As of the date hereof, there were outstanding 40,000,000 shares of common stock, par value $2.50 per share, of the registrant, all of which were owned by Citigroup Insurance Holding Corporation, an indirect wholly owned subsidiary of Citigroup Inc.

                            REDUCED DISCLOSURE FORMAT

The registrant meets the conditions set forth in General Instruction I(1)(a) and
(b) of Form 10-K and is therefore filing this Form with the reduced disclosure format.

DOCUMENTS INCORPORATED BY REFERENCE: NONE

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES

                                TABLE OF CONTENTS
                                -----------------

FORM 10-K
ITEM NUMBER                                               PART I                                                       PAGE
-----------                                               ------                                                       ----

     1.    Business...................................................................................................2

           A. General.................................................................................................2
           B. Business by Segment
                   Travelers Life & Annuity...........................................................................2
                   Primerica..........................................................................................4
           C. Insurance Regulations...................................................................................4

     2.    Properties.................................................................................................6

     3.    Legal Proceedings..........................................................................................6

     4.    Submission of Matters to a Vote of Security Holders........................................................8

                                                       PART II
                                                       -------

     5.    Market for Registrant's Common Equity and Related Stockholder Matters......................................8

     6.    Selected Financial Data....................................................................................8

     7.    Management's Discussion and Analysis of Financial Condition and Results of Operations......................9

     7A.   Quantitative and Qualitative Disclosures About Market Risk................................................16

     8.    Financial Statements and Supplementary Data...............................................................19

     9.    Changes in and Disagreements with Accountants on Accounting and Financial Disclosure......................67

     9A.   Controls and Procedures...................................................................................67
     9B.   Other Information.........................................................................................67

                                                       PART III
                                                       --------

     10.   Directors and Executive Officers of the Registrant........................................................67

     11.   Executive Compensation....................................................................................67

     12.   Security Ownership of Certain Beneficial Owners and Management............................................67

     13.   Certain Relationships and Related Transactions............................................................67

     14.   Principal Accountant Fees and Services....................................................................67

                                                       PART IV
                                                       -------

     15.   Exhibits and Financial Statement Schedules................................................................69
           Exhibit Index.............................................................................................70
           Signatures................................................................................................71
           Index to Financial Statements and Financial Statement Schedules...........................................72

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
                           ANNUAL REPORT ON FORM 10-K

                                     PART I


ITEM 1.  BUSINESS.

GENERAL

The Travelers Insurance Company (TIC, together with its subsidiaries, the Company), is a wholly owned subsidiary of Citigroup Insurance Holding Corporation (CIHC), an indirect wholly owned subsidiary of Citigroup Inc. (Citigroup). Citigroup is a diversified global financial services holding company whose businesses provide a broad range of financial services to consumer and corporate customers around the world. The periodic reports of Citigroup provide additional business and financial information concerning it and its consolidated subsidiaries. TIC was incorporated in 1863.

The Company's two reportable business segments are Travelers Life & Annuity
(TLA) and Primerica. The primary insurance entities of the Company are TIC and its subsidiaries The Travelers Life and Annuity Company (TLAC), included in the TLA segment, and Primerica Life Insurance Company (Primerica Life) and its subsidiaries, Primerica Life Insurance Company of Canada, CitiLife Financial Limited (CitiLife) and National Benefit Life Insurance Company (NBL), included in the Primerica segment. The consolidated financial statements include the accounts of the insurance entities of the Company and Tribeca Citigroup Investments Ltd., among others, on a fully consolidated basis.

On January 31, 2005, Citigroup announced that it had agreed to sell its Life Insurance and Annuity businesses, including the Company, to MetLife, Inc. The transaction is subject to certain domestic and international regulatory approvals, as well as other customary conditions to closing. The Company's Primerica segment and certain other assets will remain with Citigroup. The transaction is expected to close this summer.

See Note 17 of Notes to Consolidated Financial Statements. The Company filed Form 8-K regarding this proposed transaction on February 2, 2005.

BUSINESS BY SEGMENT

TRAVELERS LIFE & ANNUITY

TLA core offerings include retail annuities, individual life insurance, corporate owned life insurance (COLI) and institutional annuity insurance products distributed by TIC and TLAC principally under the Travelers Life & Annuity name. The Company has a license from St. Paul Travelers to use the names "Travelers Life & Annuity," "The Travelers Insurance Company," "The Travelers Life and Annuity Company" and related names in connection with the Company's business. See Note 14 in the Notes to Consolidated Financial Statements. Among the range of retail annuity products offered are fixed and variable deferred annuities and payout annuities. Individual life insurance products offered include term, universal and variable life insurance. The COLI product is a variable universal life product distributed through independent specialty brokers. The institutional annuity products include institutional pensions, including guaranteed investment contracts (GICs), payout annuities, group annuities sold to employer-sponsored retirement and savings plans, structured settlements and funding agreements.

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
                           ANNUAL REPORT ON FORM 10-K


Individual fixed and variable deferred annuities are primarily used for retirement funding purposes. Variable annuities permit policyholders to direct retirement funds into a number of separate accounts, which offer differing investment options. Individual payout annuities offer a guaranteed payment stream over a specified or life-contingent period.

Retail annuity products are distributed through affiliated channels and non-affiliated channels. The affiliated channels include CitiStreet Retirement Services, a division of CitiStreet LLC, (CitiStreet), a joint venture between Citigroup and State Street Bank; Smith Barney (SB), a division of Citigroup Global Markets Inc.; Primerica Financial Services, Inc. (PFS); and Citibank. The non-affiliated channels primarily include a nationwide network of independent financial professionals and independent broker-dealers. CitiStreet is a sales organization of personal retirement planning specialists focused primarily on the qualified periodic deferred compensation marketplace. CitiStreet is the leading seller of retail annuities among the Company's affiliates and its share of total individual annuity premiums and deposits was 27% in 2004. Other affiliated retail annuities premiums and deposits in 2004 were: PFS - 17%, SB - 16% and Citibank - 9%. The non-affiliated channels accounted for 31% of individual annuity premiums and deposits.

Individual life insurance is used to meet estate, business planning and retirement needs and also to provide protection against financial loss due to death. Individual life products are primarily marketed by independent financial professionals and account for 77% of total 2004 life sales. SB and Citibank accounted for 8% and 5%, respectively, of total individual life sales for 2004.

Institutional annuity products, including fixed and variable rate GICs, which provide a guaranteed return on investment, continue to be a popular investment choice for employer-sponsored retirement and savings plans. Annuities purchased by employer-sponsored plans fulfill retirement obligations to individual employees. Payout annuities are used primarily as a pension close-out investment for companies. Structured settlements are purchased as a means of settling certain indemnity claims and making other payments to policyholders over a period of time. Funding agreement transactions offer fixed term and fixed or variable rate investment options with policyholder status to domestic and foreign institutional investors. These group annuity products are sold through direct sales and various intermediaries.

TIC is licensed to sell and market its individual products in all 50 states, the District of Columbia, Canada, Puerto Rico, Guam, the Bahamas and the U.S. and British Virgin Islands.

The Company operates Tower Square Securities, Inc., which is an introducing broker-dealer offering a full line of brokerage services. Tower Square Securities facilitates the sale of individual variable life and annuity insurance products by the independent financial professionals. Travelers Distribution LLC, a limited purpose broker-dealer, is the principal underwriter and distributor for TLA variable products.

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
                           ANNUAL REPORT ON FORM 10-K


PRIMERICA

Primerica Life and its subsidiaries, Primerica Life Insurance Company of Canada, CitiLife and NBL, are the insurance operations of the Primerica segment. Their primary product is individual term life insurance marketed through a sales force composed of approximately 106,000 representatives. A great majority of the domestic licensed sales force works on a part-time basis. NBL also provides statutory disability benefit insurance and other insurance, primarily in New York, as well as direct response student term life insurance nationwide. CitiLife was established in September 2000 to underwrite insurance in Europe. Primerica, directly or through its subsidiaries, is licensed or otherwise authorized to sell and market term life insurance in all 50 states, the District of Columbia, Puerto Rico, Guam, the U.S. Virgin Islands, Northern Mariana Islands, Canada, the United Kingdom and Spain.

INSURANCE REGULATIONS

INSURANCE REGULATORY INFORMATION SYSTEM

The National Association of Insurance Commissioners (NAIC) Insurance Regulatory Information System (IRIS) was developed to help state regulators identify companies that may require special attention. The IRIS system consists of a statistical phase and an analytical phase whereby financial examiners review annual statements and financial ratios. The statistical phase consists of 12 key financial ratios based on year-end data that are generated from the NAIC database annually; each ratio has an established "usual range" of results. These ratios assist state insurance departments in executing their statutory mandate to oversee the financial condition of insurance companies.

A ratio result falling outside the usual range of IRIS ratios is not considered a failing result; rather, unusual values are viewed as part of the regulatory early monitoring system. Furthermore, in some years, it may not be unusual for financially sound companies to have several ratios with results outside the usual ranges. An insurance company may fall out of the usual range for one or more ratios because of specific transactions that are in themselves immaterial. Generally, an insurance company will become subject to regulatory scrutiny if it falls outside the usual ranges for four or more of the ratios. TLAC had four ratios fall outside of the usual range for December 31, 2004 statutory financial statements filed on March 1, 2005. TLAC had one ratio and three ratios fall outside the usual range for December 31, 2003 and 2002, respectively. TLAC was not subject to any regulatory action by any state insurance department or the NAIC with respect to these IRIS ratios for the 2003 and 2002 statutory financial statements.

RISK-BASED CAPITAL (RBC) REQUIREMENTS

In order to enhance the regulation of insurer solvency, the NAIC adopted a formula and model law to implement RBC requirements for most life and annuity insurance companies, which are designed to determine minimum capital requirements and to raise the level of protection that statutory surplus provides for policyholder obligations. For this purpose, an insurer's total adjusted capital is measured in relation to its specific asset and liability profiles. A company's risk-based capital is calculated by applying factors to various asset, premium and reserve items, where the factor is higher for those items with greater underlying risk and lower for less risky items.

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
                           ANNUAL REPORT ON FORM 10-K


The RBC formula for life insurers measures four major areas of risk:

       o   asset risk (i.e., the risk of asset default),

       o insurance risk (i.e., the risk of adverse mortality and morbidity experience),

       o interest rate risk (i.e., the risk of loss due to changes in interest rates) and

       o   business risk (i.e., normal business and management risk).

Under laws adopted by the states, insurers having less total adjusted capital than that required by the RBC calculation will be subject to varying degrees of regulatory action, depending upon the level of capital inadequacy.

The RBC law provides for four levels of regulatory action as defined by the NAIC. The extent of regulatory intervention and action increases as the level of total adjusted capital to RBC falls. The first level, the company action level, requires an insurer to submit a plan of corrective actions to the regulator if total adjusted capital falls below 200% of the RBC amount. The second level, the regulatory action level, requires an insurer to submit a plan containing corrective actions and requires the relevant insurance commissioner to perform an examination or other analysis and issue a corrective order if total adjusted capital falls below 150% of the RBC amount. The third level, the authorized control level, authorizes the relevant commissioner to take whatever regulatory actions are considered necessary to protect the best interest of the policyholders and creditors of the insurer which may include the actions necessary to cause the insurer to be placed under regulatory control, I.E., rehabilitation or liquidation, if total adjusted capital falls below 100% of the RBC amount. The fourth level, the mandatory control level, requires the relevant insurance commissioner to place the insurer under regulatory control if total adjusted capital falls below 70% of the RBC amount.

The formulas have not been designed to differentiate among adequately capitalized companies, which operate with higher levels of capital. Therefore, it is inappropriate and ineffective to use the formula to rate or rank companies. At December 31, 2004, the Company's principal domestic insurance entities all had total adjusted capital in excess of amounts requiring company action or any level of regulatory action at any prescribed RBC level.

INSURANCE REGULATION CONCERNING DIVIDENDS

TIC is domiciled in the State of Connecticut. The insurance holding company law of Connecticut requires notice to, and approval by, the State of Connecticut Insurance Department for the declaration or payment of any dividend which, together with other distributions made within the preceding twelve months, exceeds the greater of (i) 10% of the insurer's surplus or (ii) the insurer's net gain from operations for the twelve-month period ending on the preceding December 31st, in each case determined in accordance with statutory accounting practices. Such declaration or payment is further limited by adjusted unassigned funds (surplus), reduced by 25% of the change in net unrealized capital gains, as determined in accordance with statutory accounting practices. The insurance holding company laws of other states in which the Company's insurance subsidiaries are domiciled generally contain similar (although in certain instances somewhat more restrictive) limitations on the payment of dividends. A maximum of $908 million is available by the end of the year 2005 for such dividends without prior approval of the State of Connecticut Insurance Department, depending upon the amount and timing of the payments. In accordance with the Connecticut statute, TLAC, after reducing its unassigned funds (surplus) by 25% of the change in unrealized capital gains, may not pay a dividend to TIC without prior approval of the State of Connecticut Insurance Department. Primerica may pay up to $263 million to TIC in 2005 without prior approval of the Commonwealth of Massachusetts Insurance Department.

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
                           ANNUAL REPORT ON FORM 10-K


The Company's 2004 dividends were paid in the following amounts: $467.5 million on March 30; $152.5 million on June 30; and $152.5 million on September 30. Due to the timing of the payments, these dividends were considered extraordinary.

In addition to the aforementioned quarterly dividends, the Company also made a dividend consisting of all the issued and outstanding shares of The Travelers Life and Annuity Reinsurance Company (TLARC) on December 15, 2004. TLARC was valued at $250,000 and was considered to be an ordinary dividend. See Notes 4 and 13 for further discussion of TLARC.

In December 2004, the Company requested and received prior approval from the State of Connecticut Insurance Department to pay an extraordinary dividend on January 3, 2005. Under Connecticut law, the ordinary dividend limitation amount is based upon the cumulative total of all dividend payments made within the preceding twelve months. The Company's proposed dividend payment of $302.5 million payable on January 3, 2005 exceeded the ordinary dividend limitation by approximately $167 million, based on the 2005 dividend limit of $908 million. The State of Connecticut Insurance Department approved the request on December 19, 2004. TIC paid the dividend to its parent on January 3, 2005.

CODE OF ETHICS

The Company has adopted a code of ethics for financial professionals which applies to the Company's principal executive officer and principal financial and accounting officer. The code of ethics for financial professionals has been included as an exhibit to this Form 10-K and can be found on the Citigroup website by selecting the "Corporate Governance" page.

ITEM 2.  PROPERTIES.

The Company's executive offices are located in Hartford, Connecticut. The Company moved its executive offices to One Cityplace, Hartford, Connecticut, during the first quarter of 2003. The Company occupies 373,000 square feet at this location under an operating lease that runs through October 31, 2008.

Other leasehold interests of the Company include approximately 939,000 square feet of office space in 24 locations throughout the United States.

Management believes that these facilities are suitable and adequate for the Company's current needs. See Note 10 of Notes to Consolidated Financial Statements for additional information regarding these facilities.

The preceding discussion does not include information on investment properties.

ITEM 3.  LEGAL PROCEEDINGS.

In August 1999, an amended putative class action complaint captioned LISA MACOMBER, ET AL. VS. TRAVELERS PROPERTY CASUALTY CORPORATION, ET AL. was filed in New Britain, Connecticut Superior Court against the Company, its parent corporation, certain of the Company's affiliates (collectively TLA), and the Company's former affiliate, Travelers Property Casualty Corporation. The amended complaint alleges Travelers Property Casualty Corporation purchased structured settlement annuities from the Company and spent less on the purchase of those structured settlement annuities than agreed with claimants; and that commissions paid to brokers of structured settlement annuities, including an affiliate of the Company, were paid, in part, to Travelers Property Casualty Corporation. The amended complaint was dismissed and following an appeal by plaintiff in September 2002 the Connecticut Supreme Court reversed the dismissal of several of the plaintiff's claims. On May 26, 2004, the Connecticut Superior Court certified a nationwide class action. The class action claims against TLA are

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
                           ANNUAL REPORT ON FORM 10-K


violation of the Connecticut Unfair Trade Practice Statute, unjust enrichment and civil conspiracy. On June 15, 2004, the Defendants, including TLA, appealed the Connecticut Superior Court's May 26, 2004 class certification order.

In 2003 and 2004, several issues in the mutual fund and variable insurance product industries have come under the scrutiny of federal and state regulators. Like many other companies in our industry, the Company has received a request for information from the Securities and Exchange Commission (SEC) and a subpoena from the New York Attorney General regarding market timing and late trading. During 2004 the SEC requested additional information about the Company's variable product operations on market timing, late trading and revenue sharing, and the SEC, the National Association of Securities Dealers and the New York Insurance Department have made inquiries into these issues and other matters associated with the sale and distribution of insurance products. In addition, like many insurance companies and agencies, in 2004 and 2005 the Company received inquiries from certain state Departments of Insurance regarding producer compensation and bidding practices. The Company is cooperating fully with all of these requests and is not able to predict their outcomes.

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
                           ANNUAL REPORT ON FORM 10-K


ITEM 4.  SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

Omitted pursuant to General Instruction I(2)(c) of Form 10-K.

                                     PART II

ITEM 5.  MARKET FOR REGISTRANT'S COMMON EQUITY AND RELATED SHAREHOLDER MATTERS.

The Company has 40,000,000 authorized shares of common stock, all of which are issued and outstanding as of December 31, 2004. All shares are held by an indirect subsidiary of Citigroup, and there exists no established public trading market for the common equity of the Company. The Company paid dividends to its parent of $773 million and $545 million in 2004 and 2003, respectively. See Note 8 of Notes to Consolidated Financial Statements for certain information regarding dividend restrictions.

ITEM 6.  SELECTED FINANCIAL DATA.

Omitted pursuant to General Instruction I(2)(a) of Form 10-K.

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
                           ANNUAL REPORT ON FORM 10-K


ITEM 7. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

Management's narrative analysis of the results of operations is presented in lieu of Management's Discussion and Analysis of Financial Condition and Results of Operations, pursuant to General Instruction I(2)(a) of Form 10-K.

Additional information about the Company is available on the Citigroup website at http://www.travelerslife.com by selecting the "Financial Information" page and selecting "SEC Filings."

SEGMENTS

The Travelers Insurance Company (TIC, together with its subsidiaries, the Company) is composed of two business segments, Travelers Life & Annuity (TLA) and Primerica.

CRITICAL ACCOUNTING POLICIES

The Notes to Consolidated Financial Statements contain a summary of the Company's significant accounting policies, including a discussion of recently issued accounting pronouncements. Certain of these policies are considered to be critical to the portrayal of the Company's financial condition, since they require management to make difficult, complex or subjective judgments, some of which may relate to matters that are inherently uncertain.

DEFERRED ACQUISITION COSTS

Deferred acquisition costs (DAC) represent costs that are deferred and amortized over the estimated life of the related insurance policies. DAC principally includes commissions and certain expenses related to policy issuance, underwriting and marketing, all of which vary with and are primarily related to the production of new business. The method for determining amortization of deferred acquisition costs varies by product type based upon three different accounting pronouncements: Statement of Financial Accounting Standards (SFAS) No. 60, "Accounting and Reporting by Insurance Enterprises" (SFAS 60), SFAS No. 91, "Accounting for Nonrefundable Fees and Costs Associated with Originating or Acquiring Loans and Initial Direct Costs of Leases" (SFAS 91) and SFAS No. 97, "Accounting and Reporting by Insurance Enterprises for Certain Long Duration Contracts and for Realized Gains and Losses from the Sale of Investments" (SFAS
97).

DAC for deferred annuities, both fixed and variable, and payout annuities is amortized employing a level effective yield methodology per SFAS 91 as indicated by AICPA Practice Bulletin 8, generally over 10-15 years. An amortization rate is developed using the outstanding DAC balance and projected account balances. This rate is applied to actual account balances to determine the amount of DAC amortization. The projected account balances are derived using a model that contains assumptions related to investment returns and persistency. The model rate is evaluated at least annually, and changes in underlying lapse and interest rate assumptions are to be treated retrospectively. Variances in expected equity market returns versus actual returns are treated prospectively and a new amortization pattern is developed so that the DAC balances will be amortized over the remaining estimated life of the business.

DAC for universal life and COLI is amortized in relation to estimated gross profits from surrender charges, investment, mortality, and expense margins per SFAS 97, generally over 16-25 years. Actual profits can vary from management's estimates, resulting in increases or decreases in the rate of amortization. Re-estimates of gross profits, performed at least annually, result in retrospective adjustments to earnings by a cumulative charge or credit to income.

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
                           ANNUAL REPORT ON FORM 10-K


DAC relating to traditional life, including term insurance, and health insurance is amortized in relation to anticipated premiums per SFAS 60, generally over 5-20 years. Assumptions as to the anticipated premiums are made at the date of policy issuance or acquisition and are consistently applied over the life of the policy.

All DAC is reviewed at least annually to determine if it is recoverable from future income, including investment income, and, if not recoverable, is charged to expense. All other acquisition expenses are charged to operations as incurred.

FUTURE POLICY BENEFITS

Future policy benefits represent liabilities for future insurance policy benefits for payout annuities and traditional life products and are prepared in accordance with industry standards and accounting principles generally accepted in the United States of America (GAAP). The annuity payout reserves are calculated using the mortality and interest assumptions used in the actual pricing of the benefit. Mortality assumptions are based on the Company's experience and are adjusted to reflect deviations such as substandard mortality in structured settlement benefits. The interest rates range from 1.7% to 8.7%, with a weighted average rate of 6.5% for these annuity products. Traditional life products include whole life and term insurance. Future policy benefits for traditional life products are estimated on the basis of actuarial assumptions as to mortality, persistency and interest, established at policy issue. Actuarial and interest assumptions include a margin for adverse deviation and are based on the Company's experience. Interest assumptions applicable to traditional life products range from 2.5% to 7.0%, with a weighted average of 5.3%.

INVESTMENTS IN FIXED MATURITIES

Fixed maturities, which comprise 78% and 75% of total investments at December 31, 2004 and 2003, respectively, include bonds, notes and redeemable preferred stocks. Fixed maturities, including instruments subject to securities lending agreements (see Note 3 of Notes to Consolidated Financial Statements), are classified as "available for sale" and are reported at fair value, with unrealized investment gains and losses, net of income taxes, credited or charged directly to shareholder's equity. Fair values of investments in fixed maturities are based on quoted market prices or dealer quotes. If quoted market prices are not available, discounted expected cash flows using market rates commensurate with the credit quality and maturity of the investment are used to determine fair value. Changes in assumptions could affect the fair values of fixed maturities. Impairments are realized when investment losses in value are deemed other-than-temporary. The Company conducts a rigorous review each quarter to identify and evaluate investments that have possible indications of impairment. An investment in a debt or equity security is impaired if its fair value falls below its cost and the decline is considered other-than-temporary. Factors considered in determining whether a loss is other-than-temporary include the length of time and extent to which fair value has been below cost; the financial condition and near-term prospects of the issuer; and the Company's ability and intent to hold the investment for a period of time sufficient to allow for any anticipated recovery. Changing economic conditions - global, regional, or related to specific issuers or industries - could result in other-than-temporary losses.

PREMIUMS

Premium income is reported for individual payout annuities, group close-out annuities, whole life and term insurance. The annuities premiums are recognized as revenue when collected. The life premiums are recognized as revenues when due. Premiums for contracts with a limited number of premium payments, due over a significantly shorter period than the period over which benefits are provided, are considered revenue when due. The portion of premium which is not required to provide for benefits and expenses is deferred and recognized in revenues in a constant relationship to insurance benefits in force.

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
                           ANNUAL REPORT ON FORM 10-K


CONSOLIDATED OVERVIEW

FOR THE YEARS ENDED DECEMBER 31,                          2004             2003
--------------------------------                          ----             ----
   ($ IN MILLIONS)

Revenues                                                 $6,495           $6,139

Insurance benefits and interest credited                  3,276            3,350

Operating expenses                                        1,136              960
                                                         ------           ------

Income before taxes                                       2,083            1,829

Income taxes                                                602              471
                                                         ------           ------

Net income                                               $1,481           $1,358
                                                         ======           ======

Net income in 2004 increased 9% from 2003, primarily attributable to increased revenues due to earnings from business volume growth and improved retained investment margins. These increases were partially offset by higher operating expenses and higher DAC amortization and lower investment yields. See the detailed description of each business segment for additional information.

TRAVELERS LIFE & ANNUITY

FOR THE YEARS ENDED DECEMBER 31,                          2004             2003
--------------------------------                          ----             ----
($ IN MILLIONS)

Revenues                                                 $4,725           $4,479

Insurance benefits and interest credited                  2,716            2,816

Operating expenses                                          658              505
                                                         ------           ------

Income before taxes                                       1,351            1,158

Income taxes                                                361              240
                                                         ------           ------

Net income                                               $  990           $  918
                                                         ======           ======

Net income of $990 million in 2004, which increased 8% from $918 million in 2003, was primarily attributable to earnings from higher fee revenues and net investment income (NII) from increased business volumes. These increases were partially offset by higher operating expenses, higher DAC amortization and lower investment yields, as well as a $30 million Dividends Received Deduction (DRD) tax benefit related to prior periods in 2004, versus a $50 million DRD tax benefit relating to prior periods in 2003.

TLA revenues increased to $4.7 billion in 2004, 5% higher than 2003. This increased revenue was driven by NII and fee revenue, partially offset by a decline in premiums.

TLA NII increased 10% to $3,012 million in 2004 from $2,743 million in 2003. The increase was driven by a larger invested asset base from higher business volumes and favorable equity and real estate returns.

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
                           ANNUAL REPORT ON FORM 10-K


The following table shows net written premiums and deposits by product line for each of the years ended December 31, 2004 and 2003. The majority of the annuity business and a substantial portion of the life business written by TLA are accounted for as investment contracts, with the result that the deposits collected are reported as liabilities and are not included in revenues. Deposits represent a statistic used for measuring business volumes, which management of the Company uses to manage the life insurance and annuities operations, and may not be comparable to similarly captioned measurements used by other life insurance companies.

                                                             2004                          2003
           ($ IN MILLIONS)                           Premiums    Deposits          Premiums    Deposits
                                                     --------    --------          --------    --------
     Retail annuities
         Fixed                                         $  --      $   582           $   --      $   535
         Variable                                         --        4,977               --        3,983
         Individual payout                                69           36               26           28
                                                       -----      -------           ------      -------
     Total retail annuities                               69        5,595               26        4,546
     Institutional annuities                             707        7,284              908        6,494
     Individual life insurance:
         Direct periodic premiums & deposits             136          865              140          686
         Single premium deposits                          --          745               --          405
         Reinsurance                                     (51)        (112)             (40)         (99)
                                                        ----        -----           ------      -------
     Total individual life insurance                      85        1,498              100          992
     Other                                                50           --               48           --
                                                       -----      -------           ------      -------
                    Total                              $ 911      $14,377           $1,082      $12,032
                                                       =====      =======           ======      =======

Retail annuity deposits increased 23% in 2004 to $5.6 billion from $4.5 billion in 2003, reflecting strong variable annuity sales due to improved equity market conditions in 2004 and sales of the guaranteed minimum withdrawal benefit feature of the variable annuity product. Retail annuity account balances and benefit reserves were $37.2 billion at December 31, 2004, up from $32.9 billion at December 31, 2003. This increase reflects equity market growth in variable annuity investments of $2.3 billion in 2004 and $2.1 billion of net sales from good in-force retention.

Institutional annuities deposits (excluding the Company's employee pension plan deposits) in 2004 increased 12% to $7.3 billion from 2003, reflecting higher fixed and variable rate guaranteed investment contracts (GIC) sales. 2003 included a total of $1.0 billion fixed rate GIC sales to The Federal Home Loan Bank of Boston. Institutional annuities premiums decreased 22% to $707 million in 2004, primarily related to a one-time group close-out sale of $290 million in 2003. Group annuity account balances and benefit reserves reached $27.9 billion at December 31, 2004, an increase of $2.7 billion, or 11%, from $25.2 billion at December 31, 2003, reflecting continued strong GIC sales.

Deposits for the life insurance business increased 51% to $1.5 billion from 2003. This increase was related to an 84% increase in single premium sales and higher direct periodic deposits for individual life insurance in 2004, driven by independent agent high-end estate planning, partially offset by a 54% decrease in COLI sales. Life insurance in force was $100.8 billion at December 31, 2004 up from $89.5 billion at December 31, 2003.

During 2004, TLA expenses increased primarily due to higher DAC amortization and volume-related insurance expenses.

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
                           ANNUAL REPORT ON FORM 10-K


The amortization of capitalized DAC is a significant component of TLA expenses. TLA's recording of DAC amortization varies based upon product type. DAC for deferred annuities, both fixed and variable, and payout annuities employs a level yield methodology as described in SFAS 91. DAC for universal life (UL) and COLI is amortized in relation to estimated gross profits as described in SFAS 97, with traditional life, including term insurance and other products amortized in relation to anticipated premiums as per SFAS 60. The following is a summary of capitalized DAC by type:

                                                     Deferred & Payout                 Traditional Life
    ($ IN MILLIONS)                                      Annuities        UL & COLI         & Other        Total
  ----------------------------------------------------------------------------------------------------------------
   Balance January 1, 2003                                 $1,353            $578            $113          $2,044

   Commissions and expenses deferred                          340             221              22             583
   Amortization expense                                      (212)            (33)            (21)           (266)
                                                        ----------------------------------------------------------
   Balance December 31, 2003                                1,481             766             114           2,361

   Commissions and expenses deferred                          448             342              20             810
   Amortization expense                                      (273)            (51)            (20)           (344)
   Underlying lapse and interest rate
      adjustment                                              (17)             --              --             (17)
   Pattern of estimated gross profit adjustment                --             (39)             --             (39)
                                                        ----------------------------------------------------------
   Balance December 31, 2004                               $1,639          $1,018            $114          $2,771
  ----------------------------------------------------------------------------------------------------------------

DAC capitalization increased $227 million or 39% in 2004 over 2003 driven by the $121 million or 55% increase in UL and COLI, and the $108 million or 32% increase in deferred and payout annuities, which is consistent with the increase in premiums and deposits for those lines of business. The increase in amortization expense in 2004 was primarily driven by business volume growth in deferred annuities and UL, and also included a one-time adjustment for the change in pattern in the estimated gross profits on the UL business and a one-time increase in deferred annuities DAC amortization due to changes in underlying lapse and expense adjustments.

TLA OUTLOOK

TLA should benefit from growth in the aging population which is becoming more focused on the need to accumulate adequate savings for retirement, to protect these savings and to plan for the transfer of wealth to the next generation. TLA is well positioned to take advantage of the favorable long-term demographic trends through its strong financial position, widespread brand name recognition and broad array of competitive life, annuity, retirement and estate planning products sold through established distribution channels.

TLA's business is significantly affected by movements in the U.S. equity and fixed income credit markets. U.S. equity and credit market events can have both positive and negative effects on the deposit, revenue and policy retention performance of the business. A sustained weakness in the equity markets will decrease revenues and earnings in variable annuity products. Declines in credit quality of issuers will have a negative effect on earnings. The retail annuities business is interest rate and equity market sensitive. TLA's variable annuities offer products with guaranteed features that are equity market sensitive. The guaranteed minimum death benefit feature pays benefits when at the time of death of a contractholder the account value is below the guaranteed amount. Another guaranteed feature offered is a guaranteed minimum withdrawal benefit, which is considered an embedded derivative. Exposure increases with the decline in equity markets and exposure decreases with equity market growth. This creates earnings volatility because the embedded derivative is marked to market through income. TLA has entered into an alternative hedging strategy to reduce the earnings volatility.

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
                           ANNUAL REPORT ON FORM 10-K


Citigroup, the Company's ultimate parent, has agreed to sell its Life Insurance and Annuities business to MetLife, Inc. TIC and TLA are included in Citigroup's Life Insurance and Annuities business. The transaction is expected to close this summer. At that time TLA, after giving effect to certain dispositions to be effected prior to the closing, will become part of MetLife, Inc. See Note 17 of Notes to Consolidated Financial Statements.

Due to the proposed transaction, there may be a negative impact on institutional annuity sales in 2005, in particular fixed rate GICs, as potential customers assess the concentration risk associated with the combination of MetLife, Inc. and TLA.

Federal and state regulators have focused on, and continue to devote substantial attention to, the mutual fund and variable insurance product industries. As a result of publicity relating to widespread perceptions of industry abuses, there have been numerous proposals for legislative and regulatory reforms, including mutual fund governance, new disclosure requirements concerning mutual fund share classes, commission breakpoints, revenue sharing, advisory fees, market timing, late trading, portfolio pricing, annuity products, hedge funds, producer compensation and other issues. It is difficult to predict at this time whether changes resulting from new laws and regulations will affect the industries or the Company's businesses, and, if so, to what degree.

The statements above are forward-looking statements within the meaning of the Private Securities Litigation Reform Act. See "Forward-Looking Statements" on page 16.

PRIMERICA

    FOR THE YEARS ENDED DECEMBER 31,                2004         2003
    -----------------------------------             ----         ----
    ($ IN MILLIONS)

         Revenues                                  $1,770       $1,660

         Insurance benefits                           560          534

         Operating expenses                           478          455
                                                   ------       ------

         Income before taxes                          732          671

         Income taxes                                 241          231
                                                   ------       ------

         Net income                                $  491       $  440
                                                   ======       ======

Net income increased 12% to $491 million from $440 million in 2003. The increase in net income reflects growth in life insurance in force from $503.6 billion at December 31, 2003 to $545.4 billion at December 31, 2004 and higher NII from a larger invested capital base. These were partially offset by volume-related increases in DAC amortization. Other general expense increased slightly, consistent with the increase of life insurance in-force. Mortality experience was favorable in 2004, compared to 2003, however, there was an increase in incurred claims. This increase is provided for by growth in the in-force, associated premium revenues and policyholders reserve balances.

The amortization of capitalized DAC is a significant component of Primerica's expenses. All of Primerica's DAC is associated with traditional life products. DAC is amortized in relation to anticipated premiums as per SFAS 60. Amortized DAC has remained level as a percentage of direct premiums. DAC amortization increased from $235 million in 2003 to $249 in 2004, due to growth in sales and in-force business.

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
                           ANNUAL REPORT ON FORM 10-K


The following is a summary of capitalized DAC:

                     ($ IN MILLIONS)
                     -----------------------------------------------
                     Balance January 1, 2003                $1,892

                     Deferred expenses and other               377
                     Amortization expense                     (235)

                     -----------------------------------------------
                     Balance December 31, 2003               2,034
                     -----------------------------------------------

                     Deferred expenses and other               393
                     Amortization expense                     (249)

                     -----------------------------------------------
                     Balance December 31, 2004              $2,178
                     -----------------------------------------------


    EARNED PREMIUMS, NET OF REINSURANCE

    FOR THE YEARS ENDED DECEMBER 31,              2004        2003
    -----------------------------------           ----        ----
    ($ IN MILLIONS)

         Individual term life                   $1,243      $1,179

         Other                                      72          66
                                                ------      ------

                                                $1,315      $1,245
                                                ======      ======

The total face amount of term life insurance issued was $91.4 billion in 2004 compared to $82.2 billion in 2003. This increase in term life production resulted from the increase in the productivity of licensed life representatives. Life insurance in force at year-end 2004 reached $545.4 billion, up from $503.6 billion at year-end 2003, reflecting consistent in-force policy retention and higher volume of sales.

PRIMERICA OUTLOOK

Over the last few years, training programs, primarily sales and product training, have been developed and deployed to maintain high compliance standards, increase the number of producing agents and customer contacts and, ultimately, increase production levels. A continuation of these trends could positively influence future operations. This statement is a forward-looking statement within the meaning of the Private Securities Litigation Reform Act. See "Forward-Looking Statements" on page 16.

Citigroup, the Company's ultimate parent, has agreed to sell its Life Insurance and Annuities business to MetLife, Inc. TIC, Primerica's direct parent, is included in Citigroup's Life Insurance and Annuities business. Primerica and its subsidiaries, through a dividend, will remain part of Citigroup.

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
                           ANNUAL REPORT ON FORM 10-K


FUTURE APPLICATION OF ACCOUNTING STANDARDS

See Note 1 of Notes to Consolidated Financial Statements for Future Application of Accounting Standards.

FORWARD-LOOKING STATEMENTS

Certain of the statements contained herein that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act. The Company's actual results may differ materially from those included in the forward-looking statements. Forward-looking statements are typically identified by the words "believe," "expect," "anticipate," "intend," "estimate," "may increase," "may fluctuate," and similar expressions or future or conditional verbs such as "will," "should," "would," and "could." These forward-looking statements involve risks and uncertainties including, but not limited to, regulatory matters, the resolution of legal proceedings, the impact that the proposed sale to MetLife, Inc., and the transactions to be effected before that sale, may have on the Company and its prospects, the potential impact of a decline in credit quality of investments on earnings; the Company's market risk and the discussions of the Company's prospects under "Outlook" on the previous pages.

ITEM 7A.  QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Market risk is the risk of loss arising from adverse changes in market rates and prices, such as interest rates, foreign currency exchange rates, and other relevant market rate or price changes. Market risk is directly influenced by the volatility and liquidity in the markets in which the related underlying assets are traded. The following is a discussion of the Company's primary market risk exposures and how those exposures are currently managed as of December 31, 2004.

MARKET RISK SENSITIVE INSTRUMENTS ENTERED INTO FOR PURPOSES OTHER THAN TRADING

The primary market risk to the Company's investment portfolio is interest rate risk associated with investments. The Company's exposure to equity price risk and foreign exchange risk is not significant. The Company has no direct commodity risk.

The interest rate risk taken in the investment portfolio is managed relative to the duration of the liabilities. The portfolio is differentiated by product line, with each product line's portfolio structured to meet its particular needs. Potential liquidity needs of the business are also key factors in managing the investment portfolio. The portfolio duration relative to the liabilities' duration is primarily managed through cash market transactions. For additional information regarding the Company's investment portfolio see Note 3 of Notes to Consolidated Financial Statements.

There were no significant changes in the Company's primary market risk exposures or in how those exposures are managed compared to the year ended December 31, 2003. The Company does not anticipate significant changes in the Company's primary market risk exposures or in how those exposures are managed in future reporting periods based upon what is known or expected to be in effect in future reporting periods. The statements above are forward-looking statements within the meaning of the Private Securities Litigation Reform Act. See "Forward-Looking Statements" above.

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
                           ANNUAL REPORT ON FORM 10-K


SENSITIVITY ANALYSIS

Sensitivity analysis is defined as the measurement of potential loss in future earnings, fair values or cash flows of market-sensitive instruments resulting from one or more selected hypothetical changes in interest rates and other market rates or prices over a selected time. In the Company's sensitivity analysis model, a hypothetical change in market rates is selected that is expected to reflect reasonably possible near-term changes in those rates. The term "near-term" means a period of time going forward up to one year from the date of the financial statements. Actual results may differ from the hypothetical change in market rates assumed in this report, especially since this sensitivity analysis does not reflect the results of any actions that would be taken by the Company to mitigate such hypothetical losses in fair value.

In this sensitivity analysis model, the Company uses fair values to measure its potential loss. The sensitivity analysis model includes the following financial instruments: fixed maturities, interest-bearing non-redeemable preferred stock, mortgage loans, short-term securities, cash, investment income accrued, policy loans, contractholder funds, guaranteed separate account assets and liabilities and derivative financial instruments. In addition, certain non-financial instrument liabilities have been included in the sensitivity analysis model. These non-financial instruments include future policy benefits and policy and contract claims. The primary market risk to the Company's market-sensitive instruments is interest rate risk. The sensitivity analysis model uses a 100 basis point change in interest rates to measure the hypothetical change in fair value of financial instruments and the non-financial instruments included in the model.

For invested assets, duration modeling is used to calculate changes in fair values. Durations on invested assets are adjusted for call, put and reset features. Portfolio durations are calculated on a market value weighted basis, including accrued investment income, using trade date holdings as of December 31, 2004 and 2003. The current duration of invested assets as of December 31, 2004 is 4.6 years. The sensitivity analysis model used by the Company produces a loss in fair value of interest rate sensitive invested assets of approximately $2.4 billion and $2.2 billion based on a 100 basis point increase in interest rates as of December 31, 2004 and 2003, respectively.

Liability durations are determined consistently with the determination of liability fair values. Where fair values are determined by discounting expected cash flows, the duration is the percentage change in the fair value for a 100 basis point change in the discount rate. Where liability fair values are set equal to surrender values, option-adjusted duration techniques are used to calculate changes in fair values. The duration of liabilities as of December 31, 2004 is 5.1 years. The sensitivity analysis model used by the Company produces a decrease in fair value of interest rate sensitive insurance policy and claims reserves of approximately $1.9 billion and $1.7 billion based on a 100 basis point increase in interest rates as of December 31, 2004 and 2003, respectively. Based on the sensitivity analysis model used by the Company, the net loss in fair value of market sensitive instruments, including non-financial instrument liabilities, as a result of a 100 basis point increase in interest rates as of December 31, 2004 and 2003 is not material.

MARKET RISK SENSITIVE INSTRUMENTS ENTERED INTO FOR TRADING PURPOSES

The Company maintains a trading portfolio consisting primarily of convertible bonds and common stocks with carrying values of $1,360 million and $1,707 million as of December 31, 2004 and 2003, respectively, and $473 million and $637 million of liabilities resulting from common stocks sold not yet purchased (referred to as short sales) as of December 31, 2004 and 2003, respectively. The primary market risk to the trading portfolio is equity risk. Assets are reported as trading securities and liabilities are reported as trading securities sold not yet purchased.

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
                           ANNUAL REPORT ON FORM 10-K


The Company's primary investment strategy is convertible bond arbitrage where convertible bonds are paired with short sales of the common stocks of companies issuing the convertible bonds. These positions are established and maintained so that general changes in equity markets and interest rates should not materially impact the value of the portfolio.

TABULAR PRESENTATION

The table below provides information about the trading portfolio's financial instruments that are primarily exposed to equity price risk. This table presents the fair values of these instruments as of December 31, 2004 and 2003. Fair values are based upon quoted market prices.

       ($ IN MILLIONS)                                       Fair value as of      Fair value as of
       ---------------                                       December 31, 2004     December 31, 2003
                                                             -----------------     -----------------

       ASSETS
           Trading securities
              Convertible bond arbitrage                           $1,110                $1,447
              Other                                                   250                   260
                                                                   ------                ------
                                                                   $1,360                $1,707
                                                                   ======                ======
       LIABILITIES
           Trading securities sold not yet purchased
              Convertible bond arbitrage                             $460                  $629
              Other                                                    13                     8
                                                                     ----                  ----
                                                                     $473                  $637
                                                                     ====                  ====

The Company's trading portfolio investments and related liabilities are normally held for periods less than six months. Therefore, expected future cash flows for these assets and liabilities are expected to be realized in less than one year.

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES


ITEM 8.  FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA


                          INDEX TO FINANCIAL STATEMENTS
                          -----------------------------

                                                                                         PAGE
                                                                                         ----

     Report of Independent Registered Public Accounting Firm..............................20

     Consolidated Financial Statements:

         Consolidated Statements of Income for
         the years ended December 31, 2004, 2003 and 2002.................................21

         Consolidated Balance Sheets - December 31, 2004 and 2003.........................22

         Consolidated Statements of Changes in Shareholder's Equity
         for the years ended December 31, 2004, 2003 and 2002.............................23

         Consolidated Statements of Cash Flows for
         the years ended December 31, 2004, 2003 and 2002.................................24

         Notes to Consolidated Financial Statements....................................25-66

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



The Board of Directors and Shareholder
The Travelers Insurance Company:


We have audited the accompanying consolidated balance sheets of The Travelers Insurance Company and subsidiaries as of December 31, 2004 and 2003, and the related consolidated statements of income, changes in shareholder's equity, and cash flows for each of the years in the three-year period ended December 31, 2004. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of The Travelers Insurance Company and subsidiaries as of December 31, 2004 and 2003, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2004, in conformity with U.S. generally accepted accounting principles.

As discussed in Note 1 to the consolidated financial statements, the Company changed its methods of accounting and reporting for certain nontraditional long-duration contracts and for separate accounts in 2004, variable interest entities in 2003, and for goodwill and intangible assets in 2002.

/s/KPMG LLP

Hartford, Connecticut
March 28, 2005

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME
                                 ($ IN MILLIONS)


FOR THE YEAR ENDED DECEMBER 31,                                     2004         2003         2002
                                                                    ----         ----         ----

REVENUES
Premiums                                                           $2,226       $2,327       $1,924
Net investment income                                               3,348        3,058        2,936
Realized investment gains (losses)                                     16           37         (322)
Fee income                                                            781          606          560
Other revenues                                                        124          111          136
----------------------------------------------------------------------------------------------------
     Total Revenues                                                 6,495        6,139        5,234
----------------------------------------------------------------------------------------------------
BENEFITS AND EXPENSES
Current and future insurance benefits                               1,971        2,102        1,711
Interest credited to contractholders                                1,305        1,248        1,220
Amortization of deferred acquisition costs                            649          501          393
General and administrative expenses                                   487          459          407
----------------------------------------------------------------------------------------------------
     Total Benefits and Expenses                                    4,412        4,310        3,731
----------------------------------------------------------------------------------------------------
Income from operations before federal income taxes                  2,083        1,829        1,503
----------------------------------------------------------------------------------------------------
Federal income taxes
     Current                                                          563          360          236
     Deferred                                                          39          111          185
----------------------------------------------------------------------------------------------------
     Total Federal Income Taxes                                       602          471          421
----------------------------------------------------------------------------------------------------
Net Income                                                         $1,481       $1,358       $1,082
====================================================================================================



                 See Notes to Consolidated Financial Statements.

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                                 ($ IN MILLIONS)


AT DECEMBER 31,                                                                                2004         2003
------------------------------------------------------------------------------------------------------------------
ASSETS
Fixed maturities, available for sale at fair value (including $2,468 and $2,170
  subject to securities lending agreements) (cost $45,314; $40,119)                          $47,715      $42,323
Equity securities, at fair value (cost $322; $323)                                               367          362
Mortgage loans                                                                                 2,124        1,886
Policy loans                                                                                   1,121        1,135
Short-term securities                                                                          3,731        3,603
Trading securities, at fair value                                                              1,360        1,707
Other invested assets                                                                          5,005        5,188
------------------------------------------------------------------------------------------------------------------
     Total Investments                                                                        61,423       56,204
------------------------------------------------------------------------------------------------------------------
Cash                                                                                             246          149
Investment income accrued                                                                        606          567
Premium balances receivable                                                                      177          165
Reinsurance recoverables                                                                       4,667        4,470
Deferred acquisition costs                                                                     4,949        4,395
Separate and variable accounts                                                                31,327       26,972
Other assets                                                                                   2,448        2,426
------------------------------------------------------------------------------------------------------------------
     Total Assets                                                                           $105,843      $95,348
------------------------------------------------------------------------------------------------------------------
LIABILITIES
Contractholder funds                                                                         $34,101      $30,252
Future policy benefits and claims                                                             16,808       15,964
Separate and variable accounts                                                                31,327       26,972
Deferred federal income taxes                                                                  2,220        2,030
Trading securities sold not yet purchased, at fair value                                         473          637
Other liabilities                                                                              6,609        6,136
------------------------------------------------------------------------------------------------------------------
     Total Liabilities                                                                        91,538       81,991
------------------------------------------------------------------------------------------------------------------
SHAREHOLDER'S EQUITY
Common stock, par value $2.50; 40 million shares authorized, issued and outstanding              100          100
Additional paid-in capital                                                                     5,449        5,446
Retained earnings                                                                              7,159        6,451
Accumulated other changes in equity from nonowner sources                                      1,597        1,360
------------------------------------------------------------------------------------------------------------------
     Total Shareholder's Equity                                                               14,305       13,357
------------------------------------------------------------------------------------------------------------------
     Total Liabilities and Shareholder's Equity                                             $105,843      $95,348
==================================================================================================================



                 See Notes to Consolidated Financial Statements.

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
           CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDER'S EQUITY
                                 ($ IN MILLIONS)


                                                                           FOR THE YEAR ENDED DECEMBER 31,
--------------------------------------------------------------------------------------------------------------
COMMON STOCK                                                           2004             2003             2002
--------------------------------------------------------------------------------------------------------------
Balance, beginning of year                                             $100             $100             $100
Changes in common stock                                                  --               --               --
--------------------------------------------------------------------------------------------------------------
Balance, end of year                                                   $100             $100             $100
==============================================================================================================
--------------------------------------------------------------------------------------------------------------
ADDITIONAL PAID-IN CAPITAL
--------------------------------------------------------------------------------------------------------------
Balance, beginning of year                                           $5,446           $5,443           $3,864
Stock option tax benefit (expense)                                        3                3              (17)
Capital contributed by parent                                            --               --            1,596
--------------------------------------------------------------------------------------------------------------
Balance, end of year                                                 $5,449           $5,446           $5,443
==============================================================================================================
--------------------------------------------------------------------------------------------------------------
RETAINED EARNINGS
--------------------------------------------------------------------------------------------------------------
Balance, beginning of year                                           $6,451           $5,638           $5,142
Net income                                                            1,481            1,358            1,082
Dividends to parent                                                    (773)            (545)            (586)
--------------------------------------------------------------------------------------------------------------
Balance, end of year                                                 $7,159           $6,451           $5,638
==============================================================================================================
--------------------------------------------------------------------------------------------------------------
ACCUMULATED OTHER CHANGES
IN EQUITY FROM NONOWNER SOURCES
--------------------------------------------------------------------------------------------------------------
Balance, beginning of year                                           $1,360             $454              $74
Unrealized gains, net of tax                                            138              817              452
Foreign currency translation, net of tax                                  1                4                3
Derivative instrument hedging activity gains (losses),
net of tax                                                               98               85              (75)
--------------------------------------------------------------------------------------------------------------
Balance, end of year                                                 $1,597           $1,360             $454
==============================================================================================================
--------------------------------------------------------------------------------------------------------------
SUMMARY OF CHANGES IN EQUITY
FROM NONOWNER SOURCES
--------------------------------------------------------------------------------------------------------------
Net income                                                           $1,481           $1,358           $1,082
Other changes in equity from nonowner sources                           237              906              380
--------------------------------------------------------------------------------------------------------------
Total changes in equity from nonowner sources                        $1,718           $2,264           $1,462
==============================================================================================================
--------------------------------------------------------------------------------------------------------------
TOTAL SHAREHOLDER'S EQUITY
--------------------------------------------------------------------------------------------------------------
Changes in total shareholder's equity                                  $948           $1,722           $2,455
Balance, beginning of year                                           13,357           11,635            9,180
--------------------------------------------------------------------------------------------------------------
Balance, end of year                                                $14,305          $13,357          $11,635
==============================================================================================================



                 See Notes to Consolidated Financial Statements.

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                           INCREASE (DECREASE) IN CASH
                                 ($ IN MILLIONS)


FOR THE YEAR ENDED DECEMBER 31,                                                  2004             2003             2002
-------------------------------------------------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES
     Premiums collected                                                         $2,218           $2,335           $1,917
     Net investment income received                                              3,228            2,787            2,741
     Other revenues received                                                       901              335              384
     Benefits and claims paid                                                   (1,367)          (1,270)          (1,218)
     Interest paid to contractholders                                           (1,294)          (1,226)          (1,220)
     Operating expenses paid                                                    (1,646)          (1,375)          (1,310)
     Income taxes paid                                                            (262)            (456)            (197)
     Trading account investments (purchases), sales, net                           226             (232)              76
     Other                                                                        (479)             (84)            (105)
-------------------------------------------------------------------------------------------------------------------------
         Net Cash Provided by Operating Activities                               1,525              814            1,068
-------------------------------------------------------------------------------------------------------------------------
CASH FLOWS FROM INVESTING ACTIVITIES
     Proceeds from maturities of investments
         Fixed maturities                                                        6,833            7,446            4,459
         Mortgage loans                                                            655              358              374
     Proceeds from sales of investments
         Fixed maturities                                                        7,796           15,078           15,472
         Equity securities                                                          78              124              212
         Mortgage loans                                                             52               --               --
         Real estate held for sale                                                  55                5               26
     Purchases of investments
         Fixed maturities                                                      (19,164)         (26,766)         (23,623)
         Equity securities                                                        (157)            (144)            (134)
         Mortgage loans                                                           (944)            (317)            (355)
     Policy loans, net                                                              14               34               39
     Short-term securities (purchases) sales, net                                 (116)             814           (1,320)
     Other investments (purchases) sales, net                                       50              108              (69)
     Securities transactions in course of settlement, net                          699             (618)             529
-------------------------------------------------------------------------------------------------------------------------
     Net Cash Used in Investing Activities                                      (4,149)          (3,878)          (4,390)
-------------------------------------------------------------------------------------------------------------------------
CASH FLOWS FROM FINANCING ACTIVITIES
     Contractholder fund deposits                                                9,619            8,326            8,505
     Contractholder fund withdrawals                                            (6,125)          (4,754)          (4,729)
     Capital contribution by parent                                                 --               --              172
     Dividends to parent company                                                  (773)            (545)            (586)
-------------------------------------------------------------------------------------------------------------------------
         Net Cash Provided by Financing Activities                               2,721            3,027            3,362
-------------------------------------------------------------------------------------------------------------------------
Net increase (decrease) in cash                                                     97              (37)              40
Cash at December 31, previous year                                                 149              186              146
-------------------------------------------------------------------------------------------------------------------------
Cash at December 31, current year                                                 $246             $149             $186
=========================================================================================================================



                 See Notes to Consolidated Financial Statements.

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Significant accounting policies used in the preparation of the accompanying financial statements follow.

BASIS OF PRESENTATION

The Travelers Insurance Company (TIC, together with its subsidiaries, the Company), is a wholly owned subsidiary of Citigroup Insurance Holding Corporation (CIHC), an indirect wholly owned subsidiary of Citigroup Inc. (Citigroup), a diversified global financial services holding company whose businesses provide a broad range of financial services to consumer and corporate customers around the world. The consolidated financial statements include the accounts of the Company and its insurance and non-insurance subsidiaries on a fully consolidated basis. The primary insurance entities of the Company are TIC and its subsidiaries, The Travelers Life and Annuity Company (TLAC), Primerica Life Insurance Company (Primerica Life), and its subsidiaries, Primerica Life Insurance Company of Canada, CitiLife Financial Limited (CitiLife) and National Benefit Life Insurance Company (NBL). Significant intercompany transactions and balances have been eliminated. The Company consolidates entities deemed to be variable interest entities when the Company is determined to be the primary beneficiary under Financial Accounting Standards Board (FASB) Interpretation No. 46, "Consolidation of Variable Interest Entities" (FIN 46).

On January 31, 2005, Citigroup announced its intention to sell its Life Insurance and Annuities business, which includes TIC, TLAC and certain other businesses, to MetLife, Inc. Primerica Life and its subsidiaries will remain part of Citigroup. See Note 17.

The financial statements and accompanying footnotes of the Company are prepared in conformity with U.S. generally accepted accounting principles (GAAP). The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and benefits and expenses during the reporting period. Actual results could differ from those estimates.

Certain prior year amounts have been reclassified to conform to the 2004 presentation.

ACCOUNTING CHANGES

ACCOUNTING AND REPORTING BY INSURANCE ENTERPRISES FOR CERTAIN NONTRADITIONAL LONG-DURATION CONTRACTS AND FOR SEPARATE ACCOUNTS

On January 1, 2004, the Company adopted the Accounting Standards Executive Committee of the American Institute of Certified Public Accountants Statement of Position 03-1, "Accounting and Reporting by Insurance Enterprises for Certain Nontraditional Long-Duration Contracts and for Separate Accounts" (SOP 03-1). The main components of SOP 03-1 provide guidance on accounting and reporting by insurance enterprises for separate account presentation, accounting for an insurer's interest in a separate account, transfers to a separate account, valuation of certain liabilities, contracts with death or other benefit features, contracts that provide annuitization benefits, and sales inducements to contract holders.

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)


The following summarizes the more significant aspects of the Company's adoption of SOP 03-1:

SEPARATE ACCOUNT PRESENTATION. SOP 03-1 requires separate account products to meet certain criteria in order to be treated as separate account products. For products not meeting the specified criteria, these assets and liabilities are included in the reporting entities' general account.

The Company's adoption of SOP 03-1 resulted in the consolidation on the Company's balance sheet of approximately $500 million of investments previously held in separate and variable account assets and approximately $500 million of contractholder funds previously held in separate and variable account liabilities.

VARIABLE ANNUITY CONTRACTS WITH GUARANTEED MINIMUM DEATH BENEFIT FEATURES. For variable annuity contracts with guaranteed minimum death benefit (GMDB) features, SOP 03-1 requires the reporting entity to categorize the contract as either an insurance or investment contract based upon the significance of mortality or morbidity risk. SOP 03-1 provides explicit guidance for calculating a reserve for insurance contracts, and provides that the reporting entity does not hold reserves for investment contracts (i.e., there is no significant mortality risk).

The Company determined that the mortality risk on its GMDB features was not a significant component of the overall variable annuity product, and accordingly continued to classify these products as investment contracts. Prior to the adoption of SOP 03-1, the Company held a reserve of approximately $8 million to cover potential GMDB exposure. This reserve was released during the first quarter of 2004 as part of the implementation of SOP 03-1.

RESERVING FOR UNIVERSAL LIFE AND VARIABLE UNIVERSAL LIFE CONTRACTS. SOP 03-1 requires that a reserve, in addition to the account balance, be established for certain insurance benefit features provided under universal life (UL) and variable universal life (VUL) products if the amounts assessed against the contract holder each period for the insurance benefit feature are assessed in a manner that is expected to result in profits in earlier years and losses in subsequent years from the insurance benefit function.

The Company's UL and VUL products were reviewed to determine if an additional reserve is required under SOP 03-1. The Company determined that SOP 03-1 applied to some of its UL and VUL contracts with these features and established an additional reserve of approximately $1 million.

SALES INDUCEMENTS TO CONTRACT HOLDERS. SOP 03-1 provides, prospectively, that sales inducements provided to contract holders meeting certain criteria are capitalized and amortized over the expected life of the contract as a component of benefit expense. During 2004, the Company capitalized sales inducements of approximately $50.6 million in accordance with SOP 03-1. These inducements relate to bonuses on certain products offered by the Company. For 2004, amortization of these capitalized amounts was insignificant.

CONSOLIDATION OF VARIABLE INTEREST ENTITIES

On January 1, 2004, the Company adopted Financial Accounting Standards Board
(FASB) Interpretation No. 46, "Consolidation of Variable Interest Entities (revised December 2003)," (FIN 46-R), which includes substantial changes from the original FIN 46. Included in these changes, the calculation of expected losses and expected residual returns has been altered to reduce the impact of decision maker and guarantor fees in the calculation of expected residual returns and expected losses. In addition, the definition of a variable interest has been changed in the revised guidance. FIN 46 and FIN 46-R change the method of determining

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)


whether certain entities should be included in the Company's consolidated financial statements. The Company has evaluated the impact of applying FIN 46-R to existing VIEs in which it has variable interests. The effect of adopting FIN 46-R on the Company's consolidated balance sheet is immaterial. See Note 3.

An entity is subject to FIN 46 and FIN 46-R and is called a variable interest entity (VIE) if it has (1) equity that is insufficient to permit the entity to finance its activities without additional subordinated financial support from other parties, or (2) equity investors that cannot make significant decisions about the entity's operations or that do not absorb the expected losses or receive the expected returns of the entity. All other entities are evaluated for consolidation under Statement of Financial Accounting Standards (SFAS) No. 94, "Consolidation of All Majority-Owned Subsidiaries" (SFAS 94). A VIE is consolidated by its primary beneficiary, which is the party involved with the VIE that has a majority of the expected losses or a majority of the expected residual returns or both.

For any VIEs that must be consolidated under FIN 46 that were created before February 1, 2003, the assets, liabilities, and noncontrolling interests of the VIE are initially measured at their carrying amounts with any difference between the net amount added to the balance sheet and any previously recognized interest being recognized as the cumulative effect of an accounting change. If determining the carrying amounts is not practicable, fair value at the date FIN 46 first applies may be used to measure the assets, liabilities, and noncontrolling interests of the VIE. In October 2003, the FASB announced that the effective date of FIN 46 was deferred from July 1, 2003 to periods ending after December 15, 2003 for VIEs created prior to February 1, 2003. TIC elected to implement the provisions of FIN 46 in the 2003 third quarter, resulting in the consolidation of VIEs increasing both total assets and total liabilities by approximately $407 million. The implementation of FIN 46 encompassed a review of numerous entities to determine the impact of adoption and considerable judgment was used in evaluating whether or not a VIE should be consolidated.

DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES

In April 2003, the FASB issued SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities" (SFAS 149). SFAS 149 amends and clarifies accounting for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities under SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." In particular, this Statement clarifies under what circumstances a contract with an initial net investment meets the characteristic of a derivative and when a derivative contains a financing component that warrants special reporting in the statement of cash flows. This Statement is generally effective for contracts entered into or modified after June 30, 2003 and did not have a significant impact on the Company's consolidated financial statements.

COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES

On January 1, 2003, the Company adopted SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities" (SFAS 146). SFAS 146 requires that a liability for costs associated with exit or disposal activities, other than in a business combination, be recognized when the liability is incurred. Previous generally accepted accounting principles provided for the recognition of such costs at the date of management's commitment to an exit plan. In addition, SFAS 146 requires that the liability be measured at fair value and be adjusted for changes in estimated cash flows. The provisions of the new standard are effective for exit or disposal activities initiated after December 31, 2002. The adoption of SFAS 146 did not affect the Company's consolidated financial statements.

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)


STOCK-BASED COMPENSATION

On January 1, 2003, the Company adopted the fair value recognition provisions of SFAS No. 123, "Accounting for Stock-Based Compensation" (SFAS 123), prospectively for all awards granted, modified, or settled after December 31, 2002. The prospective method is one of the adoption methods provided for under SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure," issued in December 2002. SFAS 123 requires that compensation cost for all stock awards be calculated and recognized over the service period (generally equal to the vesting period). This compensation cost is determined using option pricing models, intended to estimate the fair value of the awards at the grant date. Similar to Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB 25), the alternative method of accounting, an offsetting increase to stockholders' equity under SFAS 123 is recorded equal to the amount of compensation expense charged. During the 2004 first quarter, the Company changed its option valuation from the Black-Scholes model to the Binomial Method. The impact of this change was immaterial.

Had the Company applied SFAS 123 prior to 2003 in accounting for Citigroup stock options, net income would have been the pro forma amounts indicated below:

       -------------------------------------------------------------------------------------------------------------
       YEAR ENDED DECEMBER 31,                                                    2004          2003          2002
       ($ IN MILLIONS)
       -------------------------------------------------------------------------------------------------------------
       Compensation expense related to stock option     As reported                 $2            $2            $--
       plans, net of tax                                Pro forma                    5             7              9
       -------------------------------------------------------------------------------------------------------------
       Net income                                       As reported             $1,481        $1,358         $1,082
                                                        Pro forma                1,478         1,353          1,073
       -------------------------------------------------------------------------------------------------------------

BUSINESS COMBINATIONS, GOODWILL AND OTHER INTANGIBLE ASSETS

Effective January 1, 2002, the Company adopted the FASB SFAS No. 141, "Business Combinations" (SFAS 141) and No. 142, "Goodwill and Other Intangible Assets" (SFAS 142). These standards change the accounting for business combinations by, among other things, prohibiting the prospective use of pooling-of-interests accounting and requiring companies to stop amortizing goodwill and certain intangible assets with an indefinite useful life created by business combinations accounted for using the purchase method of accounting. Instead, goodwill and intangible assets deemed to have an indefinite useful life will be subject to an annual review for impairment. Other intangible assets that are not deemed to have an indefinite useful life will continue to be amortized over their useful lives. See Note 5.

FUTURE APPLICATION OF ACCOUNTING STANDARDS

OTHER-THAN-TEMPORARY IMPAIRMENTS OF CERTAIN INVESTMENTS

On September 30, 2004, the FASB voted unanimously to delay the effective date of Emerging Issues Task Force (EITF) No. 03-1, "The Meaning of Other-Than-Temporary Impairment and its Application to Certain Investments" (EITF 03-1). The delay applies to both debt and equity securities and specifically applies to impairments caused by interest rate and sector spreads. In addition, the provisions of EITF 03-1 that have been delayed relate to the requirements that a company declare its intent to hold the security to recovery and designate a recovery period in order to avoid recognizing an other-than-temporary impairment charge through earnings.

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)


The FASB will be issuing implementation guidance related to this topic. Once issued, the Company will evaluate the impact of adopting EITF 03-1. The disclosures required by EITF 03-1 are included in Note 3 to the Consolidated Financial Statements.

STOCK-BASED COMPENSATION

In December 2004, the FASB issued SFAS No. 123 (Revised 2004), "Share-Based Payment" (SFAS 123-R), which replaces the existing SFAS 123 and supersedes APB
25. SFAS 123-R requires companies to measure and record compensation expense for stock options and other share-based payment based on the instruments' fair value. SFAS 123-R is effective for interim and annual reporting periods beginning after June 15, 2005. The Company will adopt SFAS 123-R on July 1, 2005 by using a modified prospective approach. For unvested stock-based awards granted before January 1, 2003 (APB 25 awards), the Company will expense the fair value of the awards as at the grant date over the remaining vesting period. The impact of recognizing compensation expense for the unvested APB 25 awards will be immaterial in the third and fourth quarters of 2005. In addition, the amount of additional compensation expense that will be disclosed as the impact in the first and second quarters of 2005, as if the standard had been adopted as of January 1, 2005, but will not be recognized in earnings, will be immaterial. The Company continues to evaluate other aspects of adopting SFAS 123-R.

ACCOUNTING POLICIES

INVESTMENTS

Fixed maturities include bonds, notes and redeemable preferred stocks. Fixed maturities, including instruments subject to securities lending agreements (see
Note 3), are classified as "available for sale" and are reported at fair value, with unrealized investment gains and losses, net of income taxes, credited or charged directly to shareholder's equity. Fair values of investments in fixed maturities are based on quoted market prices or dealer quotes. If quoted market prices are not available, discounted expected cash flows using market rates commensurate with the credit quality and maturity of the investment are used to determine fair value. Impairments are realized when investment losses in value are deemed other-than-temporary. The Company conducts a rigorous review each quarter to identify and evaluate investments that have possible indications of impairment. An investment in a debt or equity security is impaired if its fair value falls below its cost and the decline is considered other-than-temporary. Factors considered in determining whether a loss is other-than-temporary include the length of time and extent to which fair value has been below cost; the financial condition and near-term prospects of the issuer; and the Company's ability and intent to hold the investment for a period of time sufficient to allow for any anticipated recovery. Changing economic conditions - global, regional, or related to specific issuers or industries - could result in other-than-temporary losses.

Also included in fixed maturities are loan-backed and structured securities (including beneficial interests in securitized financial assets). Beneficial interests in securitized financial assets that are rated "A" and below are accounted for under the prospective method in accordance with EITF 99-20. Under the prospective method of accounting, the investments effective yield is based upon projected future cash flows. All other loan-backed and structured securities are amortized using the retrospective method. The effective yield used to determine amortization is calculated based upon actual and projected future cash flows.

Equity securities, which include common and non-redeemable preferred stocks, are classified as "available for sale" and carried at fair value based primarily on quoted market prices. Changes in fair values of equity securities are charged or credited directly to shareholder's equity, net of income taxes.

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)


Mortgage loans are carried at amortized cost. A mortgage loan is considered impaired when it is probable that the Company will be unable to collect principal and interest amounts due. For mortgage loans that are determined to be impaired, a reserve is established for the difference between the amortized cost and fair market value of the underlying collateral. Cash received on impaired loans is reported as income. In estimating fair value, the Company uses interest rates reflecting the higher returns required in the current real estate financing market.

Policy loans are carried at the amount of the unpaid balances that are not in excess of the net cash surrender values of the related insurance policies. The carrying value of policy loans, which have no defined maturities, is considered to be fair value.

Short-term securities, consisting primarily of money market instruments and other debt issues purchased with a maturity of less than one year, are carried at amortized cost, which approximates fair value.

Cash includes certificates of deposits and other time deposits with original maturities of less than 90 days.

Trading securities and related liabilities are normally held for periods less than six months. These investments are marked to market with the change recognized in net investment income during the current period.

Other invested assets include limited partnership and limited liability company interests in investment funds and real estate joint ventures accounted for on the equity method of accounting. Undistributed income is reported in net investment income. Also included in other invested assets is real estate held for sale, which is carried at the lower of cost or fair value less estimated cost to sell. Fair value of foreclosed properties is established at the time of foreclosure by internal analysis or external appraisers, using discounted cash flow analyses and other accepted techniques. Thereafter, an impairment for losses on real estate held for sale is established if the carrying value of the property exceeds its current fair value less estimated costs to sell. Also included in other invested assets is an investment in Citigroup Preferred Stock, which is recorded at cost. See Notes 13 and 17.

Accrual of investment income is suspended on fixed maturities or mortgage loans that are in default, or on which it is likely that future payments will not be made as scheduled. Interest income on investments in default is recognized only as payment is received.

DERIVATIVE FINANCIAL INSTRUMENTS

The Company uses derivative financial instruments, including financial futures contracts, swaps, interest rate caps, options and forward contracts, as a means of hedging exposure to interest rate changes, equity price changes, credit and foreign currency risk. The Company also uses derivative financial instruments to enhance portfolio income and replicate cash market investments. The Company, through Tribeca Citigroup Investments Ltd., holds and issues derivative instruments in conjunction with investment strategies designed to enhance portfolio returns. (See Note 11 for a more detailed description of the Company's derivative use.) Derivative financial instruments in a gain position are reported in the consolidated balance sheet in other assets, derivative financial instruments in a loss position are reported in the consolidated balance sheet in other liabilities and derivatives purchased to offset embedded derivatives on variable annuity contracts are reported in other invested assets.

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)


To qualify for hedge accounting, the hedge relationship is designated and formally documented at inception detailing the particular risk management objective and strategy for the hedge. This documentation includes the item and risk that is being hedged, the derivative that is being used, as well as how effectiveness is being assessed.

A derivative must be highly effective in accomplishing the objective of offsetting either changes in fair value or cash flows for the risk being hedged.

For fair value hedges, in which derivatives hedge the fair value of assets and liabilities, changes in the fair value of derivatives are reflected in realized investment gains and losses, together with changes in the fair value of the related hedged item. The Company primarily hedges available-for-sale securities.

For cash flow hedges, the accounting treatment depends on the effectiveness of the hedge. To the extent that derivatives are effective in offsetting the variability of the hedged cash flows, changes in the derivatives' fair value will be reported in accumulated other changes in equity from nonowner sources in shareholder's equity. These changes in fair value will be included in earnings of future periods when earnings are also affected by the variability of the hedged cash flows. To the extent these derivatives are not effective, the ineffective portion of the change in fair value is immediately included in realized investment gains and losses.

For net investment hedges, in which derivatives hedge the foreign currency exposure of a net investment in a foreign operation, the accounting treatment will similarly depend on the effectiveness of the hedge. The effective portion of the change in fair value of the derivative, including any premium or discount, is reflected in the accumulated other changes in equity from nonowner sources as part of the foreign currency translation adjustment in shareholder's equity. The ineffective portion is reflected in realized investment gains and losses.

The effectiveness of these hedging relationships is evaluated on a retrospective and prospective basis using quantitative measures of effectiveness. If a hedge relationship is found to be ineffective, it no longer qualifies for hedge accounting and any gains or losses attributable to such ineffectiveness as well as subsequent changes in fair value are recognized in realized investment gains and losses.

For those fair value and cash flow hedge relationships that are terminated, hedge designations removed, or forecasted transactions that are no longer expected to occur, the hedge accounting treatment described in the paragraphs above will no longer apply. For fair value hedges, any changes to the hedged item remain as part of the basis of the asset or liability and are ultimately reflected as an element of the yield. For cash flow hedges, any changes in fair value of the derivative remains in the accumulated other changes in equity from nonowner sources in shareholder's equity and are included in earnings of future periods when earnings are also affected by the variability of the hedged cash flow. If the hedged relationship is discontinued because a forecasted transaction will not occur when scheduled, the accumulated changes in fair value of the derivative recorded in shareholder's equity are immediately reflected in realized investment gains and losses.

The Company enters into derivative contracts that are economic hedges but do not qualify or are not designated as hedges for accounting purposes. These derivative contracts are carried at fair value, with changes in value reflected in realized investment gains and losses.

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)


FINANCIAL INSTRUMENTS WITH EMBEDDED DERIVATIVES

The Company bifurcates an embedded derivative from the host contract where the economic characteristics and risks of the embedded instrument are not clearly and closely related to the economic characteristics and risks of the host contract, the entire instrument would not otherwise be remeasured at fair value and a separate instrument with the same terms of the embedded instrument would meet the definition of a derivative under SFAS 133.

The Company purchases investments that have embedded derivatives, primarily convertible debt securities. These embedded derivatives are carried at fair value with changes in value reflected in realized investment gains and losses. Derivatives embedded in convertible debt securities are classified in the consolidated balance sheet as fixed maturity securities, consistent with the host instruments.

The Company markets certain investment contracts that have embedded derivatives, primarily variable annuity contracts. These embedded derivatives are carried at fair value, with changes in value reflected in realized investment gains and losses. Derivatives embedded in variable annuity contracts are classified in the consolidated balance sheet as future policy benefits and claims.

The Company may enter into derivative contracts to hedge the exposures represented by these embedded derivatives. These are economic hedges, however they do not qualify for hedge accounting. These derivatives are carried at fair value, with the changes in value reflected in realized gains and losses.

INVESTMENT GAINS AND LOSSES

Realized investment gains and losses are included as a component of pre-tax revenues based upon specific identification of the investments sold on the trade date. Realized gains and losses also result from fair value changes in derivative contracts that do not qualify, or are not designated, as hedging instruments, and the application of fair value hedges under SFAS 133. Impairments are recognized as realized losses when investment losses in value are deemed other-than-temporary. The Company conducts regular reviews to assess whether other-than-temporary losses exist. Also included in pre-tax revenues are gains and losses arising from the remeasurement of the local currency value of foreign investments to U.S. dollars, the functional currency of the Company. The foreign exchange effects of Canadian operations are included in unrealized gains and losses.

DEFERRED ACQUISITION COSTS

Deferred acquisition costs (DAC) represent costs that are deferred and amortized over the estimated life of the related insurance policies. DAC principally includes commissions and certain expenses related to policy issuance, underwriting and marketing, all of which vary with and are primarily related to the production of new business. The method for determining amortization of deferred acquisition costs varies by product type based upon three different accounting pronouncements: SFAS No. 60, "Accounting and Reporting by Insurance Enterprises" (SFAS 60), SFAS No. 91, "Accounting for Nonrefundable Fees and Costs Associated with Originating or Acquiring Loans and Initial Direct Costs of Leases" (SFAS 91) and SFAS No. 97, "Accounting and Reporting by Insurance Enterprises for Certain Long Duration Contracts and for Realized Gains and Losses from the Sale of Investments" (SFAS 97).

DAC for deferred annuities, both fixed and variable, and payout annuities is amortized employing a level effective yield methodology per SFAS 91 as indicated by AICPA Practice Bulletin 8, generally over 10-15

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)


years. An amortization rate is developed using the outstanding DAC balance and projected account balances and is applied to actual account balances to determine the amount of DAC amortization. The projected account balances are derived using a model that contains assumptions related to investment returns and persistency. The model rate is evaluated at least annually, and changes in underlying lapse and interest rate assumptions are to be treated retrospectively. Variances in expected equity market returns versus actual returns are treated prospectively and a new amortization pattern is developed so that the DAC balances will be amortized over the remaining estimated life of the business.

DAC for universal life and COLI is amortized in relation to estimated gross profits from surrender charges, investment, mortality, and expense margins per SFAS 97, generally over 16-25 years. Actual profits can vary from management's estimates, resulting in increases or decreases in the rate of amortization. Re-estimates of gross profits, performed at least annually, result in retrospective adjustments to earnings by a cumulative charge or credit to income.

DAC relating to traditional life, including term insurance, and health insurance is amortized in relation to anticipated premiums per SFAS 60, generally over 5-20 years. Assumptions as to the anticipated premiums are made at the date of policy issuance or acquisition and are consistently applied over the life of the policy.

All DAC is reviewed at least annually to determine if it is recoverable from future income, including investment income, and if not recoverable, is charged to expenses. All other acquisition expenses are charged to operations as incurred. See Note 5.

VALUE OF INSURANCE IN FORCE

The value of insurance in force is an asset that represents the actuarially determined present value of anticipated profits to be realized from life insurance and annuities contracts at the date of acquisition using the same assumptions that were used for computing related liabilities where appropriate. The value of insurance in force was the actuarially determined present value of the projected future profits discounted at interest rates ranging from 14% to 18%. Traditional life insurance is amortized in relation to anticipated premiums; universal life is amortized in relation to estimated gross profits; and annuity contracts are amortized employing a level yield method. The value of insurance in force, which is included in other assets, is reviewed periodically for recoverability to determine if any adjustment is required. Adjustments, if any, are charged to income. See Note 5.

SEPARATE AND VARIABLE ACCOUNTS

Separate and variable accounts primarily represent funds for which investment income and investment gains and losses accrue directly to, and investment risk is borne by, the contractholders. Each account has specific investment objectives. The assets of each account are legally segregated and are not subject to claims that arise out of any other business of the Company. The assets of these accounts are carried at fair value.

Amounts assessed to the separate account contractholders for management services are included in revenues. Deposits, net investment income and realized investment gains and losses for these accounts are excluded from revenues, and related liability increases are excluded from benefits and expenses.

VARIABLE ANNUITY CONTRACTS WITH GUARANTEED MINIMUM DEATH BENEFIT FEATURES. For variable annuity contracts with GMDB features, SOP 03-1 requires the reporting entity to categorize the contract as either an insurance or investment contract based upon the significance of mortality or morbidity risk. SOP 03-1

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)


provides explicit guidance for calculating a reserve for insurance contracts, and provides that the reporting entity does not hold reserves for investment contracts (i.e., there is no significant mortality risk).

The Company determined that the mortality risk on its GMDB features was not a significant component of the overall variable annuity product, and accordingly continued to classify these products as investment contracts. Prior to the adoption of SOP 03-1, the Company held a reserve of approximately $8 million to cover potential GMDB exposure. This reserve was released during the first quarter of 2004 as part of the implementation of SOP 03-1.

GOODWILL AND INTANGIBLE ASSETS

Goodwill and intangible assets are included in other assets. The carrying amount of goodwill and other intangible assets is reviewed at least annually for indication of impairment in value that in the view of management would be other-than-temporary. If it is determined that goodwill and other intangible assets are unlikely to be recovered, impairment is recognized on a discounted cash flow basis.

Upon adoption of SFAS 141 and SFAS 142, as of January 1, 2002, the Company stopped amortizing goodwill and intangible assets deemed to have an infinite useful life. Instead, these assets are subject to an annual review for impairment. Other intangible assets that are not deemed to have an indefinite useful life will continue to be amortized over their useful lives. See Note 5.

CONTRACTHOLDER FUNDS

Contractholder funds represent receipts from the issuance of universal life, COLI, pension investment, guaranteed investment contracts (GICs), and certain deferred annuity contracts. For universal life and COLI contracts, contractholder fund balances are increased by receipts for mortality coverage, contract administration, surrender charges and interest accrued, where one or more of these elements are not fixed or guaranteed. These balances are decreased by withdrawals, mortality charges and administrative expenses charged to the contractholder. Interest rates credited to contractholder funds related to universal life and COLI range from 3.5% to 5.4%, with a weighted average interest rate of 4.7%.

Pension investment, GICs and certain annuity contracts do not contain significant insurance risks and are considered investment-type contracts. Contractholder fund balances are increased by receipts and credited interest, and reduced by withdrawals and administrative expenses charged to the contractholder. Interest rates credited to those investment-type contracts range from less than 1.0% to 8.0% with a weighted average interest rate of 4.2%.

RESERVING FOR UNIVERSAL LIFE AND VARIABLE UNIVERSAL LIFE CONTRACTS. SOP 03-1 requires that a reserve, in addition to the account balance, be established for certain insurance benefit features provided under UL and VUL products if the amounts assessed against the contract holder each period for the insurance benefit feature are assessed in a manner that is expected to result in profits in earlier years and losses in subsequent years from the insurance benefit function.

The Company's UL and VUL products were reviewed to determine if an additional reserve is required under SOP 03-1. The Company determined that SOP 03-1 applied to some of its UL and VUL contracts with these features and established an additional reserve of approximately $1 million.

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)


FUTURE POLICY BENEFITS

Future policy benefits represent liabilities for future insurance policy benefits for payout annuities and traditional life products and are prepared in accordance with industry standards and U.S. GAAP. The annuity payout reserves are calculated using the mortality and interest assumptions used in the actual pricing of the benefit. Mortality assumptions are based on Company experience and are adjusted to reflect deviations such as substandard mortality in structured settlement benefits. The interest rates range from 1.7% to 8.7% with a weighted average of 6.5% for these products. Traditional life products include whole life and term insurance. Future policy benefits for traditional life products are estimated on the basis of actuarial assumptions as to mortality, persistency and interest, established at policy issue. Interest assumptions applicable to traditional life products range from 2.5% to 7.0%, with a weighted average of 5.3%. Assumptions established at policy issue as to mortality and persistency are based on the Company's experience, which, together with interest assumptions, include a margin for adverse deviation. Appropriate recognition has been given to experience rating and reinsurance.

GUARANTY FUND AND OTHER INSURANCE RELATED ASSESSMENTS

Included in other liabilities is the Company's estimate of its liability for guaranty fund and other insurance-related assessments. State guaranty fund assessments are based upon the Company's share of premium written or received in one or more years prior to an insolvency occurring in the industry. Once an insolvency has occurred, the Company recognizes a liability for such assessments if it is probable that an assessment will be imposed and the amount of the assessment can be reasonably estimated. At December 31, 2004 and 2003, the Company had a liability of $22.6 million and $22.5 million, respectively, for guaranty fund assessments and a related premium tax offset recoverable of $4.8 million and $4.6 million, respectively. The assessments are expected to be paid over a period of three to five years and the premium tax offsets are expected to be realized over a period of 10 to 15 years.

PERMITTED STATUTORY ACCOUNTING PRACTICES

The Company's insurance subsidiaries, domiciled principally in Connecticut and Massachusetts, prepare statutory financial statements in accordance with the accounting practices prescribed or permitted by the insurance departments of the states of domicile. Prescribed statutory accounting practices are those practices that are incorporated directly or by reference in state laws, regulations, and general administrative rules applicable to all insurance enterprises domiciled in a particular state. Permitted statutory accounting practices include practices not prescribed by the domiciliary state, but allowed by the domiciliary state regulatory authority. The Company does not have any permitted statutory accounting practices.

PREMIUMS

Premium income is reported for individual payout annuities, group close-out annuities, whole life and term insurance. The annuities premiums are recognized as revenue when collected. The life premiums are recognized as revenue when due. Premiums for contracts with a limited number of premium payments, due over a significantly shorter period than the period over which benefits are provided, are considered revenue when due. The portion of premium which is not required to provide for benefits and expenses is deferred and recognized in revenues in a constant relationship to insurance benefits in force.

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)


FEE INCOME

Fee income is recognized on deferred annuity and universal life contracts for mortality, administrative and equity protection charges according to contract due dates. Fee income is recognized on variable annuity and universal life separate accounts either daily, monthly, quarterly or annually as per contract terms.

OTHER REVENUES

Other revenues include surrender penalties collected at the time of a contract surrender, and other miscellaneous charges related to annuity and universal life contracts recognized when received. Also included are revenues from unconsolidated non-insurance subsidiaries. Amortization of deferred income related to reinsured blocks of business are recognized in relation to anticipated premiums and are reported in other revenues.

CURRENT AND FUTURE INSURANCE BENEFITS

Current and future insurance benefits represent charges for mortality and morbidity related to fixed annuities, universal life, term life and health insurance benefits.

INTEREST CREDITED TO CONTRACTHOLDERS

Interest credited to contractholders represents amounts earned by universal life, COLI, pension investment, GICs and certain deferred annuity contracts in accordance with contract provisions.

FEDERAL INCOME TAXES

The provision for federal income taxes is comprised of two components, current income taxes and deferred income taxes. Deferred federal income taxes arise from changes during the year in cumulative temporary differences between the tax basis and book basis of assets and liabilities.

2.   OPERATING SEGMENTS

The Company has two reportable business segments that are separately managed due to differences in products, services, marketing strategy and resource management. The business of each segment is maintained and reported through separate legal entities within the Company. The management groups of each segment report separately to the common ultimate parent, Citigroup Inc. These business segments are Travelers Life & Annuity (TLA) and Primerica Life Insurance (Primerica).

TRAVELERS LIFE & ANNUITY (TLA) core offerings include individual annuity, individual life, COLI and group annuity insurance products distributed by TIC and TLAC principally under the Travelers Life & Annuity name. Among the range of individual products offered are deferred fixed and variable annuities, payout annuities and term, universal and variable life insurance. The COLI product is a variable universal life product distributed through independent specialty brokers. The group products include institutional pensions, including GICs, payout annuities, group annuities sold to employer-sponsored retirement and savings plans, structured settlements and funding agreements.

The PRIMERICA business segment consolidates the businesses of Primerica Life, Primerica Life Insurance Company of Canada, CitiLife and NBL. The Primerica business segment offers individual life products,

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)


primarily term insurance, to customers through a sales force of approximately 106,000 representatives. A great majority of the domestic licensed sales force works on a part-time basis.

The accounting policies of the segments are the same as those described in the summary of significant accounting policies (see Note 1). The amount of investments in equity method investees and total expenditures for additions to long-lived assets other than financial instruments, long-term customer relationships of a financial institution, mortgage and other servicing rights, and deferred tax assets, were not material.

($ IN MILLIONS)

REVENUES BY SEGMENT                      2004           2003         2002
-------------------                      ----           ----         ----
TLA                                    $4,725         $4,479       $3,653
Primerica                               1,770          1,660        1,581
                                       ------         ------       ------
Total Revenues                         $6,495         $6,139       $5,234
                                       ======         ======       ======

NET INCOME BY SEGMENT
---------------------
TLA                                      $990           $918         $673
Primerica                                 491            440          409
                                       ------         ------       ------
Net Income                             $1,481         $1,358       $1,082
                                       ======         ======       ======

ASSETS BY SEGMENT
-----------------
TLA                                   $95,824        $85,881      $74,562
Primerica                              10,019          9,467        8,433
                                     --------        -------      -------
Total segments                       $105,843        $95,348      $82,995
                                     ========        =======      =======

The following tables contain key segment measurements.

BUSINESS SEGMENT INFORMATION:
-------------------------------------------------------------------------
FOR THE YEAR
ENDED DECEMBER 31, 2004
 ($ IN MILLIONS)                                      TLA      PRIMERICA
-------------------------------------------------------------------------
Premiums                                              $911      $1,315
Net investment income                                3,012         336
Interest credited to contractholders                 1,305          --
Amortization of deferred acquisition costs             400         249
Expenditures for deferred acquisition costs            810         393
Federal income taxes                                   361         241

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)


BUSINESS SEGMENT INFORMATION:
-------------------------------------------------------------------------
FOR THE YEAR
ENDED DECEMBER 31, 2003
 ($ IN MILLIONS)                                     TLA       PRIMERICA
-------------------------------------------------------------------------
Premiums                                            $1,082      $1,245
Net investment income                                2,743         315
Interest credited to contractholders                 1,248           -
Amortization of deferred acquisition costs             266         235
Expenditures for deferred acquisition costs            583         377
Federal income taxes                                   240         231

BUSINESS SEGMENT INFORMATION:
-------------------------------------------------------------------------
FOR THE YEAR
ENDED DECEMBER 31, 2002
 ($ IN MILLIONS)                                      TLA      PRIMERICA
-------------------------------------------------------------------------
Premiums                                              $730      $1,194
Net investment income                                2,646         290
Interest credited to contractholders                 1,220           -
Amortization of deferred acquisition costs             174         219
Expenditures for deferred acquisition costs            556         323
Federal income taxes                                   212         209

The majority of the annuity business and a substantial portion of the life business written by TLA are accounted for as investment contracts, with the result that the deposits collected are reported as liabilities and are not included in revenues. Deposits represent a statistic integral to managing TLA operations, which management uses for measuring business volumes, and may not be comparable to similarly captioned measurements used by other life insurance companies. For the years ended December 31, 2004, 2003 and 2002, deposits collected amounted to $14.4 billion, $12.0 billion and $11.9 billion, respectively.

The Company's revenue was derived almost entirely from U.S. domestic business. Revenue attributable to foreign countries was insignificant.

The Company had no transactions with a single customer representing 10% or more of its revenue.

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)


3.   INVESTMENTS

FIXED MATURITIES

The amortized cost and fair value of investments in fixed maturities were as follows:

------------------------------------------------------------------------------------------------------------------
                                                                             GROSS           GROSS
DECEMBER 31, 2004                                           AMORTIZED      UNREALIZED      UNREALIZED      FAIR
($ IN MILLIONS)                                               COST           GAINS           LOSSES        VALUE
------------------------------------------------------------------------------------------------------------------
AVAILABLE FOR SALE:
     Mortgage-backed securities - CMOs and
     pass-through securities                                  $8,568           $311             $9         $8,870
     U.S. Treasury securities and obligations of
     U.S. Government and government agencies and
     authorities                                               2,143            106             --          2,249
     Obligations of states, municipalities and
     political subdivisions                                      364             41              1            404
     Debt securities issued by foreign governments               847             81              1            927
     All other corporate bonds                                25,603          1,466             40         27,029
     Other debt securities                                     7,613            421             14          8,020
     Redeemable preferred stock                                  176             41              1            216
------------------------------------------------------------------------------------------------------------------
         Total Available For Sale                            $45,314         $2,467            $66        $47,715
------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------
                                                                             GROSS           GROSS
DECEMBER 31, 2003                                           AMORTIZED      UNREALIZED      UNREALIZED      FAIR
($ IN MILLIONS)                                               COST           GAINS           LOSSES        VALUE
------------------------------------------------------------------------------------------------------------------
AVAILABLE FOR SALE:
     Mortgage-backed securities - CMOs and
     pass-through securities                                  $8,061           $326            $18         $8,369
     U.S. Treasury securities and obligations of
     U.S. Government and government agencies and
     authorities                                               2,035             22             12          2,045
     Obligations of states, municipalities and
     political subdivisions                                      379             21              2            398
     Debt securities issued by foreign governments               690             51              1            740
     All other corporate bonds                                23,098          1,507             64         24,541
     Other debt securities                                     5,701            377             22          6,056
     Redeemable preferred stock                                  155             20              1            174
------------------------------------------------------------------------------------------------------------------
         Total Available For Sale                            $40,119         $2,324           $120        $42,323
------------------------------------------------------------------------------------------------------------------

Proceeds from sales of fixed maturities classified as available for sale were $7.8 billion, $15.1 billion and $15.5 billion in 2004, 2003 and 2002, respectively. Gross gains of $246 million, $476 million and $741

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)


million and gross losses of $263 million, $394 million and $309 million in 2004, 2003 and 2002, respectively, were realized on those sales. Additional losses of $40 million, $110 million and $639 million in 2004, 2003 and 2002, respectively, were realized due to other-than-temporary losses in value. Impairments in 2002 were concentrated in telecommunication and energy company investments.

The amortized cost and fair value of fixed maturities at December 31, 2004, by contractual maturity, are shown below. Actual maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

--------------------------------------------------------------------------------
($ IN MILLIONS)                                    AMORTIZED COST    FAIR VALUE
--------------------------------------------------------------------------------
MATURITY:
     Due in one year or less                            $2,634          $2,679
     Due after 1 year through 5 years                   13,015          13,514
     Due after 5 years through 10 years                 13,262          14,034
     Due after 10 years                                  7,835           8,618
--------------------------------------------------------------------------------
                                                        36,746          38,845
--------------------------------------------------------------------------------
     Mortgage-backed securities                          8,568           8,870
--------------------------------------------------------------------------------
         Total Maturity                                $45,314         $47,715
--------------------------------------------------------------------------------

The Company makes investments in collateralized mortgage obligations (CMOs). CMOs typically have high credit quality, offer good liquidity, and provide a significant advantage in yield and total return compared to U.S. Treasury securities. The Company's investment strategy is to purchase CMO tranches which are protected against prepayment risk, including planned amortization class and last cash flow tranches. Prepayment protected tranches are preferred because they provide stable cash flows in a variety of interest rate scenarios. The Company does invest in other types of CMO tranches if a careful assessment indicates a favorable risk/return tradeoff. The Company does not purchase residual interests in CMOs.

At December 31, 2004 and 2003, the Company held CMOs classified as available for sale with a fair value of $6.0 billion and $5.2 billion, respectively. Approximately 28% and 30%, respectively, of the Company's CMO holdings are fully collateralized by GNMA, FNMA or FHLMC securities at December 31, 2004 and 2003. In addition, the Company held $2.9 billion and $3.0 billion of GNMA, FNMA or FHLMC mortgage-backed pass-through securities at December 31, 2004 and 2003, respectively. All of these securities are rated AAA.

The Company engages in securities lending transactions whereby certain securities from its portfolio are loaned to other institutions for short periods of time. The Company generally receives cash collateral from the borrower, equal to at least the market value of the loaned securities plus accrued interest, and invests it in the Company's short-term money market pool (See Note 13). The loaned securities remain a recorded asset of the Company, however, the Company records a liability for the amount of the cash collateral held, representing its obligation to return the cash collateral, and reports that liability as part of other liabilities in the consolidated balance sheet. At December 31, 2004 and 2003, the Company held cash collateral of $2.2 billion and $2.4 billion, respectively. The Company also had $382.7 million of investments held as collateral with a third party at December 31, 2004. The Company does not have the right to sell or pledge this collateral and it is not recorded on the consolidated balance sheet. No such collateral existed at December 31, 2003.

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)

The Company participates in dollar roll repurchase transactions as a way to generate investment income. These transactions involve the sale of mortgage-backed securities with the agreement to repurchase substantially the same securities from the same counterparty. Cash is received from the sale, which is invested in the Company's short-term money market pool. The cash is returned at the end of the roll period when the mortgage-backed securities are repurchased. The Company will generate additional investment income based upon the difference between the sale and repurchase prices. These transactions are recorded as secured borrowings. The mortgage-backed securities remain recorded as assets. The cash proceeds are reflected in short-term investments and a liability is established to reflect the Company's obligation to repurchase the securities at the end of the roll period. The liability is classified as other liabilities in the consolidated balance sheets and fluctuates based upon the timing of the repayments. The balances were insignificant at December 31, 2004 and 2003.

EQUITY SECURITIES

The cost and fair values of investments in equity securities were as follows:

--------------------------------------------------------------------------------
                                                   GROSS      GROSS
EQUITY SECURITIES:                              UNREALIZED  UNREALIZED    FAIR
($ IN MILLIONS)                         COST       GAINS      LOSSES     VALUE
--------------------------------------------------------------------------------
DECEMBER 31, 2004
     Common stocks                      $153        $42         $1        $194
     Non-redeemable preferred stocks     169          6          2         173
--------------------------------------------------------------------------------
         Total Equity Securities        $322        $48         $3        $367
--------------------------------------------------------------------------------

DECEMBER 31, 2003
     Common stocks                      $109        $27         $2        $134
     Non-redeemable preferred stocks     214         14          -         228
--------------------------------------------------------------------------------
         Total Equity Securities        $323        $41         $2        $362
--------------------------------------------------------------------------------

Proceeds from sales of equity securities were $78 million, $124 million and $212 million in 2004, 2003 and 2002, respectively. Gross gains of $29 million, $23 million and $8 million and gross losses of $10 million, $2 million and $4 million in 2004, 2003 and 2002, respectively, were realized on those sales. Additional losses of $5 million, $11 million and $19 million in 2004, 2003 and 2002, respectively, were realized due to other-than-temporary losses in value.

OTHER-THAN-TEMPORARY LOSSES ON INVESTMENTS


Management has determined that the unrealized losses on the Company's investments in fixed maturity and equity securities at December 31, 2004 are temporary in nature. The Company conducts a periodic review to identify and evaluate investments that have indications of possible impairment. An investment in a debt or equity security is impaired if its fair value falls below its cost and the decline is considered other-than-temporary. Factors considered in determining whether a loss is other-than-temporary include the length of time and extent to which fair value has been below cost; the financial condition and near-term prospects of the issuer;

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)

and the Company's ability and intent to hold the investment for a period of time sufficient to allow for any anticipated recovery. The Company's review for impairment generally entails:

o Identification and evaluation of investments that have possible indications of impairment;

o Analysis of individual investments that have fair values less than 80% of amortized cost, including consideration of the length of time the investment has been in an unrealized loss position;

o Discussion of evidential matter, including an evaluation of factors or triggers that would or could cause individual investments to qualify as having other-than-temporary impairments and those that would not support other-than-temporary impairment;

o Documentation of the results of these analyses, as required under business policies.

The table below shows the fair value of investments in fixed maturities and equity securities that are available for sale and have been in an unrealized loss position at December 31, 2004:

                                                                      Gross Unrealized Losses
                                                                      -----------------------
                                                            Less Than One Year        One Year or Longer              Total
                                                        ----------------------------------------------------------------------------
                                                                            Gross                     Gross                   Gross
                                                              Fair     Unrealized        Fair    Unrealized       Fair   Unrealized
($ IN MILLIONS)                                              Value         Losses       Value        Losses      Value       Losses
------------------------------------------------------------------------------------------------------------------------------------
Fixed maturity securities available-for-sale:
Mortgage-backed securities-CMOs and pass-through
    securities                                                $955             $7         $82            $2     $1,037           $9
U.S. Treasury securities and obligations of U.S.
    Government and government agencies and authorities          66             --          11            --         77           --
Obligations of states, municipalities and political
    subdivisions                                                 4             --          11             1         15            1
Debt securities issued by foreign governments                   24              1           2            --         26            1
All other corporate bonds                                    3,494             32         269             8      3,763           40
Other debt securities                                        1,072             10         199             4      1,271           14
Redeemable preferred stock                                      15              -           7             1         22            1
------------------------------------------------------------------------------------------------------------------------------------
Total fixed maturities                                      $5,630            $50        $581           $16     $6,211          $66
Equity securities                                              $39             $2         $14            $1        $53           $3
------------------------------------------------------------------------------------------------------------------------------------

At December 31, 2004, the cost of approximately 825 investments in fixed maturity and equity securities exceeded their fair value by $69 million. Of the $69 million, $50 million represents fixed maturity investments that have been in a gross unrealized loss position for less than a year and of these 93% are rated investment grade. Fixed maturity investments that have been in a gross unrealized loss position for a year or more total $16 million and 89% of these investments are rated investment grade. The gross unrealized loss on equity securities was $3 million at December 31, 2004.

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)

The table below shows the fair value of investments in fixed maturities and equity securities in an unrealized loss position at December 31, 2003:

                                                                      Gross Unrealized Losses
                                                                      -----------------------
                                                           Less Than One Year        One Year or Longer              Total
                                                        ----------------------------------------------------------------------------
                                                                            Gross                     Gross                   Gross
                                                              Fair     Unrealized        Fair    Unrealized       Fair   Unrealized
($ IN MILLIONS)                                              Value         Losses       Value        Losses      Value       Losses
------------------------------------------------------------------------------------------------------------------------------------
Fixed maturity securities available-for-sale:
Mortgage-backed securities-CMOs and pass-through
    securities                                              $1,182            $18         $17            $-     $1,199          $18
U.S. Treasury securities and obligations of U.S.
    Government and government agencies and authorities       1,180             12           -             -      1,180           12
Obligations of states, municipalities and political
    subdivisions                                                45              2           -             -         45            2
Debt securities issued by foreign governments                   55              1           -             -         55            1
All other corporate bonds                                    1,793             39         503            25      2,296           64
Other debt securities                                          755             18          89             3        844           22
Redeemable preferred stock                                      12              1          11             1         23            1
------------------------------------------------------------------------------------------------------------------------------------
Total fixed maturities                                      $5,022            $91        $620           $29     $5,642         $120
Equity securities                                              $25             $1          $5            $1        $30           $2
------------------------------------------------------------------------------------------------------------------------------------

At December 31, 2003, the cost of approximately 670 investments in fixed maturity and equity securities exceeded their fair value by $122 million. Of the $122 million, $91 million represents fixed maturity investments that have been in a gross unrealized loss position for less than a year and of these 78% are rated investment grade. Fixed maturity investments that have been in a gross unrealized loss position for a year or more total $29 million and 38% of these investments are rated investment grade. The gross unrealized loss on equity securities was $2 million at December 31, 2003.

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)

AGING OF GROSS UNREALIZED LOSSES ON AVAILABLE FOR SALE

The aging of gross unrealized losses on fixed maturity investments is as follows:

                                                                                                TOTAL FIXED MATURITIES
                                                                                                 WITH UNREALIZED LOSS
                                                              TOTAL FIXED MATURITIES             TOTALING 20% OR MORE
-------------------------------------------------------------------------------------------------------------------------
DECEMBER 31, 2004                                         AMORTIZED         UNREALIZED       AMORTIZED        UNREALIZED
($ IN MILLIONS)                                             COST               LOSS            COST              LOSS
-------------------------------------------------------------------------------------------------------------------------
     Six months or less                                    $4,435                $31             $1              $ --
     Greater than six months to nine months                 1,029                 14             --                --
     Greater than nine months to twelve months                215                  5             --                --
     Greater than twelve months                               597                 16             --                --
                                                           ------             ------           ----              ----
         Total                                             $6,276                $66             $1              $ --
                                                           ======             ======           ====              ====

-------------------------------------------------------------------------------------------------------------------------
                                                                                                TOTAL FIXED MATURITIES
                                                                                                 WITH UNREALIZED LOSS
                                                              TOTAL FIXED MATURITIES             TOTALING 20% OR MORE
-------------------------------------------------------------------------------------------------------------------------
DECEMBER 31, 2003                                         AMORTIZED         UNREALIZED       AMORTIZED        UNREALIZED
($ IN MILLIONS)                                             COST               LOSS            COST              LOSS
-------------------------------------------------------------------------------------------------------------------------
     Six months or less                                    $4,356                $68            $24                $7
     Greater than six months to nine months                   558                 17             --                --
     Greater than nine months to twelve months                199                  6              2                --
     Greater than twelve months                               650                 29              3                 1
                                                           ------             ------           ----              ----
         Total                                             $5,763               $120            $29                $8
                                                           ======             ======           ====              ====

Fair values of investments in fixed maturities and equity securities are based on quoted market prices or dealer quotes or, if these are not available, discounted expected cash flows using market rates commensurate with the credit quality and maturity of the investment. The fair value of investments for which quoted market prices, third-party broker quotations or validated model prices are not available amounted to $345.0 million and $1,058.4 million at December 31, 2004 and 2003, respectively.

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)

MORTGAGE LOANS

At December 31, 2004 and 2003, the Company's mortgage loan portfolios consisted of the following:

--------------------------------------------------------------------------------
($ IN MILLIONS)                                            2004           2003
--------------------------------------------------------------------------------

Current Mortgage Loans                                   $2,070         $1,841
Underperforming Mortgage Loans                               54             45
--------------------------------------------------------------------------------
     Total Mortgage Loans                                $2,124         $1,886
--------------------------------------------------------------------------------

Underperforming mortgage loans include delinquent mortgage loans over 90 days past due, loans in the process of foreclosure and loans modified at interest rates below market.

Aggregate annual maturities on mortgage loans at December 31, 2004 are shown below. Actual maturities will differ from contractual maturities because borrowers may have the right to prepay obligations with or without prepayment penalties.

          ------------------------------------------------------------
            YEAR ENDING DECEMBER 31,

            ($ IN MILLIONS)

          ------------------------------------------------------------
            2005                                          $ 122
            2006                                            308
            2007                                            249
            2008                                             93
            2009                                            252
            Thereafter                                    1,100
          ------------------------------------------------------------
                 Total                                   $2,124
          ============================================================

TRADING SECURITIES

Trading securities of the Company are held primarily in Tribeca Citigroup Investments Ltd. The assets and liabilities are valued at fair value as follows:

($ IN MILLIONS)                            Fair value as of     Fair value as of
---------------                            December 31, 2004   December 31, 2003
                                           -----------------   -----------------

ASSETS
    Trading securities
       Convertible bond arbitrage                $1,110              $1,447
       Other                                        250                 260
                                                 ------              ------
                                                 $1,360              $1,707
                                                 ======              ======

LIABILITIES
    Trading securities sold not yet purchased
       Convertible bond arbitrage                  $460                $629
       Other                                         13                   8
                                                 ------              ------
                                                   $473                $637
                                                 ======              ======

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)

The Company's trading portfolio investments and related liabilities are normally held for periods less than six months. See Note 11.

OTHER INVESTED ASSETS

Other invested assets are composed of the following:

    ------------------------------------------------------------------------
    ($ IN MILLIONS)                                     2004          2003
    ------------------------------------------------------------------------
    Investment in Citigroup Preferred Stock           $3,212        $3,212
    Private equity and arbitrage investments           1,235         1,315
    Real estate joint ventures                           230           327
    Derivatives                                          192           182
    Real estate - Investment                              28            33
    Real estate - Foreclosed                               9            63
    Other                                                 99            56
    ------------------------------------------------------------------------
    Total                                             $5,005        $5,188
    ------------------------------------------------------------------------

CONCENTRATIONS

At December 31, 2004 and 2003, the Company had an investment in Citigroup Preferred Stock of $3.2 billion. See Note 13.

The Company both maintains and participates in a short-term investment pool for its insurance affiliates. See Note 13.

The Company had concentrations of investments, excluding those in federal and government agencies, primarily fixed maturities at fair value, in the following industries:

    ------------------------------------------------------------------------
    ($ IN MILLIONS)                                     2004          2003
    ------------------------------------------------------------------------
    Finance                                           $6,917        $5,056
    Banking                                            3,474         2,830
    Electric Utilities                                 3,258         3,552
    ------------------------------------------------------------------------


The Company held investments in foreign banks in the amount of $1,321 million and $1,018 million at December 31, 2004 and 2003, respectively, which are included in the table above.

The Company defines its below investment grade assets as those securities rated Ba1 by Moody's Investor Services (or its equivalent) or below by external rating agencies, or the equivalent by internal analysts when a public rating does not exist. Such assets include publicly traded below investment grade bonds and certain other privately issued bonds and notes that are classified as below investment grade. Below investment grade assets included in the categories of the preceding table include $918 million and $1,118 million in Electric Utilities at December 31, 2004 and 2003, respectively. Below investment grade assets in Finance and Banking were insignificant at December 31, 2004 and 2003. Total below investment grade assets were $5.4 billion and $5.2 billion at December 31, 2004 and 2003, respectively.

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)

Included in mortgage loans were the following group concentrations:

    ------------------------------------------------------------------------
    ($ IN MILLIONS)                                     2004          2003
    ------------------------------------------------------------------------
    STATE
    California                                          $788          $732

    PROPERTY TYPE
    Agricultural                                      $1,177        $1,025
    ------------------------------------------------------------------------

The Company monitors creditworthiness of counterparties to all financial instruments by using controls that include credit approvals, credit limits and other monitoring procedures. Collateral for fixed maturities often includes pledges of assets, including stock and other assets, guarantees and letters of credit. The Company's underwriting standards with respect to new mortgage loans generally require loan to value ratios of 75% or less at the time of mortgage origination.

NON-INCOME PRODUCING INVESTMENTS

Investments included in the consolidated balance sheets that were non-income producing amounted to $105.3 million and $104.4 million at December 31, 2004 and 2003, respectively.

RESTRUCTURED INVESTMENTS

The Company had mortgage loans and debt securities that were restructured at below market terms at December 31, 2004 and 2003. The balances of the restructured investments were insignificant. The new terms typically defer a portion of contract interest payments to varying future periods. Gross interest income on restructured assets that would have been recorded in accordance with the original terms of such loans was insignificant in 2004, 2003 and 2002. Interest on these assets, included in net investment income, was also insignificant in 2004, 2003 and 2002.

NET INVESTMENT INCOME

--------------------------------------------------------------------------------
FOR THE YEAR ENDED DECEMBER 31,                   2004        2003        2002
($ IN MILLIONS)
--------------------------------------------------------------------------------
GROSS INVESTMENT INCOME
     Fixed maturities                           $2,615      $2,465      $2,359
     Mortgage loans                                184         158         167
     Trading                                        41         222           9
     Other invested assets                         303          58         203
     Citigroup Preferred Stock                     203         203         178
     Other, including policy loans                 108          82         104
--------------------------------------------------------------------------------
Total gross investment income                    3,454       3,188       3,020
--------------------------------------------------------------------------------
Investment expenses                                106         130          84
--------------------------------------------------------------------------------
Net Investment Income                           $3,348      $3,058      $2,936
--------------------------------------------------------------------------------

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)

REALIZED AND UNREALIZED INVESTMENT GAINS (LOSSES)

Net realized investment gains (losses) for the periods were as follows:

--------------------------------------------------------------------------------
FOR THE YEAR ENDED DECEMBER 31,                       2004      2003      2002
($ IN MILLIONS)
--------------------------------------------------------------------------------
REALIZED INVESTMENT GAINS (LOSSES)
   Fixed maturities                                   $(17)     $(28)    $(207)
   Equity securities                                    19        10       (15)
   Mortgage loans                                        1       (14)        -
   Real estate held for sale                            (4)        1         8
   Other invested assets                                 5        49       (19)
   Derivatives:
      Guaranteed minimum withdrawal
         benefit derivatives, net                       30        --        --
      Other derivatives                                (14)       19       (87)
   Other                                                (4)       --        (2)
--------------------------------------------------------------------------------
      Total realized investment gains (losses)         $16       $37     $(322)
--------------------------------------------------------------------------------

Changes in net unrealized investment gains (losses) that are reported in accumulated other changes in equity from nonowner sources were as follows:

--------------------------------------------------------------------------------
FOR THE YEAR ENDED DECEMBER 31,                       2004      2003      2002
($ IN MILLIONS)
--------------------------------------------------------------------------------
UNREALIZED INVESTMENT GAINS (LOSSES)
   Fixed maturities                                   $197    $1,198      $664
   Equity securities                                     6        35         3
   Other                                                12         6        31
--------------------------------------------------------------------------------
      Total unrealized investment gains                215     1,239       698
--------------------------------------------------------------------------------
   Related taxes                                        77       421       243
--------------------------------------------------------------------------------
   Change in unrealized investment gains               138       818       455
   Balance beginning of year                         1,444       626       171
--------------------------------------------------------------------------------
      Balance end of year                           $1,582    $1,444      $626
--------------------------------------------------------------------------------

VARIABLE INTEREST ENTITIES

The following table represents the carrying amounts and classification of consolidated assets that are collateral for VIE obligations. The assets in this table represent two investment vehicles that the Company was involved with prior to February 1, 2003. These two VIEs are a collateralized debt obligation and a real estate joint venture:

           $ IN MILLIONS           DECEMBER 31, 2004        DECEMBER 31, 2003
--------------------------------------------------------------------------------
           Investments                     $386                    $400
               Cash                           9                     11
              Other                           2                      4
                                           ----                    ----
Total assets of consolidated VIEs          $397                    $415
--------------------------------------------------------------------------------

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)

The debt holders of these VIEs have no recourse to the Company. The Company's maximum exposure to loss is limited to its investment of approximately $8 million. The Company regularly becomes involved with VIEs through its investment activities. This involvement is generally restricted to small passive debt and equity investments.

4.  REINSURANCE

Reinsurance is used in order to limit losses, minimize exposure to large risks, provide additional capacity for future growth and to effect business-sharing arrangements. Reinsurance is accomplished through various plans of reinsurance, primarily yearly renewable term (YRT), coinsurance and modified coinsurance. Reinsurance involves credit risk and the Company monitors the financial condition of these reinsurers on an ongoing basis. The Company remains primarily liable as the direct insurer on all risks reinsured.

For TLA, since 1997 the majority of universal life business has been reinsured under an 80% ceded/20% retained YRT quota share reinsurance program and term life business has been reinsured under a 90%/10% YRT quota share reinsurance program. Beginning June 1, 2002, COLI business has been reinsured under a 90%/10% quota share reinsurance program. Beginning in September 2002, newly issued term life business has been reinsured under a 90%/10% coinsurance quota share reinsurance program. Subsequently, portions of this term coinsurance has reverted to YRT for new business. Generally, the maximum retention on an ordinary life risk is $2.5 million. Maximum retention of $2.5 million is generally reached on policies in excess of $12.5 million for universal life and $25.0 million for term insurance. For other plans of insurance, it is the policy of the Company to obtain reinsurance for amounts above certain retention limits on individual life policies, which limits vary with age and underwriting classification. Total in-force business ceded under reinsurance contracts is $397.4 billion and $356.3 billion at December 31, 2004 and 2003, respectively.

For Primerica Life, business sold prior to 1991 was reinsured under a coinsurance arrangement with approximately 50% of the face amount being ceded. For business sold from 1991 through June 1994, only amounts over the company retention of $1.0 million were reinsured through an excess loss YRT treaty. In June 1994, Primerica Life began reinsuring almost all business under a 1st dollar quota share YRT treaty with 80% being ceded. Beginning with business sold in January 1997, the amount ceded was increased from 80% to 90%.

Business sold in Canada is not included in the U.S. YRT quota share treaties. In Canada, the business sold from April 2000 through December 2003, was reinsured under a separate 1st dollar quota share YRT arrangement, with the ceding amount ranging from 70% to 90%. Beginning with business sold in January 2004, Canada began reinsuring only amounts above their company retention of $500,000.

Primerica has also entered into several reinsurance assumed treaties with Reinsurance Group of America, Inc. The reinsurance assumed treaties generated a $79 million pre-tax loss in 2001 and a $95 million pre-tax loss in 2002. The pre-tax impact from these reinsurance assumed treaties has been minor for 2003 and 2004.

During 2004, The Travelers Life and Annuity Reinsurance Company (TLARC) was formed as a pure captive insurer in order to permit the Company to cede 100% of its statutory based risk associated with the death benefit guarantee rider on certain universal life contracts. The reinsurance transaction related to statutory-only reserves, and had no impact on GAAP premiums and benefits. TLARC is a direct subsidiary of CIHC, the Company's parent. See Note 13.

                  TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)

Effective July 1, 2000 the Company sold 90% of its individual long-term care insurance business to General Electric Capital Assurance Company and its subsidiary in the form of indemnity reinsurance arrangements. Written premiums ceded per these arrangements were $224.2 million, $226.8 million and $231.8 million in 2004, 2003 and 2002, respectively, and earned premiums ceded were $224.3 million, $226.7 million and $233.8 million in 2004, 2003 and 2002, respectively.

On January 3, 1995, the Company sold its group life business to The Metropolitan Life Insurance Company (MetLife) under the form of an indemnity insurance arrangement. Premiums written and earned in 2004, 2003 and 2002 were insignificant.

Prior to April 1, 2001, the Company also reinsured substantially all of the GMDB on its variable annuity product. Total variable annuity account balances with GMDB were $26.7 billion, of which $12.0 billion, or 45%, was reinsured, and $23.5 billion, of which $12.9 billion, or 55%, was reinsured at December 31, 2004 and 2003, respectively. GMDB is payable upon the death of a contractholder. When the benefit payable is greater than the account value of the variable annuity, the difference is called the net amount at risk (NAR). NAR totals $1.1 billion, of which $.9 billion, or 84%, is reinsured and $1.7 billion, of which $1.4 billion, or 81%, is reinsured at December 31, 2004 and 2003, respectively.

TIC writes workers' compensation business. This business is reinsured through a 100% quota-share agreement with The Travelers Indemnity Company, an insurance subsidiary of St. Paul Travelers. See Note 14.

A summary of reinsurance financial data reflected within the consolidated statements of income and balance sheets is presented below ($ in millions):

                                               FOR THE YEARS ENDING DECEMBER 31,
WRITTEN PREMIUMS                                 2004         2003         2002
--------------------------------------------------------------------------------
Direct                                         $2,908       $2,979       $2,610
Assumed                                             1            1           --
Ceded to:
   The Travelers Indemnity Company                 (4)           2          (83)
   Other companies                               (684)        (638)        (614)
--------------------------------------------------------------------------------
Total Net Written Premiums                     $2,221       $2,344       $1,913
================================================================================

EARNED PREMIUMS                                  2004         2003         2002
--------------------------------------------------------------------------------
Direct                                         $2,916       $3,001       $2,652
Assumed                                             1            1           --
Ceded to:
   The Travelers Indemnity Company                 (1)         (21)        (109)
   Other companies                               (690)        (654)        (619)
--------------------------------------------------------------------------------
Total Net Earned Premiums                      $2,226       $2,327       $1,924
================================================================================

The Travelers Indemnity Company was an affiliate for part of 2002.

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)

Reinsurance recoverables at December 31, 2004 and 2003 include amounts recoverable on unpaid and paid losses and were as follows ($ in millions):

REINSURANCE RECOVERABLES                                     2004           2003
--------------------------------------------------------------------------------
Life and accident and health business                      $3,178         $2,885
Property-casualty business:
   The Travelers Indemnity Company                          1,489          1,585
--------------------------------------------------------------------------------
Total Reinsurance Recoverables                             $4,667         $4,470
================================================================================

Reinsurance recoverables for the life and accident and health business include $1,876 million and $1,617 million at December 31, 2004 and 2003, respectively, from General Electric Capital Assurance Company. Assets collateralizing these receivables in the amount of $1,894 million and $1,632 million at December 31, 2004 and 2003, respectively, were held in trust for the purpose of paying Company claims.

Reinsurance recoverables also include $409 million and $435 million at December 31, 2004 and 2003, respectively, from MetLife.

5.  INTANGIBLE ASSETS

The Company's intangible assets are DAC, goodwill and the value of insurance in force. DAC and the value of insurance in force are amortizable.

DAC

                              Deferred & Payout          Traditional
     ($ IN MILLIONS)             Annuities     UL & COLI  Life & Other   Total
--------------------------------------------------------------------------------
Balance January 1, 2003            $1,353          $578      $2,005      $3,936

Deferred expenses & other             340           221         399         960
Amortization expense                 (212)          (33)       (256)       (501)

                              --------------------------------------------------
Balance December 31, 2003           1,481           766       2,148       4,395

Deferred expenses & other             448           342         413       1,203
Amortization expense                 (273)          (51)       (269)       (593)
Underlying lapse and interest
    rate adjustment                   (17)           --          --         (17)
Pattern of estimated gross
    profit adjustment                  --           (39)         --         (39)
                              --------------------------------------------------
Balance December 31, 2004          $1,639        $1,018      $2,292      $4,949
--------------------------------------------------------------------------------

VALUE OF INSURANCE IN FORCE

The value of insurance in force totaled $97 million and $112 million at December 31, 2004 and 2003, respectively, and is included in other assets. Amortization expense on the value of insurance in force was $14 million, $18 million and $25 million for the year ended December 31, 2004, 2003 and 2002, respectively. Amortization expense related to the value of insurance in force is estimated to be $16 million in 2005, $15 million in 2006, $13 million in 2007, $9 million in 2008 and $7 million in 2009.

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)

6.  DEPOSIT FUNDS AND RESERVES

At December 31, 2004 and December 31, 2003, the Company had $48.2 billion and $43.5 billion of life and annuity deposit funds and reserves, respectively, as follows:

($ IN MILLIONS)                          December 31, 2004     December 31, 2003
Subject to discretionary withdrawal:
    With fair value adjustments                $7,541                $6,974
    Subject to surrender charges                4,852                 6,057
    Surrenderable without charge                8,105                 5,756
                                              -------               -------
    Total                                     $20,498               $18,787

Not subject to discretionary withdrawal:      $27,730               $24,693
                                              -------               -------
    Total                                     $48,228               $43,480
                                              =======               =======

Average surrender charges included in the subject to surrender charge category above are 6.5% and 5.0%, respectively. In addition, during the payout phase, these funds are credited at significantly reduced interest rates. There are $519 million and $550 million of life insurance reserves included in surrenderable without charge at December 31, 2004 and December 31, 2003, respectively. The life insurance risks would have to be underwritten again if transferred to another carrier, which is considered a significant deterrent for long-term policyholders. Insurance liabilities that are surrendered or withdrawn from the Company are reduced by outstanding policy loans and related accrued interest prior to payout.

Included in contractholder funds and in the preceding paragraph are GICs totaling $14.2 billion. These GICs have a weighted average interest rate of 4.23% and scheduled maturities are as follows:

    ($ IN MILLIONS)                      FIXED GIC    VARIABLE GIC      TOTAL
                                       -----------------------------------------
    2005                                   $1,237        $4,006         $5,243
    2006                                    1,862            --          1,862
    2007                                    1,561            --          1,561
    2008                                    1,343            --          1,343
    2009                                    1,393            --          1,393
    2010 and thereafter                     2,835            --          2,835
                                          -------        ------        -------
         Total                            $10,231        $4,006        $14,237
                                          =======        ======        =======

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)

7.  FEDERAL INCOME TAXES

 EFFECTIVE TAX RATE
 ($ IN MILLIONS)

--------------------------------------------------------------------------------
FOR THE YEAR ENDED DECEMBER 31,               2004          2003          2002
--------------------------------------------------------------------------------
Income before federal income taxes          $2,083        $1,829        $1,503
Statutory tax rate                              35%           35%           35%
--------------------------------------------------------------------------------
Expected federal income taxes                  729           640           526
Tax effect of:
   Non-taxable investment income               (93)          (91)          (62)
   Tax reserve release                         (23)          (79)          (43)
   Other, net                                  (11)            1            --
--------------------------------------------------------------------------------
Federal income taxes                          $602          $471          $421
================================================================================
Effective tax rate                              29%           26%           28%
--------------------------------------------------------------------------------
COMPOSITION OF FEDERAL INCOME TAXES
Current:
   United States                              $530          $330          $217
   Foreign                                      33            30            19
--------------------------------------------------------------------------------
   Total                                       563           360           236
--------------------------------------------------------------------------------
Deferred:
   United States                                40           108           182
   Foreign                                      (1)            3             3
--------------------------------------------------------------------------------
   Total                                        39           111           185
--------------------------------------------------------------------------------
Federal income taxes                          $602          $471          $421
================================================================================

Additional tax benefits (expense) attributable to employee stock plans allocated directly to shareholder's equity for the years ended December 31, 2004, 2003 and 2002 were $3 million, $3 million and $(17) million, respectively.

The net deferred tax liability at December 31, 2004 and 2003 was comprised of the tax effects of temporary differences related to the following assets and liabilities:

--------------------------------------------------------------------------------
($ IN MILLIONS)                                             2004           2003
--------------------------------------------------------------------------------
Deferred Tax Assets:

   Benefit, reinsurance and other reserves                  $629           $574
   Operating lease reserves                                   47             52
   Employee benefits                                         195            201
   Other                                                     232            392
--------------------------------------------------------------------------------
         Total                                             1,103          1,219
--------------------------------------------------------------------------------
Deferred Tax Liabilities:
   Deferred acquisition costs and
      value of insurance in force                         (1,365)        (1,225)
   Investments, net                                       (1,809)        (1,795)
   Other                                                    (149)          (229)
--------------------------------------------------------------------------------
         Total                                            (3,323)        (3,249)
--------------------------------------------------------------------------------
Net Deferred Tax Liability                               $(2,220)       $(2,030)
--------------------------------------------------------------------------------

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)

The Company and its subsidiaries file a consolidated federal income tax return with Citigroup. Federal income taxes are allocated to each member of the consolidated group, according to a Tax Sharing Agreement (the Agreement), on a separate return basis adjusted for credits and other amounts required by the Agreement.

TIC had $325 million and $52 million payable to Citigroup at December 31, 2004 and 2003, respectively, related to the Agreement.

At December 31, 2004 and 2003, the Company had no ordinary or capital loss carryforwards.

The policyholders' surplus account, which arose under prior tax law, is generally that portion of the gain from operations that has not been subjected to tax, plus certain deductions. The balance of this account is approximately $932 million. At current rates the maximum amount of such tax would be approximately $326 million. Income taxes are not provided for on this amount because under current U.S. tax rules such taxes will become payable only to the extent such amounts are distributed as a dividend or exceed limits prescribed by federal law. The 2004 Tax Act provides that this account can be reduced directly by distributions made by the life insurance subsidiaries in 2005 and 2006. The Company intends to make sufficient distributions to eliminate this account within the timeframe permitted under the Act.

8.  SHAREHOLDER'S EQUITY

SHAREHOLDER'S EQUITY AND DIVIDEND AVAILABILITY

The Company's statutory net income, which includes the statutory net income of all insurance subsidiaries, was $842 million, $1,104 million and $256 million for the years ended December 31, 2004, 2003 and 2002, respectively. The Company's statutory capital and surplus was $7.9 billion and $7.6 billion at December 31, 2004 and 2003, respectively.

The Company is currently subject to various regulatory restrictions that limit the maximum amount of dividends available to be paid to its parent without prior approval of insurance regulatory authorities. A maximum of $908 million is available by the end of the year 2005 for such dividends without prior approval of the State of Connecticut Insurance Department, depending upon the amount and timing of the payments. TIC has requested approval to effect certain of the distributions described in Note 17 as an extraordinary dividend. See Note 17. In accordance with the Connecticut statute, TLAC may not pay dividends during 2005 without prior approval of the State of Connecticut Insurance Department. Primerica may pay up to $263 million to TIC in 2005 without prior approval of the Commonwealth of Massachusetts Insurance Department. The Company paid dividends of $773 million, $545 million and $586 million in 2004, 2003 and 2002, respectively.

The Company's 2004 dividends were paid in the following amounts: $467.5 million on March 30; $152.5 million on June 30; and $152.5 million on September 30. Due to the timing of the payments, these dividends were considered extraordinary.

In addition to the aforementioned quarterly dividends, the Company also made a dividend consisting of all the issued and outstanding shares of TLARC on December 15, 2004. TLARC was valued at $250,000 and was considered to be an ordinary dividend. See Notes 4 and 13 for further discussion of TLARC.

    In December 2004, the Company requested and received prior approval from the State of Connecticut Insurance Department to pay an extraordinary dividend on January 3, 2005. Under Connecticut law, the ordinary dividend limitation amount is based upon the cumulative total of all dividend payments made within

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)


    the preceding twelve months. The Company's proposed dividend payment of $302.5 million payable on January 3, 2005 exceeded the ordinary dividend limitation by approximately $167 million, based on the 2005 dividend limit of $908 million. The State of Connecticut Insurance Department approved the request on December 19, 2004. TIC paid the dividend to its parent on January 3, 2005.

ACCUMULATED OTHER CHANGES IN EQUITY FROM NONOWNER SOURCES, NET OF TAX

Changes in each component of Accumulated Other Changes in Equity from Nonowner Sources were as follows:

                                                     NET UNREALIZED                                                  ACCUMULATED
                                                        GAIN/LOSS        FOREIGN CURRENCY       DERIVATIVE         OTHER CHANGES IN
                                                      ON INVESTMENT        TRANSLATION        INSTRUMENTS AND        EQUITY FROM
($ IN MILLIONS)                                        SECURITIES          ADJUSTMENTS      HEDGING ACTIVITIES     NONOWNER SOURCES
------------------------------------------------------------------------------------------------------------------------------------
BALANCE, JANUARY 1, 2002                                   $186                $(3)              $(109)                    $74
Unrealized gains on investment securities,
   net of tax of $167                                       308                 --                  --                     308
Add: Reclassification adjustment for losses
   included in net income, net of tax of $(78)              144                 --                  --                     144
Foreign currency translation adjustment, net
   Of tax of $2                                              --                  3                  --                       3
Less: Derivative instrument hedging activity
   losses, net of tax of $(42)                               --                 --                 (75)                    (75)
------------------------------------------------------------------------------------------------------------------------------------
PERIOD CHANGE                                               452                  3                 (75)                    380
------------------------------------------------------------------------------------------------------------------------------------
BALANCE, DECEMBER 31, 2002                                  638                 --                (184)                    454
Unrealized gains on investment securities,
   net of tax of $414                                       805                 --                  --                     805
Add: Reclassification adjustment for losses
   included in net income, net of tax of $(6)                12                 --                  --                      12
Foreign currency translation adjustment, net
  of tax of $3                                               --                  4                  --                       4
Add: Derivative instrument hedging activity
   gains, net of tax of $46                                  --                 --                  85                      85
------------------------------------------------------------------------------------------------------------------------------------
PERIOD CHANGE                                               817                  4                  85                     906
------------------------------------------------------------------------------------------------------------------------------------
BALANCE, DECEMBER 31, 2003                                1,455                  4                 (99)                  1,360
------------------------------------------------------------------------------------------------------------------------------------
Unrealized gains on investment securities,
   net of tax of $58                                        139                 --                  --                     139
Less: Reclassification adjustment for gains
   included in net income, net of tax of $1                  (1)                --                  --                      (1)
Foreign currency translation adjustment, net
   Of tax of $0                                              --                  1                  --                       1
Add: Derivative instrument hedging activity
   gains, net of tax of $53                                  --                 --                  98                      98
------------------------------------------------------------------------------------------------------------------------------------
PERIOD CHANGE                                               138                  1                  98                     237
------------------------------------------------------------------------------------------------------------------------------------
BALANCE, DECEMBER 31, 2004                               $1,593                 $5                 $(1)                 $1,597
------------------------------------------------------------------------------------------------------------------------------------

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)


9.  BENEFIT PLANS

PENSION AND OTHER POSTRETIREMENT BENEFITS

The Company participates in a qualified, noncontributory defined benefit pension plan sponsored by Citigroup. The Company's share of the expense related to this plan was insignificant in 2004, 2003 and 2002.

The Company also participates in a non-qualified, noncontributory defined benefit pension plan sponsored by Citigroup. During 2002, the Company assumed Travelers Property Casualty Corporation's (TPC) share of the non-qualified pension plan related to inactive employees of the former Travelers Insurance entities as part of the TPC spin-off. See Note 14. The Company's share of net expense for this plan was insignificant for 2004, 2003 and 2002.

In addition, the Company provides certain other postretirement benefits to retired employees through a plan sponsored by Citigroup. The Company assumed TPC's share of the postretirement benefits related to inactive employees of the former Travelers Insurance entities during 2002 as part of the TPC spin-off. The Company's share of net expense for the other postretirement benefit plans was $28 million in both 2004 and 2003 and $18 million in 2002.

401(K) SAVINGS PLAN

Substantially all of the Company's employees are eligible to participate in a 401(k) savings plan sponsored by Citigroup. The Company's expenses in connection with the 401(k) savings plan were not significant in 2004, 2003 and 2002. See
Note 13.


10. LEASES

Most leasing functions for the Company are administered by a Citigroup subsidiary. Net rent expense for the Company was $22 million, $21 million, and $24 million in 2004, 2003 and 2002, respectively.

--------------------------------------------------------------------------------
YEAR ENDING DECEMBER 31,             MINIMUM OPERATING         MINIMUM CAPITAL
($ IN MILLIONS)                       RENTAL PAYMENTS          RENTAL PAYMENTS
--------------------------------------------------------------------------------
2005                                        $ 51                     $ 5
2006                                          58                       5
2007                                          58                       6
2008                                          56                       6
2009                                          48                       6
Thereafter                                    31                      12
--------------------------------------------------------------------------------
Total Rental Payments                       $302                     $40
================================================================================

Future sublease rental income of approximately $54 million will partially offset these commitments. Also, the Company will be reimbursed for 50%, totaling $120 million through 2011, of the rental expense for a particular lease by an affiliate.

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)


11. DERIVATIVE FINANCIAL INSTRUMENTS AND FAIR VALUE OF FINANCIAL INSTRUMENTS

DERIVATIVE FINANCIAL INSTRUMENTS

The Company uses derivative financial instruments, including financial futures contracts, swaps, interest rate caps, options and forward contracts, as a means of hedging exposure to interest rate changes, equity price changes, credit and foreign currency risk. The Company also uses derivative financial instruments to enhance portfolio income and replicate cash market investments. The Company, through Tribeca Citigroup Investments Ltd., holds and issues derivative instruments in conjunction with these investment strategies designed to enhance portfolio returns.

The Company uses exchange traded financial futures contracts to manage its exposure to changes in interest rates that arise from the sale of certain insurance and investment products, or the need to reinvest proceeds from the sale or maturity of investments. In addition, the Company enters into interest rate futures contracts in connection with macro hedges intended to reduce interest rate risk by adjusting portfolio duration. To hedge against adverse changes in interest rates, the Company enters long or short positions in financial futures contracts, which offset asset price changes resulting from changes in market interest rates until an investment is purchased, or a product is sold. Futures contracts are commitments to buy or sell at a future date a financial instrument, at a contracted price, and may be settled in cash or through delivery.

The Company uses equity option contracts to manage its exposure to changes in equity market prices that arise from the sale of certain insurance products. To hedge against adverse changes in the equity market prices, the Company enters long positions in equity option contracts with major financial institutions. These contracts allow the Company, for a fee, the right to receive a payment if the Standard and Poor's 500 Index falls below agreed upon strike prices.

Currency option contracts are used on an ongoing basis to hedge the Company's exposure to foreign currency exchange rates that result from the Company's direct foreign currency investments. To hedge against adverse changes in exchange rates, the Company enters into contracts that give it the right, but not the obligation, to sell the foreign currency within a limited time at a contracted price that may also be settled in cash, based on differentials in the foreign exchange rate. These contracts cannot be settled prior to maturity.

The Company enters into interest rate swaps in connection with other financial instruments to provide greater risk diversification and better match the cash flows from assets and related liabilities. In addition, the Company enters into interest rate swaps in connection with macro hedges intended to reduce interest rate risk by adjusting portfolio duration. Under interest rate swaps, the Company agrees with other parties to exchange, at specified intervals, the difference between fixed rate and floating rate interest amounts calculated by reference to an agreed upon notional principal amount. The Company also enters into basis swaps in which both legs of the swap are floating with each based on a different index. Generally, no cash is exchanged at the outset of the contract and no principal payments are made by either party. A single net payment is usually made by one counterparty at each due date.

The Company enters into currency swaps in connection with other financial instruments to provide greater risk diversification and better match assets purchased in U.S. Dollars with a corresponding liability originated in a foreign currency. Under currency swaps, the Company agrees with other parties to exchange, at specified intervals, foreign currency for U.S. Dollars. Generally, there is an exchange of foreign currency for U.S. Dollars at the outset of the contract based upon prevailing foreign exchange rates. Swap agreements are not exchange traded so they are subject to the risk of default by the counterparty.

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)


The Company enters into interest rate caps in connection with other financial instruments to provide greater risk diversification and better match assets and liabilities. In addition, the Company enters into interest rate caps in connection with macro hedges intended to reduce interest rate risk by adjusting portfolio duration. Under interest rate caps, the Company pays a premium and is entitled to receive cash payments equal to the excess of the market interest rates over the strike prices multiplied by the notional principal amount. Interest rate cap agreements are not exchange traded so they are subject to the risk of default by the counterparty.

Forward contracts are used on an ongoing basis to hedge the Company's exposure to foreign currency exchange rates that result from the net investment in the Company's Canadian operations as well as direct foreign currency investments. To hedge against adverse changes in exchange rates, the Company enters into contracts to exchange foreign currency for U.S. Dollars with major financial institutions. These contracts cannot be settled prior to maturity. At the maturity date the Company must purchase the foreign currency necessary to settle the contracts.

The Company enters into credit default swaps in conjunction with a fixed income investment to reproduce the investment characteristics of a different investment. The Company will also enter credit default swaps to reduce exposure to certain corporate debt security investment exposures that it holds. Under credit default swaps, the Company agrees with other parties to receive or pay, at specified intervals, fixed or floating rate interest amounts calculated by reference to an agreed notional principal amount in exchange for the credit default risk of a specified bond. Swap agreements are not exchange traded so they are subject to the risk of default by the counterparty.

Several of the Company's hedging strategies do not qualify or are not designated as hedges for accounting purposes. This can occur when the hedged item is carried at fair value with changes in fair value recorded in earnings, the derivative contracts are used in a macro hedging strategy, the hedge is not expected to be highly effective, or structuring the hedge to qualify for hedge accounting is too costly or time consuming.

The Company monitors the creditworthiness of counterparties to these financial instruments by using criteria of acceptable risk that are consistent with on-balance sheet financial instruments. The controls include credit approvals, credit limits and other monitoring procedures. Additionally, the Company enters into collateral agreements with its derivative counterparties. As of December 31, 2004, the Company held collateral under these contracts amounting to approximately $813.0 million.

The table below provides a summary of the notional and fair value of derivatives by type:

($ IN MILLIONS)                                     DECEMBER 31, 2004                                 DECEMBER 31, 2003
                                                                  Fair Value                                      Fair Value
                                         Notional         --------------------------      Notional        --------------------------
DERIVATIVE TYPE                           Amount           Assets        Liabilities       Amount          Assets       Liabilities
                                       ---------------------------------------------------------------------------------------------
Interest rate, equity and
  currency swaps                          $8,926.0          $910.4         $158.7         $7,422.3         $685.7         $178.9
Financial futures                          1,421.0              --             --            790.2             --             --
Interest rate and equity options           1,354.8           189.1             --            754.4          182.1             --
Currency forwards                            510.1              --            8.9            352.4            0.3            7.3
Credit derivatives                           427.4             4.1            3.4            209.5            5.2            0.6
Interest rate caps                           117.5             3.1             --               --             --             --
                                       ---------------------------------------------------------------------------------------------
          TOTAL                          $12,756.8        $1,106.7         $171.0         $9,528.8         $873.3         $186.8
                                       ---------------------------------------------------------------------------------------------

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)


The following table summarizes certain information related to the Company's hedging activities for the years ended December 31, 2004 and 2003:

                                             Year Ended          Year Ended
     In millions of dollars              December 31, 2004   December 31, 2003
  -----------------------------------------------------------------------------
   Hedge ineffectiveness recognized
       related to fair value hedges            $(33.2)             $(23.2)

   Hedge ineffectiveness recognized
       related to cash flow hedges                6.1                (3.4)

   Net loss recorded in accumulated
       other changes in equity from
       nonowner sources related to
       net investment hedges                     (0.6)              (33.6)

   Net loss from economic
       hedges recognized in earnings            (20.1)               (1.6)


During the years ended December 31, 2004 and 2003 there were no discontinued forecasted transactions. The amount expected to be reclassified from accumulated other changes in equity from nonowner sources into pre-tax earnings within twelve months from December 31, 2004 is $(76.1) million.

FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK

In the normal course of business, the Company issues fixed and variable rate loan commitments and has unfunded commitments to partnerships and joint ventures. All of these commitments are to unaffiliated entities. The off-balance sheet risk of fixed and variable rate loan commitments was $375.5 million and $253.5 million at December 31, 2004 and 2003, respectively. The Company had unfunded commitments of $1,075.8 million and $527.8 million to these partnerships at December 31, 2004 and 2003, respectively.

FAIR VALUE OF CERTAIN FINANCIAL INSTRUMENTS

The Company uses various financial instruments in the normal course of its business. Certain insurance contracts are excluded by SFAS No. 107, "Disclosure about Fair Value of Financial Instruments," and therefore are not included in the amounts discussed.

At December 31, 2004 and 2003, investments in fixed maturities had a carrying value and a fair value of $47.7 billion and $42.3 billion, respectively. See Notes 1 and 3.

At December 31, 2004, mortgage loans had a carrying value of $2.1 billion and a fair value of $2.2 billion and at year-end 2003 had a carrying value of $1.9 billion and a fair value of $2.0 billion. In estimating fair value, the Company used interest rates reflecting the current real estate financing market.

Included in other invested assets are 2,225 shares of Citigroup Cumulative Preferred Stock Series YYY, carried at cost of $2,225 million at December 31, 2004 and 2003, acquired as a contribution from TPC. This Series YYY Preferred Stock pays cumulative dividends at 6.767%, has a liquidation value of $1 million per

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)


share and has perpetual duration, is not subject to a sinking fund or mandatory redemption but may be optionally redeemed by Citigroup at any time on or after February 27, 2022. Dividends totaling $150 million were received in both 2004 and 2003 and $125 million was received in 2002. There is no established market for this investment and it is not practicable to estimate the fair value of the preferred stock.

Included in other invested assets are 987 shares of Citigroup Cumulative Preferred Stock Series YY, carried at cost of $987 million at December 31, 2004 and 2003. This Series YY Preferred Stock pays cumulative dividends at 5.321%, has a liquidation value of $1 million per share, and has perpetual duration, is not subject to a sinking fund or mandatory redemption but may be optionally redeemed by Citigroup at any time on or after December 22, 2018. Dividends totaling $53 million were received during each of 2004, 2003 and 2002. There is no established market for this investment and it is not practicable to estimate the fair value of the preferred stock.

At December 31, 2004, contractholder funds with defined maturities had a carrying value of $15.2 billion and a fair value of $15.6 billion, compared with a carrying value and a fair value of $13.5 billion and $13.7 billion at December 31, 2003. The fair value of these contracts is determined by discounting expected cash flows at an interest rate commensurate with the Company's credit risk and the expected timing of cash flows. Contractholder funds without defined maturities had a carrying value of $14.4 billion and a fair value of $14.1 billion at December 31, 2004, compared with a carrying value of $13.1 billion and a fair value of $12.8 billion at December 31, 2003. These contracts generally are valued at surrender value.

The carrying values of $567 million and $698 million of financial instruments classified as other assets approximated their fair values at December 31, 2004 and 2003, respectively. The carrying value of $3.0 billion and $2.5 billion of financial instruments classified as other liabilities at December 31, 2004 and 2003 also approximated their fair values at both December 31, 2004 and 2003. Fair value is determined using various methods, including discounted cash flows, as appropriate for the various financial instruments.

Both the assets and liabilities of separate accounts providing a guaranteed return had a carrying value and a fair value of $350 million at December 31, 2003. This separate account was fully consolidated in 2004 per the adoption of SOP 03-1. See Note 1.

The carrying values of cash, trading securities and trading securities sold not yet purchased are carried at fair value. The carrying values of short-term securities and investment income accrued approximated their fair values. The carrying value of policy loans, which have no defined maturities, is considered to be fair value.

12. COMMITMENTS AND CONTINGENCIES

LITIGATION

In August 1999, an amended putative class action complaint captioned LISA MACOMBER, ET AL. VS. TRAVELERS PROPERTY CASUALTY CORPORATION, ET AL. was filed in New Britain, Connecticut Superior Court against the Company, its parent corporation, certain of the Company's affiliates (collectively TLA), and the Company's former affiliate, Travelers Property Casualty Corporation. The amended complaint alleges Travelers Property Casualty Corporation purchased structured settlement annuities from the Company and spent less on the purchase of those structured settlement annuities than agreed with claimants; and that commissions paid to brokers of structured settlement annuities, including an affiliate of the Company, were paid, in part, to Travelers Property Casualty Corporation. The amended complaint was dismissed and following an appeal by plaintiff in September 2002 the Connecticut Supreme Court reversed the dismissal of several of the plaintiff's

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)


claims. On May 26, 2004, the Connecticut Superior Court certified a nation wide class action. The class action claims against TLA are violation of the Connecticut Unfair Trade Practice Statute, unjust enrichment and civil conspiracy. On June 15, 2004, the Defendants, including TLA, appealed the Connecticut Superior Court's May 26, 2004 class certification order.

In 2003 and 2004, several issues in the mutual fund and variable insurance product industries have come under the scrutiny of federal and state regulators. Like many other companies in our industry, the Company has received a request for information from the Securities and Exchange Commission (SEC) and a subpoena from the New York Attorney General regarding market timing and late trading. During 2004 the SEC requested additional information about the Company's variable product operations on market timing, late trading and revenue sharing, and the SEC, the National Association of Securities Dealers and the New York Insurance Department have made inquiries into these issues and other matters associated with the sale and distribution of insurance products. In addition, like many insurance companies and agencies, in 2004 and 2005 the Company received inquiries from certain state Departments of Insurance regarding producer compensation and bidding practices. The Company is cooperating fully with all of these requests and is not able to predict their outcomes.

In addition, the Company is a defendant or co-defendant in various other litigation matters in the normal course of business. These include civil actions, arbitration proceedings and other matters arising in the normal course of business out of activities as an insurance company, a broker and dealer in securities or otherwise.

In the opinion of the Company's management, the ultimate resolution of these legal and regulatory proceedings would not be likely to have a material adverse effect on the Company's consolidated financial condition or liquidity, but, if involving monetary liability, may be material to the Company's operating results for any particular period.

OTHER

The Company is a member of the Federal Home Loan Bank of Boston (the Bank), and in this capacity has entered into a funding agreement (the agreement) with the Bank where a blanket lien has been granted to collateralize the Bank's deposits. The Company maintains control of these assets, and may use, commingle, encumber or dispose of any portion of the collateral as long as there is no event of default and the remaining qualified collateral is sufficient to satisfy the collateral maintenance level. The agreement further states that upon any event of default, the Bank's recovery is limited to the amount of the member's outstanding funding agreement. The amount of the Company's liability for funding agreements with the Bank as of December 31, 2004 is $1.1 billion, included in contractholder funds. The Company holds $60.3 million of common stock of the Bank, included in equity securities.

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)


The Company has provided a guarantee on behalf of Citicorp International Life Insurance Company, Ltd. (CILIC), an affiliate. The Company has guaranteed to pay claims up to $1 billion of life insurance coverage for CILIC. This guarantee takes effect if CILIC cannot pay claims because of insolvency, liquidation or rehabilitation. Life insurance coverage in force under this guarantee at December 31, 2004 is $466 million. The Company does not hold any collateral related to this guarantee.

13. RELATED PARTY TRANSACTIONS

Citigroup and certain of its subsidiaries provide investment management and accounting services, payroll, internal auditing, benefit management and administration, property management and investment technology services to the Company as of December 31, 2004. The Company paid Citigroup and its subsidiaries $41.0 million, $55.3 million and $56.9 million in 2004, 2003 and 2002, respectively, for these services. The amounts due to affiliates related to these services, included in other liabilities at December 31, 2004 and 2003, were insignificant.

The Company has received reimbursements from Citigroup and its affiliates related to the Company's increased benefit and lease expenses after the TPC spin-off. See Note 14. These reimbursements totaled $27.4 million, $34.3 million and $15.5 million in 2004, 2003 and 2002, respectively.

The Company maintains a short-term investment pool in which its insurance affiliates participate. The position of each company participating in the pool is calculated and adjusted daily. At December 31, 2004 and 2003, the pool totaled approximately $4.1 billion and $3.8 billion, respectively. The Company's share of the pool amounted to $3.3 billion at both December 31, 2004 and 2003, and is included in short-term securities in the consolidated balance sheets.

At December 31, 2004 and 2003, the Company had outstanding loaned securities to an affiliate, Citigroup Global Markets, Inc. (CGMI), of $361.5 million and $238.5 million, respectively.

Included in other invested assets is a $3.2 billion investment in Citigroup Preferred Stock at December 31, 2004 and 2003, carried at cost. Dividends received on these investments were $203 million in both 2004 and 2003 and $178 million in 2002. See Notes 11 and 17.

The Company had investments in an affiliated joint venture, Tishman Speyer, in the amount of $92.9 million and $166.3 million at December 31, 2004 and 2003, respectively. Income of $54.2 million, $18.6 million and $99.7 million was earned on these investments in 2004, 2003 and 2002, respectively.

The Company also had an investment in Greenwich Street Capital Partners I, an affiliated private equity investment, in the amount of $45.3 million and $48.3 million at December 31, 2004 and 2003, respectively. Income of $4.5 million, $33.9 million and $0 were earned on this investment in 2004, 2003 and 2002, respectively.

In the ordinary course of business, the Company purchases and sells securities through affiliated broker-dealers, including SB. These transactions are conducted on an arm's-length basis. Amounts due to SB were $363.7 million and $134.4 million at December 31, 2004 and 2003, respectively.

The Company markets deferred annuity products and life insurance through its affiliate, Smith Barney (SB), a division of CGMI. Annuity deposits related to these products were $877 million, $835 million, and $1.0 billion in 2004, 2003 and 2002, respectively. Life

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)


premiums were $137.5 million, $114.9 million and $109.7 million in 2004, 2003 and 2002, respectively. Commissions and fees paid to SB were $71.9 million, $70.3 million and $77.0 million in 2004, 2003 and 2002, respectively.

The Company also markets individual annuity and life insurance through CitiStreet Retirement Services, a division of CitiStreet LLC, (CitiStreet), a joint venture between Citigroup and State Street Bank. Deposits received from CitiStreet were $1.5 billion, $1.4 billion and $1.6 billion in 2004, 2003 and 2002, respectively. Commissions and fees paid to CitiStreet were $45.9 million, $52.9 million and $54.0 million in 2004, 2003 and 2002, respectively.

The Company markets individual annuity products through an affiliate Citibank, N.A. (together with its subsidiaries, Citibank). Deposits received from Citibank were $525 million, $357 million and $321 million in 2004, 2003 and 2002, respectively. Commissions and fees paid to Citibank were $44.3 million, $29.8 million and $24.0 million in 2004, 2003 and 2002, respectively.

Primerica Financial Services, Inc. (PFS), an affiliate, is a distributor of products for TLA. PFS or its affiliates sold $983 million, $714 million and $787 million of individual annuities in 2004, 2003 and 2002, respectively. Commissions and fees paid to PFS were $75.4 million, $58.1 million and $60.4 million in 2004, 2003 and 2002, respectively.

Primerica Life has entered into a General Agency Agreement with PFS that provides that PFS will be Primerica Life's general agent for marketing all insurance of Primerica Life. In consideration of such services, Primerica Life agreed to pay PFS marketing fees of no less than $10 million per year based upon U.S. gross direct premiums received by Primerica Life. The fees paid by Primerica Life were $15 million in 2004 and $12.5 million in each of 2003 and 2002.

During 2004 TLARC was established as a pure captive to reinsure 100% of the statutory based risk associated with universal life contracts. Statutory premiums paid by the Company to TLARC totaled $1,071 million in 2004. Ceding commissions and experience refunds paid by TLARC to the Company totaled $1,054 million in 2004. The net amount paid was $17 million and reported as a reduction of other income. See Note 4.

TIC has made a solvency guarantee for an affiliate, CILIC. See Note 12.

The Company participates in a stock option plan sponsored by Citigroup that provides for the granting of stock options in Citigroup common stock to officers and other employees. To further encourage employee stock ownership, Citigroup introduced the WealthBuilder stock option program during 1997 and the Citigroup Ownership Program in 2001. Under these programs, all employees meeting established requirements have been granted Citigroup stock options. During 2001, Citigroup introduced the Citigroup 2001 Stock Purchase Program for new employees, which allowed eligible employees of Citigroup, including the Company's employees, to enter into fixed subscription agreements to purchase shares at the market value on the date of the agreements. During 2003 Citigroup introduced the Citigroup 2003 Stock Purchase Program, which allowed eligible employees of Citigroup, including the Company's employees, to enter into fixed subscription agreements to purchase shares at the lesser of the market value on the first date of the offering period or the market value at the close of the offering period. Enrolled employees are permitted to make one purchase prior to the expiration date. The Company's charge to income for these plans was insignificant in 2004, 2003 and 2002.

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)


The Company also participates in the Citigroup Capital Accumulation Program. Participating officers and other employees receive a restricted stock award in the form of Citigroup common stock. These restricted stock awards generally vest after a three-year period and, except under limited circumstances, the stock can not be sold or transferred during the restricted period by the participant, who is required to render service to the Company during the restricted period. The Company's charge to income for this program was insignificant in 2004, 2003 and 2002.

Unearned compensation expense associated with the Citigroup restricted common stock grants, which represents the market value of Citigroup's common stock at the date of grant, is included in other assets in the consolidated balance sheet and is recognized as a charge to income ratably over the vesting period. The Company's charge to income was insignificant during 2004, 2003 and 2002.

14. TRAVELERS PROPERTY CASUALTY SPIN-OFF

On April 1, 2004 TPC merged with a subsidiary of The St. Paul Companies to form St. Paul Travelers.

On March 27, 2002, TPC, the Company's parent at December 31, 2001, completed its IPO. On August 20, 2002, Citigroup made a tax-free distribution to its stockholders of a majority portion of its remaining interest in TPC. In 2002, prior to the IPO the following transactions occurred:

        o The common stock of the Company was distributed by TPC to CIHC so the Company would remain an indirect wholly owned subsidiary of Citigroup.

        o The Company sold its home office buildings in Hartford, Connecticut and a building housing TPC's information systems in Norcross, Georgia to TPC for $68 million.

        o TLA Holdings LLC, a non-insurance subsidiary valued at $142 million, was contributed to the Company by TPC.

        o The Company assumed pension, postretirement and post employment benefits payable to all inactive employees of the former Travelers Insurance entities and received $189 million of cash and other assets from TPC to offset these benefit liabilities. In March 2003, TPC paid the Company $22.6 million as a settlement for these benefit-related liabilities.

        o The Company received 2,225 shares of Citigroup's 6.767% Cumulative Preferred Stock, Series YYY, with a par value of $1.00 per share and a liquidation value of $1 million per share as a contribution from TPC.

In connection with the TPC IPO and distribution, the Company's additional paid-in capital increased $1,596 million during 2002 as follows:

            ($ IN MILLIONS)
            Citigroup Series YYY Preferred Stock             $2,225
            TLA Holdings LLC                                    142
            Cash and other assets                               189
            Pension, postretirement, and post-
               employment benefits payable                     (279)
            Deferred tax assets                                  98
            Deferred tax liabilities                           (779)
                                                             ------
                                                             $1,596
                                                             ======

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)


At December 31, 2001, TPC and its subsidiaries were affiliates of the Company and provided certain services to the Company. These services included data processing, facilities management, banking and financial functions, benefits administration and others. During 2002, the Company began phasing out these services. The Company paid TPC $4.9 million and $33.6 million in 2003 and 2002, respectively, for these services. In 2004, The Company did not receive these services.

The Company has a license from St. Paul Travelers to use the names "Travelers Life & Annuity," "The Travelers Insurance Company," "The Travelers Life and Annuity Company" and related names in connection with the Company's business.

15. RECONCILIATION OF NET INCOME TO NET CASH PROVIDED BY OPERATING ACTIVITIES

The following table reconciles net income to net cash provided by operating activities:

--------------------------------------------------------------------------------
FOR THE YEAR ENDED DECEMBER 31,                    2004        2003        2002
($ IN MILLIONS)
--------------------------------------------------------------------------------

Net Income                                       $1,481      $1,358      $1,082
   Adjustments to reconcile net income to net
   cash provided by operating activities:
      Realized (gains) losses                       (16)        (37)        322
      Deferred federal income taxes                  (9)         58         185
      Amortization of deferred policy
         acquisition costs                          649         501         393
      Additions to deferred policy
         acquisition costs                       (1,203)       (960)       (879)
      Investment income                             106        (503)       (119)
      Premium balances                               (8)          8          (7)
      Insurance reserves and accrued expenses       604         832         493
      Other                                         (79)       (443)       (402)
--------------------------------------------------------------------------------
Net cash provided by operations                  $1,525        $814      $1,068
--------------------------------------------------------------------------------

16. NON-CASH INVESTING AND FINANCING ACTIVITIES

In 2004, significant non-cash investing and financing activities include the minority interest reversal of joint ventures held by TPC in the amount of $(58) million. In 2003, these activities include the acquisition of real estate through foreclosures of mortgage loans amounting to $53 million and the inclusion of the TPC minority interest in joint ventures in the amount of $63 million. In 2002, these activities include the contribution of $2,225 million of Citigroup YYY Preferred Stock and related deferred tax liability of $779 million; a $17 million COLI asset and $98 million deferred tax asset related to the transfer of $279 million of pension and postretirement benefits, transferred for $172 million cash; and the contribution of a non-insurance company, TLA Holdings, LLC, for $142 million.

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)


17. SUBSEQUENT EVENT

On January 31, 2005, Citigroup announced that it had agreed to sell TIC, including TLAC and certain other domestic and international insurance businesses (the Life Insurance and Annuity Businesses) to MetLife, Inc. (MetLife) pursuant to an Acquisition Agreement (the Agreement). The transaction is subject to certain regulatory approvals, as well as other customary conditions to closing. Citigroup currently anticipates that the intended sale would be completed during this summer.

The Company's Primerica segment and certain other assets will remain with Citigroup. Accordingly, prior to the closing, TIC will distribute to its parent company by way of dividend (i) all of the outstanding shares of common stock of the Company's 100% owned subsidiary, Primerica Life Insurance Company (Primerica
Life), (ii) all shares of Citigroup's Series YYY and Series YY preferred stock held by the Company and (iii) certain other assets, including certain assets and liabilities related to the Company's share of the non-qualified pension plan, and post retirement benefits related to inactive employees of the former Travelers Insurance entities, assumed during Citigroup's 2002 spin-off of the Travelers Property Casualty operations (collectively, the Dispositions). The Dispositions require certain regulatory approvals.

Subject to closing adjustments described in the Agreement, the contemplated sale price would be $11.5 billion.

ITEM 9. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.

None.

ITEM 9A.    CONTROLS AND PROCEDURES

DISCLOSURE CONTROLS AND PROCEDURES

The Company's management, with the participation of the Company's Chief Executive Officer and Chief Financial Officer, has evaluated the effectiveness of the Company's disclosure controls and procedures (as such term is defined in Rules 13a-15(e) and 15d-15(e) under the Securities Exchange Act of 1934, as amended ("Exchange Act")) as of the end of the period covered by this report. Based on such evaluation, the Company's Chief Executive Officer and Chief Financial Officer have concluded that, as of the end of such period, the Company's disclosure controls and procedures are effective in recording, processing, summarizing and reporting, on a timely basis, information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act.

INTERNAL CONTROL OVER FINANCIAL REPORTING

There have not been any changes in the Company's internal control over financial reporting (as such term is defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) during the fiscal quarter ended December 31, 2004 that have materially affected, or are reasonably likely to materially affect, the Company's internal control over financial reporting.

ITEM 9B.  OTHER INFORMATION

Not Applicable

                                    PART III

ITEM 10.    DIRECTORS AND EXECUTIVE OFFICERS OF THE REGISTRANT.

Omitted pursuant to General Instruction I(2)(c) of Form 10-K.

ITEM 11.    EXECUTIVE COMPENSATION.

Omitted pursuant to General Instruction I(2)(c) of Form 10-K.

ITEM 12.    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

Omitted pursuant to General Instruction I(2)(c) of Form 10-K.

ITEM 13.    CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

Omitted pursuant to General Instruction I(2)(c) of Form 10-K.

ITEM 14.    PRINCIPAL ACCOUNTANT FEES AND SERVICES

The following is a description of the fees earned by KPMG for services rendered to the Company for the years ended December 31, 2004 and 2003:

AUDIT FEES: Audit fees include fees paid by the Company to KPMG in connection with the annual audit of the Company's consolidated financial statements, KPMG's audits of subsidiary financial statements and KPMG's review of the Company's interim financial statements. Audit fees also include fees for services performed by KPMG that are closely related to the audit and in many cases could only be provided by the Company's independent registered public accounting firm. Such services include comfort letters and consents related to SEC registration statements and other capital raising activities and certain reports relating to the Company's regulatory filings, reports on internal control reviews required by regulators, due diligence on completed acquisitions, and accounting advice on completed transactions. The aggregate fees earned by KPMG for audit services rendered to the Company and its subsidiaries for the years ended December 31, 2004 and December 31, 2003 totaled approximately $2.3 million and $1.3 million, respectively.

AUDIT RELATED FEES: Audit related services include due diligence services related to contemplated mergers and acquisitions, accounting consultations, internal control reviews not required by regulators, securitization related services, employee benefit plan audits and certain attestation services as well as certain agreed upon procedures. The aggregate fees earned by KPMG for audit related services rendered to the Company and its subsidiaries for the years ended December 31, 2004 and December 31, 2003 were $42 thousand and $37 thousand, respectively.

TAX FEES: Tax fees include corporate tax compliance, counsel and advisory services as well as expatriate tax services. The aggregate fees earned by KPMG for tax related services rendered to the Company and its subsidiaries for the years ended December 31, 2004 and December 31, 2003 totaled approximately $46,000 and $0, respectively.

ALL OTHER FEES: The Company did not incur any charges from KPMG for other services rendered to the Company and its subsidiaries for matters such as general consulting for the years ended December 31, 2004 and December 31, 2003.

The Company did not engage KPMG for any additional non-audit services other than those permitted under its policy, unless such services were individually approved by the Citigroup audit and risk management committee.

Approval of Independent Registered Public Accounting Firm Services and Fees Citigroup's audit and risk management committee has reviewed and approved all fees charged by Citigroup's independent registered public accounting firm, and actively monitored the relationship between audit and non-audit services provided. The audit and risk management committee has concluded that the provision of services by KPMG was consistent with the maintenance of the external auditors' independence in the conduct of its auditing functions. Effective January 1, 2003, Citigroup adopted a policy that it and its subsidiaries would no longer engage its primary independent registered public accounting firm for non-audit services other than "audit related services," as defined by the SEC, certain tax services, and other permissible non-audit services as specifically approved by the chair of the audit and risk management committee and presented to the full committee at its next regular meeting. The policy also includes limitations on the hiring of KPMG partners and other professionals to ensure that the Company satisfies the SEC's auditor independence rules.

During 2004, the following changes were made in Citigroup's policy for approval of audit fees and services. Pre-approval of the audit and risk management committee is required for all internal control engagements and, effective December 31, 2004, Citigroup further restricted the scope of tax services that may be provided by KPMG and determined that it will no longer use KPMG for tax advisory services, including consulting and tax planning, except as related to tax compliance services.

Under the Citigroup policy approved by the audit and risk management committee, the committee must pre-approve all services provided by Citigroup's independent registered public accounting firm and fees charged. The committee will consider annually the provision of audit services and, if appropriate, pre-approve certain defined audit fees, audit related fees, tax fees and other fees with specific dollar value limits for each category of service. The audit and risk management committee will also consider on a case by case basis and, if appropriate, approve specific engagements that are not otherwise pre-approved. Any proposed engagement that does not fit within the definition of a pre-approved service may be presented to the chair of the audit and risk management committee for approval and to the full audit and risk management committee at its next regular meeting. The policy includes limitations on hiring of partners or other professional employees of KPMG that require adjustments to KPMG 's audit approach if there is any apparent conflict, and at all times the Company is mindful of the independence requirements of the SEC in considering employment of these individuals.

Administration of the policy is centralized within, and monitored by, Citigroup senior corporate financial management, which reports throughout the year to the audit and risk management committee.


                                     PART IV

ITEM 15.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a)  Documents filed:

          (1)  Financial Statements. See index on page 19 of this report.

          (2) Financial Statement Schedules. See index on page 72 of this report.

          (3)  Exhibits. See Exhibit Index on page 70.

                                  EXHIBIT INDEX

EXHIBIT NO.    DESCRIPTION

2. Acquisition Agreement, dated as of January 31, 2005, by and between Citigroup Inc. and MetLife, Inc., incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K of Citigroup Inc. dated January 31, 2005 and filed February 4, 2005 (File No. 1-9924).

3.             Articles of Incorporation and By-Laws

               a) Charter of The Travelers Insurance Company (the "Company"), as effective October 19, 1994, incorporated by reference to
                    Exhibit 3.01 to the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1994 (File No. 33-33691) (the "Company's September 30, 1994 10-Q").

               b) By-laws of the Company, as effective October 20, 1994, incorporated by reference to Exhibit 3.02 to the Company's September 30, 1994 10-Q.

10.01 Lease for office space in Hartford, Connecticut dated as of April 2, 1996, by and between the Company and The Travelers Indemnity Company, incorporated by reference to Exhibit 10.14 to the Annual Report on Form 10-K of Travelers Property Casualty Corp. for the fiscal year ended December 31, 1996 (File No. 1-14328).

10.02 Trademark License Agreement between Travelers Property Casualty Corp. and The Travelers Insurance Company, effective as of August 20, 2002, incorporated by reference to Exhibit 10.01 to the Company's Quarterly Report on form 10-Q for the fiscal quarter ended September 30, 2002.

10.03 Lease for office space at Cityplace, Hartford, Connecticut, dated March 28, 1996, by and between Aetna Life and Casualty Company and The Travelers Indemnity Company, (the "Cityplace Lease"), incorporated by reference to Exhibit 10.10 to the Registration Statement on Form S-1 of Travelers Insurance Group Holdings Inc. (then known as Travelers/Aetna Property Casualty Corp.) on April 22, 1996 (File No. 333-2254).

10.04          First Amendment, dated May 15, 2001, by and between Aetna Inc.
               (formerly Aetna Life and Casualty Company) as Landlord and The Travelers Indemnity Company, as Tenant, with respect to the Cityplace Lease, incorporated by reference to Exhibit 10.04 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002.

10.05 Assignment and Assumption Agreement dated as of August 19, 2002, by and between The Travelers Indemnity Company as Assignor and the Company as Assignee, with respect to the Cityplace Lease, incorporated by reference to Exhibit 10.05 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002.

14.01 Citigroup Code of Ethics for Financial Professionals, incorporated by reference to Exhibit 14.01 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002.

21.            Subsidiaries of the Registrant:
                  Omitted pursuant to General Instruction I (2)(b) of Form 10-K.

31.01+ Certification of chief financial officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

31.02+ Certification of chief executive officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

32.01+         Certification Pursuant to 18 USC Section 1350.

-------------
+ Filed herewith

                                   SIGNATURES


Pursuant to the requirements of Section 13 or 15 (d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on the 30th day of March, 2004.


                         THE TRAVELERS INSURANCE COMPANY
                                  (Registrant)

     By:  /s/ Glenn D. Lammey
          -------------------
          Glenn D. Lammey
          Executive Vice President,
          Chief Financial Officer and Chief Accounting Officer
          (Principal Financial Officer and Principal Accounting Officer)

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed by the following persons on behalf of the registrant and in the capacities indicated on the 30th day of March, 2004.


SIGNATURE                         CAPACITY
---------                         --------

/s/ George C. Kokulis             Director and Chief Executive Officer
------------------------          (Principal Executive Officer)
(George C. Kokulis)

/s/ Glenn D. Lammey               Director, Chief Financial Officer and
------------------------          Chief Accounting Officer
(Glenn D. Lammey)                 (Principal Financial Officer and
                                  Principal Accounting Officer)

/s/ Kathleen L. Preston           Director
------------------------
(Kathleen L. Preston)

/s/ Marla Berman Lewitus          Director
------------------------
(Marla Berman Lewitus)

/s/ Edward W. Cassidy             Director
------------------------
(Edward W. Cassidy)

/s/ William P. Krivoshik          Director
------------------------
(William P. Krivoshik)

Supplemental Information to be Furnished With Reports Filed Pursuant to Section 15(d) of the Act by Registrants Which Have Not Registered Securities pursuant to
Section 12 of the Act: NONE

No Annual Report to Security Holders covering the registrant's last fiscal year or proxy material with respect to any meeting of security holders has been sent, or will be sent, to security holders.

         INDEX TO FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES



                                                                            PAGE
The Travelers Insurance Company and Subsidiaries

    Report of Independent Registered Public Accounting Firm                   *

    Consolidated Statements of Income                                         *

    Consolidated Balance Sheets                                               *
    Consolidated Statements of Changes In Shareholder's Equity                *
    Consolidated Statements of Cash Flows                                     *
    Notes to Consolidated Financial Statements                                *

Report of Independent Registered Public Accounting Firm                      73

Schedule I - Summary of Investments - Other than Investments
    in Related Parties 2004                                                  74

Schedule III - Supplementary Insurance Information 2002-2004                 75

Schedule IV - Reinsurance 2002-2004                                          76

All other schedules are inapplicable for this filing




*  See index on page 19

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




The Board of Directors and Shareholder
The Travelers Insurance Company:


Under date of March 28, 2005, we reported on the consolidated balance sheets of The Travelers Insurance Company and subsidiaries as of December 31, 2004 and 2003, and the related consolidated statements of income, changes in shareholder's equity and cash flows for each of the years in the three-year period ended December 31, 2004, which are included in the Form 10-K. In connection with our audits of the aforementioned consolidated financial statements, we also audited the related consolidated financial statement schedules as listed in the accompanying index. These financial statement schedules are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statement schedules based on our audits.

In our opinion, such financial statement schedules, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly, in all material respects, the information set forth therein.

As discussed in Note 1 to the consolidated financial statements, the Company changed its methods of accounting and reporting for certain nontraditional long-duration contracts and for separate accounts in 2004, variable interest entities in 2003, and for goodwill and intangible assets in 2002.


/s/KPMG LLP

Hartford, Connecticut
March 28, 2005

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES

                                   SCHEDULE I
       SUMMARY OF INVESTMENTS - OTHER THAN INVESTMENTS IN RELATED PARTIES
                                DECEMBER 31, 2004
                                 ($ IN MILLIONS)

--------------------------------------------------------------------------------------------------------------
TYPE OF INVESTMENT                                                                           AMOUNT SHOWN IN
                                                                       COST         VALUE    BALANCE SHEET(1)
--------------------------------------------------------------------------------------------------------------
Fixed Maturities:
   Bonds:
      U.S. Government and government agencies and authorities         $6,582        $6,840        $6,840
      States, municipalities and political subdivisions                  364           404           404
      Foreign governments                                                847           927           927
      Public utilities                                                 2,516         2,710         2,710
      Convertible bonds and bonds with warrants attached                 228           245           245
      All other corporate bonds                                       34,601        36,373        36,373
--------------------------------------------------------------------------------------------------------------
         Total Bonds                                                  45,138        47,499        47,499
   Redeemable preferred stocks                                           176           216           216
--------------------------------------------------------------------------------------------------------------
         Total Fixed Maturities                                       45,314        47,715        47,715
--------------------------------------------------------------------------------------------------------------
Equity Securities:
   Common Stocks:
      Banks, trust and insurance companies                                13            17            17
      Industrial, miscellaneous and all other                            140           177           177
--------------------------------------------------------------------------------------------------------------
         Total Common Stocks                                             153           194           194
   Nonredeemable preferred stocks                                        169           173           173
--------------------------------------------------------------------------------------------------------------
         Total Equity Securities                                         322           367           367
--------------------------------------------------------------------------------------------------------------
Mortgage Loans                                                         2,124                       2,124
Real Estate Held For Sale                                                 37                          37
Policy Loans                                                           1,121                       1,121
Short-Term Securities                                                  3,731                       3,731
Trading Securities                                                     1,360                       1,360
Other Investments(2)(3)(4)                                             1,341                       1,341
--------------------------------------------------------------------------------------------------------------
         Total Investments                                           $55,350                     $57,796
==============================================================================================================

(1) Determined in accordance with methods described in Notes 1 and 3 of the Notes to Consolidated Financial Statements.

(2) Excludes $3.2 billion of Citigroup Inc. preferred stock. See Note 13 of Notes to Consolidated Financial Statements.

(3) Also excludes $415 million fair value of investment in affiliated partnership interests.

(4) Includes derivatives marked to market and recorded at fair value in the balance sheet.

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES

                                  SCHEDULE III
                       SUPPLEMENTARY INSURANCE INFORMATION
                                 ($ IN MILLIONS)

------------------------------------------------------------------------------------------------------------------------------------
                                             FUTURE
                                             POLICY       OTHER
                                             BENEFITS,    POLICY                                    AMORTIZATION
                                DEFERRED     LOSSES,      CLAIMS                         BENEFITS,  OF DEFERRED
                                POLICY       CLAIMS       AND                NET         CLAIMS     POLICY       OTHER
                                ACQUISITION  AND LOSS     BENEFITS  PREMIUM  INVESTMENT  AND        ACQUISITION  OPERATING  PREMIUMS
                                COSTS        EXPENSES(1)  PAYABLE   REVENUE  INCOME      LOSSES(2)  COSTS        EXPENSES   WRITTEN
------------------------------------------------------------------------------------------------------------------------------------
                        2004
                        ----

Travelers Life & Annuity        $2,771       $46,452      $581        $911   $3,012      $2,716       $400        $259         $911
Primerica                        2,178         3,696       180       1,315      336         560        249         228        1,310
------------------------------------------------------------------------------------------------------------------------------------
Total                           $4,949       $50,148      $761      $2,226   $3,348      $3,276       $649        $487       $2,221
====================================================================================================================================

                        2003
                        ----

Travelers Life & Annuity        $2,361       $42,023      $532      $1,082   $2,743      $2,816       $266        $240       $1,093
Primerica                        2,034         3,500       161       1,245      315         534        235         219        1,251
------------------------------------------------------------------------------------------------------------------------------------
Total                           $4,395       $45,523      $693      $2,327   $3,058      $3,350       $501        $459       $2,344
====================================================================================================================================

                         2002
                         ----

Travelers Life & Annuity        $2,043       $37,774      $461        $730   $2,646      $2,404       $174        $190         $729
Primerica                        1,893         3,261       147       1,194      290         527        219         217        1,184
------------------------------------------------------------------------------------------------------------------------------------
Total                           $3,936       $41,035      $608      $1,924   $2,936      $2,931       $393        $407       $1,913
====================================================================================================================================

(1)  Includes contractholder funds.

(2)  Includes interest credited to contractholders.

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES

                                   SCHEDULE IV
                                   REINSURANCE
                                 ($ IN MILLIONS)

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                          PERCENTAGE
                                                                CEDED TO             ASSUMED                              OF AMOUNT
                                             GROSS                OTHER            FROM OTHER             NET              ASSUMED
                                             AMOUNT             COMPANIES           COMPANIES            AMOUNT             TO NET
------------------------------------------------------------------------------------------------------------------------------------
2004
----
Life Insurance In Force                     $646,184            $397,411            $  3,470            $252,243              1.4%

Premiums:
   Life insurance                           $  2,609            $    460            $      1            $  2,150               --
   Accident and health insurance                 305                 229                  --                  76               --
   Property casualty                               1                   1                  --                  --               --
                                            --------            --------            --------            --------             ----
      Total Premiums                        $  2,915            $    690            $      1            $  2,226               --
                                            ========            ========            ========            ========             ====

2003
----
Life Insurance In Force                     $593,006            $356,298            $  3,519            $240,227              1.4%

Premiums:
   Life insurance                           $  2,672            $    419            $      1            $  2,254               --
   Accident and health insurance                 308                 235                  --                  73               --
   Property casualty                              21                  21                  --                  --               --
                                            --------            --------            --------            --------             ----
      Total Premiums                        $  3,001            $    675            $      1            $  2,327               --
                                            ========            ========            ========            ========             ====


2002
----
Life Insurance In Force                     $549,066            $321,940            $  3,568            $230,694              1.5%

Premiums:
   Life insurance                           $  2,227            $    377            $     --            $  1,850               --
   Accident and health insurance                 316                 242                  --                  74               --
   Property casualty                             109                 109                  --                  --               --
                                            --------            --------            --------            --------             ----
      Total Premiums                        $  2,652            $    728            $     --            $  1,924               --
                                            ========            ========            ========            ========             ====

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                                    FORM 10-K

         _X_    ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                   FOR THE FISCAL YEAR ENDED DECEMBER 31, 2004

                                       OR

         ___  TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

          FOR THE TRANSITION PERIOD FROM _____________ TO _____________


                           ---------------------------
                         COMMISSION FILE NUMBER 33-58677
                           ---------------------------


                     THE TRAVELERS LIFE AND ANNUITY COMPANY
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

            CONNECTICUT                                          06-0904249
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                               Identification No.)

                 ONE CITYPLACE, HARTFORD, CONNECTICUT 06103-3415
               (Address of principal executive offices) (Zip Code)


                                 (860) 308-1000
              (Registrant's telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:  None
Securities registered pursuant to Section 12(g) of the Act:  None

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

                     Yes     X                 No
                        -----------              -----------

Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K.

                     Yes     X                 No
                        -----------              -----------

Indicate by checkmark whether the registrant is an accelerated filer (as defined in Exchange Act Rule 12b-2).

                     Yes     X                 No
                        -----------              -----------

As of the date hereof, there were outstanding 30,000 shares of common stock, par value $100 per share, of the registrant, all of which were owned by The Travelers Insurance Company, an indirect wholly owned subsidiary of Citigroup Inc.

                            REDUCED DISCLOSURE FORMAT

The registrant meets the conditions set forth in General Instruction I(1)(a) and
(b) of Form 10-K and is therefore filing this Form with the reduced disclosure format.

DOCUMENTS INCORPORATED BY REFERENCE:  NONE

                     THE TRAVELERS LIFE AND ANNUITY COMPANY


                                TABLE OF CONTENTS
                                -----------------


FORM 10-K
ITEM NUMBER                          PART I                                 PAGE
-----------                          ------                                 ----

  1.  Business.................................................................2

  2.  Properties...............................................................4

  3.  Legal Proceedings........................................................5

  4.  Submission of Matters to a Vote of Security Holders......................6

                                     PART II

  5.  Market for Registrant's Common Equity and Related
      Stockholder Matters......................................................6

  6.  Selected Financial Data..................................................6

  7.  Management's Discussion and Analysis of Financial Condition
      and Results of Operations................................................7

  7A. Quantitative and Qualitative Disclosures About Market Risk..............12

  8.  Financial Statements and Supplementary Data.............................15

  9.  Changes in and Disagreements with Accountants on Accounting and Financial Disclosure................................................52

  9A. Controls and Procedures.................................................52
  9B. Other Information.......................................................52

                                    PART III

  10. Directors and Executive Officers of the Registrant......................52

  11. Executive Compensation..................................................52

  12. Security Ownership of Certain Beneficial Owners and Management..........52

  13. Certain Relationships and Related Transactions..........................52

  14. Principal Accountant Fees and Services..................................53

                                     PART IV

  15. Exhibits and Financial Statement Schedules..............................54

      Exhibit Index...........................................................55

      Signatures .............................................................56
      Index to Financial Statements and Financial Statement Schedules.........57

                     THE TRAVELERS LIFE AND ANNUITY COMPANY
                           ANNUAL REPORT ON FORM 10-K

                                     PART I

ITEM 1.  BUSINESS.

GENERAL

The Travelers Life and Annuity Company (the Company) is a wholly owned subsidiary of The Travelers Insurance Company (TIC), a wholly owned subsidiary of Citigroup Insurance Holding Corporation (CIHC), an indirect wholly owned subsidiary of Citigroup Inc. (Citigroup). Citigroup is a diversified global financial services holding company whose businesses provide a broad range of financial services to consumer and corporate customers around the world. The periodic reports of Citigroup and TIC provide additional business and financial information concerning those companies and their consolidated subsidiaries.

On January 31, 2005, Citigroup announced that it had agreed to sell its Life Insurance and Annuity businesses, including TIC and the Company, to MetLife, Inc. The transaction is subject to certain domestic and international regulatory approvals, as well as other customary conditions to closing. TIC's Primerica segment and certain other assets will remain with Citigroup. The transaction is expected to close this summer. See Note 14 of Notes to Financial Statements. TIC filed a Form 8-K regarding this proposed transaction on February 2, 2005.

The Company is a stock insurance company chartered in 1973 in the State of Connecticut and has been continuously engaged in the insurance business since that time. The Company is licensed to conduct life and annuity insurance business in all the states except New York. The Company is also licensed to conduct life and annuity insurance business in the District of Columbia and Puerto Rico.

The Company offers retail annuities and individual life insurance to individuals and small businesses under the Travelers Life & Annuity (TLA) name. On April 1, 2004 Travelers Property Casualty Corporation (TPC), a former affiliate of the Company, merged with a subsidiary of The St. Paul Companies to form St. Paul Travelers. TIC has a license from St. Paul Travelers to use the names "Travelers Life & Annuity", "The Travelers Insurance Company" and "The Travelers Life and Annuity Company."

The retail annuity products offered are fixed and variable deferred annuities. Retail annuity products are distributed through affiliated and non-affiliated channels. The primary affiliated distribution channels are Smith Barney (SB), a division of Citigroup Global Markets Inc., and Primerica Financial Services, Inc. (PFS). Retail annuity sales by SB accounted for 25% of total retail annuity sales in 2004 and 32% in both 2003 and 2002. Sales by PFS accounted for 31%, 29% and 26% in 2004, 2003 and 2002, respectively. In addition, the Company distributes its products through CitiStreet Retirement Services, a division of CitiStreet LLC, (CitiStreet) and Citibank, N.A. (Citibank), also affiliates of the Company.

Individual life insurance is used to meet estate, business planning and retirement needs and also to provide protection against financial loss due to death. Individual life products are primarily marketed by independent financial professionals and account for 83.5% of total 2004 life sales. SB and Citibank accounted for 8.4% and 6.0%, respectively, of total individual life sales for 2004.

In the past, the Company offered group pension close-out business. The Company no longer actively markets this product and all new sales are reported in TIC. Periodically, premiums are collected from the business that remains in force. Reserves related to this block of business remain recorded in the Company's balance sheets.

                     THE TRAVELERS LIFE AND ANNUITY COMPANY
                           ANNUAL REPORT ON FORM 10-K


The Company has assets held in a separate account related to reserves on structured settlement contracts that provide guarantees for the contractholders independent of the investment performance of the separate account assets. The assets held in this separate account are owned by the Company and contractholders do not share in their investment performance. The assets, liabilities and earnings related to the structured settlements are fully consolidated and are classified consistently with general account assets, liabilities and earnings. These contracts were purchased by TPC in connection with the settlement of certain of their policyholder obligations. Effective April 1998, the Company no longer writes structured settlement contracts.

INSURANCE REGULATIONS

Insurance Regulatory Information System
---------------------------------------

The National Association of Insurance Commissioners (NAIC) Insurance Regulatory Information System (IRIS) was developed to help state regulators identify companies that may require special attention. The IRIS system consists of a statistical phase and an analytical phase whereby financial examiners review annual statements and financial ratios. The statistical phase consists of 12 key financial ratios based on year-end data that are generated from the NAIC database annually; each ratio has an established "usual range" of results. These ratios assist state insurance departments in executing their statutory mandate to oversee the financial condition of insurance companies.

A ratio result falling outside the usual range of IRIS ratios is not considered a failing result; rather, unusual values are viewed as part of the regulatory early monitoring system. Furthermore, in some years, it may not be unusual for financially sound companies to have several ratios with results outside the usual ranges. An insurance company may fall out of the usual range for one or more ratios because of specific transactions that are in themselves immaterial. Generally, an insurance company will become subject to regulatory scrutiny if it falls outside the usual ranges for four or more of the ratios. The Company had four ratios fall outside the usual range for December 31, 2004 statutory financial statements filed on March 1, 2005. The Company had one ratio and three ratios fall outside the usual range for December 31, 2003 and 2002, respectively. The Company was not subject to any regulatory action by any state insurance department or the NAIC with respect to these IRIS ratios for the 2003 and 2002 statutory financial statements.

Risk-based Capital (RBC) Requirements
-------------------------------------

In order to enhance the regulation of insurer solvency, the NAIC adopted a formula and model law to implement RBC requirements for most life and annuity insurance companies, which are designed to determine minimum capital requirements and to raise the level of protection that statutory surplus provides for policyholder obligations. For this purpose, an insurer's total adjusted capital is measured in relation to its specific asset and liability profiles. A company's risk-based capital is calculated by applying factors to various asset, premium and reserve items, where the factor is higher for those items with greater underlying risk and lower for less risky items.

The RBC formula for life insurers measures four major areas of risk:

      o   asset risk (i.e., the risk of asset default),

      o insurance risk (i.e., the risk of adverse mortality and morbidity experience),

      o interest rate risk (i.e., the risk of loss due to changes in interest rates) and

      o   business risk (i.e., normal business and management risk).

                     THE TRAVELERS LIFE AND ANNUITY COMPANY
                           ANNUAL REPORT ON FORM 10-K


Under laws adopted by the states, insurers having less total adjusted capital than that required by the RBC calculation will be subject to varying degrees of regulatory action, depending upon the level of capital inadequacy.

The RBC law provides for four levels of regulatory action as defined by the NAIC. The extent of regulatory intervention and action increases as the level of total adjusted capital to RBC falls. The first level, the company action level, requires an insurer to submit a plan of corrective actions to the regulator if total adjusted capital falls below 200% of the RBC amount. The second level, the regulatory action level, requires an insurer to submit a plan containing corrective actions and requires the relevant insurance commissioner to perform an examination or other analysis and issue a corrective order if total adjusted capital falls below 150% of the RBC amount. The third level, the authorized control level, authorizes the relevant commissioner to take whatever regulatory actions are considered necessary to protect the best interest of the policyholders and creditors of the insurer which may include the actions necessary to cause the insurer to be placed under regulatory control, i.e., rehabilitation or liquidation, if total adjusted capital falls below 100% of the RBC amount. The fourth level, the mandatory control level, requires the relevant insurance commissioner to place the insurer under regulatory control if total adjusted capital falls below 70% or the RBC amount.

The formulas have not been designed to differentiate among adequately capitalized companies, which operate with higher levels of capital. Therefore, it is inappropriate and ineffective to use the formula to rate or rank companies. At December 31, 2004, the Company had total adjusted capital in excess of amounts requiring company action or any level of regulatory action at any prescribed RBC level.

Insurance Regulation Concerning Dividends
-----------------------------------------

The Company is domiciled in the State of Connecticut. The insurance holding company law of Connecticut requires notice to, and approval by, the State of Connecticut Insurance Department for the declaration or payment of any dividend which, together with other distributions made within the preceding twelve months, exceeds the greater of (i) 10% of the insurer's surplus or (ii) the insurer's net gain from operations for the twelve-month period ending on the preceding December 31st, in each case determined in accordance with statutory accounting practices. Such declaration or payment is further limited by adjusted unassigned funds (surplus), reduced by 25% of the change in net unrealized capital gains, as determined in accordance with statutory accounting practices. In accordance with the Connecticut statute, the Company may not pay dividends during 2005 without prior approval of the State of Connecticut Insurance Department.

Code of Ethics
--------------

The Company has adopted a code of ethics for financial professionals which applies to the Company's principal executive officer and principal financial and accounting officer. The code of ethics for financial professionals has been included as an exhibit to this Form 10-K and can be found on the Citigroup website by selecting the "Corporate Governance" page.

ITEM 2.  PROPERTIES.

The Company's executive offices are located in Hartford, Connecticut. The Company and TIC moved their executive offices to One Cityplace, Hartford, Connecticut, during the first quarter of 2003. The Company and TIC occupy 373,000 square feet at this location under an operating lease (in which TIC is the lessee) that runs through October 31, 2008. Management believes that these facilities are suitable and adequate for the Company's current needs.

The preceding discussion does not include information on investment properties.

                     THE TRAVELERS LIFE AND ANNUITY COMPANY
                           ANNUAL REPORT ON FORM 10-K


ITEM 3.  LEGAL PROCEEDINGS.

In August 1999, an amended putative class action complaint captioned LISA MACOMBER, ET AL. VS. TRAVELERS PROPERTY CASUALTY CORPORATION, ET AL. was filed in New Britain, Connecticut Superior Court against the Company, its parent corporation, certain of the Company's affiliates (collectively TLA), and the Company's former affiliate, Travelers Property Casualty Corporation. The amended complaint alleges Travelers Property Casualty Corporation purchased structured settlement annuities from the Company and spent less on the purchase of those structured settlement annuities than agreed with claimants; and that commissions paid to brokers of structured settlement annuities, including an affiliate of the Company, were paid, in part, to Travelers Property Casualty Corporation. The amended complaint was dismissed and following an appeal by plaintiff in September 2002 the Connecticut Supreme Court reversed the dismissal of several of the plaintiff's claims. On May 26, 2004, the Connecticut Superior Court certified a nationwide class action. The class action claims against TLA are violation of the Connecticut Unfair Trade Practice Statute, unjust enrichment and civil conspiracy. On June 15, 2004, the Defendants, including TLA, appealed the Connecticut Superior Court's May 26, 2004 class certification order.

In 2003 and 2004, several issues in the mutual fund and variable insurance product industries have come under the scrutiny of federal and state regulators. Like many other companies in our industry, the Company has received a request for information from the Securities and Exchange Commission (SEC) and a subpoena from the New York Attorney General regarding market timing and late trading. During 2004 the SEC requested additional information about the Company's variable product operations on market timing, late trading and revenue sharing, and the SEC, the National Association of Securities Dealers and the New York Insurance Department have made inquiries into these issues and other matters associated with the sale and distribution of insurance products. In addition, like many insurance companies and agencies, in 2004 and 2005 the Company received inquiries from certain state Departments of Insurance regarding producer compensation and bidding practices. The Company is cooperating fully with all of these requests and is not able to predict their outcomes.

                     THE TRAVELERS LIFE AND ANNUITY COMPANY
                           ANNUAL REPORT ON FORM 10-K


ITEM 4.  SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

Omitted pursuant to General Instruction I(2)(c) of Form 10-K.

                                     PART II

ITEM 5.  MARKET FOR REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.

The Company has 100,000 authorized shares of common stock, of which 30,000 are issued and outstanding as of December 31, 2004. All outstanding shares of the Company's common stock are held by TIC, and there exists no established public trading market for the common stock of the Company. The Company did not pay dividends in 2004 or 2003. See Note 7 of Notes to Financial Statements for dividend restrictions.

ITEM 6.  SELECTED FINANCIAL DATA.

Omitted pursuant to General Instruction I(2)(a) of Form 10-K.

                     THE TRAVELERS LIFE AND ANNUITY COMPANY
                           ANNUAL REPORT ON FORM 10-K


                               PART II (CONTINUED)

ITEM 7. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

Management's narrative analysis of the results of operations is presented in lieu of Management's Discussion and Analysis of Financial Condition and Results of Operations, pursuant to General Instruction I(2)(a) of Form 10-K.

The Company's Annual Report on Form 10-K, its quarterly reports on Form 10-Q and any current reports on Form 8-K, and all amendments to these reports are available on the Travelers Life & Annuity website at http://www.travelerslife.com by selecting the "Financial Information" page and selecting "SEC Filings."

CRITICAL ACCOUNTING POLICIES

The Notes to Financial Statements contain a summary of the Company's significant accounting policies, including a discussion of recently issued accounting pronouncements. Certain of these policies are considered to be critical to the portrayal of the Company's financial condition since they require management to make difficult, complex or subjective judgments, some of which may relate to matters that are inherently uncertain, which are discussed below.

DEFERRED ACQUISITION COSTS

Deferred acquisition costs (DAC) represent costs that are deferred and amortized over the estimated life of the related insurance policies. DAC principally includes commissions and certain expenses related to policy issuance, underwriting and marketing, all of which vary with and are primarily related to the production of new business. The method for determining amortization of deferred acquisition costs varies by product type based upon three different accounting pronouncements: Statement of Financial Accounting Standards (SFAS) No. 60, "Accounting and Reporting by Insurance Enterprises" (SFAS 60), SFAS No. 91, "Accounting for Nonrefundable Fees and Costs Associated with Originating or Acquiring Loans and Initial Direct Costs of Leases" (SFAS 91) and SFAS No. 97, "Accounting and Reporting by Insurance Enterprises for Certain Long Duration Contracts and for Realized Gains and Losses from the Sale of Investments" (SFAS
97).

DAC for deferred annuities, both fixed and variable, is amortized employing a level effective yield methodology per SFAS 91 as indicated by AICPA Practice Bulletin 8, generally over 10-15 years. An amortization rate is developed using the outstanding DAC balance and projected account balances. This rate is applied to actual account balances to determine the amount of DAC amortization. The projected account balances are derived using a model that contains assumptions related to investment returns and persistency. The model rate is evaluated at least annually, and changes in underlying lapse and interest rate assumptions are to be treated retrospectively. Variances in expected equity market returns versus actual returns are treated prospectively and a new amortization pattern is developed so that the DAC balances will be amortized over the remaining estimated life of the business.

DAC for universal life (UL) is amortized in relation to estimated gross profits from surrender charges, investment, mortality, and expense margins per SFAS 97, generally over 16-25 years. Actual profits can vary from management's estimates, resulting in increases or decreases in the rate of amortization. Re-estimates of gross profits, performed at least annually, result in retrospective adjustments to earnings by a cumulative charge or credit to income.

                     THE TRAVELERS LIFE AND ANNUITY COMPANY
                           ANNUAL REPORT ON FORM 10-K


DAC relating to traditional life, including term insurance, is amortized in relation to anticipated premiums per SFAS 60, generally over 5-20 years. Assumptions as to the anticipated premiums are made at the date of policy issuance or acquisition and are consistently applied over the life of the policy.

All DAC is reviewed, at least annually, to determine if it is recoverable from future income, including investment income, and, if not recoverable, is charged to expense. All other acquisition expenses are charged to operations as incurred.

FUTURE POLICY BENEFITS

Future policy benefits represent liabilities for future insurance policy benefits for payout annuities and traditional life products and are prepared in accordance with industry standards and accounting principles generally accepted in the United States of America (GAAP). The annuity payout reserves are calculated using the mortality and interest assumptions used in the actual pricing of the benefit. Mortality assumptions are based on Company experience and are adjusted to reflect deviations such as substandard mortality in structured settlement benefits. The interest rates range from 1.5% to 9.2% for these annuity products with a weighted average interest rate of 6.6%, including adverse deviation. Traditional life products include whole life and term insurance. Future policy benefits for traditional life products are estimated on the basis of actuarial assumptions as to mortality, persistency and interest, established at policy issue and are based on the Company's experience, which, together with interest assumptions, include a margin for adverse deviation. Appropriate recognition has been given to experience rating and reinsurance. Interest assumptions applicable to traditional life products range from 3.0% to 7.0%, with a weighted average of 6.3%.

INVESTMENTS IN FIXED MATURITIES

Fixed maturities, which comprise 85% and 88% of total investments at December 31, 2004 and 2003, respectively, include bonds, notes and redeemable preferred stocks. Fixed maturities, including financial instruments subject to securities lending agreements (see Note 2 of Notes to Financial Statements), are classified as "available for sale" and are reported at fair value, with unrealized investment gains and losses, net of income taxes, credited or charged directly to shareholder's equity. Fair values of investments in fixed maturities are based on quoted market prices or dealer quotes. If quoted market prices are not available, discounted expected cash flows using market rates commensurate with the credit quality and maturity of the investment are used to determine fair value. Impairments are realized when investment losses in value are deemed other-than-temporary. The Company conducts a rigorous review each quarter to identify and evaluate investments that have indications of impairment. An investment in a debt or equity security is impaired if its fair value falls below its cost and the decline is considered other-than-temporary. Factors considered in determining whether a loss is other-than-temporary include the length of time and extent to which fair value has been below cost; the financial condition and near-term prospects of the issuer; and the Company's ability and intent to hold the investment for a period of time sufficient to allow for any anticipated recovery. Changing economic conditions - global, regional, or related to specific issuers or industries - could result in other-than-temporary losses.

PREMIUMS

Premium income is reported for individual payout annuities, group close-out annuities, whole life and term insurance. The annuities premiums are recognized as revenue when collected. The life premiums are recognized as revenues when due. Premiums for contracts with a limited number of premium payments, due over a significantly shorter period than the period over which benefits are provided, are

                     THE TRAVELERS LIFE AND ANNUITY COMPANY
                           ANNUAL REPORT ON FORM 10-K


considered revenue when due. The portion of premium which is not required to provide for benefits and expenses is deferred and recognized in revenues in a constant relationship to insurance benefits in force.


RESULTS OF OPERATIONS ($ IN MILLIONS)

     FOR THE YEAR ENDED DECEMBER 31,          2004          2003
     -------------------------------          ----          ----

     Revenues                                 $822          $646

     Benefits and interest credited            326           307

     Operating expenses                        289           185
                                              ----          ----

     Income before taxes                       207           154

     Income taxes                               49            35
                                              ----          ----

     Net income                               $158          $119
                                              ====          ====

Net income of $158 million in 2004, increased 33% from $119 million in 2003 from higher fee income and net investment income (NII) related to increased business volumes. These increases were partially offset by a 56% increase in operating expenses, which resulted from the increased business volumes related to deposits and market appreciation, and which included greater amortization of DAC. Lower tax benefits from the separate account dividends received deduction (DRD), also partially offset the increased revenues. Net income included net after-tax realized investment gains (losses) of $11.2 million and $(4.7) million for the years ended December 31, 2004 and 2003, respectively. A tax benefit related to adjustments to the DRD of prior periods in 2004 and 2003 of $9.6 million and $13.1 million, respectively, contributed to a 24% effective tax rate for 2004 and a 23% effective tax rate for 2003.

Revenues increased 27% in 2004 over prior year. This increase was driven by NII and fee income. NII was $389 million in 2004 compared to $356 million in 2003. This increase was primarily due to a larger invested asset base created from a $400 million capital contribution from TIC and higher business volumes. Fee income increased $134 million, or 57%, in the current year compared to 2003, primarily from $188 million of management fees from variable annuities and $182 million from universal life fees.

Operating expenses in 2004 were up $104 million, or 56%, over the prior year due to an increase in the amortization of DAC, which was $226 million in 2004 versus $136 million in 2003, and an increase in other expenses related to business volume.

The amortization of capitalized DAC is a significant component of the Company's expenses. The Company's recording of DAC amortization varies based upon product type. DAC for retail annuities, both fixed and variable employs a level yield methodology as described in SFAS 91. DAC for UL is amortized in relation to estimated gross profits as described in SFAS 97, with traditional life, including term insurance and other products, amortized in relation to anticipated premiums as per SFAS 60.

                     THE TRAVELERS LIFE AND ANNUITY COMPANY
                           ANNUAL REPORT ON FORM 10-K


The following is a summary of capitalized DAC by type:


                                             Traditional  Deferred
($ in millions)                                  Life     Annuity    UL   Total
--------------------------------------------------------------------------------

Beginning balance January 1, 2003                $ 55       $632   $377  $1,064

Commissions and expenses deferred                  14        172    165     351
Amortization expense                              (10)      (107)   (19)   (136)

--------------------------------------------------------------------------------
Balance December 31, 2003                          59        697    523   1,279

Commissions and expenses deferred                  11        182    276     469
Amortization expense                              (10)      (147)   (43)   (200)
Underlying lapse and interest rate assumptions     --         (2)    --      (2)
Pattern of estimated gross profit adjustment       --         --    (24)    (24)

--------------------------------------------------------------------------------
Balance December 31, 2004                        $ 60       $730   $732  $1,522
--------------------------------------------------------------------------------


DAC capitalization increased $118 million, or 34%, in 2004 versus 2003. The 2004 growth was driven by a 67% increase in UL capitalization which is consistent with the increase in premiums and deposits for the individual life line of business. The increase in amortization expense in 2004 was primarily driven by business volume growth in variable deferred annuities and UL. Included in UL's 2004 amortization expense was a one-time $24 million retrospective adjustment for the change in pattern of the estimated gross profits.

The following table shows net written premiums and deposits by product line for the years ended December 31, 2004 and 2003. The majority of the annuity business and a substantial portion of the life business written by the Company are accounted for as investment contracts, with the result that the deposits collected are reported as liabilities and are not included in revenues. Deposits represent a statistic used for measuring business volumes, which management of the Company uses to manage the life insurance and annuities operations, and may not be comparable to similarly captioned measurements used by other life insurance companies.

                     THE TRAVELERS LIFE AND ANNUITY COMPANY
                           ANNUAL REPORT ON FORM 10-K


PREMIUMS AND DEPOSITS ($ IN MILLIONS)

        FOR THE YEARS ENDED DECEMBER 31,            2004            2003
        --------------------------------          ------          ------
        Premiums
        --------
        Individual Life                           $   34          $   37
        Other Annuity                                  6               4
                                                  ------          ------
            Total Premiums                        $   40          $   41
                                                  ------          ------
        Deposits
        --------
        Retail Annuity - Fixed                    $  392          $  606
        Retail Annuity - Variable                  1,637           1,581
                                                  ------          ------
        Total Retail Annuity                       2,029           2,187
        Individual Life                              950             599
        Other Annuity                                  4               4
                                                  ------          ------
            Total Deposits                        $2,983          $2,790
                                                  ------          ------


Retail annuity deposits collected for the year ended December 31, 2004 decreased $158 million, or 7%, from the prior year. This decrease was driven by lower fixed annuity sales and a third quarter 2004 shift in offering certain retail annuity products by TIC, which were previously offered by the Company. Variable annuity deposits collected for the twelve months ended December 31, 2004 were up $56 million from the twelve months ended December 31, 2003 due mainly to improved equity market conditions in 2004 versus 2003; and sales related to the guaranteed minimum withdrawal benefit feature to the variable annuity product. These variable annuity deposit increases were partially decreased by the shift of variable products into TIC. This should continue in future periods. This is a forward looking statement within the meaning of the Private Securities Litigation Reform Act. See "Forward-Looking Statements" on the following page. Retail annuity account balances and benefit reserves were $14.9 billion and $13.0 billion at December 31, 2004 and 2003, respectively. This increase is reflective of $1.0 billion market appreciation and $1.2 billion of net sales of variable annuity investments over the past year.

Individual life deposits increased $351 million, or 59%, for the twelve months ended December 31, 2004 versus 2003 as a result of increased universal life production including significant single premium sales in the second quarter of 2004. Life insurance in force was $54.9 billion at December 31, 2004, up from $43.7 billion at December 31, 2003.

OUTLOOK

Certain of the statements below are forward-looking statements within the meaning of the Private Securities Litigation Reform Act. See "Forward-Looking Statements" on the following page.

The Company is included in the TLA segment of TIC and its outlook should be considered within that context. The Company should benefit from growth in the aging population which is becoming more focused on the need to accumulate adequate savings for retirement, to protect these savings and to plan for the transfer of wealth to the next generation. The Company is well positioned to take advantage of the favorable long-term demographic trends through its strong financial position, widespread brand name recognition and broad array of competitive life, annuity, retirement and estate planning products sold through established distribution channels.

                     THE TRAVELERS LIFE AND ANNUITY COMPANY
                           ANNUAL REPORT ON FORM 10-K


TLA's business is significantly affected by movements in the U.S. equity and fixed income credit markets. U.S. equity and credit market events can have both positive and negative effects on the deposit, revenue and policy retention performance of the business. A sustained weakness in the equity markets will decrease revenues and earnings in variable annuity products. Declines in credit quality of issuers will have a negative effect on earnings. The retail annuities business is interest rate and equity market sensitive. TLA's variable annuities offer products with guaranteed features that are equity market sensitive. The guaranteed minimum death benefit feature pays benefits when at the time of death of a contractholder the account value is below the guaranteed amount. Another guaranteed feature offered is a guaranteed minimum withdrawal benefit, which is considered an embedded derivative. Exposure increases with the decline in equity markets and exposure decreases with equity market growth. This creates earnings volatility because the embedded derivative is marked to market through income. TLA has entered into an alternative hedging strategy to reduce the earnings volatility.

Citigroup, the Company's ultimate parent has agreed to sell its Life Insurance and Annuities business to MetLife, Inc. The Company is included in Citigroup's Life Insurance and Annuities business. The transaction is expected to close this summer. At that time, the Company will become part of MetLife, Inc.

Federal and state regulators have focused on, and continue to devote substantial attention to, the mutual fund and variable insurance product industries. As a result of publicity relating to widespread perceptions of industry abuses, there have been numerous proposals for legislative and regulatory reforms, including mutual fund governance, new disclosure requirements concerning mutual fund share classes, commission breakpoints, revenue sharing, advisory fees, market timing, late trading, portfolio pricing, annuity products, hedge funds, producer compensation and other issues. It is difficult to predict at this time whether changes resulting from new laws and regulations will affect the industries or the Company's businesses, and, if so, to what degree.

FUTURE APPLICATION OF ACCOUNTING STANDARDS

See Note 1 of Notes to Financial Statements for a discussion of recently issued accounting pronouncements.

FORWARD-LOOKING STATEMENTS

Certain of the statements contained herein that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act. The Company's actual results may differ materially from those included in the forward-looking statements. Forward-looking statements are typically identified by the words "believe," "expect," "anticipate," "intend," "estimate," "may increase," "predict", and similar expressions or future or conditional verbs such as "will," "should," "would," and "could." These forward-looking statements involve risks and uncertainties including, but not limited to, regulatory matters, the resolution of legal proceedings, the impact that the proposed sale to MetLife, Inc., may have on the Company and its prospects, the potential impact of a decline in credit quality of investments on earnings; the Company's market risk and the discussions of the Company's prospects under "Outlook" on the page 11.

ITEM 7A.  QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Market risk is the risk of loss arising from adverse changes in market rates and prices, such as interest rates, foreign currency exchange rates, and other relevant market rate or price changes. Market risk is directly influenced by the volatility and liquidity in the markets in which the related underlying assets are

                     THE TRAVELERS LIFE AND ANNUITY COMPANY
                           ANNUAL REPORT ON FORM 10-K


traded. The following is a discussion of the Company's primary market risk exposures and how those exposures are currently managed as of December 31, 2004. The Company's market risk sensitive instruments are entered into for purposes other than trading.

The primary market risk to the Company's investment portfolio is interest rate risk. The Company's exposure to equity price risk and foreign exchange risk is not significant. The Company has no direct commodity risk.

The interest rate risk taken in the investment portfolio is managed relative to the duration of the liabilities. The portfolio is differentiated by business unit, with each unit's portfolio structured to meet its particular needs. Potential liquidity needs of the business are also key factors in managing the investment portfolio. The portfolio duration relative to the liabilities' duration is primarily managed through cash market transactions. For additional information regarding the Company's investment portfolio see Note 2 of Notes to Financial Statements.

There were no significant changes in the Company's primary market risk exposures or in how those exposures are managed compared to the year ended December 31, 2003. The Company does not anticipate significant changes in the Company's primary market risk exposures or in how those exposures are managed in future reporting periods based upon what is known or expected to be in effect in future reporting periods. The statements above are forward-looking statements within the meaning of the Private Securities Litigation Reform Act. See "Forward-Looking Statements" on the previous page.

SENSITIVITY ANALYSIS

Sensitivity analysis is defined as the measurement of potential loss in future earnings, fair values or cash flows of market sensitive instruments resulting from one or more selected hypothetical changes in interest rates and other market rates or prices over a selected time. In the Company's sensitivity analysis model, a hypothetical change in market rates is selected that is expected to reflect reasonably possible near-term changes in those rates. The term "near-term" means a period of time going forward up to one year from the date of the financial statements. Actual results may differ from the hypothetical change in market rates assumed in this report, especially since this sensitivity analysis does not reflect the results of any actions that would be taken by the Company to mitigate such hypothetical losses in fair value.

In this sensitivity analysis model, the Company uses fair values to measure its potential loss. The sensitivity analysis model includes the following financial instruments: fixed maturities, mortgage loans, short-term securities, cash, investment income accrued, policy loans, contractholder funds, and derivative financial instruments. In addition, certain non-financial instrument liabilities have been included in the sensitivity analysis model. These non-financial instruments include future policy benefits and policy and contract claims. The primary market risk to the Company's market sensitive instruments is interest rate risk. The sensitivity analysis model uses a 100 basis point change in interest rates to measure the hypothetical change in fair value of financial instruments and the non-financial instruments included in the model.

For invested assets, duration modeling is used to calculate changes in fair values. Durations on invested assets are adjusted for call, put and reset features. Portfolio durations are calculated on a market value weighted basis, including accrued investment income, using trade date holdings as of December 31, 2004 and 2003. The sensitivity analysis model used by the Company produces a loss in fair value of interest rate sensitive invested assets of approximately $335 million and $299 million based on a 100 basis point increase in interest rates as of December 31, 2004 and 2003, respectively.

                     THE TRAVELERS LIFE AND ANNUITY COMPANY
                           ANNUAL REPORT ON FORM 10-K


Liability durations are determined consistently with the determination of liability fair values. Where fair values are determined by discounting expected cash flows, the duration is the percentage change in the fair value for a 100 basis point change in the discount rate. Where liability fair values are set equal to surrender values, option-adjusted duration techniques are used to calculate changes in fair values. The sensitivity analysis model used by the Company produces a decrease in fair value of interest rate sensitive insurance policy and claims reserves of approximately $274 million and $254 million based on a 100 basis point increase in interest rates as of December 31, 2004 and 2003, respectively. Based on the sensitivity analysis model used by the Company, the net loss in fair value of market sensitive instruments as a result of a 100 basis point increase in interest rates as of December 31, 2004 and 2003 is not material.

                     THE TRAVELERS LIFE AND ANNUITY COMPANY


ITEM 8.  FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA



                          INDEX TO FINANCIAL STATEMENTS


                                                                            PAGE

     Report of Independent Registered Public Accounting Firm..................16

     Financial Statements:

        Statements of Income for the years ended
        December 31, 2004, 2003 and 2002......................................17

        Balance Sheets as of December 31, 2004 and 2003.......................18

        Statements of Changes in Shareholder's Equity for the years ended December 31, 2004, 2003 and 2002................................19

        Statements of Cash Flows for the years ended
        December 31, 2004, 2003 and 2002......................................20

        Notes to Financial Statements.........................................21

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




The Board of Directors and Shareholder
The Travelers Life and Annuity Company:


We have audited the accompanying balance sheets of The Travelers Life and Annuity Company as of December 31, 2004 and 2003, and the related statements of income, changes in shareholder's equity, and cash flows for each of the years in the three-year period ended December 31, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of The Travelers Life and Annuity Company as of December 31, 2004 and 2003, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 2004, in conformity with U.S. generally accepted accounting principles.

As discussed in Note 1 to the financial statements, the Company changed its methods of accounting and reporting for certain nontraditional long-duration contracts and for separate accounts in 2004 and for goodwill and intangible assets in 2002.

/s/ KPMG LLP

Hartford, Connecticut
March 28, 2005

                     THE TRAVELERS LIFE AND ANNUITY COMPANY
                              STATEMENTS OF INCOME
                                 ($ IN MILLIONS)



FOR THE YEAR ENDED DECEMBER 31,                      2004       2003       2002
                                                    -----      -----      -----

REVENUES
Premiums                                              $40        $41        $43
Net investment income                                 389        356        312
Net realized investment gains (losses)                 17         (7)       (31)
Fee income                                            371        237        190
Other revenues                                          5         19         19
--------------------------------------------------------------------------------
   Total Revenues                                     822        646        533
--------------------------------------------------------------------------------

BENEFITS AND EXPENSES
Current and future insurance benefits                  85         90         94
Interest credited to contractholders                  241        217        181
Amortization of deferred acquisition costs            226        136         67
General and administrative expenses                    63         49         32
--------------------------------------------------------------------------------
   Total Benefits and Expenses                        615        492        374
--------------------------------------------------------------------------------

Income before federal income taxes                    207        154        159
--------------------------------------------------------------------------------

Federal income taxes
   Current                                             96         74        (31)
   Deferred                                           (47)       (39)        87
--------------------------------------------------------------------------------
   Total Federal Income Taxes                          49         35         56
--------------------------------------------------------------------------------

Net Income                                           $158       $119       $103
================================================================================


                       See Notes to Financial Statements.

                     THE TRAVELERS LIFE AND ANNUITY COMPANY
                                 BALANCE SHEETS
                                 ($IN MILLIONS)


AT DECEMBER 31,                                               2004          2003
--------------------------------------------------------------------------------

ASSETS
Fixed maturities, available for sale at fair value
   (including $133 and $131 subject to securities
   lending agreements) (cost $5,929 and $5,034)             $6,261        $5,357
Equity securities, at fair value (cost $16 and $8)              19             8
Mortgage loans                                                 212           136
Short-term securities                                          420           195
Other invested assets                                          417           393
--------------------------------------------------------------------------------
      Total Investments                                      7,329         6,089
--------------------------------------------------------------------------------
Separate and variable accounts                              11,631         9,690
Deferred acquisition costs                                   1,522         1,279
Premiums and fees receivable                                    75            67
Other assets                                                   268           313
--------------------------------------------------------------------------------
      Total Assets                                         $20,825       $17,438
--------------------------------------------------------------------------------

LIABILITIES
Future policy benefits and claims                           $1,079        $1,098
Contractholder funds                                         5,227         4,512
Separate and variable accounts                              11,631         9,690
Deferred federal income taxes                                  180           225
Other liabilities                                              747           515
--------------------------------------------------------------------------------
      Total Liabilities                                     18,864        16,039
--------------------------------------------------------------------------------

SHAREHOLDER'S EQUITY
Common stock, par value $100; 100,000 shares
   authorized, 30,000 issued and outstanding                     3             3
Additional paid-in capital                                     817           417
Retained earnings                                              922           764
Accumulated other changes in equity from
   nonowner sources                                            219           215
--------------------------------------------------------------------------------
      Total Shareholder's Equity                             1,961         1,399
--------------------------------------------------------------------------------

      Total Liabilities and Shareholder's Equity           $20,825       $17,438
================================================================================


                       See Notes to Financial Statements.

                     THE TRAVELERS LIFE AND ANNUITY COMPANY
                  STATEMENTS OF CHANGES IN SHAREHOLDER'S EQUITY
                                 ($ IN MILLIONS)

                                                  FOR THE YEAR ENDED
                                                     DECEMBER 31,
--------------------------------------------------------------------------------
COMMON STOCK                                         2004        2003       2002
--------------------------------------------------------------------------------
Balance, beginning of year                             $3          $3         $3
Changes in common stock                                --          --         --
--------------------------------------------------------------------------------
Balance, end of year                                   $3          $3         $3
================================================================================

--------------------------------------------------------------------------------
ADDITIONAL PAID-IN CAPITAL
--------------------------------------------------------------------------------
Balance, beginning of year                           $417        $417       $417
Capital contributed by parent                         400          --         --
--------------------------------------------------------------------------------
Balance, end of year                                 $817        $417       $417
================================================================================

--------------------------------------------------------------------------------
RETAINED EARNINGS
--------------------------------------------------------------------------------

Balance, beginning of year                           $764        $645       $542
Net income                                            158         119        103
--------------------------------------------------------------------------------
Balance, end of year                                 $922        $764       $645
================================================================================

--------------------------------------------------------------------------------
ACCUMULATED OTHER CHANGES
IN EQUITY FROM NONOWNER SOURCES
--------------------------------------------------------------------------------

Balance, beginning of year                           $215         $95        $16
Unrealized gains, net of tax                            9         123         72
Derivative instrument hedging activity
   gains (losses), net of tax                          (5)         (3)         7
--------------------------------------------------------------------------------
Balance, end of year                                 $219        $215        $95
================================================================================

--------------------------------------------------------------------------------
SUMMARY OF CHANGES IN EQUITY
FROM NONOWNER SOURCES
--------------------------------------------------------------------------------

Net income                                           $158        $119       $103
Other changes in equity from nonowner sources           4         120         79
--------------------------------------------------------------------------------
Total changes in equity from nonowner sources        $162        $239       $182
================================================================================

--------------------------------------------------------------------------------
TOTAL SHAREHOLDER'S EQUITY
--------------------------------------------------------------------------------
Balance, beginning of year                         $1,399      $1,160       $978
Changes in total shareholder's equity                 562         239        182
--------------------------------------------------------------------------------
Balance, end of year                               $1,961      $1,399     $1,160
================================================================================

                       See Notes to Financial Statements.

                     THE TRAVELERS LIFE AND ANNUITY COMPANY
                            STATEMENTS OF CASH FLOWS
                           INCREASE (DECREASE) IN CASH
                                 ($ IN MILLIONS)

FOR THE YEARS ENDED DECEMBER 31,                                   2004        2003        2002
-------------------------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES
   Premiums collected                                               $39         $44         $44
   Net investment income received                                   383         320         277
   Fee and other income received                                    399         265         239
   Benefits and claims paid                                        (134)       (106)       (104)
   Interest paid to contractholders                                (241)       (217)       (181)
   Operating expenses paid                                         (470)       (437)       (344)
   Income taxes (paid) received                                     179        (135)         89
   Other                                                            (46)         41         (21)
-------------------------------------------------------------------------------------------------
      Net Cash Provided by (Used in) Operating Activities           109        (225)         (1)
-------------------------------------------------------------------------------------------------

CASH FLOWS FROM INVESTING ACTIVITIES
   Proceeds from maturities of investments
      Fixed maturities                                              489         520         255
      Mortgage loans                                                 53          23          36
   Proceeds from sales of investments
      Fixed maturities                                              802       1,658       1,690
      Equity securities                                              19           8          36
      Mortgage loans                                                  6          --          --
      Real estate held for sale                                       2           1          --
   Purchases of investments
      Fixed maturities                                           (2,179)     (2,824)     (3,018)
      Equity securities                                             (30)         (4)        (36)
      Mortgage loans                                               (136)        (28)        (45)
   Policy loans, net                                                 (5)          1         (11)
   Short-term securities (purchases) sales, net                    (225)        280        (269)
   Other investment purchases, net                                  (43)        (46)        (21)
   Securities transactions in course of settlement, net              23          (4)        118
-------------------------------------------------------------------------------------------------
      Net Cash Used in Investing Activities                      (1,224)       (415)     (1,265)
-------------------------------------------------------------------------------------------------

CASH FLOWS FROM FINANCING ACTIVITIES
   Contractholder fund deposits                                   1,023         914       1,486
   Contractholder fund withdrawals                                 (308)       (288)       (224)
   Contribution from parent company                                 400          --          --
-------------------------------------------------------------------------------------------------
      Net Cash Provided by Financing Activities                   1,115         626       1,262
-------------------------------------------------------------------------------------------------
Net increase (decrease) in cash                                      --         (14)         (4)
Cash at beginning of year                                             1          15          19
-------------------------------------------------------------------------------------------------
Cash at December 31,                                                 $1          $1         $15
=================================================================================================

                       See Notes to Financial Statements.

                     THE TRAVELERS LIFE AND ANNUITY COMPANY
                          NOTES TO FINANCIAL STATEMENTS


1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Significant accounting policies used in the preparation of the accompanying financial statements follow.

     BASIS OF PRESENTATION

     The Travelers Life and Annuity Company (the Company) is a wholly owned subsidiary of The Travelers Insurance Company (TIC), a wholly owned subsidiary of Citigroup Insurance Holding Corporation (CIHC), an indirect wholly owned subsidiary of Citigroup Inc. (Citigroup), a diversified global financial services holding company whose businesses provide a broad range of financial services to consumer and corporate customers around the world.

     On January 31, 2005, Citigroup announced its intention to sell its Life Insurance and Annuities business, which includes TIC, the Company and certain other businesses, to MetLife. TIC's Primerica Life Segment will remain part of Citigroup. See Note 14.

     The financial statements and accompanying footnotes of the Company are prepared in conformity with U.S. generally accepted accounting principles
     (GAAP). The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and benefits and expenses during the reporting period. Actual results could differ from those estimates.

     Certain prior year amounts have been reclassified to conform to the 2004 presentation.

     ACCOUNTING CHANGES

     ACCOUNTING AND REPORTING BY INSURANCE ENTERPRISES FOR CERTAIN NONTRADITIONAL LONG-DURATION CONTRACTS AND FOR SEPARATE ACCOUNTS

     On January 1, 2004, the Company adopted the Accounting Standards Executive Committee of the American Institute of Certified Public Accountants Statement of Position 03-1, "Accounting and Reporting by Insurance Enterprises for Certain Nontraditional Long-Duration Contracts and for Separate Accounts" (SOP 03-1). The main components of SOP 03-1 provide guidance on accounting and reporting by insurance enterprises for separate account presentation, accounting for an insurer's interest in a separate account, transfers to a separate account, valuation of certain liabilities, contracts with death or other benefit features, contracts that provide annuitization benefits, and sales inducements to contract holders.

                     THE TRAVELERS LIFE AND ANNUITY COMPANY
                          NOTES TO FINANCIAL STATEMENTS
                                   (CONTINUED)


     The following summarizes the more significant aspects of the Company's adoption of SOP 03-1:

     VARIABLE ANNUITY CONTRACTS WITH GUARANTEED MINIMUM DEATH BENEFIT FEATURES. For variable annuity contracts with guaranteed minimum death benefit
     (GMDB), features SOP 03-1 requires the reporting entity to categorize the contract as either an insurance or investment contract based upon the significance of mortality or morbidity risk. SOP 03-1 provides explicit guidance for calculating a reserve for insurance contracts, and provides that the reporting entity does not hold reserves for investment contracts (i.e. there is no significant mortality risk).

     The Company determined that the mortality risk on its GMDB features was not a significant component of the total variable annuity product, and accordingly continued to classify these products as investment contracts.

     RESERVING FOR UNIVERSAL LIFE AND VARIABLE UNIVERSAL LIFE CONTRACTS. SOP 03-1 requires that a reserve, in addition to the account balance, be established for certain insurance benefit features provided under universal life (UL) and variable universal life (VUL) products if the amounts assessed against the contract holder each period for the insurance benefit feature are assessed in a manner that is expected to result in profits in earlier years and losses in subsequent years from the insurance benefit function.

     The Company's UL and VUL products were reviewed to determine if an additional reserve is required under SOP 03-1. The Company determined that SOP 03-1 applied to some of its UL and VUL contracts with these features and established an additional reserve of less than $1 million.

     SALES INDUCEMENTS TO CONTRACT HOLDERS. SOP 03-1 provides that, prospectively, sales inducements provided to contract holders meeting certain criteria are capitalized and amortized over the expected life of the contract as a component of benefit expense. During 2004, the Company capitalized sales inducements of approximately $24.9 million in accordance with SOP 03-1. These inducements relate to bonuses on certain products offered by the Company. For the twelve months ended December 31, 2004, amortization of these capitalized amounts was insignificant.

     CONSOLIDATION OF VARIABLE INTEREST ENTITIES

     On January 1, 2004, the Company adopted the Financial Accounting Standards Board (FASB) Interpretation No. 46, "Consolidation of Variable Interest Entities (revised December 2003)" (FIN 46-R), which includes substantial changes from the original FIN 46. Included in these changes, the calculation of expected losses and expected residual returns has been altered to reduce the impact of decision maker and guarantor fees in the calculation of expected residual returns and expected losses. In addition, the definition of a variable interest has been changed in the revised guidance. FIN 46 and FIN 46-R change the method of determining whether certain entities should be included in the Company's financial statements. The Company has evaluated the impact of applying FIN 46-R to existing variable interest entities in which it has variable interests. The effect of adopting FIN 46-R on the Company's balance sheet is immaterial.

     An entity is subject to FIN 46 and FIN 46-R and is called a VIE if it has
     (1) equity that is insufficient to permit the entity to finance its activities without additional subordinated financial support from other parties, or (2) equity investors that cannot make significant decisions about the entity's operations or that do not absorb the expected losses or receive the expected returns of the entity. All other entities are evaluated for consolidation under Statement of Financial Accounting Standards (SFAS) No. 94, "Consolidation of All Majority-Owned Subsidiaries" (SFAS 94). A VIE is consolidated by its primary beneficiary, which is the party involved with the VIE that has a majority of the expected losses or a majority of the expected residual returns or both.

                     THE TRAVELERS LIFE AND ANNUITY COMPANY
                          NOTES TO FINANCIAL STATEMENTS
                                   (CONTINUED)


     For any VIEs that must be consolidated under FIN 46 that were created before February 1, 2003, the assets, liabilities, and noncontrolling interests of the VIE are initially measured at their carrying amounts with any difference between the net amount added to the balance sheet and any previously recognized interest being recognized as the cumulative effect of an accounting change. If determining the carrying amounts is not practicable, fair value at the date FIN 46 first applies may be used to measure the assets, liabilities, and noncontrolling interests of the VIE. In October 2003, the FASB announced that the effective date of FIN 46 was deferred from July 1, 2003 to periods ending after December 15, 2003 for VIEs created prior to February 1, 2003. The Company elected to implement the provisions of FIN 46 in the 2003 third quarter. The implementation of FIN 46 encompassed a review of numerous entities to determine the impact of adoption and considerable judgment was used in evaluating whether or not a VIE should be consolidated. Based upon the implementation guidance, the Company is not considered a primary beneficiary of any VIEs, thus no consolidations were required due to the implementation of FIN 46 on July 1, 2003. The Company does, however, hold a significant interest in other VIEs, none of which were material to the Company's financial statements.

     DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES

     In April 2003, the FASB issued SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities" (SFAS 149). SFAS 149 amends and clarifies accounting for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities under SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities" (SFAS 133). In particular, this Statement clarifies under what circumstances a contract with an initial net investment meets the characteristic of a derivative and when a derivative contains a financing component that warrants special reporting in the statement of cash flows. This Statement is generally effective for contracts entered into or modified after June 30, 2003 and did not have an impact on the Company's financial statements.

     COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES

     On January 1, 2003, the Company adopted SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities" (SFAS 146). SFAS 146 requires that a liability for costs associated with exit or disposal activities, other than in a business combination, be recognized when the liability is incurred. Previous generally accepted accounting principles provided for the recognition of such costs at the date of management's commitment to an exit plan. In addition, SFAS 146 requires that the liability be measured at fair value and be adjusted for changes in estimated cash flows.

     The provisions of the new standard are effective for exit or disposal activities initiated after December 31, 2002. The adoption of SFAS 146 did not have an impact on the Company's financial statements.

     STOCK-BASED COMPENSATION

     On January 1, 2003, the Company adopted the fair value recognition provisions of SFAS No. 123, Accounting for Stock-Based Compensation" (SFAS
     123), prospectively for all awards granted, modified, or settled after December 31, 2002. The prospective method is one of the adoption methods provided for under SFAS No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure," issued in December 2002. SFAS 123 requires that compensation cost for all stock awards be calculated and recognized over the service period (generally equal to the vesting period). This compensation cost is determined using option pricing models, intended to estimate the fair value of the awards at the grant date. Similar to Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees", (APB 25) the alternative method of accounting, an offsetting increase to shareholder's equity under SFAS 123 is recorded equal to the

                     THE TRAVELERS LIFE AND ANNUITY COMPANY
                          NOTES TO FINANCIAL STATEMENTS
                                   (CONTINUED)


     amount of compensation expense charged. During the 2004 first quarter, the Company changed its valuation from the Black-Scholes model to the Binomial Method. The impact of this change was insignificant. Compensation expense and proforma compensation expense had the Company applied SFAS 123 prior to 2003 was insignificant for the year ended December 31, 2004 and 2003.

     BUSINESS COMBINATIONS, GOODWILL AND OTHER INTANGIBLE ASSETS

     Effective January 1, 2002, the Company adopted SFAS No. 141, "Business Combinations" (SFAS 141) and No. 142, "Goodwill and Other Intangible Assets" (SFAS 142). These standards change the accounting for business combinations by, among other things, prohibiting the prospective use of pooling-of-interests accounting and requiring companies to stop amortizing goodwill and certain intangible assets with an indefinite useful life created by business combinations accounted for using the purchase method of accounting. Instead, goodwill and intangible assets deemed to have an indefinite useful life will be subject to an annual review for impairment. All goodwill was fully amortized at December 31, 2001 and the Company did not have any other intangible assets with an indefinite useful life. Other intangible assets that are not deemed to have an indefinite useful life will continue to be amortized over their useful lives. See Note 4.

     FUTURE APPLICATION OF ACCOUNTING STANDARDS

     OTHER-THAN-TEMPORARY IMPAIRMENTS OF CERTAIN INVESTMENTS

     On September 30, 2004, the FASB voted unanimously to delay the effective date of Emerging Issues Task Force (EITF) No. 03-1, "The Meaning of Other-Than-Temporary Impairment and its Application to Certain Investments" (EITF 03-1). The delay applies to both debt and equity securities and specifically applies to impairments caused by interest rate and sector spreads. In addition, the provisions of EITF 03-1 that have been delayed relate to the requirements that a company declare its intent to hold the security to recovery and designate a recovery period in order to avoid recognizing an other-than-temporary impairment charge through earnings.

     The FASB will be issuing implementation guidance related to this topic. Once issued, the Company will evaluate the impact of adopting EITF 03-1. The disclosures required by EITF 03-1 are included in Note 2 to the Financial Statements.

     STOCK-BASED COMPENSATION

     In December 2004, the FASB issued SFAS No. 123 (Revised 2004), "Share-Based Payment" (SFAS 123-R), which replaces the existing SFAS 123 and supersedes APB 25. SFAS 123-R requires companies to measure and record compensation expense for stock options and other share-based payment based on the instruments' fair value. SFAS 123-R is effective for interim and annual reporting periods beginning after June 15, 2005. The Company will adopt SFAS 123-R on July 1, 2005 by using a modified prospective approach. For unvested stock-based awards granted before January 1, 2003 (APB 25 awards), the Company will expense the fair value of the awards as at the grant date over the remaining vesting period. The impact of recognizing compensation expense for the unvested APB 25 awards will be immaterial in the third and fourth quarters of 2005. In addition, the amount of additional compensation expense that will be disclosed as the impact in the first and second quarters of 2005, as if the standard had been adopted as of January 1, 2005, but will not be recognized in earnings, will be immaterial. The Company continues to evaluate other aspects of adopting SFAS 123-R.

                     THE TRAVELERS LIFE AND ANNUITY COMPANY
                          NOTES TO FINANCIAL STATEMENTS
                                   (CONTINUED)


     ACCOUNTING POLICIES

     INVESTMENTS

     Fixed maturities include bonds, notes and redeemable preferred stocks. Fixed maturities, including financial instruments subject to securities lending agreements (see Note 2), are classified as "available for sale" and are reported at fair value, with unrealized investment gains and losses, net of income taxes, credited or charged directly to shareholder's equity. Fair values of investments in fixed maturities are based on quoted market prices or dealer quotes. If these are not available, discounted expected cash flows using market rates commensurate with the credit quality and maturity of the investment are used to determine fair value. Impairments are realized when investment losses in value are deemed other-than-temporary. The Company conducts a rigorous review each quarter to identify and evaluate investments that have indications of impairment. An investment in a debt or equity security is impaired if its fair value falls below its cost and the decline is considered other-than-temporary. Factors considered in determining whether a loss is other-than-temporary include the length of time and extent to which fair value has been below cost; the financial condition and near-term prospects of the issuer; and the Company's ability and intent to hold the investment for a period of time sufficient to allow for any anticipated recovery. Changing economic conditions - global, regional, or related to specific issuers or industries - could result in other-than-temporary losses.

     Also included in fixed maturities are loan-backed and structured securities (including beneficial interests in securitized financial assets). Beneficial interests in securitized financial assets that are rated "A" and below are accounted for under the prospective method in accordance with EITF 99-20. Under the prospective method of accounting, the investment's effective yield is based upon projected future cash flows. All other loan-backed and structured securities are amortized using the retrospective method. The effective yield used to determine amortization is calculated based upon actual and projected future cash flows.

     Equity securities, which include common and non-redeemable preferred stocks, are classified as "available-for-sale" and are carried at fair value based primarily on quoted market prices. Changes in fair values of equity securities are charged or credited directly to shareholder's equity, net of income taxes.

     Mortgage loans are carried at amortized cost. A mortgage loan is considered impaired when it is probable that the Company will be unable to collect principal and interest amounts due. For mortgage loans that are determined to be impaired, a reserve is established for the difference between the amortized cost and fair market value of the underlying collateral. Cash received on impaired loans is reported as income. In estimating fair value, the Company uses interest rates reflecting the current real estate financing market.

     Short-term securities, consisting primarily of money market instruments and other debt issues purchased with a maturity of less than one year, are carried at amortized cost, which approximates fair value.

     Other invested assets include trading securities, which are marked to market with the change recognized in net investment income during the current period. Also included are limited partnership and limited liability company interests in investment funds and real estate joint ventures which are accounted for on the equity method of accounting. Undistributed income of these investments is reported in net investment income. Also included in other invested assets are policy loans which are carried at the amount of the unpaid balances that are not in excess of the net cash surrender values of the related insurance policies. The carrying value of policy loans, which have no defined maturities, is considered to be fair value.

                     THE TRAVELERS LIFE AND ANNUITY COMPANY

                          NOTES TO FINANCIAL STATEMENTS
                                   (CONTINUED)


     Accrual of investment income, included in other assets, is suspended on fixed maturities or mortgage loans that are in default, or on which it is likely that future payments will not be made as scheduled. Interest income on investments in default is recognized only as payment is received.

     DERIVATIVE FINANCIAL INSTRUMENTS

     The Company uses derivative financial instruments, including interest rate and equity futures contracts, swaps, interest rate caps, options and forward contracts as a means of hedging exposure to interest rate changes, equity price changes and foreign currency risk. The Company does not hold or issue derivative instruments for trading purposes. (See Note 9 for a more detailed description of the Company's derivative use.) Derivative financial instruments in a gain position are reported in the balance sheet in other assets, derivative financial instruments in a loss position are reported in the balance sheet in other liabilities and derivatives purchased to offset embedded derivatives on variable annuity contracts are reported in other invested assets.

     To qualify for hedge accounting, the hedge relationship is designated and formally documented at inception detailing the particular risk management objective and strategy for the hedge. This documentation includes the item and risk that is being hedged, the derivative that is being used, as well as how effectiveness is being assessed. A derivative must be highly effective in accomplishing the objective of offsetting either changes in fair value or cash flows for the risk being hedged.

     For fair value hedges, in which derivatives hedge the fair value of assets and liabilities, changes in the fair value of derivatives are reflected in realized investment gains and losses, together with changes in the fair value of the related hedged item. The net amount is reflected in current earnings. The Company primarily hedges available-for-sale securities.

     For cash flow hedges, the accounting treatment depends on the effectiveness of the hedge. To the extent that derivatives are effective in offsetting the variability of the hedged cash flows, changes in the derivatives' fair value will be reported in accumulated other changes in equity from nonowner sources. These changes in fair value will be included in earnings of future periods when earnings are also affected by the variability of the hedged cash flows. To the extent these derivatives are not effective, the ineffective portion of the changes in fair value is immediately included in realized investment gains and losses.

     The effectiveness of these hedging relationships is evaluated on a retrospective and prospective basis using quantitative measures of effectiveness. If a hedge relationship is found to be ineffective, it no longer qualifies for hedge accounting and any gains or losses attributable to such ineffectiveness as well as subsequent changes in fair value are recognized in realized investment gains and losses.

     For those fair value and cash flow hedge relationships that are terminated, hedge designations removed, or forecasted transactions that are no longer expected to occur, the hedge accounting treatment described in the paragraphs above will no longer apply. For fair value hedges, any changes to the hedged item remain as part of the basis of the asset or liability and are ultimately reflected as an element of the yield. For cash flow hedges, any changes in fair value of the derivative remain in the accumulated other changes in equity from nonowner sources in shareholder's equity and are included in earnings of future periods when earnings are also affected by the variability of the hedged cash flow. If the hedged relationship is discontinued because a forecasted transaction will not occur when scheduled, the accumulated changes in fair value of the derivative recorded in shareholder's equity are immediately reflected in realized investment gains and losses.

                     THE TRAVELERS LIFE AND ANNUITY COMPANY

                          NOTES TO FINANCIAL STATEMENTS
                                   (CONTINUED)


     The Company enters into derivative contracts that are economic hedges but do not qualify or are not designated as hedges for accounting purposes. These derivatives are carried at fair value, with changes in value reflected in realized investment gains and losses.

     FINANCIAL INSTRUMENTS WITH EMBEDDED DERIVATIVES

     The Company bifurcates an embedded derivative from the host contract where the economic characteristics and risks of the embedded instrument are not clearly and closely related to the economic characteristics and risks of the host contract, the entire instrument would not otherwise be remeasured at fair value and a separate instrument with the same terms of the embedded instrument would meet the definition of a derivative under SFAS 133.

     The Company purchases investments that have embedded derivatives, primarily convertible debt securities. These embedded derivatives are carried at fair value with changes in value reflected in realized investment gains and losses. Derivatives embedded in convertible debt securities are classified in the balance sheet as fixed maturity securities, consistent with the host instruments.

     The Company markets certain investment contracts that have embedded derivatives, primarily variable annuity contracts. These embedded derivatives are carried at fair value, with changes in value reflected in realized investment gains and losses. Derivatives embedded in variable annuity contracts are classified in the consolidated balance sheet as future policy benefits and claims.

     The Company may enter into derivative contracts to hedge the exposures represented by these embedded derivatives. These are economic hedges, however they do not qualify for hedge accounting. These derivatives are carried at fair value, with the changes in value reflected in realized gains and losses.

     INVESTMENT GAINS AND LOSSES

     Realized investment gains and losses are included as a component of pre-tax revenues based upon specific identification of the investments sold on the trade date. Realized gains and losses also result from fair value changes in derivative contracts that do not qualify, or are not designated, as hedging instruments, and from the application of fair value hedge accounting under SFAS 133. Impairments are recognized as realized losses when investment losses in value are deemed other-than-temporary. The Company conducts regular reviews to assess whether other-than-temporary losses exist. Also included are gains and losses arising from the remeasurement of the local currency value of foreign investments to U.S. dollars, the functional currency of the Company.

     SEPARATE AND VARIABLE ACCOUNTS

     Separate and variable accounts primarily represent funds for which investment income and investment gains and losses accrue directly to, and investment risk is borne by, the contractholders. Each account has specific investment objectives. The assets of each account are legally segregated and are not subject to claims that arise out of any other business of the Company. The assets of these accounts are carried at fair value.

     Amounts assessed to the separate account contractholders for management services are included in revenues. Deposits, net investment income and realized investment gains and losses for these accounts are excluded from revenues, and related liability increases are excluded from benefits and expenses.

                     THE TRAVELERS LIFE AND ANNUITY COMPANY
                          NOTES TO FINANCIAL STATEMENTS
                                   (CONTINUED)


     VARIABLE ANNUITY CONTRACTS WITH GUARANTEED MINIMUM DEATH BENEFIT FEATURES. For variable annuity contracts with GMDB features, SOP 03-1 requires the reporting entity to categorize the contract as either an insurance or investment contract based upon the significance of mortality or morbidity risk. SOP 03-1 provides explicit guidance for calculating a reserve for insurance contracts, and provides that the reporting entity does not hold reserves for investment contracts (i.e. there is no significant mortality risk).

     The Company determined that the mortality risk on its GMDB features was not a significant component of the total variable annuity product, and accordingly continued to classify these products as investment contracts.

     DEFERRED ACQUISITION COSTS

     Deferred acquisition costs (DAC) represent costs that are deferred and amortized over the estimated life of the related insurance policies. DAC principally includes commissions and certain expenses related to policy issuance, underwriting and marketing, all of which vary with and are primarily related to the production of new business. The method for determining amortization of DAC varies by product type based upon three different accounting pronouncements: SFAS No. 60, "Accounting and Reporting by Insurance Enterprises" (SFAS 60), SFAS No. 91, "Accounting for Nonrefundable Fees and Costs Associated with Originating or Acquiring Loans and Initial Direct Costs of Leases" (SFAS 91) and SFAS No. 97, "Accounting and Reporting by Insurance Enterprises for Certain Long Duration Contracts and for Realized Gains and Losses from the Sale of Investments" (SFAS 97).

     DAC for deferred annuities, both fixed and variable, is amortized employing a level effective yield methodology per SFAS 91 as indicated by AICPA Practice Bulletin 8, generally over 10-15 years. An amortization rate is developed using the outstanding DAC balance and projected account balances. This rate is applied to actual account balances to determine the amount of DAC amortization. The projected account balances are derived using a model that contains assumptions related to investment returns and persistency. The model rate is evaluated at least annually, and changes in underlying lapse and interest rate assumptions are to be treated retrospectively. Variances in expected equity market returns versus actual returns are treated prospectively and a new amortization pattern is developed so that the DAC balances will be amortized over the remaining estimated life of the business.

     DAC for UL is amortized in relation to estimated gross profits from surrender charges, investment, mortality, and expense margins per SFAS 97, generally over 16-25 years. Actual profits can vary from management's estimates resulting in increases or decreases in the rate of amortization. Re-estimates of gross profits, performed at least annually, result in retrospective adjustments to earnings by a cumulative charge or credit to income.

     DAC relating to traditional life, including term insurance, is amortized in relation to anticipated premiums per SFAS 60, generally over 5-20 years. Assumptions as to the anticipated premiums are made at the date of policy issuance or acquisition and are consistently applied over the life of the policy.

     All DAC is reviewed, at least annually, to determine if it is recoverable from future income, including investment income, and, if not recoverable, is charged to expense. All other acquisition expenses are charged to operations as incurred. See Note 4.

     CASH AND CASH EQUIVALENTS

     Cash, which is reported in other assets, includes certificates of deposits and other time deposits with original maturities of less than 90 days.

                     THE TRAVELERS LIFE AND ANNUITY COMPANY
                          NOTES TO FINANCIAL STATEMENTS
                                   (CONTINUED)


     VALUE OF INSURANCE IN FORCE

     The value of insurance in force, reported in other assets, is an asset that represents the actuarially determined present value of anticipated profits to be realized from annuity contracts at the date of acquisition using the same assumptions that were used for computing related liabilities, where appropriate. The value of insurance in force was the actuarially determined present value of the projected future profits discounted at an interest rate of 16% for the annuity business acquired. The annuity contracts are amortized employing a level yield method over 31 years. The value of insurance in force is reviewed periodically for recoverability to determine if any adjustment is required. Adjustments, if any, are charged to income. See Note 4.

     FUTURE POLICY BENEFITS

     Future policy benefits represent liabilities for future insurance policy benefits for payout annuities and traditional life products and are prepared in accordance with industry standards and U.S. GAAP. The annuity payout reserves are calculated using the mortality and interest assumptions used in the actual pricing of the benefit. Mortality assumptions are based on Company experience and are adjusted to reflect deviations such as substandard mortality in structured settlement benefits. The interest rates range from 1.5% to 9.2% for these annuity products with a weighted average interest rate of 6.6%, including adverse deviation. Traditional life products include whole life and term insurance. Future policy benefits for traditional life products are estimated on the basis of actuarial assumptions as to mortality, persistency and interest, established at policy issue and are based on the Company's experience, which, together with interest assumptions, include a margin for adverse deviation. Appropriate recognition has been given to experience rating and reinsurance. Interest assumptions applicable to traditional life products range from 3.0% to 7.0%, with a weighted average of 6.3%.

     CONTRACTHOLDER FUNDS

     Contractholder funds represent deposits from the issuance of UL pension investment and certain retail annuity and structured settlement contracts. For UL contracts, contractholder fund balances are increased by receipts for mortality coverage, contract administration, surrender charges and interest accrued where one or more elements are not fixed or guaranteed. These balances are decreased by withdrawals, mortality charges and administrative expenses charged to the contractholders where these charges and expenses may not be fixed or guaranteed. Interest rates credited to contractholder funds related to UL range from 4.5% to 5.4%, with a weighted average interest rate of 5.0%.

     Pension investment and certain annuity contracts do not contain significant insurance risk and are considered investment-type contracts. Contractholder fund balances are increased by receipts and credited interest, and reduced by withdrawals and administrative expenses charged to the contractholder. Interest rates credited to these investment-type contracts range from less than 1.0% to 8.0% with a weighted average interest rate of 5.2%.

     RESERVING FOR UNIVERSAL LIFE AND VARIABLE UNIVERSAL LIFE CONTRACTS. SOP 03-1 requires that a reserve, in addition to the account balance, be established for certain insurance benefit features provided under UL and VUL products if the amounts assessed against the contract holder each period for the insurance benefit feature are assessed in a manner that is expected to result in profits in earlier years and losses in subsequent years from the insurance benefit function.

                     THE TRAVELERS LIFE AND ANNUITY COMPANY
                          NOTES TO FINANCIAL STATEMENTS
                                   (CONTINUED)


     The Company's UL and VUL products were reviewed to determine if an additional reserve is required under SOP 03-1. The Company determined that SOP 03-1 applied to some of its UL and VUL contracts with these features and established an additional reserve of less than $1 million.

     GUARANTY FUND AND OTHER INSURANCE-RELATED ASSESSMENTS

     Included in other liabilities is the Company's estimate of its liability for guaranty fund and other insurance-related assessments. State guaranty fund assessments are based upon the Company's share of premiums written or received in one or more years prior to an insolvency occurring in the industry.

     Once an insolvency has occurred, the Company recognizes a liability for such assessments if it is probable that an assessment will be imposed and the amount of the assessment can be reasonably estimated. At December 31, 2004 and 2003, the Company's liability for guaranty fund assessments was not significant.

     PERMITTED STATUTORY ACCOUNTING PRACTICES

     The Company, domiciled in the State of Connecticut, prepares statutory financial statements in accordance with the accounting practices prescribed or permitted by the State of Connecticut Insurance Department. Prescribed statutory accounting practices are those practices that are incorporated directly or by reference in state laws, regulations, and general administrative rules applicable to all insurance enterprises domiciled in a particular state. Permitted statutory accounting practices include practices not prescribed by the domiciliary state, but allowed by the domiciliary state regulatory authority. The Company does not have any permitted statutory accounting practices.

     PREMIUMS

     Premium income is reported for individual payout annuities, group close-out annuities, whole life and term insurance. The annuities premiums are recognized as revenue when collected. The life premiums are recognized as revenues when due. Premiums for contracts with a limited number of premium payments, due over a significantly shorter period than the period over which benefits are provided, are considered revenue when due. The portion of premium which is not required to provide for benefits and expenses is deferred and recognized in revenues in a constant relationship to insurance benefits in force.

     FEE INCOME

     Fee income is recognized on deferred annuity and UL contracts for mortality, administrative and equity protection charges according to contract due dates. Fee income is recognized on variable annuity and universal life separate accounts either daily, monthly, quarterly or annually as per contract terms.

     OTHER REVENUES

     Other revenues include surrender penalties collected at the time of a contract surrender, and other miscellaneous charges related to annuity and universal life contracts recognized when received.

     CURRENT AND FUTURE INSURANCE BENEFITS

     Current and future insurance benefits represent charges for mortality and morbidity related to fixed annuities, universal life and term life insurance benefits.

                     THE TRAVELERS LIFE AND ANNUITY COMPANY
                          NOTES TO FINANCIAL STATEMENTS
                                   (CONTINUED)


     INTEREST CREDITED TO CONTRACTHOLDERS

     Interest credited to contractholders represents amounts earned by universal life, pension investment and certain retail annuity contracts in accordance with contract provisions.

     FEDERAL INCOME TAXES

     The provision for federal income taxes is comprised of two components, current income taxes and deferred income taxes. Deferred federal income taxes arise from changes during the year in cumulative temporary differences between the tax basis and book basis of assets and liabilities.

                     THE TRAVELERS LIFE AND ANNUITY COMPANY
                          NOTES TO FINANCIAL STATEMENTS
                                   (CONTINUED)


2.   INVESTMENTS

     FIXED MATURITIES

     The amortized cost and fair values of investments in fixed maturities were as follows:

                                                                                  GROSS            GROSS
     DECEMBER 31, 2004                                        AMORTIZED         UNREALIZED       UNREALIZED          FAIR
     ($ IN MILLIONS)                                            COST              GAINS            LOSSES            VALUE
     -----------------------------------------------------------------------------------------------------------------------
     AVAILABLE FOR SALE:
        Mortgage-backed securities - CMOs
        and pass-through securities                              $906               $24                $1             $929

        U.S. Treasury securities and obligations
        of U.S. Government and government agencies
        and authorities
                                                                  154                 9                --              163
        Obligations of states and political subdivisions
                                                                   57                 8                --               65
        Debt securities issued by foreign governments
                                                                   63                 6                --               69
        All other corporate bonds                               3,565               219                 4            3,780
        All other debt securities                               1,180                71                 2            1,249
        Redeemable preferred stock                                  4                 2                --                6
     -----------------------------------------------------------------------------------------------------------------------
           Total Available For Sale                            $5,929              $339                $7            $6,261
     -----------------------------------------------------------------------------------------------------------------------

     -----------------------------------------------------------------------------------------------------------------------
                                                                                  GROSS            GROSS
     DECEMBER 31, 2003                                        AMORTIZED         UNREALIZED       UNREALIZED          FAIR
     ($ IN MILLIONS)                                            COST              GAINS            LOSSES            VALUE
     -----------------------------------------------------------------------------------------------------------------------
     AVAILABLE FOR SALE:
        Mortgage-backed securities - CMOs
        and pass-through securities                              $645               $18                $2             $661

        U.S. Treasury securities and obligations
        of U.S. Government and government agencies
        and authorities
                                                                  192                 5                 1              196
        Obligations of states and political subdivisions
                                                                   53                 6                --               59
        Debt securities issued by foreign governments
                                                                   58                 3                --               61
        All other corporate bonds                               3,179               241                 5            3,415
        All other debt securities                                 903                59                 3              959
        Redeemable preferred stock                                  4                 2                --                6
     -----------------------------------------------------------------------------------------------------------------------
           Total Available For Sale                            $5,034              $334               $11            $5,357
     -----------------------------------------------------------------------------------------------------------------------

                     THE TRAVELERS LIFE AND ANNUITY COMPANY
                          NOTES TO FINANCIAL STATEMENTS
                                   (CONTINUED)


     Proceeds from sales of fixed maturities classified as available for sale were $801.9 million, $1.7 billion and $1.7 billion in 2004, 2003 and 2002, respectively. Gross gains of $25.0 million, $48.2 million and $85.6 million and gross losses of $24.4 million, $52.4 million and $29.9 million in 2004, 2003 and 2002, respectively, were realized on those sales. Additional losses of $6.9 million, $10.2 million and $66.9 million were realized due to other-than-temporary losses in value in 2004, 2003 and 2002, respectively. The significant impairment activity in 2002 was concentrated in telecommunication and energy company investments.

     The amortized cost and fair value of fixed maturities available for sale at December 31, 2004, by contractual maturity, are shown below. Actual maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.


     ------------------------------------------------------------------------
                                                     AMORTIZED          FAIR
     ($ IN MILLIONS)                                   COST            VALUE
     ------------------------------------------------------------------------

     MATURITY:
        Due in one year or less                         $264            $270
        Due after 1 year through 5 years               1,675           1,757
        Due after 5 years through 10 years             2,365           2,514
        Due after 10 years                               719             791
     ------------------------------------------------------------------------
                                                       5,023           5,332
     ------------------------------------------------------------------------

        Mortgage-backed securities                       906             929
     ------------------------------------------------------------------------
           Total Maturity                             $5,929          $6,261
     ------------------------------------------------------------------------

     The Company makes significant investments in collateralized mortgage obligations (CMOs). CMOs typically have high credit quality, offer good liquidity, and provide a significant advantage in yield and total return compared to U.S. Treasury securities. The Company's investment strategy is to purchase CMO tranches which are protected against prepayment risk, including planned amortization class tranches and last cash flow tranches. Prepayment protected tranches are preferred because they provide stable cash flows in a variety of interest rate scenarios. The Company does invest in other types of CMO tranches if an assessment indicates a favorable risk/return tradeoff. The Company does not purchase residual interests in CMOs.

     At December 31, 2004 and 2003, the Company held CMOs classified as available for sale with a fair value of $532.6 million and $332.4 million, respectively. Approximately 34% of the Company's CMO holdings were fully collateralized by GNMA, FNMA or FHLMC securities at December 31, 2004 and 2003. In addition, the Company held $396.0 million and $327.7 million of GNMA, FNMA or FHLMC mortgage-backed pass-through securities at December 31, 2004 and 2003, respectively. All of these securities are rated AAA.

     The Company engages in securities lending transactions whereby certain securities from its portfolio are loaned to other institutions for short periods of time. The Company generally receives cash collateral from the borrower, equal to at least the market value of the loaned securities plus accrued interest, and invests in a short-term investment pool. See Note 11. The loaned securities remain a recorded asset of the Company. The Company records a liability for the amount of the cash collateral held, representing its obligation to return the cash collateral, and reports that liability as part of other liabilities in the balance

                     THE TRAVELERS LIFE AND ANNUITY COMPANY
                          NOTES TO FINANCIAL STATEMENTS
                                   (CONTINUED)


     sheet. At December 31, 2004 and 2003, the Company held cash collateral of $113.5 million and $154.0 million, respectively. The Company also had $23.7 million of investments held with a third party used as collateral at December 31, 2004. The Company does not have the right to sell or pledge this collateral and it is not recorded on the balance sheet. No such collateral existed at December 31, 2003.

     The Company participates in dollar roll repurchase transactions as a way to generate investment income. These transactions involve the sale of mortgage-backed securities with the agreement to repurchase substantially the same securities from the same counterparty. Cash is received from the sale, which is invested in the Company's short-term money market pool. The cash is returned at the end of the roll period when the mortgage-backed securities are repurchased. The Company will generate additional investment income based upon the difference between the sale and repurchase prices.

     These transactions are recorded as secured borrowings. The mortgage-backed securities remain recorded as assets. The cash proceeds are reflected in short-term investments and a liability is established to reflect the Company's obligation to repurchase the securities at the end of the roll period. This liability is classified as other liabilities in the balance sheets and fluctuates based upon the timing of the repayments. Although these types of transactions occurred during the years, there were no outstanding amounts at December 31, 2004 and 2003.


     EQUITY SECURITIES

     The cost and fair values of investments in equity securities were as follows:

     ----------------------------------------------------------------------------------------------------------------------
                                                                                 GROSS             GROSS
                                                                               UNREALIZED        UNREALIZED           FAIR
           ($ IN MILLIONS)                                      COST             GAINS             LOSSES            VALUE
     ----------------------------------------------------------------------------------------------------------------------
     DECEMBER 31, 2004
        Common stocks                                             $12                $3            $   --              $15
        Non-redeemable preferred stocks                             4                --                --                4
     ----------------------------------------------------------------------------------------------------------------------
           Total Equity Securities                                $16                $3            $   --              $19
     ----------------------------------------------------------------------------------------------------------------------

     DECEMBER 31, 2003
        Common stocks                                              $2            $   --            $   --               $2
        Non-redeemable preferred stocks                             6                --                --                6
     ----------------------------------------------------------------------------------------------------------------------
           Total Equity Securities                                 $8            $   --            $   --               $8
     ----------------------------------------------------------------------------------------------------------------------

     Proceeds from sales of equity securities were $18.5 million, $7.8 million and $35.6 million in 2004, 2003 and 2002, respectively. Gross gains and losses on sales and impairments were insignificant.

                     THE TRAVELERS LIFE AND ANNUITY COMPANY
                          NOTES TO FINANCIAL STATEMENTS
                                   (CONTINUED)


     OTHER-THAN-TEMPORARY LOSSES ON INVESTMENTS

     Management has determined that the unrealized losses on the Company's investments in fixed maturity and equity securities at December 31, 2004 are temporary in nature. The Company conducts a periodic review to identify and evaluate investments that have indications of possible impairment. An investment in a debt or equity security is impaired if its fair value falls below its cost and the decline is considered other-than-temporary. Factors considered in determining whether a loss is other-than-temporary include the length of time and extent to which fair value has been below cost; the financial condition and near-term prospects of the issuer; and the Company's ability and intent to hold the investment for a period of time sufficient to allow for any anticipated recovery. The Company's review for impairment generally entails:

     o Identification and evaluation of investments that have possible indications of impairment;

     o Analysis of individual investments that have fair values less than 80% of amortized cost, including consideration of length of time the investment has been in an unrealized loss position.

     o Discussion of evidential matter, including an evaluation of factors or triggers that would or could cause individual investments to qualify as having other-than-temporary impairments and those that would not support other-than-temporary impairment;

     o Documentation of the results of these analyses, as required under business policies.

     The tables below shows the fair value of investments in fixed maturities and equity securities that are available-for-sale and have been in an unrealized loss position at:

                                                                                             Gross Unrealized Losses
                                                                                             -----------------------
                                                            Less Than One Year        One Year or Longer              Total
                                                          --------------------------------------------------------------------------
                                                                          Gross                    Gross                      Gross
      DECEMBER 31, 2004                                      Fair    Unrealized        Fair   Unrealized          Fair   Unrealized
      ($ IN MILLIONS)                                       Value        Losses       Value       Losses         Value       Losses
     -------------------------------------------------------------------------------------------------------------------------------
      Fixed maturity securities available-for-sale:
      Mortgage-backed securities-CMO's and
         pass-through securities                             $103           $1          $--          $--          $103           $1
      U.S. Treasury securities and obligations of
         U.S. Government and government agencies
         and authorities                                        5           --           --           --             5           --
      Debt securities issued by foreign governments             1           --           --           --             1           --
      All other corporate bonds                               408            4           15           --           423            4
      All other debt securities                               141            1           24            1           165            2
      Redeemable preferred stock                                1           --           --           --             1           --
     -------------------------------------------------------------------------------------------------------------------------------
      Total fixed maturities                                 $659           $6          $39           $1          $698           $7
      Equity securities                                        $1          $--           $3          $--            $4          $--
     -------------------------------------------------------------------------------------------------------------------------------

     At December 31, 2004, the cost of approximately 269 investments in fixed maturity and equity securities exceeded their fair value by $7 million. Of the $6 million which represents fixed maturity investments that have been in a gross unrealized loss position for less than a year and the $1 million in such a position for a year or more, 93% and 82% of these investments are rated investment grade, respectively.

                     THE TRAVELERS LIFE AND ANNUITY COMPANY
                          NOTES TO FINANCIAL STATEMENTS
                                   (CONTINUED)

                                                                                             Gross Unrealized Losses
                                                                                             -----------------------
                                                            Less Than One Year        One Year or Longer              Total
                                                          --------------------------------------------------------------------------
                                                                          Gross                    Gross                      Gross
      DECEMBER 31, 2003                                      Fair    Unrealized        Fair   Unrealized          Fair   Unrealized
      ($ IN MILLIONS)                                       Value        Losses       Value       Losses         Value       Losses
     -------------------------------------------------------------------------------------------------------------------------------

      Fixed maturity securities available-for-sale:
      Mortgage-backed securities-CMO's and
         pass-through securities                             $143           $2          $--          $--          $143           $2
      U.S. Treasury securities and obligations of
         U.S. Government and government agencies
         and authorities                                      132            1           --           --           132            1
      Debt securities issued by foreign governments             2           --           --           --             2           --
      All other corporate bonds                               238            4           19            1           257            5
      All other debt securities                               123            2           20            1           143            3
      Redeemable preferred stock                               --           --            1           --             1           --
     -------------------------------------------------------------------------------------------------------------------------------
      Total fixed maturities                                 $638           $9          $40           $2          $678          $11
      Equity securities                                        $3          $--           $1          $--            $4          $--
     -------------------------------------------------------------------------------------------------------------------------------


     At December 31, 2003, the cost of approximately 220 investments in fixed maturity and equity securities exceeded their fair value by $11 million. Of the $9 million which represents fixed maturity investments that have been in a gross unrealized loss position for less than a year and the $2 million in such a position for a year or more, 87% and 32% of these investments are rated investment grade, respectively.

     AGING OF GROSS UNREALIZED LOSSES ON AVAILABLE FOR SALE

     The aging of gross unrealized losses on fixed maturity investments is as follows:

                                                                                                    TOTAL FIXED MATURITIES
                                                                                                    WITH UNREALIZED LOSS
                                                                TOTAL FIXED MATURITIES              TOTALING 20% OR MORE
     -------------------------------------------------------------------------------------------------------------------------
     DECEMBER 31, 2004                                        AMORTIZED        UNREALIZED        AMORTIZED         UNREALIZED
     ($ IN MILLIONS)                                            COST              LOSS              COST              LOSS
     -------------------------------------------------------------------------------------------------------------------------
           Six months or less                                    $505            $    3            $   --            $  --
           Greater than six months to nine months                 134                 2                --               --
           Greater than nine months to twelve months               26                 1                --               --
           Greater than twelve months                              40                 1                --               --
                                                                 ----            ------            ------            -----
                 Total                                           $705            $    7            $   --            $  --
                                                                 ====            ======            ======            =====

                     THE TRAVELERS LIFE AND ANNUITY COMPANY
                          NOTES TO FINANCIAL STATEMENTS
                                   (CONTINUED)

                                                                                                    TOTAL FIXED MATURITIES
                                                                                                    WITH UNREALIZED LOSS
                                                                TOTAL FIXED MATURITIES              TOTALING 20% OR MORE
     -------------------------------------------------------------------------------------------------------------------------
     DECEMBER 31, 2003                                        AMORTIZED        UNREALIZED        AMORTIZED         UNREALIZED
     ($ IN MILLIONS)                                            COST              LOSS              COST              LOSS
     -------------------------------------------------------------------------------------------------------------------------
     Six months or less                                          $540            $    7            $    1            $  --
     Greater than six months to nine months                        72                 1                --               --
     Greater than nine months to twelve months                     35                 1                --               --
     Greater than twelve months                                    42                 2                --               --
                                                                 ----            ------            ------            -----
           Total                                                 $689            $   11            $    1            $  --
                                                                 ====            ======            ======            =====

     Fair values of investments in fixed maturities and equity securities are based on quoted market prices or dealer quotes or, if these are not available, discounted expected cash flows using market rates commensurate with the credit quality and maturity of the investment. The fair value of investments for which quoted market prices, third-party broker quotations or validated model prices are not available amounted to $36.0 million and $124.9 million at December 31, 2004 and 2003, respectively.

     MORTGAGE LOANS

     At December 31, 2004 and 2003, the Company's mortgage loan portfolios consisted of the following:

     ---------------------------------------------------------------------------
      ($ IN MILLIONS)                                        2004          2003
     ---------------------------------------------------------------------------
      Current Mortgage Loans                                 $209          $136
      Underperforming Mortgage Loans                            3            --
     ---------------------------------------------------------------------------
      Total                                                  $212          $136
     ---------------------------------------------------------------------------


     Underperforming assets include delinquent mortgage loans over 90 days past due, loans in the process of foreclosure and loans modified at interest rates below market.

     Aggregate annual maturities on mortgage loans at December 31, 2004 are as shown below. Actual maturities will differ from contractual maturities because borrowers may have the right to prepay obligations with or without prepayment penalties.

     ---------------------------------------------------------------------------
      YEAR ENDING DECEMBER 31,
      ($ IN MILLIONS)
     ---------------------------------------------------------------------------
      2005                                                                   $9
      2006                                                                   25
      2007                                                                   10
      2008                                                                    8
      2009                                                                    9
      Thereafter                                                            151
     ---------------------------------------------------------------------------
      Total                                                                $212
     ===========================================================================

                     THE TRAVELERS LIFE AND ANNUITY COMPANY
                          NOTES TO FINANCIAL STATEMENTS
                                   (CONTINUED)


     OTHER INVESTED ASSETS

     Other invested assets are composed of the following:

     ---------------------------------------------------------------------------
      ($ IN MILLIONS)                                    2004            2003
     ---------------------------------------------------------------------------
      Private equity and arbitrage investments           $219            $203
      Derivatives                                         135             115
      Trading Securities                                   22              33
      Policy Loans                                         32              27
      Real estate joint ventures                            9              15
     ---------------------------------------------------------------------------
      Total                                              $417            $393
     ---------------------------------------------------------------------------

     CONCENTRATIONS

     The Company participates in a short-term investment pool maintained by TIC. See Note 11.

     The Company's industry concentrations of investments, excluding those in federal and government agencies, primarily fixed maturities at fair value, were as follows:

     ---------------------------------------------------------------------------
      ($ IN MILLIONS)                                    2004            2003
     ---------------------------------------------------------------------------
      Finance                                            $918            $555
      Banking                                             515             364
      Electric Utilities                                  430             455
      Real Estate Investment Trust                        394             241
      Media                                               342             354
      Insurance                                           323             261
      Telecommunications                                  290             288
     ---------------------------------------------------------------------------

     The Company held investments in foreign banks in the amount of $201 million and $152 million at December 31, 2004 and 2003, respectively, which are included in the table above.

     The Company defines its below investment grade assets as those securities rated Ba1 by Moody's Investor Services (or its equivalent) or below by external rating agencies, or the equivalent by internal analysts when a public rating does not exist. Such assets include publicly traded below investment grade bonds and certain other privately issued bonds and notes that are classified as below investment grade. Below investment grade assets included in the preceding table include $119 million and $157 million in Electric Utilities, $25 million and $31 million in Media, and $12 million and $34 million in Telecommunications at December 31, 2004 and 2003, respectively. Below investment grade assets in other categories were insignificant. Total below investment grade fixed maturities were $501 million and $506 million at December 31, 2004 and 2003, respectively.

                     THE TRAVELERS LIFE AND ANNUITY COMPANY
                          NOTES TO FINANCIAL STATEMENTS
                                   (CONTINUED)


     Included in mortgage loans were the following group concentrations:

      ($ IN MILLIONS)
     ---------------------------------------------------------------------------
      At December 31,                                       2004         2003
     ---------------------------------------------------------------------------
      STATE
      California                                            $ 58          $34
      New York                                                40           31
     ---------------------------------------------------------------------------
      PROPERTY TYPE
      Agricultural                                          $106          $64
      Office                                                  70           62
     ---------------------------------------------------------------------------

     The Company monitors creditworthiness of counterparties to all financial instruments by using controls that include credit approvals, credit limits and other monitoring procedures. Collateral for fixed maturities often includes pledges of assets, including stock and other assets, guarantees and letters of credit. The Company's underwriting standards with respect to new mortgage loans generally require loan to value ratios of 75% or less at the time of mortgage origination.

     NON-INCOME PRODUCING INVESTMENTS

     Investments included in the consolidated balance sheets that were non-income producing were insignificant at December 31, 2004 and 2003, respectively.

     RESTRUCTURED INVESTMENTS

     Mortgage loan and debt securities which were restructured at below market terms at December 31, 2004 and 2003 were insignificant. The new terms of restructured investments typically defer a portion of contract interest payments to varying future periods. Gross interest income on restructured assets that would have been recorded in accordance with the original terms of such assets was insignificant. Interest on these assets, included in net investment income, was insignificant.

     NET INVESTMENT INCOME

     ---------------------------------------------------------------------------
      FOR THE YEAR ENDED DECEMBER 31,
      ($ IN MILLIONS)                               2004       2003       2002
     ---------------------------------------------------------------------------
      GROSS INVESTMENT INCOME
         Fixed maturities                           $346       $317       $277
         Other invested assets                        30         32         28
         Mortgage loans                               18         11         11
         Other                                         1          2          1
     ---------------------------------------------------------------------------
            Total gross investment income            395        362        317
     ---------------------------------------------------------------------------
       Investment expenses                             6          6          5
     ---------------------------------------------------------------------------
      Net investment income                         $389       $356       $312
     ---------------------------------------------------------------------------

                     THE TRAVELERS LIFE AND ANNUITY COMPANY
                          NOTES TO FINANCIAL STATEMENTS
                                   (CONTINUED)


     REALIZED AND UNREALIZED INVESTMENT GAINS (LOSSES)

     Net realized capital gains (losses) by asset class for the periods were as follows:

     ---------------------------------------------------------------------------
     FOR THE YEAR ENDED DECEMBER 31,
     ($ IN MILLIONS)                                2004       2003       2002
     ---------------------------------------------------------------------------
     REALIZED INVESTMENT GAINS (LOSSES)
     Fixed maturities                                $(6)      $(14)      $(11)
     Derivatives:
        Guaranteed minimum withdrawal
           benefit derivatives, net                   19         --         --
        Other derivatives                              2          8        (17)
     Other invested assets                            (1)         1         (3)
     Mortgage loans                                   --         (1)        --
     Other                                             3         (1)        --
     ---------------------------------------------------------------------------
     Total realized investment gains (losses)        $17        $(7)      $(31)
     ---------------------------------------------------------------------------

     Changes in net unrealized investment gains (losses) that are included as accumulated other changes in equity from nonowner sources in shareholder's equity were as follows:

     ---------------------------------------------------------------------------
     FOR THE YEAR ENDED DECEMBER 31,
     ($ IN MILLIONS)                                2004      2003       2002
     ---------------------------------------------------------------------------
     UNREALIZED INVESTMENT GAINS (LOSSES)
     Fixed maturities                                 $9      $189        $91
     Other invested assets                             4        (3)        22
     ---------------------------------------------------------------------------
     Total unrealized investment gains                13       186        113
     ---------------------------------------------------------------------------
     Related taxes                                     5        65         40
     ---------------------------------------------------------------------------
     Change in unrealized investment gains             8       121         73
     Balance beginning of year                       207        86         13
     ---------------------------------------------------------------------------
     Balance end of year                            $215      $207        $86
     ---------------------------------------------------------------------------


3.   REINSURANCE

     The Company uses reinsurance in order to limit losses, minimize exposure to large risks, provide additional capacity for future growth and to effect business-sharing arrangements. Reinsurance is accomplished through various plans of reinsurance, primarily yearly renewable term (YRT), coinsurance and modified coinsurance. The Company remains primarily liable as the direct insurer on all risks reinsured.

     Since 1997 the majority of UL business has been reinsured under an 80% ceded/20% retained YRT quota share reinsurance program and term life business has been reinsured under a 90%/10% YRT quota share reinsurance program. Beginning in September 2002, newly issued term life business has been reinsured under a 90%/10% coinsurance quota share reinsurance program. Subsequently, portions of this term coinsurance has reverted to YRT for new business. Generally, the maximum retention on an ordinary life risk is $2.5 million. Maximum retention of $2.5 million is generally reached on policies in excess of $12.5 million for UL and $25.0 million for term insurance. For other plans of insurance, it is the policy

                     THE TRAVELERS LIFE AND ANNUITY COMPANY
                          NOTES TO FINANCIAL STATEMENTS
                                   (CONTINUED)


     of the Company to obtain reinsurance for amounts above certain retention limits on individual life policies, which limits vary with age and underwriting classification.

     Total life insurance in-force ceded under reinsurance contracts was $44.3 billion and $35.0 billion at December 31, 2004 and 2003, including $3.4 million and $4.5 million, respectively to TIC. Total life insurance premiums ceded were $34.4 million, $24.9 million and $14.9 million in 2004, 2003 and 2002, respectively. Ceded premiums paid to TIC were insignificant for these same periods.

     During 2004, The Travelers Life and Annuity Reinsurance Company (TLARC) was formed as a pure captive insurer in order to permit the Company to cede 100% of its statutory-based risk associated with the death benefit guarantee rider on certain universal life contracts. The reinsurance transaction related to statutory-only reserves, and had no impact on GAAP premiums and benefits. TLARC is a direct subsidiary of CIHC, TIC's parent. See Note 11.

     Prior to April 1, 2001, the Company also reinsured substantially all of the GMDB on its variable annuity product. Total variable annuity account balances with GMDB were $11.1 billion, including $4.8 billion or 43% which was reinsured, and $9.9 billion, of which $5.4 billion or 55% is reinsured at December 31, 2004 and 2003, respectively. GMDB is payable upon the death of a contractholder. When the benefit payable is greater than the account value of the variable annuity, the difference is called the net amount at risk (NAR). NAR was $595 million and $887 million at December 31, 2004 and 2003, respectively. NAR included $536 million, or 90%, and $816 million, or 92%, which was reinsured at December 31, 2004 and 2003, respectively.

4.   INTANGIBLE ASSETS

     The Company has two intangible, amortizable assets, DAC and the value of insurance in force.

     DAC

                                        Traditional  Deferred
      ($ IN MILLIONS)                       Life     Annuity     UL       Total
     ---------------------------------------------------------------------------

      Balance January 1, 2003               $ 55     $  632     $377     $1,064

      Commissions and expenses deferred       14        172      165        351
      Amortization expense                   (10)      (107)     (19)      (136)

     ---------------------------------------------------------------------------
      Balance December 31, 2003               59        697      523      1,279

      Commissions and expenses deferred       11        182      276        469
      Amortization expense                   (10)      (147)     (43)      (200)
      Underlying lapse and interest rate
         assumptions                          --         (2)      --         (2)
      Pattern of estimated gross profit
         adjustment                           --         --      (24)       (24)
     ---------------------------------------------------------------------------
      Balance December 31, 2004             $ 60     $  730     $732     $1,522
     ---------------------------------------------------------------------------

     VALUE OF INSURANCE IN FORCE

     The value of insurance in force totaled $10.8 million and $11.7 million at December 31, 2004 and 2003, respectively, and was reported in other assets. Amortization expense of value of insurance in force was insignificant for 2004, 2003 and 2002.

                     THE TRAVELERS LIFE AND ANNUITY COMPANY
                          NOTES TO FINANCIAL STATEMENTS
                                   (CONTINUED)


5.   DEPOSIT FUNDS AND RESERVES

     At December 31, 2004 and 2003, the Company had $6.3 billion and $5.6 billion of life and annuity deposit funds and reserves, respectively, as follows.

                                            DECEMBER 31, 2004  DECEMBER 31, 2003
                                            -----------------  -----------------
     ($ IN MILLIONS)
     Subject to discretionary withdrawal:
        With fair value adjustments               $2,594            $2,552
        Subject to surrender charges               1,672             1,318
        Surrenderable without charge                 289                99
                                                  ------            ------
        Total                                     $4,555            $3,969

     Not subject to discretionary withdrawal:     $1,744            $1,637
                                                  ------            ------
            Total                                 $6,299            $5,606
                                                  ======            ======

     Average surrender charges included in the subject to surrender charge category above were 4.7% in both 2004 and 2003. In addition, during the payout phase, these funds are credited at significantly reduced interest rates.

6.   FEDERAL INCOME TAXES

     EFFECTIVE TAX RATE ($ IN MILLIONS)

     ---------------------------------------------------------------------------
      FOR THE YEAR ENDED DECEMBER 31,               2004       2003       2002
     ---------------------------------------------------------------------------
      Income before federal income taxes            $207       $154       $159
      Statutory tax rate                              35%        35%        35%
     ---------------------------------------------------------------------------
      Expected federal income taxes                   72         54         56
      Tax effect of:
      Non-taxable investment income                  (15)       (11)        --
      Tax reserve release                             (8)        (8)        --
     ---------------------------------------------------------------------------
      Federal income taxes                           $49        $35        $56
     ===========================================================================
      Effective tax rate                              24%        22%        35%
     ---------------------------------------------------------------------------
      COMPOSITION OF FEDERAL INCOME TAXES
     ---------------------------------------------------------------------------
      Current:
      United States                                  $96        $73       $(31)
      Foreign                                         --          1         --
     ---------------------------------------------------------------------------
      Total                                           96         74        (31)
     ---------------------------------------------------------------------------
      Deferred:
      United States                                  (47)       (39)        87
      Foreign                                         --         --         --
     ---------------------------------------------------------------------------
      Total                                          (47)       (39)        87
     ---------------------------------------------------------------------------
      Federal income taxes                           $49        $35        $56
     ===========================================================================

                     THE TRAVELERS LIFE AND ANNUITY COMPANY
                          NOTES TO FINANCIAL STATEMENTS
                                   (CONTINUED)


     The net deferred tax liabilities at December 31, 2004 and 2003 were comprised of the tax effects of temporary differences related to the following assets and liabilities:


      ($ IN MILLIONS)                                       2004           2003
     ---------------------------------------------------------------------------
      Deferred Tax Assets:
      Benefit, reinsurance and other reserves               $372           $251
      Other                                                    7              6
     ---------------------------------------------------------------------------
      Total                                                  379            257
     ---------------------------------------------------------------------------

      Deferred Tax Liabilities:
      Investments, net                                      (131)          (117)
      Deferred acquisition costs and value
         of insurance in force                              (426)          (364)
      Other                                                   (2)            (1)
     ---------------------------------------------------------------------------
      Total                                                 (559)          (482)
     ---------------------------------------------------------------------------

      Net Deferred Tax Liability                           $(180)         $(225)
     ---------------------------------------------------------------------------

     TIC and its subsidiaries, including the Company, file a consolidated federal income tax return with Citigroup. Federal income taxes are allocated to each member of the consolidated group, according to a Tax Sharing Agreement (the Agreement), on a separate return basis adjusted for credits and other amounts required by the Agreement. The Company had a $265.3 million payable to TIC at December 31, 2004 and a $9.1 million recoverable from TIC at December 31, 2003 pursuant to the Agreement.

     At December 31, 2004 and 2003, the Company had no ordinary or capital loss carryforwards.

     The policyholders' surplus account, which arose under prior tax law, is generally that portion of the gain from operations that has not been subjected to tax, plus certain deductions. The balance of this account is approximately $2.1 million. At current rates the maximum amount of such tax would be approximately $700 thousand. Income taxes are not provided for on this amount because under current U.S. tax rules such taxes will become payable only to the extent such amounts are distributed as a dividend or exceed limits prescribed by federal law. The 2004 Tax Act provides that this account can be reduced directly by distributions made by the life insurance subsidiaries in 2005 and 2006. The Company intends to make sufficient distributions to eliminate this account within the timeframe permitted under the Act.

7.   SHAREHOLDER'S EQUITY

     SHAREHOLDER'S EQUITY AND DIVIDEND AVAILABILITY

     The Company's statutory net income (loss) was $(211) million, $37 million and $(134) million for the years ended December 31, 2004, 2003 and 2002, respectively. Statutory capital and surplus was $942 million and $494 million at December 31, 2004 and 2003, respectively.

     The Company is currently subject to various regulatory restrictions that limit the maximum amount of dividends available to be paid to its parent without prior approval of insurance regulatory authorities. In accordance with Connecticut statutes, the Company may not pay dividends during 2005 without prior approval of the State of Connecticut Insurance Department.

                     THE TRAVELERS LIFE AND ANNUITY COMPANY
                          NOTES TO FINANCIAL STATEMENTS
                                   (CONTINUED)


     ACCUMULATED OTHER CHANGES IN EQUITY FROM NONOWNER SOURCES, NET OF TAX

     Changes in each component of Accumulated Other Changes in Equity from Nonowner Sources were as follows:

                                                      NET                               ACCUMULATED
                                                  UNREALIZED                          OTHER CHANGES
                                                 GAIN/LOSS ON       DERIVATIVE       IN EQUITY FROM
                                                  INVESTMENT       INSTRUMENTS &           NONOWNER
      ($ IN MILLIONS)                             SECURITIES    HEDGING ACTIVITIES          SOURCES
     -----------------------------------------------------------------------------------------------
      BALANCE, JANUARY 1, 2002                         $13                $3                    $16
     -----------------------------------------------------------------------------------------------
      Unrealized gains on investment securities,
         net of tax of $35                              64                --                     64
      Add: Reclassification adjustment for losses
         included in net income, net of tax of $4        8                --                      8
      Add: Derivative instrument hedging activity
         gains, net of tax of $3                        --                 7                      7
     -----------------------------------------------------------------------------------------------
      PERIOD CHANGE                                     72                 7                     79
     -----------------------------------------------------------------------------------------------

      BALANCE DECEMBER 3 1, 2002                        85                10                     95
     -----------------------------------------------------------------------------------------------
      Unrealized gains on investment securities,
         net of tax of $61                             114                --                    114
      Add: Reclassification adjustment for losses
         included in net income, net of tax of $5        9                --                      9
      Less: Derivative instrument hedging activity
         loss, net of tax benefits of  $(1)             --                (3)                    (3)
     -----------------------------------------------------------------------------------------------
      PERIOD CHANGE                                    123                (3)                   120
     -----------------------------------------------------------------------------------------------

      BALANCE, DECEMBER 31, 2003                       208                 7                    215
      Unrealized gains on investment securities,
         net of tax of $3                                5                --                      5
      Add: Reclassification adjustment for losses
         included in net income, net of tax of $2        4                --                      4
      Less: Derivative instrument hedging activity
         loss, net of tax benefits of $(3)              --                (5)                    (5)
     -----------------------------------------------------------------------------------------------
      PERIOD CHANGE                                      9                (5)                     4
     -----------------------------------------------------------------------------------------------
      DECEMBER 31, 2004                               $217                $2                   $219
     -----------------------------------------------------------------------------------------------

                     THE TRAVELERS LIFE AND ANNUITY COMPANY
                          NOTES TO FINANCIAL STATEMENTS
                                   (CONTINUED)


8.   BENEFIT PLANS

     PENSION AND OTHER POSTRETIREMENT BENEFITS

     The Company participates in a qualified, noncontributory defined benefit pension plan, a non-qualified pension plan and other postretirement benefits to retired employees through plans sponsored by Citigroup. The Company's share of net expense for these plans was not significant for 2004, 2003 and 2002.

     401(K) SAVINGS PLAN

     Substantially all of the Company's employees are eligible to participate in a 401(k) savings plan sponsored by Citigroup. The Company's expenses in connection with the 401(k) savings plan were not significant in 2004, 2003 and 2002. See Note 11.


9.   DERIVATIVE FINANCIAL INSTRUMENTS AND FAIR VALUE OF FINANCIAL INSTRUMENTS

     DERIVATIVE FINANCIAL INSTRUMENTS

     The Company uses derivative financial instruments, including financial futures, interest rate swaps, options and forward contracts, as a means of hedging exposure to foreign currency, equity price changes and/or interest rate risk on anticipated transactions or existing assets and liabilities. The Company does not hold or issue derivative instruments for trading purposes.

     The Company uses exchange traded financial futures contracts to manage its exposure to changes in interest rates that arise from the sale of certain insurance and investment products, or the need to reinvest proceeds from the sale or maturity of investments. To hedge against adverse changes in interest rates, the Company enters long or short positions in financial futures contracts, which offset asset price changes resulting from changes in market interest rates until an investment is purchased, or a product is sold. Futures contracts are commitments to buy or sell at a future date a financial instrument, at a contracted price, and may be settled in cash or through delivery.

     The Company uses equity option contracts to manage its exposure to changes in equity market prices that arise from the sale of certain insurance products. To hedge against adverse changes in the equity market prices, the Company enters long positions in equity option contracts with major financial institutions. These contracts allow the Company, for a fee, the right to receive a payment if the Standard and Poor's 500 Index falls below agreed upon strike prices.

     The Company enters into interest rate swaps in connection with other financial instruments to provide greater risk diversification and better match the cash flows from assets and related liabilities. Under interest rate swaps, the Company agrees with other parties to exchange, at specified intervals, the difference between fixed rate and floating rate interest amounts calculated by reference to an agreed notional principal amount. Generally, no cash is exchanged at the outset of the contract and no principal payments are made by either party. A single net payment is usually made by one counterparty at each due date.

     Forward contracts are used on an ongoing basis to hedge the Company's exposure to foreign currency exchange rates that result from the net investment in the Company's direct foreign currency investments. To hedge against adverse changes in exchange rates, the Company enters into contracts to exchange

                     THE TRAVELERS LIFE AND ANNUITY COMPANY
                          NOTES TO FINANCIAL STATEMENTS
                                   (CONTINUED)


     foreign currency for U.S. Dollars with major financial institutions. These contracts cannot be settled prior to maturity. At the maturity date the Company must purchase the foreign currency necessary to settle the contracts.

     Several of the Company's hedging strategies do not qualify or are not designated as hedges for accounting purposes. This can occur when the hedged item is carried at fair value with changes in fair value recorded in earnings, the derivative contracts are used in a macro hedging strategy, the hedge is not expected to be highly effective, or structuring the hedge to qualify for hedge accounting is too costly or time consuming.

     The Company monitors creditworthiness of counterparties to these financial instruments by using criteria of acceptable risk that are consistent with on-balance-sheet financial instruments. The controls include credit approvals, limits and other monitoring procedures. Additionally, the Company enters into collateral agreements with its derivative counterparties. As of December 31, 2004 and 2003 the Company held collateral under these contracts amounting to approximately $101.5 million and $69.7 million, respectively.

     The table below provides a summary of the notional and fair value of derivatives by type:

                                                 DECEMBER 31, 2004                 DECEMBER 31, 2003
     ($ IN MILLIONS)                                       Fair Value                        Fair Value
                                                           ----------                        ----------
                                          Notional                           Notional
     Derivative Type                       Amount      Assets  Liabilities    Amount     Assets  Liabilities
     ---------------                     --------------------------------------------------------------------
     Interest rate, equity and
        currency swaps                      $228.5       $4.1     $12.5       $331.8      $12.2     $8.5
     Financial futures                       216.9         --        --         92.2         --       --
     Interest rate and equity options      1,031.6      135.4        --        491.0      115.1       --
     Currency forwards                         3.1         --        --          1.4         --       --
     Credit derivatives                        8.6        0.2       0.1          8.6        0.2      0.1
                                         --------------------------------------------------------------------
        TOTAL                             $1,488.7     $139.7     $12.6       $925.0     $127.5     $8.6
                                         ====================================================================

     The following table summarizes certain information related to the Company's hedging activities for the years ended December 31, 2004 and 2003:

                                              Year Ended          Year Ended
      ($ IN MILLIONS)                     December 31, 2004   December 31, 2003
     ---------------------------------------------------------------------------
      Hedge ineffectiveness recognized
         related to fair value hedges           $(3.8)           $(3.3)
      Hedge ineffectiveness recognized
         related to cash flow hedges             (.1)             (.3)
      Net gain or loss from economic
         hedges in earnings                      (.6)             8.1

     Cash flow transaction amounts expected to be reclassified from accumulated other changes in equity from nonowner sources into pre-tax earnings within twelve months from December 31, 2004 is not significant.

                     THE TRAVELERS LIFE AND ANNUITY COMPANY
                          NOTES TO FINANCIAL STATEMENTS
                                   (CONTINUED)


     FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK

     In the normal course of business, the Company issues fixed and variable rate loan commitments and has unfunded commitments to partnerships and joint ventures. All of these commitments are to unaffiliated entities. The notional values of loan commitments at December 31, 2004 and 2003 were $34.4 million and $7.6 million, respectively. The notional values of other unfunded commitments were $19.9 million and $31.0 million at December 31, 2004 and 2003, respectively.

     FAIR VALUE OF CERTAIN FINANCIAL INSTRUMENTS

     The Company uses various financial instruments in the normal course of its business. Certain insurance contracts are excluded by SFAS No. 107, "Disclosure about Fair Value of Financial Instruments," and therefore are not included in the amounts discussed.

     At December 31, 2004, investments in fixed maturities had a carrying value and a fair value of $6.3 billion compared with a carrying value and a fair value of $5.4 billion at December 31, 2003. See Notes 1 and 2.

     At December 31, 2004, mortgage loans had a carrying value of $212.1 million and a fair value of $220.8 million and at December 31, 2003 had a carrying value of $135.4 million and a fair value of $147.6 million. In estimating fair value, the Company used interest rates reflecting the current real estate financing market.

     The carrying values of short-term securities were $420.0 million and $195.3 million in 2004 and 2003, respectively, which approximated their fair values. Policy loans, which are included in other invested assets, had carrying values of $31.9 million and $26.8 million in 2004 and 2003, respectively, which also approximated their fair values. The Company had interest rate and equity options with fair values of $135.4 million and $115.1 million, at December 31, 2004 and 2003, respectively, also included in other invested assets.

     The carrying values of $208.7 million and $260.6 million of financial instruments classified as other assets approximated their fair values at December 31, 2004 and 2003, respectively. The carrying values of $425.9 million and $439.2 million of financial instruments classified as other liabilities also approximated their fair values at December 31, 2004 and 2003, respectively. Fair value is determined using various methods, including discounted cash flows, as appropriate for the various financial instruments.

     At December 31, 2004 and 2003, contractholder funds with defined maturities had a carrying value of $2.8 billion and a fair value of $3.0 billion. The fair value of these contracts is determined by discounting expected cash flows at an interest rate commensurate with the Company's credit risk and the expected timing of cash flows. Contractholder funds without defined maturities had a carrying value of $610.6 million and a fair value of $543.2 million at December 31, 2004, compared with a carrying value of $677.7 million and a fair value of $527.3 million at December 31, 2003. These contracts generally are valued at surrender value.

                     THE TRAVELERS LIFE AND ANNUITY COMPANY
                          NOTES TO FINANCIAL STATEMENTS
                                   (CONTINUED)


10.  COMMITMENTS AND CONTINGENCIES

     LITIGATION

     In August 1999, an amended putative class action complaint captioned LISA MACOMBER, ET AL. VS. TRAVELERS PROPERTY CASUALTY CORPORATION, ET AL. was filed in New Britain, Connecticut Superior Court against the Company, its parent corporation, certain of the Company's affiliates (collectively TLA), and the Company's former affiliate, Travelers Property Casualty Corporation. The amended complaint alleges Travelers Property Casualty Corporation purchased structured settlement annuities from the Company and spent less on the purchase of those structured settlement annuities than agreed with claimants; and that commissions paid to brokers of structured settlement annuities, including an affiliate of the Company, were paid, in part, to Travelers Property Casualty Corporation. The amended complaint was dismissed and following an appeal by plaintiff in September 2002 the Connecticut Supreme Court reversed the dismissal of several of the plaintiff's claims. On May 26, 2004, the Connecticut Superior Court certified a nation wide class action. The class action claims against TLA are violation of the Connecticut Unfair Trade Practice Statute, unjust enrichment and civil conspiracy. On June 15, 2004, the Defendants, including TLA, appealed the Connecticut Superior Court's May 26, 2004 class certification order.

     In 2003 and 2004, several issues in the mutual fund and variable insurance product industries have come under the scrutiny of federal and state regulators. Like many other companies in our industry, the Company has received a request for information from the Securities and Exchange Commission (SEC) and a subpoena from the New York Attorney General regarding market timing and late trading. During 2004 the SEC requested additional information about the Company's variable product operations on market timing, late trading and revenue sharing, and the SEC, the National Association of Securities Dealers and the New York Insurance Department have made inquiries into these issues and other matters associated with the sale and distribution of insurance products. In addition, like many insurance companies and agencies, in 2004 and 2005 the Company received inquiries from certain state Departments of Insurance regarding producer compensation and bidding practices. The Company is cooperating fully with all of these requests and is not able to predict their outcomes.

     In addition, the Company is a defendant or co-defendant in various other litigation matters in the normal course of business. These include civil actions, arbitration proceedings and other matters arising in the normal course of business out of activities as an insurance company, a broker and dealer in securities or otherwise.

     In the opinion of the Company's management, the ultimate resolution of these legal and regulatory proceedings would not be likely to have a material adverse effect on the Company's financial condition or liquidity, but, if involving monetary liability, may be material to the Company's operating results for any particular period.

                     THE TRAVELERS LIFE AND ANNUITY COMPANY
                          NOTES TO FINANCIAL STATEMENTS
                                   (CONTINUED)


11.  RELATED PARTY TRANSACTIONS

     TIC handles banking functions, including payment of expenses for the Company and some of its non-insurance affiliates. In addition, Citigroup and certain of its subsidiaries provide investment management and accounting services, payroll, internal auditing, benefit management and administration, property management and investment technology services to the Company as of December 31, 2004 and 2003. Charges for these services are shared by the Company and TIC on cost allocation methods, based generally on estimated usage by department and were insignificant for the Company in 2004, 2003 and 2002.

     TIC maintains a short-term investment pool in which the Company participates. The position of each company participating in the pool is calculated and adjusted daily. At December 31, 2004 and 2003, the pool totaled approximately $4.1 billion and $3.8 billion, respectively. The Company's share of the pool amounted to $384.2 million and $124.6 million at December 31, 2004 and 2003, respectively, and is included in short-term securities in the balance sheet.

     At December 31, 2004 and 2003, the Company had investments in Tribeca Citigroup Investments Ltd., an affiliate of the Company, in the amounts of $13.8 million and $25.5 million, respectively. Income of $1.3 million, $6.6 million and $1.9 million was earned on these investments in 2004, 2003 and 2002, respectively.

     At December 31, 2004 and 2003 the Company had outstanding loaned securities to an affiliate, Citigroup Global Markets Inc., (CGMI) in the amount of $38.1 million and $7.1 million, respectively.

     The Company has other affiliated investments. The individual investment with any one affiliate was insignificant at December 31, 2004 and 2003.

     The Company's Travelers Target Maturity (TTM) Modified Guaranteed Annuity Contracts are subject to a limited guarantee agreement by TIC in a principal amount of up to $450 million. TIC's obligation is to pay in full to any owner or beneficiary of the TTM Modified Guaranteed Annuity Contracts principal and interest as and when due under the annuity contract to the extent that the Company fails to make such payment. In addition, TIC guarantees that the Company will maintain a minimum statutory capital and surplus level.

     The Company distributes fixed and variable annuity products through its affiliate Smith Barney (SB), a division of CGMI. Premiums and deposits related to these products were $506 million, $707 million and $821 million in 2004, 2003 and 2002, respectively. The Company also markets term and universal life products through SB. Premiums related to such products were $107.7 million, $87.5 million and $87.2 million in 2004, 2003 and 2002, respectively. Commissions and fees paid to SB were $50.2 million, $56.7 million and $57.5 million in 2004, 2003 and 2002, respectively.

     The Company also distributes deferred annuity products through its affiliates Primerica Financial Services, Inc. (PFS), CitiStreet Retirement Services, a division of CitiStreet LLC, (together with its subsidiaries, CitiStreet) and Citibank, N.A. (Citibank). Deposits received from PFS were $636 million, $628 million and $662 million in 2004, 2003 and 2002, respectively. Commissions and fees paid to PFS were $47.9 million, $52.4 million and $47.1 million in 2004, 2003 and 2002, respectively.

                     THE TRAVELERS LIFE AND ANNUITY COMPANY
                          NOTES TO FINANCIAL STATEMENTS
                                   (CONTINUED)


     Deposits received from CitiStreet were $116 million, $82 million and $184 million in 2004, 2003 and 2002, respectively. Related commissions and fees paid to CitiStreet were $3.1 million, $2.3 million and $2.6 million in 2004, 2003 and 2002, respectively.

     Deposits received from Citibank were $112 million, $162 million and $117 million in 2004, 2003 and 2002, respectively. Commissions and fees paid to Citibank were $13.0 million, $12.4 million and $7.2 million in 2004, 2003 and 2002, respectively.

     The Company participates in a stock option plan sponsored by Citigroup that provides for the granting of stock options in Citigroup common stock to officers and other employees. To further encourage employee stock ownership, Citigroup introduced the WealthBuilder stock option program during 1997 and the Citigroup Ownership Program in 2001. Under these programs, all employees meeting established requirements have been granted Citigroup stock options. During 2001, Citigroup introduced the Citigroup 2001 Stock Purchase Program for new employees, which allowed eligible employees of Citigroup, including the Company's employees, to enter into fixed subscription agreements to purchase shares at the market value on the date of the agreements. During 2003 Citigroup introduced the Citigroup 2003 Stock Purchase Program, which allowed eligible employees of Citigroup, including the Company's employees, to enter into fixed subscription agreements to purchase shares at the lesser of the market value on the first date of the offering period or the market value at the close of the offering period. Enrolled employees are permitted to make one purchase prior to the expiration date. The Company's charge to income for these plans was insignificant in 2004, 2003 and 2002.

     Most leasing functions for TIC and the Company are administered by a Citigroup subsidiary. Rent expense related to leases is shared by the companies on a cost allocation method based generally on estimated usage by department. The Company's rent expense was insignificant in 2004, 2003 and 2002.

     During 2004 TLARC was established as a pure captive to reinsure 100% of the statutory-based risk associated with universal life contracts. Statutory premiums paid by the Company to TLARC totaled $927 million in 2004. Ceding commissions and experience refunds paid by TLARC to the Company totaled $913 million in 2004. The net amount paid was $14 million and was reported as a reduction of other income. See Note 3.

                     THE TRAVELERS LIFE AND ANNUITY COMPANY
                          NOTES TO FINANCIAL STATEMENTS
                                   (CONTINUED)


12.  RECONCILIATION OF NET INCOME TO NET CASH USED IN OPERATING ACTIVITIES

     The following table reconciles net income to net cash used in operating activities:

     ---------------------------------------------------------------------------
      FOR THE YEAR ENDED DECEMBER 31,                    2004     2003     2002
      ($ IN MILLIONS)
     ---------------------------------------------------------------------------
      Net Income                                         $158     $119     $103
      Adjustments to reconcile net income to cash used
         in operating activities:
      Realized (gains) losses                             (17)       7       31
      Deferred federal income taxes                       (47)     (39)      87
      Amortization of deferred policy acquisition costs   226      136       67
      Additions to deferred policy acquisition costs     (469)    (351)    (317)
      Investment income accrued                            (7)     (37)     (35)
      Insurance reserves                                  (49)     (16)      (9)
      Other                                               314      (44)      72
     ---------------------------------------------------------------------------
      Net cash used in operations                        $109    $(225)     $(1)
     ---------------------------------------------------------------------------


13.  NON-CASH INVESTING AND FINANCING ACTIVITIES

     There were no significant non-cash activities for the years end December 31, 2004, 2003 and 2002.

14.  SUBSEQUENT EVENT

     On January 31, 2005, Citigroup announced that it had agreed to sell TIC, the Company and certain other domestic and international insurance businesses (the Life Insurance and Annuity Businesses) to MetLife, Inc. (MetLife) pursuant to an Acquisition Agreement (the Agreement). The transaction is subject to certain regulatory approvals, as well as other customary conditions to closing. Citigroup currently anticipates that the intended sale would be completed this summer.

     TIC's Primerica segment and certain other assets will remain with Citigroup. Accordingly, prior to the closing, TIC will distribute to its parent company, by way of dividend, Primerica Life Insurance Company and certain other assets.

     Subject to closing adjustments described in the Agreement, the contemplated sale price would be $11.5 billion.

                     THE TRAVELERS LIFE AND ANNUITY COMPANY


ITEM 9. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.

None.

ITEM 9A.  CONTROLS AND PROCEDURES

DISCLOSURE CONTROLS AND PROCEDURES

The Company's management, with the participation of the Company's Chief Executive Officer and Chief Financial Officer, has evaluated the effectiveness of the Company's disclosure controls and procedures (as such term is defined in Rules 13a-15(e) and 15d-15(e) under the Securities Exchange Act of 1934, as amended ("Exchange Act")) as of the end of the period covered by this report. Based on such evaluation, the Company's Chief Executive Officer and Chief Financial Officer have concluded that, as of the end of such period, the Company's disclosure controls and procedures are effective in recording, processing, summarizing and reporting, on a timely basis, information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act.

INTERNAL CONTROL OVER FINANCIAL REPORTING

There have not been any changes in the Company's internal control over financial reporting (as such term is defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) during the fiscal quarter ended December 31, 2004 that have materially affected, or are reasonably likely to materially affect, the Company's internal control over financial reporting.

ITEM 9B.  OTHER INFORMATION

Not Applicable

                                    PART III

ITEM 10.  DIRECTORS AND EXECUTIVE OFFICERS OF THE REGISTRANT.

Omitted pursuant to General Instruction I(2)(c) of Form 10-K.

ITEM 11.  EXECUTIVE COMPENSATION.

Omitted pursuant to General Instruction I(2)(c) of Form 10-K.

ITEM 12.  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

Omitted pursuant to General Instruction I(2)(c) of Form 10-K.

ITEM 13.  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

Omitted pursuant to General Instruction I(2)(c) of Form 10-K.

                     THE TRAVELERS LIFE AND ANNUITY COMPANY


ITEM 14.  PRINCIPAL ACCOUNTANT FEES AND SERVICES

The following is a description of the fees earned by KPMG for services rendered to the Company for the years ended December 31, 2004 and 2003.

AUDIT FEES: Audit fees include fees paid by the Company to KPMG in connection with the annual audit of the Company's financial statements, KPMG's audits of subsidiary financial statements and KPMG's review of the Company's interim financial statements. Audit fees also include fees for services performed by KPMG that are closely related to the audit and in many cases could only be provided by the Company's independent registered public accounting firm. Such services include comfort letters and consents related to SEC registration statements and other capital raising activities and certain reports relating to the Company's regulatory filings, reports on internal control reviews required by regulators, due diligence on completed acquisitions and accounting advice on completed transactions. The aggregate fees earned by KPMG for audit services rendered to the Company totaled $345 thousand and $70 thousand in each of the years ended December 31, 2004 and 2003, respectively.

AUDIT RELATED FEES: Audit related services include due diligence services related to contemplated mergers and acquisitions, accounting consultations, internal control reviews not required by regulators, securitization related services, employee benefit plan audits and certain attestation services as well as certain agreed upon procedures. The aggregate fees earned by KPMG for audit related services rendered to the Company were $4 thousand for the year ended December 31, 2004 and $3 thousand for the year ended December 31, 2003.

TAX FEES: Tax fees include corporate tax compliance, counsel and advisory services as well as expatriate tax services. The Company did not incur any charges from KPMG for tax related services rendered to the Company for the years ended December 31, 2004 and 2003.

ALL OTHER FEES: The Company did not incur any charges from KPMG for other services rendered to the Company for matters such as general consulting for the years ended December 31, 2004 and 2003.

The Company did not engage KPMG for any additional non-audit services other than those permitted under its policy, unless such services were individually approved by the Citigroup audit and risk management committee.

APPROVAL OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM SERVICES AND FEES:
Citigroup's audit and risk management committee has reviewed and approved all fees charged by Citigroup's independent registered public accounting firm, and actively monitored the relationship between audit and non-audit services provided. The audit and risk management committee has concluded that the provision of services by KPMG was consistent with the maintenance of the external auditors' independence in the conduct of its auditing functions. Effective January 1, 2003, Citigroup adopted a policy that it and its subsidiaries would no longer engage its primary independent registered public accounting firm for non-audit services other than "audit related services," as defined by the SEC, certain tax services, and other permissible non-audit services as specifically approved by the chair of the audit and risk management committee and presented to the full committee at its next regular meeting. The policy also includes limitations on the hiring of KPMG partners and other professionals to ensure that the Company satisfies the SEC's auditor independence rules.

                     THE TRAVELERS LIFE AND ANNUITY COMPANY


During 2004, the following changes were made in Citigroup's policy for approval of audit fees and services. Pre-approval of the audit and risk management committee is required for all internal control engagements and, effective December 31, 2004, Citigroup further restricted the scope of tax services that may be provided by KPMG and determined that it will no longer use KPMG for tax advisory services, including consulting and tax planning, except as related to tax compliance services.

Under the Citigroup policy approved by the audit and risk management committee, the committee must pre-approve all services provided by Citigroup's independent registered public accounting firm and fees charged. The committee will consider annually the provision of audit services and, if appropriate, pre-approve certain defined audit fees, audit related fees, tax fees and other fees with specific dollar value limits for each category of service. The audit and risk management committee will also consider on a case by case basis and, if appropriate, approve specific engagements that are not otherwise pre-approved. Any proposed engagement that does not fit within the definition of a pre-approved service may be presented to the chair of the audit and risk management committee for approval and to the full audit and risk management committee at its next regular meeting. The policy includes limitations on hiring of partners or other professional employees of KPMG that require adjustments to KPMG 's audit approach if there is any apparent conflict, and at all times we are mindful of the independence requirements of the SEC in considering employment of these individuals.

Administration of the policy is centralized within, and monitored by, Citigroup senior corporate financial management, which reports throughout the year to the audit and risk management committee.


                                     PART IV


ITEM 15.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a)  Documents filed:

          (1)  Financial Statements. See index on page 15 of this report.

          (2) Financial Statement Schedules. See index on page 57 of this report.

          (3)  Exhibits. See Exhibit Index on the following page.

                     THE TRAVELERS LIFE AND ANNUITY COMPANY


                                  EXHIBIT INDEX

EXHIBIT NO.    DESCRIPTION

   3.          Articles of Incorporation and By-Laws


               a.) Charter of The Travelers Life and Annuity Company (the "Company"), as amended on April 10, 1990, incorporated herein by reference to Exhibit 6(a) to the Registration Statement on Form N-4, File No. 33-58131, filed on March 17, 1995.

               b.) By-laws of the Company as amended October 20, 1994, incorporated herein by reference to Exhibit 6(b) to the Registration Statement on Form N-4, File No. 33-58131, filed on March 17, 1995.


   14.01 Citigroup Code of Ethics for Financial Professionals, incorporated by reference to Exhibit 14.01 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002.

   31.01+ Certification of chief financial officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

   31.02+ Certification of chief executive officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

   32.01+ Certification pursuant to 18 U.S.C. Section 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

--------------------------------------------------------------------------------

+Filed herewith

                     THE TRAVELERS LIFE AND ANNUITY COMPANY


                                   SIGNATURES

Pursuant to the requirements of Section 13 or 15 (d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on the 30th day of March, 2005.


                     THE TRAVELERS LIFE AND ANNUITY COMPANY
                                  (Registrant)


     By:    /s/Glenn D. Lammey
            ------------------------------------------------------------
            Glenn D. Lammey
            Senior Executive Vice President,
            Chief Financial Officer and Chief Accounting Officer
            (Principal Financial Officer and Principal Accounting Officer)

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed by the following persons on behalf of the registrant and in the capacities indicated on the 30th day of March, 2005.


SIGNATURE                         CAPACITY
---------                         --------

/s/ George C. Kokulis             Director, Chief Executive Officer
------------------------
(George C. Kokulis)               (Principal Executive Officer)

/s/ Glenn D. Lammey               Director, Chief Financial Officer
------------------------          and Chief Accounting Officer
(Glenn D. Lammey)                 (Principal Financial Officer and
                                  Principal Accounting Officer)

/s/ Kathleen L. Preston           Director
------------------------
(Kathleen L. Preston)

/s/ Marla Berman Lewitus          Director
------------------------
(Marla Berman Lewitus)

/s/ Edward W. Cassidy             Director
------------------------
(Edward W. Cassidy)

/s/ William P. Krivoshik          Director
------------------------
(William P. Krivoshik)


Supplemental Information to be Furnished With Reports Filed Pursuant to Section 15(d) of the Act by Registrants Which Have Not Registered Securities pursuant to
Section 12 of the Act: NONE

No Annual Report to Security Holders covering the registrant's last fiscal year or proxy material with respect to any meeting of security holders has been sent, or will be sent, to security holders.

                     THE TRAVELERS LIFE AND ANNUITY COMPANY


         INDEX TO FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES


                                                                            PAGE
The Travelers Life and Annuity Company
   Report of Independent Registered Public Accounting Firm                     *
   Statements of Income                                                        *
   Balance Sheets                                                              *
   Statements of Changes in Shareholder's Equity                               *
   Statements of Cash Flows                                                    *
   Notes to Financial Statements                                               *

Report of Independent Registered Public Accounting Firm                       58

Schedule I - Summary of Investments - Other than Investments
   in Related Parties 2004                                                    59

Schedule III - Supplementary Insurance Information 2002-2004                  60

Schedule IV - Reinsurance 2002-2004                                           61


All other schedules are inapplicable for this filing








* See index on page 15.

                     THE TRAVELERS LIFE AND ANNUITY COMPANY



            REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




The Board of Directors and Shareholder
The Travelers Life and Annuity Company:


Under date of March 28, 2005, we reported on the balance sheets of The Travelers Life and Annuity Company as of December 31, 2004 and 2003, and the related statements of income, changes in shareholder's equity and cash flows for each of the years in the three-year period ended December 31, 2004, which are included in the Form 10-K. In connection with our audits of the aforementioned financial statements, we also audited the related financial statement schedules as listed in the accompanying index. These financial statement schedules are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statement schedules based on our audits.

In our opinion, such financial statement schedules, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly, in all material respects, the information set forth therein.

As discussed in Note 1 to the financial statements, the Company changed its methods of accounting and reporting for certain nontraditional long-duration contracts and for separate accounts in 2004 and for goodwill and intangible assets in 2002.

/s/ KPMG LLP

Hartford, Connecticut
March 28, 2005

                     THE TRAVELERS LIFE AND ANNUITY COMPANY
                                   SCHEDULE I
       SUMMARY OF INVESTMENTS - OTHER THAN INVESTMENTS IN RELATED PARTIES
                                DECEMBER 31, 2004
                                 ($ IN MILLIONS)

----------------------------------------------------------------------------------------------------------
                                                                                          AMOUNT SHOWN IN
TYPE OF INVESTMENT                                                  COST          VALUE   BALANCE SHEET(1)
----------------------------------------------------------------------------------------------------------
Fixed Maturities:
   Bonds:
      U.S. Government and government agencies and authorities        $719          $741          $741
      States, municipalities and political subdivisions                57            65            65
      Foreign governments                                              63            69            69
      Public utilities                                                354           382           382
      Convertible bonds and bonds with warrants attached               25            28            28
      All other corporate bonds                                     4,707         4,970         4,970
----------------------------------------------------------------------------------------------------------
         Total Bonds                                                5,925         6,255         6,255
   Redeemable Preferred Stocks                                          4             6             6
----------------------------------------------------------------------------------------------------------
      Total Fixed Maturities                                        5,929         6,261         6,261
----------------------------------------------------------------------------------------------------------

Equity Securities:
   Common Stocks:
      Industrial, miscellaneous and all other                          12            15            15
----------------------------------------------------------------------------------------------------------
         Total Common Stocks                                           12            15            15
   Non-Redeemable Preferred Stocks                                      4             4             4
----------------------------------------------------------------------------------------------------------
      Total Equity Securities                                          16            19            19
----------------------------------------------------------------------------------------------------------

Mortgage Loans                                                        212                         212
Policy Loans (4)                                                       32                          32
Short-Term Securities                                                 420                         420
Other Investments (2) (3)                                             312                         312
----------------------------------------------------------------------------------------------------------
      Total Investments                                            $6,921                      $7,256
==========================================================================================================

(1) Determined in accordance with methods described in Notes 1 and 2 of Notes to Financial Statements.

(2) Excludes cost and carrying value of investments in related parties of $72 million and $73 million, respectively.

(3) Includes derivatives marked to market and recorded at fair value in the balance sheet.

(4)  Included in other invested assets on balance sheet.

                     THE TRAVELERS LIFE AND ANNUITY COMPANY

                                  SCHEDULE III
                       SUPPLEMENTARY INSURANCE INFORMATION
                                    2002-2004
                                 ($ IN MILLIONS)

------------------------------------------------------------------------------------------------------------------------------------

                                FUTURE POLICY                              BENEFITS,
                                BENEFITS, LOSSES,             NET          CLAIMS, LOSSES   AMORTIZATION OF     OTHER
            DEFERRED POLICY     CLAIMS AND LOSS    PREMIUM    INVESTMENT   AND SETTLEMENT   DEFERRED POLICY     OPERATING  PREMIUMS
            ACQUISITION COSTS   EXPENSES(1)        REVENUE    INCOME       EXPENSES(2)      ACQUISITION COSTS   EXPENSES   WRITTEN
------------------------------------------------------------------------------------------------------------------------------------
    2004         $1,522              $6,306          $40        $389             $326              $226            $63       $40

    2003         $1,279              $5,610          $41        $356             $307              $136            $49       $41

    2002         $1,064              $5,032          $43        $312             $275               $67            $32       $43


(1)  Includes contractholder funds.

(2)  Includes interest credited on contractholder funds.

                     THE TRAVELERS LIFE AND ANNUITY COMPANY

                                   SCHEDULE IV
                                   REINSURANCE
                                 ($ IN MILLIONS)

----------------------------------------------------------------------------------------------------------------------
                                                                                                         PERCENTAGE
                                                                       ASSUMED                            OF AMOUNT
                                                  CEDED TO OTHER      FROM OTHER                           ASSUMED
                                 GROSS AMOUNT        COMPANIES        COMPANIES        NET AMOUNT          TO NET
----------------------------------------------------------------------------------------------------------------------
2004
----

Life Insurance In Force            $54,886            $44,286            $ --            $10,600             --%
Premiums:
   Annuity                              $6                $--            $ --                 $6
   Individual life                      68                 34              --                 34
                                       ---                ---            ----                ---
      Total Premiums                   $74                $34            $ --                $40             --%
                                       ===                ===            ====                ===
2003
----

Life Insurance In Force            $43,671            $34,973            $ --             $8,698             --%
Premiums:
   Annuity                              $4                $--            $ --                 $4
   Individual Life                      62                 25              --                 37
                                       ---                ---            ----                ---
      Total Premiums                   $66                $25            $ --                $41             --%
                                       ===                ===            ====                ===
2002
----

Life Insurance In Force            $35,807            $29,261            $ --             $6,546             --%
Premiums:
   Annuity                              $5                $--            $ --                 $5
   Individual life                      53                 15              --                 38
                                       ---                ---            ----                ---
      Total Premiums                   $58                $15            $ --                $43             --%
                                       ===                ===            ====                ===

                                      "TTM"

                            TRAVELERS TARGET MATURITY

                      MODIFIED GUARANTEED ANNUITY CONTRACTS

                                    ISSUED BY

                         THE TRAVELERS INSURANCE COMPANY

                                       OR

                     THE TRAVELERS LIFE AND ANNUITY COMPANY

                                  ONE CITYPLACE

                        HARTFORD, CONNECTICUT 06103-3415

L-12916                                                                   7-2005